INDENTURE

COMMONWEALTH EDISON COMPANY

TO

CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST
COMPANY OF CHICAGO

TRUSTEE

DATED AS OF JANUARY 1, 1954



COMMONWEALTH EDISON COMPANY
INDENTURE DATED AS OF JANUARY 1, 1954

TABLE OF CONTENTS*
                                                        PAGE
Parties                                                 1
Recitals:
 Purposes of Indenture                                  1
 Form of bond of 1979 Series issuable by
        Commonwealth Edison Company                     2
 Form of assumption endorsement to appear on
        bonds of 1979 Series                            6
 General form of coupon bond issuable by
        Northern Illinois Gas Company.                  7
 General form of interest coupon                        10
 General form of registered bond without
        coupons issuable by Northern
        Illinois Gas Company                            10
 Form of Trustee's certificate of
        authentication                                  13
 Authorization of Indenture                             13
Grant to Trustee                                        14
Legal descriptions of real estate granted to Trustee    14
Reservations to Commonwealth Edison Company             52
Descriptions of other property granted to Trustee       53
Property excepted from lien                             55
Certain excepted property to cease to be
        excepted upon default                           59
Grant subject to certain liens                          59
Trust on which grant to Trustee made                    60
Condition on which grant to Trustee made                60

ARTICLE I

DEFINITIONS

General statement as to meaning of defined terms        60
Sec. 1.01.accountant                                    61
Sec. 1.02.accountant's certificate                      61
Sec. 1.03.accountant, independent                       61
Sec. 1.04.accountant's certificate, independent         61
Sec. 1.05.annual certificate                            61
Sec. 1.06.appraiser, independent                        61

*NOTE:    The Table of Contents was not a part
          of the Indenture in the form in
          which it was executed.

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                                                        PAGE
Sec. 1.07.appraiser's certificate, independent          61
Sec. 1.08.authenticated and delivered                   61
Sec. 1.09.Board of Directors                            62
Sec. 1.10.bondable bond retirements                     62
Sec. 1.11.bondholder; holder of bonds                   62
Sec. 1.12.bonds                                         62
Sec. 1.13.Company                                       63
Sec. 1.14.cost; fair value                              63
Sec. 1.15.counsel, opinion of                           63
Sec. 1.16.current provisions for depreciation           63
Sec. 1.17.default                                       64
Sec. 1.18.default, completed                            64
Sec. 1.19.engineer                                      64
Sec. 1.20.engineer's certificate                        64
Sec. 1.21.engineer, independent                         64
Sec. 1.22.engineer's certificate, independent           64
Sec. 1.23.Indenture                                     65
Sec. 1.24.interim certificate                           65
Sec. 1.25.lien hereof; lien of this Indenture           65
Sec. 1.26.mortgage date of acquisition                  65
Sec. 1.27.mortgaged property                            66
Sec. 1.28.net earnings                                  66
Sec. 1.29.net earnings certificate                      67
Sec. 1.30.net salvage                                   67
Sec. 1.31.newspaper, authorized                         68
Sec. 1.32.office of the Trustee                         68
Sec. 1.33.officers' certificate                         68
Sec. 1.34.order of the Company; request of the Company  68
Sec. 1.35.outstanding                                   68
Sec. 1.36.permitted liens                               69
Sec. 1.37.prior lien                                    70
Sec. 1.38.prior lien bonds                              70
Sec. 1.39.property additions                            70
Sec. 1.40.property additions, exclusions there from     70
Sec. 1.41.property additions, net                       70
Sec. 1.42.property, gas utility                         71
Sec. 1.43.property of the character of property
                additions                               71
Sec. 1.44.renewal fund payment                          71
Sec. 1.45.renewal fund requirement                      71
Sec. 1.46.resolution                                    71
Sec. 1.47.retired                                       71
Sec. 1.48.sinking fund                                  72
Sec. 1.49.Trustee                                       72
Sec. 1.50.trustee                                       72
Sec. 1.51.utilized under this Indenture                 72


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                                                        PAGE
Sec. 1.52. year                                         72
       Acceptance by Trustee of any certificate or
       opinion to constitute evidence of acceptability
       to or approval by Trustee of signer or signers   72

ARTICLE II

ADOPTION OF INDENTURE AND ASSUMPTION OF BONDS
OF 1979 SERIES BY GAS COMPANY

Sec. 2.01.Recital of agreement of Commonwealth Edison
        Company to convey mortgaged property and certain
        other properties to Northern Illinois Gas Company
        and of agreement of Northern Illinois Gas
        Company to adopt Indenture and to assume bonds of
        1979 Series of Commonwealth Edison Company      73
       Adoption of Indenture to be effected
        by execution and delivery by Northern
        Illinois Gas Company of indenture to Trustee    73
       Assumption of bonds of 1979 Series to be
        effected by execution by Northern Illinois
        Gas Company of assumption endorsement           73
       Redesignation of bonds of 1979 Series as bonds
        of Northern Illinois Gas Company                74
Sec. 2.02.Trustee authorized to join with Northern
        Illinois Gas Company in indenture of adoption
        and to authenticate and deliver bonds of
        1979 Series bearing new designation             74
       Trustee to receive:
       (a) officers' certificate as to compliance
        with conditions precedent.                      74
       (b) opinion of counsel as to certain matters     74
       (c) authenticated orders of Illinois Commerce
        Commission referred to in opinion of counsel    75
Sec.2.03. Commonwealth Edison Company to be discharged
        from all liability and obligation in respect
        of Indenture and bonds of 1979 Series and
        Northern Illinois Gas Company to become sole
        mortgagor and obligor                           75

ARTICLE III

ANNUAL AND INTERIM CERTIFICATES

Sec. 3.01. Covenant to file annual certificates with
        Trustee                                         76
       Contents of annual certificate:
       (a) balance, if any, of net property additions
        not previously utilized under Indenture at
        end of year covered by most recent annual
        certificate; sum of $9,000,000 to be stated
        if no annual certificate previously filed       76
       (b) with respect to property additions during
        preceding year: (1) to (10), inclusive,
        specifying certain matters to be covered
        under (b)                                       76

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                                                        PAGE
        (11) specification of certificates,etc.,
        to accompany, under certain circumstances,
        annual certificate with respect to (b):
         (i) independent engineer's certificate         78
         (ii) independent appraiser's certificate       78
         (iii) independent accountant's certificate     78
         (iv) opinion of counsel                        78
         (v) instruments of conveyance, assignment
                or transfer                             79
       (c) with respect to current provisions for
        depreciation for preceding year:
        (1) to (5), inclusive, specifying matters
        to be covered under (c)                         79
       (d) amount of renewal fund requirement,
        if any,for preceding year                       79
       (e) aggregate amount of net property additions,
        if any, utilized under Indenture during
        preceding year                                  79
       (f) amount, if any, necessary to be added to
        net property additions to avoid negative
        balance of net property additions not utilized
        under Indenture at end of preceding year        80
       (g) balance, if any, of net property additions
        not utilized under Indenture at end of
        preceding year                                  80
       (h) balance, if any, of bondable bond
        retirements not utilized under Indenture
        at end of year covered by most recent annual
         certificate                                    80
       (i) with respect to bondable bond retirements,
        if any, during  preceding year:
       (1) and (2) specifying matters to be covered
        under (i)                                       80
       (j) aggregate amount of bondable bond
        retirements, if any, utilized under
        Indenture during preceding year                 80
       (k) balance, if any, of bondable bond
        retirements not utilized under Indenture at
        end of preceding year                           80
       (l) with respect to amount of cash, if any,
        to be deposited with Trustee at time of
        filing of annual certificate:
        (1) to (6), inclusive, specifying matters
        to be covered under (1)
       Opinion of counsel, officers' certificates and,
        in certain circumstances, independent engineer's certificate to be filed with annual certificate 81
Sec. 3.02. Contents of each interim certificate filed
        with Trustee                                    81
       (a) balance, if any, of net property additions
        not previously utilized under Indenture at
        end of year covered by most recent annual
        certificate; sum of $9,000,000 to be stated if no
        annual certificate previously filed             81
       (b) aggregate amount of property additions,
        if any, previously included in an interim
        certificate but not in an annual certificate    82
       (c) aggregate amount of current provisions for depreciation, if any, previously deducted in an interim certificate but not in an annual
        certificate                                     82

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                                                        PAGE
        (d) with respect to property additions, if
        any, not previously included in an annual
        certificate or in an interim certificate, but
        which Company elects to include in interim
        certificate then being filed:
        (1) to (8), inclusive, specifying certain
        matters to be covered under (d)                 82
        (9) specification of certificates, etc., to
        accompany, under certain circumstances,
        interim certificate with respect to (d):
        (i) independent engineer's certificate          83
        (ii) independent appraiser's certificate        84
        (iii) independent accountant's certificate      84
        (iv) opinion of counsel                         84
        (v) instruments of conveyance, assignment
                or transfer                             84
        (e) with respect to current provisions for
        depreciation, not previously deducted in an
        annual certificate or in an interim cer-
        tificate, for period from end of year covered
        by most recent annual certificate, if any,
        filed with Trustee, or, if no such
        annual certificate filed, from February 1,
        1954, to date not earlier than latest mortgage
        date of acquisition of any of property additions,
        if any, included under (d) of Section 3.02:
        (1) to (5), inclusive, specifying matters
        to be covered under (e)                         85
        (f) aggregate amount of net property additions,
        if any, previously utilized under Indenture
        on basis of interim certificates but not
        included as net property additions utilized under
        Indenture in an annual certificate              85
        (g) aggregate amount of net property additions
        which may be utilized under Indenture           85
        (h) with respect to net property additions
        which are being utilized under Indenture on
        basis of interim certificate then being filed:
        (1) to (6), inclusive, specifying matters
        to be covered under (h)                         85
        (i) balance, if any, of bondable bond
        retirements not utilized under Indenture at
        end of year covered by most recent annual
        certificate                                     86
        (j) aggregate amount of bondable bond
        retirements, if any, previously included in
        an interim certificate but not in an annual
        certificate                                     86
        (k) with respect to bondable bond retirements,
        if any, not previously included in an annual
        certificate or in an interim certificate, but
        which Company elects to include in interim cer-
        tificate then being filed:
        (1), (2) and (3) specifying matters to be
        covered under (k)                               86
        (1) aggregate amount of bondable bond
        retirements, if any, previously utilized
        under Indenture on basis of interim
        certificates but not included as bondable
        bond retirements utilized under Indenturen
        an annual certificate                           87

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                                                        PAGE
        (m) aggregate amount of bondable bond
        retirements which may be utilized under
        Indenture                                       87
        (n) with respect to bondable bond retirements
        which are being utilized under Indenture on
        basis of interim certificate then being filed:
        (1) to (6), inclusive, specifying matters to
        be covered under (n)                            87
        (o) with respect to current provisions for
        depreciation for period from end of year
        covered by most recent annual certificate, if
        any, or, if no such certificate theretofore
        filed, from February 1, 1954, to date within
        sixty days of date of interim certificate
        then being filed:
        (1) to (6), inclusive, specifying matters to
        be covered under (o)                            88
        (p) no defaults and compliance with conditions
        precedent                                       89
        Opinion of counsel to be filed with each interim certificate re compliance with conditions
        precedent                                       89
        Net property additions or bondable bond
        retirements may in certain circumstances be utilized for complete elimination of cash otherwise required to be deposited with Trustee 89

ARTICLE IV

DESIGNATION, FORM, EXECUTION, REGISTRATION AND EXCHANGE OF BONDS

Sec. 4.01.Issue in series                               89
       General designation of bonds issuable
        by Northern Illinois Gas Company                90
       Change in designation                            90
       Characteristics with respect to which
        bonds of different series to be identical       90
       Date of bonds                                    90
Sec. 4.02.Designation, terms and provisions of bonds
        of each series, to extent not set forth in
        Indenture, to be set forth in a supplemental
        indenture                                       91
       Authorized terms, provisions and
        characteristics of bonds of several series      91
Sec. 4.03.Bonds, interest coupons and Trustee's
        certificate to be substantially in forms set
        forth in recitals in Indenture                  92
       Bonds may be engraved, lithographed or printed   92
       Legends upon bonds                               93
Sec. 4.04.Denominations of definitive coupon bonds
        and registered bonds                            93
Sec. 4.05.Execution of bonds and coupons                93
Sec. 4.06.Maintenance of offices or agencies and
        keeping of books for registration, transfer
        and exchange of bonds                           94
Sec. 4.07.Registration of coupon bonds as to principal  94
Sec. 4.08.Transfer of registered bonds                  94
Sec. 4.09.Exchange of coupon bonds as between
        denominations                                   95

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                                                        PAGE
        Exchange of coupon bonds for registered bonds   95
        Exchange of registered bonds as between
        denominations                                   95
        Exchange of registered bonds for coupon bonds   95
Sec. 4.10.Temporary bonds                               95
Sec. 4.11.Conditions with respect to exchanges of bonds 97
Sec. 4.12.Lost, destroyed or mutilated bonds            97
Sec. 4.13.Persons deemed owners of bonds and coupons    98
Sec. 4.14.Authentication of bonds                       98
Sec. 4.15.Conditions with respect to previously
        authenticated bonds delivered by Company
        to Trustee                                      99
Sec. 4.16.Disposition of bonds delivered to Trustee     99

ARTICLE V

BONDS OF 1979 SERIES

Sec. 5.01.Designations of bonds of 1979 Series          99
        Bonds of 1979 Series outstanding not to exceed
        $60,000,000 principal amount                    99
Sec. 5.02.Bonds of 1979 Series issuable by
        Commonwealth Edison Company to be registered
        bonds without coupons                           100
        Bonds of 1979 Series issuable by Northern
        Illinois Gas Company to be coupon bonds
        registrable as to principal and registered bonds
        without coupons                                 100
Sec. 5.03.Denominations and numbering of bonds of
        1979 Series                                     100
        Date, maturity date, interest rate and interest
        payment dates of bonds of 1979 Series           100
        Medium of payment of principal of and interest
        on bonds of 1979 Series                         100
        Places of payment of principal and interest and
        for registration, transfer and exchange of bonds
        of 1979 Series                                  100
Sec. 5.04. Redemption of bonds of 1979 Series           101
Sec. 5.05. Sinking fund for bonds of 1979 Series        101
      I. Time and amount of sinking fund payments to be
        made by Company                                 101
      Sinking fund payments subject to reduction by
        amount equal to principal amount of bonds of
        1979 Series reacquired by Company and delivered
        to Trustee for cancellation                     101
      Trustee to receive within period for each sinking
        fund payment:
      (a) officers' certificate as to certain matters   102
      (b) uncancelled bonds of 1979 Series, if any      102
      (c) cash, if any, specified in officers'
        certificate                                     102
      II. Application by Trustee of sinking fund cash
        toward redemption of bonds of 1979 Series by
        payment of applicable sinking fund redemption
        price set forth in Section 5.04                 102
      (a) Company may direct Trustee to apply specified
        amount of sinking fund cash toward redemption of
        bonds of 1979 Series.                           103

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                                                        PAGE
        (b) Sinking fund cash in excess of specified
        amount on deposit with Trustee to be applied by Trustee toward redemption of bonds of 1979 Series
        under specified circumstances                   103
        (c) If sinking fund cash on deposit with
        Trustee is less than specified amount, Company
        may direct Trustee to apply specified amount of
        such cash toward redemption of bonds of 1979
        Series under specified circumstances            103
        Covenant of Company to deposit, in case of
        each redemption pursuant to Division II, cash
        equal to premium and accrued interest on bonds
        of 1979 Series to be redeemed                   103
        Sinking fund cash to be applied toward
        redemption of bonds of 1979 Series pursuant
        to Division II may, and in case of (b) above
        shall, be deemed to include, to extent specified, cash received by Trustee from sale of government
        obligations                                     103
        Amount of sinking fund cash expended by Trustee
        in purchase of government obligations to be
        included in determination of amount of sinking
        fund cash on deposit with Trustee for purposes
        of (b) and (c) above                            104
        III. Sinking fund cash on deposit with Trustee
        may be paid to Company in amount equal to
        principal amount of bonds of 1979 Series
        reacquired by Company and certified to
        Trustee as basis for such withdrawal            104
        Trustee to receive:
        (a) request of Company for such payment         104
        (b) officers' certificate as to certain matters 104
        (c) uncancelled bonds of 1979 Series, if any    105
        (d) opinion of counsel as to compliance with
        conditions precedent.                           105
        IV. Principal amounts of bonds of 1979 Series
        to be certified to Trustee, and amounts of
        sinking fund cash to be applied toward redemption
        of bonds of 1979 Series, only in multiples of
        $1,000.                                         105
        V. On retirement of all bonds of 1979 Series,
        sinking fund cash on deposit with Trustee to
        be paid to Company on request therefor          105

ARTICLE Vl

ISSUANCE OF BONDS

        Sec. 6.01. Aggregate principal amount of bonds
        issuable under Indenture not limited            105
        Power of Board of Directors to fix terms of
        sale of bonds not limited                       106
        Trustee not to authenticate bonds if Company
        in default                                      106
        Sec. 6.02 Not exceeding $60,000,000 principal
        amount of bonds of 1979 Series may be executed
        by Commonwealth Edison Company and authenticated
        and delivered by Trustee                        106

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                                                        PAGE
       Trustee to receive:
       (a) request of Commonwealth Edison Company for
        authentication                                  106
       (b) officers' certificate as to compliance with
        conditions precedent.                           106
       (c) opinion of counsel as to certain matters     106
       (d) authenticated orders of Illinois Commerce
        Commission referred to in opinion of counsel    106
        Sec. 6.03.Exchange of bonds of 1979 Series
        issued by Commonwealth Edison Company for bonds designated as bonds of Northern Illinois Gas
        Company                                         107
        Sec. 6.04.Trustee to receive upon application
        for authentication of bonds:
       (a) resolution of Board of Directors             107
       (b) officers' certificate, in certain cases,
        with respect to certain  matters                108
       (c) opinion of counsel with respect to
        certain matters                                 108
       (d) authenticated orders, if any, of governmental
        authorities                                     108
       (e) supplemental indenture in case bonds
        constitute initial issue of particular series 108 Sec. 6.05.Bonds other than bonds of 1979 Series issuable in principal amount equal to 66 2/3%
        of amount of net property additions not pre-
        viously utilized under Indenture                108
       Trustee to receive:
       (a) instruments and documents specified in
        Section 6.04                                    109
       (b) interim certificate, to be accompanied by
        certain certificates, etc., as required under
        particular circumstances                        109
       (c) net earnings certificate, to be signed by independent accountant under certain
        circumstances                                   109

        Sec. 6.06. Bonds other than bonds of 1979 Series
        issuable in principal amount equal to amount of
        deposited cash                                  109
        Trustee to receive:
        (a) instruments and documents specified in
        Section 6.04                                    109
        (b) cash                                        109
        (c) net earnings certificate, to be signed
        by independent accountant under certain
        circumstances                                   109
        Cash deposited under Section 6.06 to be
        held and applied under Section 11.02            110

        Sec. 6.07. Bonds other than bonds of 1979
        Series issuable in principal amount equal to
        amount of bondable bond retirements not previously
        utilized under Indenture                        110
        Trustee to receive:
        (a) instruments and documents specified
        in Section 6.04                                 110
        (b) interim certificate, together with bonds,
        if any to be surrendered, and cash, if any to
        be deposited                                    110

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                                                        PAGE
       (c) net earnings certificate in certain cases,
        to be signed by independent accountant under
        certain circumstances                           110

ARTICLE VII

REDEMPTION OF BONDS

        Sec. 7.01.Redemptions of bonds to be effected in
        manner set forth in Section 7.01 in absence of
        different provisions in any agreement of
        bondholders or supplemental indenture           111
        Manner of effecting redemption                  111
        Sec. 7.02.Bonds called for redemption to become
        due and payable on redemption date, first
        publication of notice having been made          113
        Effect upon rights of bondholders of
        completion of notice of redemption and deposit
        of redemption funds with Trustee                113
        Payment of bonds redeemed                       114
       Issuance of fully registered bonds in lieu of
        unredeemed portions of fully registered bonds   114
       Upon first publication of redemption notice
        Company's direction to Trustee to apply cash on deposit toward redemption deemed irrevocable 114

        Sec. 7.03.Manner of effecting redemption when
        made pursuant to agreement of bondholders       114

ARTICLE VIII

RENEWAL FUND

        Sec. 8.01. Covenant with respect to renewal
        fund requirement                                115
        Determination of renewal fund payment
        and manner and date of making of such payment
        in each year                                    115
        Cash deposited with Trustee under renewal fund
        requirement to be held and applied under
        Section 11.03                                   115
        Sec. 8.02. Renewal fund requirement subject to
        reduction by amount equal to amount of net
        property additions or bondable bond retirements
        not previously utilized under Indenture         115
        Trustee to receive:
        (a) request of Company for such reduction       115
        (b) interim certificate, to be accompanied by
        certain certificates, etc., bonds and cash,
        as required under particular circumstances      116

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                                                        PAGE
ARTICLE IX

PARTICULAR COVENANTS OF COMPANY

        Sec. 9.01.Covenant to pay principal, interest and
        premium, if any, on bonds outstanding           116
        Covenant not to issue bonds except in
        accordance with Indenture and to perform all
        conditions and covenants of Indenture and of
        bonds                                           116
        Sec. 9.02.Covenant to maintain offices or
        agencies for specified purposes                 116
        Sec. 9.03.Covenant as to seisin and title,
        warranty, etc                                   116
        Sec. 9.04.Covenant to give further assurances,
        etc                                             117
        Sec. 9.05.Covenant to transfer into name of
        Company real estate in name of nominee upon
        which property of character of property addi-
        tions has been installed                        117
        Covenant to transfer to Trustee real
        estate excepted from lien upon installation
        thereon of property of character of property
        additions                                       117

        Sec. 9.06.Covenant re recording and filing; and
        covenant to furnish opinions of counsel with
        respect thereto                                 117
        Sec. 9.07.Covenant to maintain corporate existence
        of Company and its right to carry on business   118
        Sec. 9.08.Covenant to maintain, preserve and
        repair mortgaged property                       118
        Covenant as to periodic filing with Trustee of
        independent engineer's certificates re adequacy
        of maintenance                                  118

        Sec. 9.09. Covenant to pay taxes and assessments 119 Covenant to protect mortgaged property against
        mechanics' and other liens                      119
        Covenant to file annually with Trustee officers' certificate re payment of taxes and assessments 119

        Sec. 9.10. Covenant with respect to insurance
        of mortgaged property against certain risks;
        Company may maintain own plan of protection,
        subject to certain conditions                   120
        Trustee to receive in latter event:
        (1) officers' certificate as to certain matters 120
        (2) independent engineer's certificate as to
        certain matters                                 120
        Insurance proceeds aggregating more than $10,000
        in the case of any one loss to be payable to
        Trustee                                         120
        Officers' certificate regarding compliance with
        insurance covenantto be filed with Trustee
        annually and at request of Trustee              120
        Trustee may require policies of insurance to be
        submitted to it annually for inspection         121
        Insurance proceeds received by Trustee to be
        held and applied under Section 11.03            121

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                                                        PAGE

        Sec. 9.11. Covenant to permit bondholders to make advances to perform covenants under Sections
        9.09 and 9.10 in event of failure of Company
        so to do                                        121
        Sec. 9.12.In case mortgage date of acquisition
        of any property addition is before actual date
        of acquisition or, in the case of property subject
        to prior liens, before actual date of discharge
        of last prior lien, covenant to file and deposit
        with Trustee, under certain circumstances,
        officers' certificate as to certain matters and
        cash equal to proceeds of property disposed of
        during period from such mortgage date of
        acquisition to such actual date of acquisition
        or actual date of discharge                     121
        Cash required to be deposited with Trustee under
        Section 9.12 subject to reduction by amount
        equal to amount of net property additions or
        bondable bond retirements not previously utilized
        under Indenture                                 122
        Trustee to receive:
        (a) request of Company for such reduction       122
        (b) interim certificate, to be accompanied by
        certain certificates, etc., bonds and cash,
        as required under particular circumstances      122
        Cash deposited with Trustee under Section
        9.12 to be held and applied under Section
        11.03                                           122
        Sec. 9.13. Covenant to deposit with Trustee,
        at time of filing of each annual certificate,
        cash in amount equal to any negative balance
        requirement stated in such certificate          122
        Such cash subject to reduction by amount equal
        to amount of net property additions or bondable
        bond retirements not previously utilized under
        Indenture                                       122
        Trustee to receive:
        (a) request of Company for such reduction       123
        (b) interim certificate, to be accompanied by
        certain certificates, etc., bonds and cash,
        as required under particular circumstances      123
        Cash deposited with Trustee under Section 9.13
        to be held and applied under Section 11.03      123
        Sec. 9.14. Covenant not to acquire property
        subject to prior lien or to transfer all
        property to another corporation, property of
        which is subject to lien of certain nature,
        except under specified conditions               123
        Prior to any such acquisition or transfer
        Trustee to receive:
        (1) officers' certificate as to certain matters   124
        (2) independent engineer's certificate as to
        certain matters                                 124
        (3) independent accountant's certificate as
        to certain matters                              124
        (4) opinion of counsel as to certain matters    124

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                                                        PAGE

        Sec. 9.15. Covenant to pay principal of and
        interest and premium, if any, on prior lien
        bonds; not to issue additional prior lien
        bonds under prior liens; to deposit with Trustee
        cash and securities received as consideration for
        property released from a prior lien to extent
        not deposited with prior lien trustee; to procure
        discharge of any prior lien upon retirement of all
        prior lien bonds and thereupon to deposit with
        Trustee cash and securities on deposit under such
        prior lien to extent not required to be deposited
        under another prior lien                        124
        Cash deposited with Trustee under Section 9.15
        subject to reduction by amount equal to amount of
        net property additions or bondable bond retirements
        not previously utilized under Indenture         125
        Trustee to receive:
        (a) request of Company for such reduction       125
        (b) interim certificate, to be accompanied by
        certain certificates, etc., bonds and cash,
        as required under particular circumstances      125
        Cash deposited with Trustee under Section 9.15
        to be held and applied under Section 11.03, and
        securities deposited with Trustee under Section
        9.15 to be dealt with and disposed of under
        Section 12.01                                   125
        Sec. 9.16. Covenant to permit Trustee to
        examine mortgaged property and books and
        records                                         126
        Sec. 9.17. Covenant to file with Trustee and
        Securities and Exchange Commission certain
        information and reports; to transmit summaries
        of certain documents and reports to bondholders;
        and to furnish Trustee with names and addresses of
        bondholders                                     126
        Sec. 9.18. Covenant to cause any paying agent,
        other than Trustee, to deliver to Trustee
        agreement to hold funds in trust for benefit of
        bondholders and to notify Trustee of failure of
        Company to make payments                        127
        In case Company acts as its own paying agent,
        covenant to set aside and hold in trust for
        benefit of bondholders sum sufficient to
        pay principal, interest and premium, if any     127
        In order to obtain discharge of Indenture,
        Company may pay or cause to be paid to Trustee
        funds held by Company or any paying agent       127

ARTICLE X

POSSESSION, USE AND RELEASE OF MORTGAGED PROPERTY

        Sec. 10.01. Right of Company to possession
        until occurrence of a completed default         127
        Sec. 10.02. Without release by Trustee, Company may:
        (a) sell or otherwise dispose of machinery,
        equipment, etc., which is inadequate, obsolete, unnecessary or not advantageous to retain for
        use in gas Utility business                     128

xiv
                                                        PAGE
        (b) cancel, make changes in or substitutions
        of leases, easements, etc., and enter into
        and make changes in agreements affecting
        mortgaged property, unless use of gas utility property by Company thereby materially
        interfered with                                 128
        (c) abandon any of mortgaged property,
        subject to certain opinion of Board of
        Directors with respect to effect of such
        abandonment                                     128
        (d) assent to or procure modification
        of or surrender any franchise, license, etc.,
        subject to certain conditions                   128
        (e) assent to or procure modification
        of or surrender any franchise, license, etc.,
        subject to certain opinion of Board of
        Directors with respect thereto                  129
        (f) alter, repair, replace, change
        location of or add to facilities,
        equipment, etc., subject to certain conditions  129
        (g) grant easements, licenses, etc., over or
        upon mortgaged property for certain purposes,
        subject to certain conditions                   129
        (h) dedicate portions of mortgaged property
        for public highways, subject to certain
        conditions                                      129
        Cash received by Company as proceeds of
        property of character of property additions
        not subject to prior lien disposed of under
        Section 10.02 without deposit of proceeds with
        Trustee to be included in net salvage           129
        Sec. 10.03. Release by Trustee of portions of
        mortgaged property                              130
        Trustee to receive:
        (a) resolution requesting such release          130
        (b) officers' certificate as to certain matters 130
        (c) independent appraiser's certificate if
        securities involved in consideration for release 130
        (d) independent engineer's certificate if
        property, other than securities, involved in
        consideration for release                       131
        (e) if consideration relates both to property
        to be released and property excepted from lien of Indenture, independent engineer's certificate as
        to fair value of such excepted property         131
        (f)engineer's certificate as to fair value of
        property to be released                         131
        (g) independent engineer's certificate, under
        certain circumstances, as to fair value of
        property to be released                         131
        (h) cash equal to fair value of property to be
        released                                        131
        (i) opinion of counsel as to compliance with
        conditions precedent                            131
        Cash deposited with Trustee under Section
        10.03 to be held and applied under Section
        11.03                                           132
        Sec. 10.04. Cash deposited under Section 10.03 subject to reduction by any one or more of following:

XV

                                                        PAGE
        (a) principal amount of purchase money
        obligations deposited with Trustee, subject to
        certain limitations                             132
        (b) principal amount of prior lien bonds
        assumed by purchaser of property released,
        subject to certain limitations                  132
        (c) amount equal to amount of net property
        additions or bondable bond retirements not
        previously utilized under Indenture             132
        Trustee to receive:
        (1) request of Company for such reduction       133
        (2) in case of reduction under (a)
        above, opinion of counsel and officers'
        certificate as to certain matters               133
        (3) in case of reduction under (b)
        above, officers' certificate and opinion of
        counsel as to certain matters                   133
        (4) in case of reduction under (c)
        above, interim certificate, to be accompanied
        by certain certificates, etc., bonds and cash,
        as required under particular circumstances      134
        (5) in case of reduction otherwise than under
        (c) above, officers' certificate as to certain
        matters                                         134
        (6) in case of reduction otherwise than under
        (c) above, opinion of counsel as to compliance
        with conditions precedent                       134
        (7) purchase money obligations, if any, referred
        to under (a) above                              134
        Purchase money obligations deposited
        with Trustee under Section 10.04 to be dealt
        with and disposed of under Section 12.01.       134
        Sec. 10.05.Release by Trustee of mortgaged
        property subject to and to be released from
        prior lien                                      134
        Trustee to receive:
        (a) resolution requesting such release          134
        (b) officers' certificate as to certain matters 135
        (c) opinion of counsel as to compliance with
        conditions precedent                            135
        (d) certificate of trustee under prior lien
        with respect to release of property from
        such lien                                       135
        (e) engineer's certificate as to fair value of
        property to be released                         135
        (f) independent engineer's certificate, under certain circumstances, as to fair value of
        property to be released                         135
        Sec. 10.06. Delivery by Trustee, for purposes
        of record, of instruments releasing property
        excepted from lien                              135
        Trustee to receive:
        (a) resolution requesting such release          135
        (b) officers' certificate as to certain matters 136
        (c) opinion of counsel as to certain matters    136
        Sec. 10.07. Release by Trustee of mortgaged
        property taken by eminent domain or by exercise
        of right of municipal purchase                  136

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                                                        PAGE
        Trustee to receive:
        (a) opinion of counsel as to certain matters    136
        (b) cash in amount equal to consideration for
        property taken or purchased                     136
        Cash deposited with Trustee under Section 10.07, subject to reduction by amount equal to amount of net property additions or bondable bond
        retirements not previously utilized under
        Indenture                                       136
        Trustee to receive:
        (a) request of Company for such reduction       137
        (b) interim certificate, to be accompanied by
        certain certificates, etc., bonds and cash,
        as required under particular circumstances      137
        Cash deposited with Trustee under Section 10.07
        to be held and applied under Section 11.03      137
        Sec. 10.08.Receiver or trustee in possession
        may, with approval of Trustee, exercise powers
        of Company under Article X; and Trustee, if in
        possession, may exercise such powers            137
        Sec. 10.09.Trustee not required to, but may, in
        its discretion, release mortgaged property when
        Company in default                              137
        Sec. 10.10.Purchaser in good faith of released mortgaged property not bound to ascertain
        authority of Trustee to execute release         138

ARTICLE XI

APPLICATION OF CASH RECEIVED BY THE TRUSTEE

        Sec. 11.01.All cash deposited with Trustee under provisions of Indenture to be held and applied
        under provisions of Article XI                  138
        Sec. 11.02. Cash deposited with Trustee under
        Section 6.06 as basis for issuance of bonds shall be:
        (a) paid over by Trustee in amount equal to 66 2/3% of amount of net property additions not previously utilized under Indenture or in amount equal to amount of bondable bond retirements not previously utilized
        under Indenture                                 138
        Trustee to receive:
        (1) request of Company for such payment         138
        (2) interim certificate, to be accompanied by
        certain certificates, etc., bonds and cash, as
        required under particular circumstances; or     138
        (b) applied to purchase or redemption
        of bonds as provided in Section 11.04           139
        Sec. 11.03. Cash deposited with Trustee under Sections 8.01, 9.10, 9.12, 9.13, 9.15, 10.03,
        10.07 and 12.04, and cash (other than cash re-ceived as income) referred to in Section 12.03, shall be:

xvii

                                                        PAGE
        (a) paid over in amount equal to amount of
        net property additions or bondable bond
        retirements not previously utilized under
        Indenture                                       139
        Trustee to receive:
        (1) request of Company for such payment         139
        (2) interim certificate, to be accompanied by certain certificates, etc., bonds and cash, as
        required under particular circumstances; or     139
        (b) in the case of proceeds of insurance
        deposited with Trustee under Section 9.10,
        paid over in amount equal to maintenance
        expenditures made in repair or replacement of property damaged or destroyed, but not in excess of fair value of property acquired or
        constructed in repair or replacement
        of property damaged or destroyed                139
        Trustee to receive:
        (1) request of Company for such payment         139
        (2) officers' certificate as to certain matters 139
        (3) engineer's certificate as to fair value of property acquired or constructed in repair or
        replacement of property damaged or destroyed    140
        (4) opinion of counsel as to compliance with
        conditions precedent; or                        140
        (c) applied to purchase or redemption of bonds
        under Section 11.04                             140
        Sec. 11.04. Cash deposited with Trustee and
        not paid over pursuant to Section 11.02 or
        11.03 shall, on direction of Company accompanied
        by resolution and officers' certificate as to
        no default, be used by Trustee for purchase or
        redemption of bonds                             140
        Cash in excess of $50,000 on deposit with
        Trustee for five years and as to which no
        direction shall have been received, shall be
        used for purchase or redemption of bonds        140
        Limitations on price at which bonds may be
        purchased by Trustee                            140
        Trustee may purchase from Company outstanding
        bonds tendered by Company, and accompanied by officers' certificate as to certain matters, at not in excess of cost of such bonds to
        Company                                         141
        Direction to Trustee to, or requirement that
        Trustee, redeem bonds out of cash on deposit
        constitutes irrevocable direction to Trustee
        to apply required cash to such redemption       141
        Unless all bonds of particular series have
        been purchased or redeemed, cash deposited
        with Trustee for purchase or redemption
        of such bonds may not be used otherwise than
        for such purchase or redemption                 141

xviii

                                                        PAGE
        Sec. 11.05.Cash on deposit with Trustee and not required for other purposes shall on request of Company be invested in United States
        Government obligations                          141
        Trustee to pay interest to Company on request accompanied by officers' certificate as to no
        defaults                                        142
        Government obligations shall be sold at
        request of Company or when Trustee deems
        sale advisable                                  142
        If net proceeds of sale are less than amount
        expended for such obligations, Company shall pay
        deficiency to Trustee                           142
        If net proceeds of sale exceed amount expended
        for such obligations, Trustee shall pay excess to Company on request accompanied by officers'
        certificate as to no defaults                   142
        For purposes of Section 11.05 payment of
        government obligations shall be treated as
        sale and acquisition of government obligations
        in exchange for other government obligations
        shall be treated as purchase at amount expended in
        purchase of obligations surrendered             142
        Company to accept government obligations held
        by Trustee pursuant to Section 11.05 in lieu of
        cash                                            142
        Sec. 11.06.Receiver or trustee in possession
        may, with approval of Trustee, exercise powers
        of Company under Article XI; and Trustee, if in
        possession, may exercise such powers            143
        Sec. 11.07.Trustee not required to, but may, in
        its discretion, pay over cash on deposit with
        Trustee when Company in default                 143


ARTICLE XII

CONCERNING SECURITIES DEPOSITED WITH THE TRUSTEE

        Sec. 12.01.All securities deposited with Trustee
        under Section 9.15, all purchase money obligations
        deposited with Trustee under Section 10.04, and
        all other securities deposited with Trustee under
        provisions of Indenture, other than government
        obligations, to be held and disposed of under
        provisions of Article XII                       143
        Sec. 12.02. General powers of Trustee with
        respect to deposited securities                 144
        Trustee, in certain cases, to receive officers'
        certificate as to no default and independent
        appraiser's certificate as to fair value of
        securities                                      144
        Right of Company to vote deposited shares of
        stock                                           145
        Powers of Trustee with respect to defaulted
        deposited securities.                           145
        Sec. 12.03. Prior to default, Trustee to pay
        over cash income in respect of deposited
        securities upon order of Company but only upon
        receipt, if requested, of officers' certificate
        as to no default                                145
        Cash received by Trustee in respect of
        deposited securities, otherwise than as income,
        to be held and applied under Section 11.03      146

                                                        PAGE

        Sec. 12.04.Release from lien and delivery by
        Trustee of securities held under Section 12.01, including all but not less than all of any purchase money obligations secured by a particular lien 146 Trustee to receive:
        (a) resolution requesting such release          146
        (b) officers' certificate as to certain matters 146
        (c) independent appraiser's certificate as to
        fair value of securities to be released         146
        (d) opinion of counsel as to compliance with
        conditions precedent                            146
        (e) cash equal to fair value of securities to
        be released                                     146
        Release from lien and delivery by Trustee of
        all but not less than all purchase money obligations
        secured by a particular lien                    146
        Trustee to receive:
        (a) resolution requesting such release          147
        (b) officers' certificate as to certain matters 147
        (c) opinion of counsel as to compliance with
        conditions precedent                            147
        (d) cash equal to principal amount of such
        purchase money obligations                      147
        Cash deposited with Trustee under Section
        12.04 subject to reduction by amount equal
        to amount of net property additions or bondable
        bond retirements not previously utilized under
        Indenture                                       147
        Trustee to receive:
        (a) request of Company for such reduction       147
        (b) interim certificate, to be accompanied
        by certain certificates, etc., bonds and cash,
        as required under particular circumstances      147
        Cash received by Trustee under Section 12.04
        to be held and applied under Section 11.03      147
        Sec. 12.05.Receiver or trustee in possession
        may, with approval of Trustee, exercise powers
        of Company under Article XII; and Trustee,
        if in possession, may exercise such powers      147
        Sec. 12.06.Trustee not required to, but may, in discretion of Trustee, deliver released
        securities when Company in default              148


ARTICLE XIII


REMEDIES OF TRUSTEE AND BONDHOLDERS UPON DEFAULT

        Sec. 13.01. Coupons transferred or pledged
        separately from bonds, and extended coupons,
        entitled to benefit of Indenture only after
        prior payment of all bonds and coupons not
        transferred, pledged  or extended               148
        Sec. 13.02. Completed defaults enumerated       149
        Trustee or holders of not less than 25% of
        bonds may declare bonds due and payable
        if completed default occurs                     150

                                                        PAGE

        Sec. 13.03.Trustee may enter and operate
        mortgaged property upon completed default;
        application of income; restoration of
        possession                                      150
        Sec. 13.0 4.Power of sale of Trustee upon
        completed default                               152
        Sec. 13.05.Trustee may enforce rights and
        foreclose Indenture upon completed default      152
        Sec. 13.06.Judicial sale of mortgaged property;
        appointment of receiver                         152
        Sec. 13.07.Sale of mortgaged property as an
        entirety or in several parcels.                 152
        Sec. 13.08.Notice of sale                       153
        Sec. 13.09.Adjournment of sale                  153
        Sec. 13.10.Receipt of Trustee for purchase money
        sufficient discharge to purchaser at sale       153
        Sec. 13.11.Use of bonds in payment of purchase
        price                                           154
        Sec. 13.12.Trustee to execute and deliver deed to
        purchaser                                       154
        Sec. 13.13.Entire title and interest of Company
        divested by sale                                155
        Sec. 13.14.Application of proceeds of sale      155
        Sec. 13.15.Principal of bonds to become due in
        case of sale                                    156
        Sec. 13.16.Covenant to pay principal and interest
        to Trustee in case of default                   156
        Right of Trustee to enforce payment and recover
        judgment                                        156
        Application of moneys collected by Trustee      157
        Sec. 13.17.Trustee empowered to institute suits
        to prevent impairment of lien                   157
        Sec. 13.18.Waiver of stay, extension, valuation,
        appraisement and redemption laws                157
        Sec. 13.19.Company may surrender possession of
        mortgaged property to Trustee; voluntary
        receivership; application of income             158
        Sec. 13.20.Exercise of remedies by bondholders;
        conditions precedent                            159
        Court may assess costs against parties seeking
        to enforce rights in certain cases              160
        Sec. 13.21.Waiver of default; rescission of
        acceleration of maturity; restoration of parties
        to former position; delay or omission not a waiver;
        remedies cumulative                             160
        Sec. 13.22.Right of Trustee to file proof of
        debt, claim, etc., on behalf of bondholders;
        Trustee appointed attorney-in-fact of bond-
        holders for such purpose                        161
        Trustee may act without possession of
        bonds or coupons                                162
        Sec. 13.23. Rights, remedies and powers under
        Article XIII subject to applicable laws, etc    162


ARTICLE XIV

BONDHOLDERS' ACTS AND HOLDINGS

        Sec. 14.01. Execution of instruments by
        bondholders                                     162
        Proof of execution                              163
        Proof of ownership of bonds                     163

                                                        PAGE
        Sec. 14.02.Request or consent of present
        bondholders to bind future holders of bonds     163


ARTICLE XV

IMMUNITY OF OFFICERS, STOCKHOLDERS AND DIRECTORS

        Sec. 15.01.Incorporators, stockholders, officers
        and directors of Company not personally liable  163


ARTICLE XVI

CONSOLIDATIONS, MERGERS AND SALES

        Sec. 16.01.   Subject to certain conditions,
        Company may consolidate with, merge into, or
        sell or lease all or substantially all of
        mortgaged property to, another corporation      164
        Sec. 16.02.   Successor corporation (other
        than a lessee of all or substantially all of
        mortgaged property) under Section 16.01 to
        succeed to rights of Company under Indenture,
        subject to certain conditions                   165
        Company to furnish Trustee with opinion of
        counsel as to compliance with stated conditions 166
        Sec. 16.03. Extent to which property of
        successor corporation to become subject to
        lien of Indenture                               167


ARTICLE XVII

THE TRUSTEE

        Sec. 17.01. Conditions of Trustee's acceptance
        of trust                                        167
        (a) Compensation of Trustee; expenses;
        lien; indemnity by  Company                     167
        (b) May act through agents or attorneys         168
        (c) Not responsible for recitals inIndenture
        or bonds, validity or sufficiency of Indenture or
        bonds, title, security or value of mortgaged
        property; not accountable for use by Company
        of bonds or proceeds thereof                    168
        (d) No obligation to act at request of
        bondholders without security or indemnity,
        subject to Section 17.02                        168
        (e) May rely on opinions of counsel to
        extent permitted by Section 17.02               168
        (f) Adoption and effectiveness of
        resolutions may be evidenced by certificate
        of Secretary or Assistant Secretary             168
        (g) Action taken at request of bondholders
        binding on future bondholders                   169
        (h) Not liable for debts or damages incurred
        in case of entry upon and operation of mortgaged
        property                                        169
        (i) May rely on resolutions,certificates,
        statements, etc., to extent permitted by
        Section 17.02                                   169
        (j) Cash received by Trustee constitutes trust
        funds but need not be segregated                169

                                                        PAGE


        Trustee not liable, in absence of agreement
        with Company, for interest on cash received by
        Trustee under Indenture. While any such agreement
        is in effect, Trustee shall pay such interest on
        request of Company and receipt of officers'
        certificate as to no defaults                   169
        Sec. 17.02.Trustee not relieved from liability
        for negligent or wilful misconduct              169
        Prior to completed default, Trustee liable
        only for performance of duties specified in
        Indenture, and may rely on certificates
        and opinions furnished it pursuant to
        Indenture                                       169
        Trustee not liable for error of judgment
        made in good faith by responsible officer
        unless negligent in ascertaining facts          170
        Trustee not liable for action taken or
        omitted in good faith when directed by holders
        of majority of bonds                            170
        After completed default, Trustee to use same
        degree of care and skill as prudent man         170
        Trustee may, and if requested by holders of
        majority of bonds shall, make further
        investigation of matters stated in certificates
        or opinions; conditions precedent               170
        Right to examine books, records and premises
        of Company at expense of Company                171
        Sec. 17.03.Trustee to notify bondholders of
        defaults; withholding of notice                 171
        No notice of default required if
        default has been cured                          171
        Sec. 17.04.Trustee to eliminate any conflicting
        interest or resign                              171
        Certain interests deemed to be conflicting      172
        Definitions of "security," "obligation
        in default," "owner or holder," "underwriter,"
        and "person" for purposes of Section 17.04      174
        Method of calculation of percentages of
        securities for purposes of Section 17.04        175
        Sec. 17.05.Resignation of Trustee upon its
        ceasing to be bank or trust company in good
        standing with combined capital and surplus of not
        less than $5,000,000; procedure upon failure of
        Trustee to eliminate conflicting interest or
        to resign                                       176
        Sec. 17.06. Resignation of Trustee; notice      177
        Removal of Trustee; appointment of successor
        Trustee; qualifications of successor Trustee    177
        Sec. 17.07. Execution of instruments by
        successor and retiring Trustee and by Company;
        vesting of mortgaged property in successor
        Trustee; notice                                 178
        Sec. 17.08.Merger or consolidation of Trustee;
        authentication of bonds by successor Trustee    179
        Sec. 17.09.(a) Trustee, if creditor of Company,
        to set apart and hold in special account
        amounts realized on certain claims against
        Company within four months prior to default or
        subsequent to default                           179

xxiii

                                                        PAGE

        (b) Right of Trustee to retain for own account certain amounts realized on claims against
        Company                                         180
        (c) Apportionment of funds and property held
        in special account                              181
        (d) Effect of resignation or removal of Trustee 182
        (e)Definitions of "default" and "indenture
        security holders"                               182
        (f)Trustee not required to account if creditor relationship arises from certain transactions; definitions of "security," "cash transaction"
        and "self-liquidating paper"                    152
        Sec. 17.10. (a) Trustee to transmit to
        bondholders annual report as to:
        (1) eligibility and qualification of Trustee    184
        (2) advances, remaining unpaid, made as Trustee 184
        (3) indebtedness owed by Company to Trustee in individual capacity and property held as
        collateral security therefor                    184
        (4) property and funds in possess/on of Trustee 184
        (5) release or substitution of mortgaged property
        not previously reported                         184
        (6) any additional issue of bonds under
        Indenture not previously reported               184
        (7) any action materially affecting bonds or
        mortgaged property taken by Trustee and
        not previously reported                         184
        (b) Trustee to transmit to bondholders,
        within ninety days, brief report with respect to:
        (1) release or substitution of property if
        fair value is 10% or more of outstanding bonds  185
        (2) advances made by Trustee as such since date
        of last report if amount unpaid at any time
        exceeds 10% of outstanding bonds                185
        (c) Reports and notices to be transmitted by
        mail to registered owners of bonds, bondholders
        who have within two years filed names with
        Trustee, and bondholders whose names are
        preserved by Trustee pursuant to Section 17.11(a)185 Trustee to file copies of reports and notices with each stock exchange upon which bonds are
        listed and with Securities and Exchange
        Commission                                      185
        Sec. 17.11. (a) Trustee to preserve, in
        current form, names and addresses of  bondholders;
        destruction of old lists                        186
        (b) Application by bondholders desiring to
        communicate with other bondholders; Trustee
        may elect either to afford access to list of
        bondholders or mail, at applicants' expense,
        communication specified in request; application
        to Securities and Exchange Commission where
        in opinion of Trustee mailing would be contrary
        to best interests of bondholders or in
        violation of applicable law                     186
        Trustee not liable for disclosure of names and addresses of bondholders or for mailing any
        material pursuant to Section 17.11              188


xxiv

                                                        PAGE

        Sec. 17.12.Acquisition of bonds and coupons by
        Trustee                                         188
        See. 17.13.Trustee protected in complying with
        rules or orders of Securities and Exchange
        Commission made pursuant to Trust Indenture
        Act of 1939                                     188


ARTICLE XVIII

DISCHARGE OF INDENTURE

        Sec. 18.01.Trustee to cancel and discharge lien
        of Indenture upon payment of bonds and coupons  188
        Bonds and coupons for payment or redemption of
        which necessary cash is held by Trustee to be
        deemed to be paid, subject to certain conditions189
        Bonds surrendered by Company to Trustee for
        cancellation to be deemed to be paid            189
        Liability of Company on bonds and coupons to
        cease on maturity date or redemption date,
        subject to certain conditions                   189
        Sec. 18.02.Cash deposited with Trustee for
        payment of bonds and coupons remaining unclaimed
        for specified period to be repaid to Company    190


ARTICLE XIX

MEETINGS OF BONDHOLDERS


        Sec. 19.01.Modification of Indenture, supplemental
        indentures, rights and obligations of Company or of
        bondholders permitted, subject to provisions of
        Article XIX                                     190
        Sec. 19.02.Calling of meetings of bondholders   190
        Sec. 19.03.Attendance and voting at meetings of
        bondholders                                     191
        Method of establishing right to vote without
        production of bonds payable to bearer           191
        Sec. 19.04.Further provisions with respect to
        establishment of right to vote                  192
        Execution and filing of proxies 192
        Sec. 19.05.Chairman and Secretary of meetings of
        bondholders                                     193
        Sec. 19.06.Quorum                               193
        Adjournment of meetings and notice thereof      193
        Sec. 19.07.Vote required for modifications or
        alterations, etc                                194
        Certain modifications or alterations prohibited 194
        Sec. 19.08.Record of proceedings at meetings of
        bondholders                                     195
        Conditions to validity of resolutions
        adopted at meetings                             195
        Mailing and publication of copies of
        resolutions adopted                             195
        Sec. 19.09. Notation upon bonds outstanding
        and to be issued as to action taken at meetings
        of bondholders                                  196
        Execution of supplemental indentures with
        respect to modifications or alterations         196
        Sec. 19.10. Method of terminating
        effectiveness of Article XlX                    197


xxv


                                                        PAGE

ARTICLE XX

SUPPLEMENTAL INDENTURES

        Sec. 20.01.Purposes for which supplemental
        indentures may be executed                      197
        Supplemental indentures to conform to
        requirements of Trust Indenture Act of 1939     198
        Sec. 20.02.Trustee authorized to join in
        supplemental indentures upon receipt of officers'
        certificate and opinion of counsel as to
        compliance with conditions precedent            198
        Sec. 20.03.Supplemental indentures to be deemed
        part of Indenture                               199
        Reference to supplemental indenture in bonds    199


ARTICLE XXI

MISCELLANEOUS PROVISIONS

        Sec. 21.01.Covenants, conditions and provisions
        contained in Indenture to bind successors and
        assigns of Company                              199
        Sec. 21.02.Provisions of Indenture to be for
        exclusive benefit of parties thereto and of
        bondholders                                     199
        Sec. 21.03.Bonds of particular series may have
        benefit of special covenants, agreements or
        rights as provided in supplemental indenture
        creating such series                            200
        Sec. 21.04.Publication otherwise than in
        authorized newspaper during suspension of
        publication of such newspaper                   200
        Sec. 21.05.Execution of orders, requests,
        certificates, opinions, resolutions, etc        200
        Sec. 21.06.Evidence of compliance with conditions
        precedent                                       200
        Sec. 21.07.Statements to be included in
        certificates or opinions with respect to
        compliance with conditions precedent            200
        Sec. 21.08.Saving clause                        201
        Sec. 21.09.Required provisions under Trust
        Indenture Act of 1939 to control
        provisions of Indenture                         201
        Sec. 21.10.Headings of Articles not to be deemed
        part of Indenture                               201
        Sec. 21.11.Effectiveness of Indenture           201
        Sec. 21.12.Execution in counterparts            201
        Testimonium                                     201
        Execution                                       202
        Acknowledgment by Commonwealth Edison Company   203
        Acknowledgment by Trustee                       204




THIS INDENTURE, dated as of the first day of January, 1954, but actually executed and delivered the 9th day of February, 1954, between COMMONWEALTH EDISON
COMPANY, a corporation organized and existing under the laws of the State of Illinois, and CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST
COMPANY OF CHICAGO, a national banking
association organized and existing under the laws of the United States of America, as Trustee,

WITNESSETH:

    WHEREAS, it is desired that provision be made hereby (a) for the issuance by said
Commonwealth Edison Company (hereinafter sometimes called the "Edison Company"), for its lawful corporate purposes, of its Gas
Divisional Lien Bonds, 3-1/2% Series due
January 1, 1979, limited to $60,000,000 in aggregate principal amount (hereinafter commonly called "bonds of the 1979 Series"), the terms and provisions of such bonds to be as provided in Articles IV and V, (b) after the adoption of this Indenture and the assump-tion of such bonds, in the manner provided in
Section 2.01, by Northern Illinois Gas
Company, an Illinois corporation (hereinafter sometimes called the "Gas Company"), for the authentication and delivery by the Trustee, in replacement of the bonds of the 1979 Series issued by the Edison Company, of bonds of the 1979 Series, in like aggregate principal amount, executed by the Gas Company and designated "Northern Illinois Gas Company
First Mortgage Bonds, 3-1/2% Series due
January 1, 1979", the designation to which such bonds issued by the Edison Company will have been changed, as provided in Section 2.01, as a result of such adoption and assumption, and
(c) for the future issuance by the Gas
Company, for its lawful corporate purposes, of additional bonds, unlimited in aggregate principal amount except as hereinafter otherwise provided and to be issuable from time to time in one or more series, other than the 1979 Series, the terms and provisions of the bonds of each such other series to be as provided in, or as fixed and determined pursuant to the provisions of, Article IV; and

    WHEREAS, the bonds of the 1979 Series and of all such other series are to be secured by the mortgage and pledge of certain properties, hereinafter described and referred to, owned by the Edison Company at the actual date of execution and delivery of this Indenture but which, together with certain other properties of the Edison Company, are to be transferred and con-

2

veyed by the Edison Company to the Gas
Company in consideration of, among other things, the above mentioned adoption of this Indenture by the Gas Company and the assumption by it of the bonds of the 1979 Series; and

    WHEREAS, (a) the form of bond of the 1979
Series issuable by the Edison Company (the bonds of such series to be issuable by it only in the form of definitive registered bonds without coupons), (b) the form of assumption endorsement, to appear upon each of such bonds, for execution by the Gas Company, (c) the general form of definitive coupon bond issuable by the Gas Company, (d) the general form of coupon to evidence the interest pay-able upon coupon bonds issuable by the Gas
Company, (e) the general form of definitive registered bond without coupons issuable by the Gas Company, and (f) the form of certificate of authentication, to appear upon each of the bonds above referred to, for execution by the Trustee, shall be, respectively, as hereinafter set forth, insertions to be made in or omissions to be made from such general forms of bonds and coupon issuable by the Gas Company, or such forms to be otherwise varied, all as may be necessary or appropriate to express or reflect the designation and the particular terms and provisions of the series of bonds in respect of which such forms are used:

[FORM OF BOND OF 1979 SERIES ISSUABLE BY
EDISON COMPANY]

No. R. .  . . . . . . . .                 $ ......

COMMONWEALTH EDISON COMPANY
Gas Divisional Lien Bond, 3-1/2% Series due
January 1, 1979

    COMMONWEALTH EDISON COMPANY, an Illinois
corporation (hereinafter called the
"Company"), for value received, hereby
promises to pay to ...........................................,
or registered assigns, on the first day of
January, 1979, the sum of ................................... Dollars,
and to pay to the registered owner hereof interest on said sum from the date hereof until said sum shall be paid, at the rate of three and one-half per centurn (3-1/2%) per annum, payable semi-annually on the first day of January and the first day of July in each year. Both the principal of and the interest on this bond shall be payable at the office or agency of the Company in the City of Chicago, State of Illinois, or, at the option of the registered owner, at the office or agency of the
Company in the Borough of Manhattan, The City of New York, State of New York, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

3


    This bond is one, of the series
hereinafter specified, of the bonds issued and to be issued in series from time to time under and in accordance with and secured by an Indenture dated as of January 1, 1954
(hereinafter called the "Indenture"), executed and delivered by the Company to Continental
Illinois National Bank and Trust Company of
Chicago, as Trustee; and this bond is one of the initial series of such bonds designated
"Commonwealth Edison Company Gas Divisional
Lien Bonds, 3-1/2% Series due January 1, 1979"
(hereinafter called "bonds of the 1979
Series"), limited to $60,000,000 in aggregate principal amount. Reference is made to the Indenture and all indentures supplemental thereto (including the indenture, hereinafter referred to, by which the Indenture is to be adopted by Northern Illinois Gas Company) for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders and regis-tered owners of said bonds, of the Company and of the Trustee in respect of the security, and the terms and conditions governing the is-suance and security of said bonds.

    With the consent of the Company and to the extent permitted by and as provided in the Indenture, modifications or alterations of the Indenture or of any indenture supplemental thereto and of the rights and obligations of the Company and of the holders and registered owners of the bonds may be made, and compliance with any provision of the Indenture or any such supplemental indenture may be waived, by the affirmative vote of the holders and registered owners of not less than sixty-six and two-thirds per centum (66-2/3%) in principal amount of the bonds then outstanding under the Indenture, and by the affirmative vote of the holders and registered owners of not less than sixty-six and two-thirds per centurn (66-2/3%) in principal amount of the bonds of any series then outstanding under the Indenture and affected by such modification or alteration, in case one or more but less than all of the series of bonds then outstanding under the Indenture are so affected, but in any case excluding bonds disqualified from voting by reason of the Company's interest therein as provided in the Indenture; subject, however, to the condition, among other conditions stated in the Indenture, that no such modification or alteration shall be made which, among other things, will permit the extension of the time or times of payment of the principal of or the interest or the premium, if any, on this bond, or the reduction in the principal amount hereof or in the rate of interest or the amount of any premium hereon, or any other modification in the terms of payment of such principal, interest or premium, which terms of payment are unconditional, or, otherwise than as permitted by the Indenture, the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the mortgaged property, all as more fully provided in the Indenture.



                       4



    Upon the notice hereinafter stated and in the manner and with the effect provided in the Indenture, the bonds of the 1979 Series (a) are redeemable at the option of the Company, as a whole at any time or in part from time to time prior to the maturity thereof, at the applicable redemption price (expressed as a percentage of principal amount) set forth below under "General Redemption Prices", plus accrued and unpaid interest to the redemption date, and (b) are subject to redemption pursuant to the sinking fund provided for in the Indenture, in part, on April I or during the four months' period preceding April 1 of each of the years 1958 to 1978, both inclusive, at the applicable redemption price
(expressed as a percentage of principal
amount) set forth below under "Sinking Fund
Redemption Prices", plus accrued and unpaid interest to the redemption date:

General Redemption Prices               Sinking Fund
                                        Redemption Prices
If Redeemed During Twelve Months'       If Redeemed on April 1
Period Beginning January 1              or During Four
                                        Months' Period Preceding April 1

                1966...102.75%                          1966...101.26%
1954...105.50%  1967...102.53%                          1967...101.18%
1955...105.28%  1968...102.30%                          1968...101.10%
1956...105.05%  1969...102.07%                          1969...101.02%
1957...104.82%  1970...101.84%                          1970...100.93%
1958...104.59%  1971...101.61%          1958...101.80%  1971...100.84%
1959...104.36%  1972...101.38%          1959...101.74%  1972...100.75%
1960...104.13%  1973...101.15%          1960...101.68%  1973...100.65%
1961...103.90%  1974...100.92%          1961...101.61%  1974...100.55%
1962...103.67%  1975...100.69%          1962...101.55%  1975...100.45%
1963...103.44%  1976...100.46%          1963...101.48%  1976...100.34%
1964...103.21%  1977...100.24%          1964...101.41%  1977...100.24%
1965...102.98%  1978...100.12%          1965...101.33%  1978...100.12%

Notice of each redemption shall be published in a newspaper printed in the English language, of general circulation and published in the City of Chicago, State of Illinois, and in a similar newspaper of general circulation and published in the Borough of Manhattan, The
City of New York, State of New York, at least once in each of three calendar weeks on any day of each of such weeks, the first publication to be not less than thirty nor more than forty-five days before the redemption date.

                In case of certain completed
            defaults specified in the
            Indenture, the principal of this
            bond may be declared or may
            become due and payable in the
            manner and with the effect
            provided in the Indenture.

5

    No recourse shall be had for the payment of the principal of or the interest or premium, if any, on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, to or against any incorporator, stockholder, officer or director, past, present or future, of the Company or of any successor corporation, either directly or through the Company or such successor corporation, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, stockholders, directors and officers being waived and released by the registered owner hereof by the acceptance of this bond and being likewise waived and re-leased by the terms of the Indenture, all as more fully provided therein.

    Under a certain agreement, referred to in the Indenture, between the Company and Northern Illinois Gas Company, an Illinois corporation (hereinafter called the "Gas
Company"), the Company has agreed to transfer and convey to the Gas Company all of the properties subject to the lien of the Indenture, together with certain other properties of the Company, and the Gas Company has agreed, as part consideration therefor, to adopt the Indenture as its own, by an in-denture of adoption to be entered into by it with the Trustee as provided in the Indenture, and to assume the bonds of the 1979 Series by the execution, as provided in the Indenture, of an assumption endorsement upon each of such bonds. Upon such adoption and assumption the Company, as provided in the Indenture, shall be released and completely discharged from all liability under, upon or in respect of the Indenture and such bonds. By the acceptance of this bond, the registered owner hereof consents and agrees to such release and dis-charge of liability, when and as such adoption and assumption shall be duly effected in the manner provided in the Indenture.

    The Indenture further provides that upon such adoption and assumption the designation of the bonds of the 1979 Series shall, without further act, be changed to "Northern Illinois
Gas Company First Mortgage Bonds, 3-1/2% Series due January 1, 1979." Accordingly, as soon thereafter as bonds bearing such new designation are ready for delivery, the registered owner of this bond, upon the surrender hereof at the office of the Trustee in the City of Chicago, Illinois, accompanied by a written instrument of transfer, in form approved by the Trustee, duly executed by such registered owner or by duly authorized attorney, will be entitled to receive in replacement of this bond, without charge to such registered owner, bonds bearing such new designation, in aggregate principal amount equal to the principal amount of this bond, and in the form of definitive coupon bonds or temporary bearer bonds without coupons (or with one or more coupons), of the denomination of $1,000 each, or, at the option of such registered owner, definitive or

6

temporary registered bonds without coupons, of the denomination of $1,000 each or of any authorized multiple thereof, the determination as to whether such bonds shall be deliverable in definitive form or in temporary form to be made by the Gas Company. If any such temporary bonds are so delivered, they will be exchangeable for definitive bonds, without charge to the respective holders or registered owners of the temporary bonds and otherwise upon the terms and in the manner provided in the Indenture.

    This bond shall not be entitled to any
security or benefit under the Indenture or be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee of the certificate endorsed hereon.

    IN WITNESS WHEREOF, Commonwealth Edison
Company has caused this bond to be executed in its name by its President or one of its Vice-
Presidents, manually or by facsimile
signature, and has caused its corporate seal to be impressed hereon or a facsimile thereof to be imprinted hereon and to be attested by its Secretary or one of its Assistant Secre-taries, as of the first day of January, 1954.

COMMONWEALTH EDISON COMPANY

ATTEST:                       By
 ............................
                                       ......
                                       ...
                                     President

            ......... Secretary

[FORM OF ASSUMPTION ENDORSEMENT]

    Pursuant to the within mentioned agreement between Commonwealth Edison Company and
Northern Illinois Gas Company, and for and upon the consideration therein recited, the undersigned, Northern Illinois Gas Company, hereby assumes this bond and all liability of Commonwealth Edison Company hereunder, hereupon or in respect hereof, whether for the payment of principal, interest, premium, or otherwise, it being agreed with the registered owner of this bond and with the Trustee under the within mentioned Indenture, which (also pursuant to said agreement) has this date been adopted by said Northern Illinois Gas Company, that by virtue of such assumption and adoption said Northern Illinois Gas Company shall and does hereby become the sole obligor upon this bond and under said Indenture. Contem-poraneously with the execution of this assumption endorsement, said Northern Illinois
Gas Company has executed an identical
assumption

7

endorsement upon each of the other outstanding bonds of the series of which this bond is one.
NORTHERN ILLINOIS GAS COMPANY

ATTEST:                        By
 ............................
                                       ......
                                       ...
                                       President

                ......... Secretary

Dated: February , 1954

[GENERAL FORM OF COUPON BOND ISSUABLE BY GAS
COMPANY]

No. M . . . . . . . . . . . . . . . . .$
 .........
            NORTHERN ILLINOIS GAS COMPANY
    First Mortgage Bond, .....% Series due
 .............

    NORTHERN ILLINOIS GAS COMPANY, an Illinois
corporation (hereinafter called the
"Company"), for value received, hereby
promises to pay to the bearer or, if this bond
be registered as to principal, then to the
registered owner hereof, on the . . . . . day
of  . . . . . . . . . . . . .,  . . . . . ,
the sum of  . . . . . . .Dollars, and to pay
interest on
said sum from the date hereof until said sum
shall be paid, at the rate
of  . . . . . . . . . . .per centurn (...%)
per annum,
payable semi-annually on the  . . . day of
and the ......
day of ............ in each year. Until the
maturity of this bond such interest shall be
paid only in accordance with and upon
presentation and surrender of the annexed
interest coupons as they severally become due.
Both the principal of and the interest on this
bond shall be payable at the office or agency
of the Company in ....................
in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

    This bond is one, of the series
hereinafter specified, of the bonds issued and to be issued in series from time to time under and in accordance with and secured by an Indenture dated as of January 1, 1954
(hereinafter called the "Indenture"), executed and delivered by Commonwealth Edison Company to Continental Illinois National Bank and
Trust Company of Chicago, as Trustee, and adopted by the Company by an indenture dated
February .., 1954, executed and delivered to the Trustee; and this bond is one of a series of such bonds designated

8

"Northern Illinois Gas Company First Mortgage
Bonds, ...% Series due .................."
Reference is made to the Indenture and all indentures supplemental thereto (including said indenture of adoption dated February ..,
1954) for a description of the property
mortgaged and pledged, the nature and extent of the security, the rights of the holders and registered owners of said bonds, of the Company and of the Trustee in respect of the security, and the terms and conditions governing the issuance and security of said bonds.

    With the consent of the Company and to the extent permitted by and as provided in the Indenture, modifications or alterations of the Indenture or of any indenture supplemental thereto and of the rights and obligations of the Company and of the holders and registered owners of the bonds may be made, and compliance with any provision of the Indenture or any such supplemental indenture may be waived, by the affirmative vote of the holders and registered owners of not less than sixty-six and two-thirds per centum (66-2/3%) in principal amount of the bonds then outstanding under the Indenture, and by the affirmative vote of the holders and registered owners of not less than sixty-six and two-thirds per centum (66-2/3%) in principal amount of the bonds of any series then outstanding under the Indenture and affected by such modification or alteration, in case one or more but less than all of the series of bonds then outstanding under the Indenture are so affected, but in any case excluding bonds disqualified from voting by reason of the Company's interest therein as provided in the Indenture; subject, however, to the condition, among other conditions stated in the Indenture, that no such modification or alteration shall be made which, among other things, will permit the extension of the time or times of payment of the principal of or the interest or the premium, if any, on this bond, or the reduction in the principal amount hereof or in the rate of interest or the amount of any premium hereon, or any other modification in the terms of payment of such principal, interest or premium, which terms of payment are unconditional, or, otherwise than as permitted by the Indenture, the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the mortgaged property, all as more fully provided in the Indenture.

    In case of certain completed defaults
specified in the Indenture, the principal of this bond may be declared or may become due and payable in the manner and with the effect provided in the Indenture.

    No recourse shall be had for the payment of the principal of or the interest or premium, if any, on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, to or against any incorporator, stockholder, officer or director, past, present or future, of the Company or of any predecessor or successor corporation, either


9

directly or through the Company or such
predecessor or successor corporation, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, stockholders, directors and officers being waived and released by the holder or registered owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture, all as more fully provided therein.

    This bond shall pass by delivery unless
registered as to principal in the holder's
name at the office or agency of the Company in
 ........on registry books to be kept for such
purpose at such place(s), such registration being noted hereon as provided in the Indenture. After such registration no further transfer of this bond shall be valid unless made on such books by the registered owner in person or by duly authorized attorney, and similarly noted hereon; but this bond may be discharged from registration by being in like manner transferred to bearer, whereupon transferability by delivery shall be restored;
and this bond may again and from time to time be registered or discharged from registration as before. Such registration, however, shall not affect the negotiability of the annexed interest coupons, which shall always be transferable by delivery and be payable to bearer. Unless a taxable transfer of ownership shall be involved, no charge shall be made for any such registration, transfer or discharge from registration.

Coupon bonds of this series are issuable in
the denomination(s) of
 ............................ , and registered
bonds without coupons of this series are
issuable in the denominations of
 ............................... As provided in
the Indenture, coupon bonds of the same series
are exchangeable as between authorized
denominations, coupon bonds are exchangeable
for registered bonds without coupons of the
same series, registered bonds without coupons
are exchangeable for coupon bonds of the same
series, and registered bonds without coupons
of the same series are exchangeable as between
authorized denominations. The Company
covenants that, upon the payment of charges as
provided in the Indenture, any such exchange
may be made by the holder or registered owner
of any such bond or bonds upon presentation
thereof for that purpose at the office or
agency of the Company in
 ..............................................
 ....

    Neither this bond nor any interest coupon hereto annexed shall be entitled to any security or benefit under the Indenture or be valid or become obligatory for any purpose unless and until this bond shall have been authenticated by the execution by the Trustee, or its successor in trust under the Indenture, of the certificate endorsed hereon.


10


    IN WITNESS WHEREOF, Northern Illinois Gas
Company has caused this bond to be executed in
its name by its President or one of its Vice-
Presidents, manually or by facsimile
signature, and has caused its corporate seal
to be impressed hereon or a facsimile thereof
to be imprinted hereon and to be attested by
its Secretary or one of its Assistant
Secretaries, and has caused the interest
coupons hereto annexed to be authenticated by
the facsimile signature of its Treasurer,
as of the . day of      ., .....
 . . . . . .            NORTHERN ILLINOIS GAS
COMPANY

ATTEST:                        By
 .............................
                              .........
                              President

     ......... Secretary

[GENERAL FORM OF INTEREST COUPON]

No  . . . . . . . . . . . . . . . . . .$
 ..........

    On the first day of
 ................................. , ....... ,
unless the bond herein mentioned shall have
been called for previous redemption and
payment duly provided for, Northern Illinois
Gas Company will pay to bearer, upon the
surrender of this coupon, at the office or
agency of the Company in
 ..........................
 ............................... Dollars in any
coin or currency of the United States of
America which at the time of payment is legal
tender for the payment of public and private
debts, being six months' interest then payable
on its First Mortgage Bond, . . . . . %
Series due
 .............. , No .....

                                  Treasurer

[GENERAL FORM OF REGISTERED BOND WITHOUT
COUPONS ISSUABLE
BY GAS COMPANY]

No. R . . . . . . . . . . . . . . . . .$
 ..........
                 NORTHERN ILLINOIS GAS COMPANY
        First Mortgage Bond, ...% Series due
 ...........

NORTHERN ILLINOIS GAS COMPANY, an Illinois
corporation (herein-
after called the "Company"), for value
received, hereby promises to
pay to  . . . . . . . . . . . . ., or
registered assigns,
on the  . . day of  . .,  ., the sum of
 .................


11


    ............................ Dollars, and
to pay to the registered owner hereof interest
on said sum from the date hereof until said
sum shall be paid, at the rate of
 ....................... per centum ( .... %)
per annum, payable semi-annually on the first
day of ......and the ........ day of
 .......... in each year. Both the principal of
and the interest on this bond shall be payable
at the office or agency of the Company in
 ............................................ ,
in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

    This bond is one, of the series
hereinafter specified, of the bonds issued and
to be issued in series from time to time under
and in accordance with and secured by an
Indenture dated as of January 1, 1954 (here-
inafter called the "indenture"), executed and
delivered by Commonwealth Edison Company to
Continental Illinois National Bank and Trust
Company of Chicago, as Trustee, and adopted by
the Company by an indenture dated February ..,
1954, executed and delivered to the Trustee;
and this bond is one of a series of such
bonds designated "Northern Illinois Gas
Company First Mortgage Bonds, ...... % Series
due ................ "Reference is made to the
Indenture and all indentures supplemental thereto (including said indenture of adoption dated February .., 1954) for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders and registered owners of said bonds, of the Company and of the Trustee in respect of the security, and the terms and conditions governing the issuance and security of said bonds.

    With the consent of the Company and to the extent permitted by and as provided in the Indenture, modifications or alterations of the Indenture or of any indenture supplemental thereto and of the rights and obligations of the Company and of the holders and registered owners of the bonds may be made, and compliance with any provision of the Indenture or any such supplemental indenture may be waived, by the affirmative vote of the holders and registered owners of not less than sixty-six and two-thirds per centum (66-2/3%) in principal amount of the bonds then outstanding under the Indenture, and by the affirmative vote of the holders and registered owners of not less than sixty-six and two-thirds per centurn (66-2/3%) in principal amount of the bonds of any series then outstanding under the Indenture and affected by such modification or alteration, in case one or more but less than all of the series of bonds then outstanding under the Indenture are so affected, but in any case excluding bonds disqualified from voting by reason of the Company's interest therein as provided in the Indenture; subject, however, to the condition, among other conditions stated in the Indenture, that no such modification or alteration shall be made which,


12


among other things, will permit the extension of the time or times of payment of the principal of or the interest or the premium, if any, on this bond, or the reduction in the principal amount hereof or in the rate of interest or the amount of any premium hereon, or any other modification in the terms of payment of such principal, interest or premium, which terms of payment are unconditional, or, otherwise than as permitted by the Indenture, the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the mortgaged property, all as more fully provided in the Indenture.

    In case of certain completed defaults
specified in the Indenture, the principal of this bond may be declared or may become due and payable in the manner and with the effect provided in the Indenture.

    No recourse shall be had for the payment of the principal of or the interest or the premium, if any, on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, to or against any incorporator, stockholder, officer or director, past, present or future, of the Company or of any predecessor or successor corporation, either directly or through the Company or such predecessor or successor corporation, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, stockholders, directors and officers being waived and released by the registered owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture, all as more fully provided therein.

    This bond is transferable by the
registered owner hereof, in person or by duly
authorized attorney, at the office or agency
of the Company in
 ..............................................
 ........ , upon surrender and cancellation of
this bond; and thereupon a new registered bond or bonds without coupons of the same aggregate principal amount and series will, upon the payment of charges as provided in the Indenture, be issued to the transferee in exchange herefor.

    Coupon bonds of this series are issuable
in the denomination(s) of
 ....................... , and registered bonds
without coupons of this series are issuable in
the denominations of .....................
As provided in the Indenture, coupon bonds of the same series are exchangeable as between authorized denominations, coupon bonds are exchangeable for registered bonds without coupons of the same series, registered bonds without coupons are exchangeable for coupon bonds of the same series, and registered bonds without coupons of the same series are exchangeable as between authorized denominations. The Company covenants that, upon the payment of charges as provided in the Indenture, any such exchange may be made by the holder or registered owner of any such bond or bonds upon presentation thereof


13


for that purpose at the office or agency of
the Company in ....

   This bond shall not be entitled to any
security or benefit under the Indenture or be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee, or its successor in trust under the Indenture, of the certificate endorsed hereon.

    IN WITNESS WHEREOF, Northern Illinois Gas
Company has caused this bond to be executed in
its name by its President or one of its Vice-
Presidents, manually or by facsimile
signature, and has caused its corporate seal
to be impressed hereon or a facsimile thereof
to be imprinted hereon and to be attested by
its Secretary or one of its Assistant
Secretaries, as of the first day of
 .................... , ........


NORTHERN ILLINOIS GAS COMPANY

   ATTEST:  . . . . . . . . . . . . .
President

          ........ Secretary

[FORM OF TRUSTEE'S CERTIFICATE OF
AUTHENTICATION]

         This bond is one of the bonds of the
     series designated therein, referred to
     and described in the within mentioned
     Indenture [Supplemental Indenture dated
     ............ ..... ].

                         CONTINENTAL ILLINOIS
                         NATIONAL BANK
                         AND TRUST COMPANY OF
                         CHICAGO, Trustee

     By                       Authorized
                              Offcer
and

    WHEREAS, all acts and things necessary to make this Indenture, when duly executed and delivered by the Edison Company and the Trustee, a valid mortgage and deed of trust for the security of all bonds issued hereunder have been done and performed; and the execution and delivery of this Indenture have in all respects been duly authorized;


14


    NOW, THEREFORE, in consideration of the
premises, and of the acceptance and purchase of the bonds by the holders thereof, and of the sum of One Dollar duly paid by the Trustee to the Edison Company, the receipt whereof is hereby acknowledged, and for the purpose of securing the due and punctual payment of the principal of and the interest and premium, if any, on all bonds which shall be issued hereunder, and for the purpose of securing the faithful performance and observance of all the covenants and conditions set forth in this Indenture and in all indentures supplemental hereto (including the indenture, to be executed and delivered by the Gas Company, by which this Indenture is to be adopted by the Gas Company), the Edison Company has granted, bargained, sold, transferred, assigned, pledged, mortgaged, warranted and conveyed, and by these presents does grant, bargain, sell, transfer, assign, pledge, mortgage, warrant and convey unto Continental Illinois
National Bank and Trust Company of Chicago, as
Trustee, and its successor or successors in the trust hereby created, the following described property:

                             FIRST

Real estate situated in Boone County,
Illinois, described as follows:

         (1) Part of the East half of the
     Northeast quarter of Section one (1),
     Township forty three (43) North, Range
     three (3) East of the Third Principal
     Meridian: Beginning at an iron stake in
     the East line of said Northeast quarter
     Section, two hundred sixty four (264)
     feet South of the Northeast corner
     thereof; thence South along said East
     line, seven hundred eight (708) feet to
     an iron stake; thence West and parallel
     with the North quarter Section line, one thousand three hundred twenty six and seventy-five hundredths (1326.75) feet to a point in the West line of the East half of said quarter Section; thence North along said West line (and center line of a public highway) seven hundred eight
     (708) feet to a point; thence East and
     parallel with said North quarter Section line, one thousand three hundred twenty six and seventy hundredths (1326.70) feet to the place of beginning.

         (2) A part of the Northeast quarter
     of the Northwest quarter of Section
     thirty five (35), Township forty four
     (44) North, Range three (3) East of the
     Third Principal Meridian, commencing in
     the center of the River Road, so-called, eight (8) chains and five (5) links South of the Northeast corner of said quarter
     Section; thence running South along the
     East line of said quarter Section about
     four (4) chains and


15


     eighty eight (88) links, to the Northerly line of the right-of-way of the Chicago &
     North Western Railway Company; thence
     Westerly along said right-of-way three
     (3) chains and three (3) feet; thence
     North parallel with said East quarter
     line about four (4) chains and eighty
     eight (88) links to the center of said
     River Road; thence Easterly along the
     center of said road three (3) chains and three (3) feet to the place of beginning.

Real estate situated in Cook County, Illinois, described as follows:

          (1) Lot two (2) in Block one (1) in
     McIntosh and Company's Main Street
     Addition to Barrington in Section one
     (1), Township forty two (42) North, Range nine (9) East of the Third Principal
     Meridian.

          (2) Lot four (4) in Owner's Division
     in the Southeast quarter of Section nine
     (9), Township thirty nine (39) North,
     Range twelve (12) East of the Third
     Principal Meridian, reserving unto the
     Edison Company, its successors and
     assigns, and from the lien and operation of this Indenture, a perpetual easement for electric utility purposes on, over or in that part of said Lot four (4) lying
     Easterly of a line extending from a point on the Northerly line of said Lot four
     (4) one hundred (100) feet West of the
     Northeast corner thereof Southerly
     perpendicular to said North line to the
     South line of said Lot four (4).

          (3) Block thirteen (13) in
     Robinson's Addition to Blue Island, a
     Subdivision of the East half of the
     Southeast quarter of Section thirty six
     (36), Township thirty seven (37) North,
     Range thirteen (13) East of the Third
     Principal Meridian, (except a strip of
     land formerly a Canal Feeder South of and adjoining said Block thirteen (13), subject to the rights of the public for street purposes in the East twenty five
     (25) feet of said Block and the East
     twenty five (25) feet of said strip of
     land, and excepting the following sold by Public Service Company of Northern
     Illinois to the Sanitary District,
     Document #6293134, beginning at the
     Southeast corner of Block thirteen (13);
     thence North on the East line of the said
     Block and said line extended North to the center of Stony Creek as located by Sanitary District Survey of 1909; thence
     Northwesterly along center of Creek to a line, which extends from point in West line of Lot eight (8) in Domberker's
     Subdivision of Block twelve (12) of said
     Robinson's Addition, forty (40) feet
     South of the Northwest corner of Lot
     eight (8) to a point in the West line one thousand five hundred seventy nine and eighty-seven hundredths (1579.87) feet
     North of and parallel to the South line
     of the Southwest quarter of said Section, two hundred forty (240) feet West of the East line of said Block thirteen (13), extended North; thence Southwesterly on said line to said parallel line; thence
     West on said parallel line to the East
     line of the West half of said Southeast
     quarter of Section thirty six (36), being the West line of said Block thirteen
     (13); thence


16


South on said West line of said Block to the Southwest corner thereof; thence Southeasterly on the South line of said Block thirteen (13) to the place of beginning, except that portion thereof dedicated for public use by plat recorded as Document #4626189).

ALSO

    Lot four (4) in Robinson's Subdivision of the West half of the Southeast quarter of Section thirty six (36), Township thirty seven
(37) North, Range thirteen (13) East of the
Third Principal Meridian, (except that part bounded by a line described as follows:
Beginning at a point in the East line of said
West half of the Southeast quarter, one
thousand five hundred seventy nine and eighty-seven hundredths (1579.87) feet North of the Southeast corner thereof; thence South on said
East line to Calumet Feeder; thence North seventy (70) degrees, thirty (30) minutes West along the Northerly bank of said Feeder to the West line of Lot four (4), five and twenty-five hundredths (5.25) chains; thence North on a line parallel with the East line of said
West half of said Southeast quarter to an intersection with a line one thousand five hundred seventy nine and eighty-seven hundredths (1579.87) feet North of and parallel to the South line of said West half of the Southeast quarter of Section thirty six
(36); thence East on said parallel line to the point of beginning).

ALSO

    That part of Lots one (1) and two (2) in the Subdivision of Lot one (1) in the Subdivision of Lot three (3) in Robinson's
Subdivision of the West half of the Southeast quarter of Section thirty six (36), Township thirty seven (37) North, Range thirteen (13)
East of the Third Principal Meridian, lying
East of a line beginning at a point in the North line of said Southeast quarter of Section thirty six (36) seven hundred three and twenty-three hundredths (703.23) feet East of the Northwest corner of said quarter
Section; thence Southeasterly to a point in the South line of said quarter Section one thousand one hundred forty eight and sixty-eight hundredths (1148.68) feet East of the Southwest corner thereof and lying North of a line one thousand five hundred seventy nine and eighty-seven hundredths (1579.87) feet
North of and parallel to the South line of said quarter Section.

    (4) Lot or Block thirty one (31) together with that part of Lot or Block thirty (30) lying Easterly of the sixty six (66) foot right-of-way of the Baltimore and Ohio Chicago
Terminal Railroad Company in the Subdivision
(by Peter England) of the Northwest quarter of Section six (6), Township thirty six (36)
North, Range fourteen (14) East of the Third
Principal Meridian, (expressly excepting however from the above described land, any part thereof which lies Northerly of the


17


Southerly line of Calumet Slough as the same is shown on the plat of said Subdivision, which said Southerly line of slough is more particularly described as follows: Beginning at a point on the Northeasterly line of said
Lot or Block thirty one (31), being the
Southwesterly line of Thornton Road, which is six hundred twenty seven (627) feet
Northwesterly from the point of intersection of said Southwesterly line with the East line of said Lot or Block thirty one (31), which East line is the West line of Division Street and a line thirty three (33) feet West of and parallel with the East line of said Northwest quarter, and running thence Westwardly a distance of two hundred nineteen and sixty-five hundredths (219.65) feet to a point on the West line of said Lot or Block thirty one
(31) which is eight hundred thirty two (832) feet three (3) inches North of the Southwest corner of said Lot or Block thirty one (31) and thence Southwestwardly a distance of seven hundred eleven and eighty-seven hundredths
(711.87) feet to a point on the West line of said Lot or Block thirty (30) which is five hundred seventy six (576) feet ten (10) inches
North of the Southwest corner of said Lot or Block thirty (30)).

    (5) That part of original Block five (5)
(now vacated) and the vacated alley Westerly of and adjoining said Block five (5) in Harmon and Young's Addition to Blue Island, a
Subdivision in the Southeast quarter of the Southwest quarter of Section twenty five (25), Township thirty seven (37) North, Range thirteen (13) East of the Third Principal
Meridian, more particularly described as follows: Commencing at the intersection of the Easterly line of the right-of-way of the Chicago and Grand Trunk Railroad with the East line of said Block five (5) extended South
(being also the West line of Francisco Avenue in the City of Blue Island); thence North, on the East line and the East line extended South of said Block five (5), a distance of sixty
(60) feet; thence Westerly, parallel to the South line of said Section twenty five (25), a distance of thirty two and twenty-two hundredths (32.22) feet to the Easterly line of said Railroad right-of-way; thence
Southeasterly, on said Easterly right-of-way line, a distance of sixty eight and seventeen hundredths (68.17) feet to the point of beginning.

    (6) The East fifteen (15) feet of Lot four
(4) in the Subdivision of Lots two (2) and three (3) and seven (7) of Assessor's Division of Lot one (1) in the Assessor's Division of the Southwest quarter of the Northeast quarter of Section thirty one (31), Township thirty seven (37) North, Range fourteen (14) East of the Third Principal Meridian.

    (7) The South forty (40) feet of Lot five
(5) in Bourke's Subdivision of Block eleven
(11) in Sander's Second Addition to Blue
Island in the Northwest quarter of Section thirty one (31), Township thirty seven (37)
North, Range fourteen (14) East of the Third
Principal Meridian.


18


    (8) Lot one (1) and the North one-half
(1/2) of Lot two (2) in Block one (1) in Burnham Avenue Highlands, being a Subdivision of lot "A" Tanis Heirs Subdivision of property located in that part of the East one-half of the Southeast quarter of Section eighteen
(18), Township thirty six (36) North, Range fifteen (15) East of the Third Principal
Meridian, lying North of the Public Road.

    (9) Lots forty five (45) and forty six
(46) in Block ten (10) in Burnham's West
Hammond Subdivision of the Southwest quarter of the Southwest quarter and the South half of the Southeast quarter of the Southwest quarter of Section eight (8), Township thirty six (36)
North, Range fifteen (15) East of the Third
Principal Meridian.

    (10) That part of the North half of the
Southeast quarter of the Southeast quarter of Section twenty one (21), Township thirty five
(35) North, Range fourteen (14) East of the
Third Principal Meridian, described as
follows: Beginning at a point on a line drawn parallel to and one hundred seventy six (176) feet North of the line dividing the North half and the South half of the Southeast quarter of the Southeast quarter of Section twenty one
(21) aforesaid; and which point is two hundred twenty five and four tenths (225.4) feet West of the East line of said Section twenty one
(21); thence West on a line parallel to the line dividing the North half and the South half of the Southeast quarter of the Southeast quarter of said Section twenty one (21) a distance of three hundred seventeen (317) feet; thence North on a line drawn at right angles to the last described line a distance of two hundred (200) feet; thence East on a line parallel to the line between the North half and the South half of the Southeast quar-ter of the Southeast quarter of said Section twenty one (21) for a distance of two hundred thirty five (235) feet; thence Southeasterly along a line drawn at an angle of approximately one hundred thirty five (135) degrees and thirty nine (39) minutes a distance of one hundred fifteen (115) feet to a point on a line drawn parallel to and two hundred twenty five and four tenths (225.4) feet West of the East line of said Section twenty one (21) and which point of intersection is two hundred ninety six (296) feet North of the line between the North half and the South half of the Southeast quarter of the Southeast quarter of said Section twenty one (21); thence South on a line parallel to the East line of said Section twenty one (21) a distance of one hundred twenty (120) feet to the point of beginning.

ALSO

    A parcel of land described as follows:
Beginning at the Southwest corner of Lot two
(2) in Block two hundred thirty eight (238), Chicago Heights, (being a Subdivision of that part of the Southeast quarter of Section twenty one (21), Township thirty five (35)
North, Range


19


fourteen (14) East of the Third Principal
Meridian, lying East of a line drawn parallel to and five hundred forty one (541) feet West from the East line of Section twenty one (21), except the South seven hundred twenty nine and four tenths (729.4) feet thereof) and running thence West twenty three (23) feet along the South line of said Lot two (2), produced
Westward; thence North along a line parallel to and twenty three (23) feet West of the West line of said Lot two (2) for a distance of two hundred (200) feet; thence East a distance of twenty three (23) feet to the Northwest corner of said Lot two (2); thence South along the West line of said Lot two (2) to the point of beginning.

ALSO

    Lot three (3) in Block two hundred thirty eight (238) (excepting therefrom the South one hundred ten (110) feet of the East one hundred ninety one and twenty-three hundredths
(191.23) feet thereof; also excepting the South one hundred (100) feet of the North one hundred twenty five (125) feet of the East one hundred seventeen (117) feet thereof) in Chicago Heights, which is a Subdivision in Township thirty five (35) North, Range fourteen (14) East of the Third Principal
Meridian.

    (11) The West eight (8) feet of Lot twenty
(20) and the East seventeen (17) feet of Lot twenty one (21) in Block forty eight (48) in Grant Locomotive Works Addition to Chicago, in
Section twenty one (21), Township thirty nine
(39) North, Range thirteen (13) East of the
Third Principal Meridian.

    (12) That part of Lots eighty one (81) and eighty two (82) in the Town of Rand, a Subdivision of parts of Sections sixteen (16), seventeen (17), twenty (20) and twenty one
(21), Township forty one (41) North, Range twelve (12) East of the Third Principal
Meridian, described as follows: Beginning at a point in the Northerly line of Lot eighty one
(81), twelve (12) feet Northwesterly from the Northeast corner of said Lot eighty one (81);
thence Southwesterly along a line twelve (12) feet distant from and parallel to the Easterly line of said Lot eighty one (81) to a point eight (8) feet North of the Southerly line of said Lot eighty one (81); thence Southeasterly along a line eight (8) feet distant from and parallel to the Southerly line of Lots eighty one (81) and eighty two (82) to a point twenty five (25) feet West of the Easterly line of said Lot eighty two (82); thence Northeasterly in a line twenty five (25) feet distant from and parallel to the Easterly line of said Lot eighty two (82), to the Northerly line of said
Lot eighty two (82); thence Northwesterly along the Northerly line of said Lots eighty two (82) and eighty one (81) to the point of beginning, subject to an easement granted over the Northwesterly three (3) feet of said property for purposes of passageway, light and air.


2O


    (13) The West fifty (50) feet (except the
South two hundred nineteen and seventy-eight hundredths (219.78) feet thereof) of Lot six
(6) in Redeker's Garden Addition to
DesPlaines, being a Subdivision of Lot six (6)
and Lot seven (7), except the South four (4) acres thereof, in Redeker Estate Subdivision of parts of Sections eight (8), nine (9), sixteen (16) and seventeen (17), Township forty one (41) North, Range twelve (12) East of the Third Principal Meridian.

    (14) That part of the East half of the
Southeast quarter of Section twenty six (26), Township forty one (41) North, Range eleven
(11) East of the Third Principal Meridian described as follows: Beginning at the Northeast corner of the Southeast quarter of said Section; thence West along the North line of said Southeast quarter, six hundred eighty one and nine hundredths (681.09) feet; thence
Southwest three hundred fourteen and twenty-four hundredths (314.24) feet to a point two hundred ninety eight (298) feet South of the North line of the Southeast quarter and seven hundred eighty and eight tenths (780.8) feet
West of the East line of the aforesaid
Southeast quarter; thence East along a line two hundred ninety eight (298) feet South of and parallel to the North line of said
Southeast quarter seven hundred eighty and eight tenths (780.8) feet to the East line of said Southeast quarter; thence North along the said East line two hundred ninety eight (298) feet to place of beginning, (excepting therefrom the South one hundred (100) feet of the East one hundred seventy five (175) feet thereof).

    (15) The South forty (40) feet of the West fifty eight (58) feet of Lot ten (10) in Block seventeen (17) of the Second Addition to Ells-worth, being a Subdivision of part of the West half of the Southeast quarter of Section twenty five (25), Township forty (40) North,
Range twelve (12) East of the Third Principal
Meridian.

    (16) That part of Blocks twenty nine (29), thirty (30) and thirty one (31) in Nickerson's
Subdivision of the East half of Section six
(6), Township thirty eight (38) North, Range thirteen (13) East of the Third Principal
Meridian described as follows: Commencing at a point in a line two hundred nineteen (219) feet North of and parallel with the South line of said East half of Section six (6), which is one hundred eighty seven and seventy-nine hundredths (187.79) feet East of the West line of said East half, said parallel line being the North line of the one hundred fifty
(150) foot Joint Fee Section of the Powerton-
Crawford Transmission line right-of-way as described in Deed dated June 21, 1946, recorded in the Recorder's Office of Cook
County, Illinois on July 10, 1946, as Document
#13840026 in Book 41227, page 398; thence
North thirty two and thirteen hundredths
(32.13) feet; thence Northeasterly along the arc of a circle, convex Northwesterly, having a radius of six thousand seven hundred forty seven (6747) feet, a distance of five


21



hundred fifteen and sixty-five hundredths
(515.65) feet to a point (the chord of said arc being five hundred fifteen and fifty-three hundredths (515.53) feet long and bearing
North seventy five (75) degrees forty six (46) minutes forty (40) seconds East); thence North seventy eight (78) degrees one (1) minute fifteen (15) seconds East, a distance of three hundred fifty eight and seven hundredths
(358.07) feet; thence Northeasterly along the arc of a circle, convex Northwest, having a radius of two thousand eight hundred fifty three and forty-three hundredths (2853.43) feet (the chord of said arc being three hundred sixty two and ninety-one hundredths
(362.91) feet long and bearing North eighty one (81) degrees twenty four (24) minutes forty nine and one-half (49-1/2) seconds East);
thence North eighty five (85) degrees East, fifty nine and twenty-five hundredths (59.25) feet; thence South thirty one and thirteen hundredths (31.13) feet to a point in the Northerly right-of-way line of The Sanitary
District Sludge Railroad as described in Easement dated August 8, 1930, and recorded in the Recorder's Office of Cook County, Illinois on November 20, 1931 as Document #11008152 in
Book 29851, page 613; thence South eighty seven (87) degrees one (1) minute fifteen and one-half (15-1/2) seconds West along said
Sludge Railroad right-of-way line, a distance of one hundred sixty four and six hundredths
(164.06) feet; thence Southwesterly along the arc of a circle, convex Northwesterly, having a radius of nine hundred ninety five and seventy-seven hundredths (995.77) feet, a distance of five hundred eighty nine and fifty-one hundredths (589.51) feet to a point of tangency (the chord of said arc being five hundred eighty and ninety-two hundredths
(580.92) feet long and bearing South sixty eight (68) degrees nine (9) minutes one and one-half (1-1/2) seconds West); thence South fifty one (51) degrees eleven (11) minutes twenty nine (29) seconds West, continuing along said right-of-way line, a distance of sixty one and five hundredths (61.05) feet to a point in a line two hundred nineteen (219) feet North of and parallel with the South line of aforesaid East half of Section six (6), said line being the North line of aforesaid
Transmission line right-of-way; thence North eighty nine (89) degrees forty eight (48) minutes and thirty one (31) seconds West, along said line, five hundred seventeen and twenty-four hundredths (517.24) feet to the point of beginning, together with a perpetual easement for existing roadway for the purpose of ingress and egress to Oak Park Avenue.

ALSO

    That part of Blocks twenty nine (29) and thirty (30) in Nickerson's Subdivision of the East half of Section six (6), Township thirty eight (38) North, Range thirteen (13) East of the Third Principal Meridian, described as follows: Commencing at a point in a line which is two hundred nineteen (219) feet North of and parallel with the South line of said



22




East half of Section six (6) (said parallel line being the North line of aforesaid
Transmission line right-of-way), which is eight hundred thirty three and twenty-five hundredths (833.25) feet East of the West line of said East half, said point being in the Southerly right-of-way line of aforesaid The
Sanitary District Sludge Railroad; thence
South eighty nine (89) degrees forty eight
(48) minutes thirty one (31) seconds East, along said parallel line and North line of aforesaid Transmission line right-of-way, a distance of one hundred twenty four and seventy-four hundredths (124.74) feet to a point of curve; thence Northeasterly along said right-of-way line, being the arc of a circle, convex Southerly, tangent to the last described course, having a radius of three thousand one hundred eighty nine and ninety-two hundredths (3189.92) feet, a distance of five hundred one and fifty-five hundredths
(501.55) feet; thence North eleven (11)
degrees thirty eight (38) minutes forty eight
(48) seconds West, one hundred fifty six and forty-five hundredths (156.45) feet to a point in the Southerly right-of-way line of aforesaid The Sanitary District Sludge
Railroad; thence South eighty three (83) degrees eleven (11) minutes fifty two and one-half (52-1/2) seconds West, along said right-of-way line, a distance of one hundred twenty eight and thirty-seven hundredths (128.37) feet; thence Southwesterly along said right-of-way line, said line being the arc of a circle, convex Northerly, having a radius of nine hundred fifteen and seventy-seven hun-dredths (915.77) feet, a distance of five hundred three and fifty-two hundredths
(503.52) feet to the point of beginning, together with a perpetual easement for existing roadway for the purpose of ingress and egress to the property described in the following paragraph.

ALSO

    That part of Blocks twenty nine (29),
thirty (30) and thirty one (31) in Nickerson's
Subdivision of the East half of Section six
(6), Township thirty eight (38) North, Range thirteen (13) East of the Third Principal
Meridian and that part of Lots eighty nine
(89), eighty nine A (89A), ninety one (91), ninety one A (91A), ninety three (93) and ninety three A (93A), taken as a tract, in Sanitary District Trustees' Subdivision of right-of-way from North and South center line of Section thirty (30), Township thirty nine
(39) North, Range fourteen (14) East of the
Third Principal Meridian to Will County Line, described as follows: Commencing at a point in a line sixty nine (69) feet North of and parallel with the South line of said East half of Section six (6) (said parallel line being the South line of the aforesaid Transmission line right-of-way which is six hundred sixty two (662) feet East of the West line of said
East half, said point being in the Southerly right-of-way line of aforesaid The Sanitary
District Sludge Railroad; thence South eighty nine (89) degrees forty eight (48) minutes thirty one (31) seconds East along said parallel line and South line of aforesaid
Transmission line right-of-way, a distance of two hundred ninety five and thirty-seven hundredths


23



(295.37) feet to a point of curve; thence
Easterly along said South line of aforesaid
Transmission line right-of-way, being the arc of a circle, convex Southerly, tangent to the last described course, having a radius of three thousand three hundred thirty nine and ninety-two hundredths (3339.92) feet, a distance of three hundred sixty nine and two hundredths (369.02) feet to a point in the line between Blocks twenty nine (29) and thirty (30) in Nickerson's Subdivision, aforesaid, said line being also the East line of the West half of the Southeast quarter of said Section six (6); thence North zero (0) degrees three (3) minutes five (5) seconds
West, along said line, a distance of seven and four hundredths (7.04) feet; thence Easterly along the Northerly line of the strip of land conveyed by Chicago & Illinois Western
Railroad to Commonwealth Edison Company by
Deed dated July 1, 1949 recorded in the
Recorder's Office of Cook County, Illinois as
Document #14616764 in Book 44718, page 206,
being the arc of a circle, convex Southerly, having a radius of two thousand four hundred eighty eight and thirty-four hundredths
(2488.34) feet, a distance of one hundred sixty one and ninety-five hundredths (161.95) feet (the chord of said arc being one hundred sixty one and ninety-three hundredths (161.93)
feet long and bearing North eighty one (81)
degrees fifty nine (59) minutes four (4)
seconds East); thence South eleven (11)
degrees thirty eight (38) minutes forty eight
(48) seconds East, fifty four and twenty-five hundredths (54.25) feet to a point in a line which is two hundred sixty four and thirty-seven hundredths (264.37) feet (measured at right angles) Northwesterly of and parallel with the Northwesterly line of the Chicago
Sanitary and Ship Canal; thence South sixty eight (68) degrees thirty one (31) minutes ten
(10) seconds West along said parallel line a distance of seven hundred sixty five and sixteen hundredths (765.16) feet to a point in the Northeasterly right-of-way line of The
Atchison, Topeka and Santa Fe Railway; thence
Northwesterly along said right-of-way line, being the arc of a circle, convex
Northeasterly, having a radius of one thousand nine hundred sixty and eight hundredths
(1960.08) feet, a distance of three hundred twenty six and fifty-five hundredths (326.55) feet to a point of tangency (the chord of said arc being three hundred twenty six and eighteen hundredths (326.18) feet long and bearing North sixty two (62) degrees twenty four (24) minutes fifteen (15) seconds West);
thence continuing along said right-of-way line, North sixty seven (67) degrees ten (10) minutes thirty seven (37) seconds West, tangent to the last described arc, a distance of zero and eighty hundredths (0.80) feet to a point in the Southeasterly right-of-way line of The Sanitary District Sludge Railroad;
thence North fifty one (51) degrees eleven
(11) minutes twenty nine (29) seconds East, two hundred fourteen and four hundredths
(214.04) feet to the point of beginning, reserving unto the Edison Company, its successors and assigns, and from the lien and operation of this Indenture, a perpetual easement for electric utility purposes on, over or in that part of said parcel lying within



24



a strip of land thirty (30) feet in width the Northwesterly line of which is two hundred ninety four and thirty-seven hundredths
(294.37) feet Northwesterly of (measured at right angles to) the Northwesterly line of said Chicago Sanitary and Ship Canal.

    (17) The South two (2) acres of that part of the Southeast quarter of Section four (4), Township thirty eight (38) North, Range twelve
(12) East of the Third Principal Meridian, lying Easterly of the center line of Bluff
Avenue and West of the Westerly line of the right-of-way of the Chicago, Hammond and Western Railroad Company, (now the Chicago
Junction Railway Company, also known as
Indiana Harbor Belt Railroad), the North line of said premises being parallel with the center line of 47th Street.

ALSO

    Block eight (8) in E. S. Badger's
Subdivision of part of Southeast quarter of Section four (4), Township thirty eight (38)
North, Range twelve (12) East of the Third
Principal Meridian, lying East of Bluff
Avenue, as per plat recorded January 23, 1905, as Document #3646569.

    (18) That part of Block nine (9) in
Lemont, a Subdivision of part of South
fractional quarter of Section twenty (20), Township thirty seven (37) North, Range eleven
(11) East of the Third Principal Meridian, described as commencing at Southwesterly corner of said Block nine (9); thence Easterly along the Southerly line of said Block, one hundred forty four and two tenths (144.2) feet; thence Northerly parallel with the Westerly line of said Block, fifty eight (58) feet for a point of beginning; thence continuing Northerly along said parallel line seventy and forty-six hundredths (70.46) feet to the Southerly line of New Avenue; thence
Westerly along the Southerly line of New
Avenue thirty nine and eighty-eight hundredths
(39.88) feet; thence Southerly parallel to the West line of said Block, seventy eight and eighty hundredths (78.80) feet to a point fifty eight (58) feet Northerly of, measured at right angles to the Southerly line of said
Block; thence Easterly thirty nine (39) feet more or less to the point of beginning.

    (19) The South thirty (30) feet of the
West fifty (50) feet of Lot nine (9) in
Riverside Acres Subdivision, a Subdivision in the South Half of Section one (1), Township thirty eight (38) North, Range twelve (12)
East of the Third Principal Meridian.

ALSO

    The South thirty (30) feet of Lot thirty
(30) in State Road Subdivision No. 2, a
Resubdivision of Lots ten (10), fourteen (14), thirty three (33), thirty seven (37) and (except the South fifty (50) feet) Lot fifty six (56) in Riverside Acres, being a Subdivision in the South



25




half of Section one (1), Township thirty eight
(38) North, Range twelve (12) East of the
Third Principal Meridian.
    (20) The Easterly fifty (50) feet (as
measured on the North and South Lines thereof) of the following described tract of land: That part of the East one half of the Northwest quarter of the Southwest quarter of Section fifteen (15), Township forty one (41) North,
Range twelve (12) East of the Third Principal
Meridian, described as follows: Commencing at a point ninety two and fifty-eight hundredths
(92.58) feet South of the North line of the South sixty five (65) acres of the West one half of the Southwest quarter of said Section fifteen (15), on a line fifty (50) feet West of and parallel with the East line thereof;
thence Westerly one hundred twenty eight and thirty-four hundredths (128.34) feet to a point eighty nine and forty-four hundredths
(89.44) feet South of the North line of the South sixty five (65) acres of the West one half of the Southwest quarter of said Section fifteen (15), on a line one hundred seventy eight and thirty-four hundredths (178.34) feet
West of and parallel with the East line
thereof; thence South, on said parallel line, seventy eight (78) feet; thence East, on a line parallel with the North line hereof to a line fifty (50) feet West of and parallel with the East line of the West one half of said
Southwest quarter; thence North, on said parallel line, seventy eight (78) feet to the place of beginning, reserving unto the Edison
Company, its successors and assigns, and from the lien and operation of this Indenture, a perpetual easement for ingress and egress across the South twenty two and five tenths
(22.5) feet thereof.

    (21) The Southeast quarter of Section
twenty nine (29), (excepting therefrom the North one hundred fifty (150) feet thereof), in Township thirty five (35) North, Range thirteen (13) East of the Third Principal
Meridian.

    (22) A tract of land composed of parts of Lots one (1), two (2) and three (3) in Stannard's Subdivision of that part of the Northeast quarter lying West of DesPlaines
River and South of the North twenty three and thirty-six hundredths (23.36) chains thereof of Section fourteen (14), Township thirty nine
(39) North, Range twelve (12) East of the
Third Principal Meridian and of parts of Lots sixty eight (68) to eighty six (86) inclusive, together with part of the alley South of said
Lots sixty eight (68) to eighty six (86), in Block two (2) of DesPlaines Addition to
Maywood, Cook County, Illinois, which tract of land is more particularly described as follows: Beginning at the point of inter-section of the South line of said Lot three
(3) in Stannard's Subdivision with the East line of the West one thousand seven hundred one and seventy-three hundredths (1701.73) feet of said Northeast quarter of Section fourteen (14) and running thence North along said East line of West one thousand seven hundred one and seventy-three hundredths
(1701.73) feet a distance of one thousand one hundred twenty six and



26






thirty-one hundredths (1126.31) feet to a point one hundred two and ten hundredths
(102.10) feet South of the point of
intersection of said East line of West one thousand seven hundred one and seventy-three hundredths (1701.73) feet with the Southerly line of the one hundred (100) foot right-of-way of the Chicago Great Western Railway Com-pany; thence Eastward along the arc of a circle having a radius of three hundred eighty three (383) feet and convex Northerly a distance of two hundred forty four and twenty-nine hundredths (244.29) feet to a point on said Southerly right-of-way line which is two hundred thirty two and ten hundredths (232.10) feet, measured on said right-of-way line, Easterly from said point of intersection of said right-of-way line with the East line of the West one thousand seven hundred one and seventy-three hundredths (1701.73) feet;
thence continuing Eastwardly along said
Southerly right-of-way line to its
intersection with the center line of the DesPlaines River; thence Southwardly along said center line of river to its intersection with said South line of Lot three (3) of Stan-nard's Subdivision and the South line of said
Northeast quarter and thence West along said
South line of Lot three (3) and along said
South line of Northeast quarter to the point of beginning (excepting therefrom the South three hundred (300) feet thereof), together with a perpetual easement for ingress and egress and any other gas utility purpose on, over or in a strip of land fifty (50) feet in width parallel with and adjoining the Southerly right-of-way line of said one hundred (100) foot railroad right-of-way extending from said hereinabove described property to First Avenue, Maywood.

    (23) That part of the East half of the
Northeast quarter of Section eleven (11), Township thirty eight (38) North, Range twelve
(12) East of the Third Principal Meridian, described as follows: Beginning at a point on the West line of said East half which is seventy seven and twenty-five hundredths
(77.25) feet North of the point of
intersection of said West line with the
Northerly line of the eighteen (18) foot strip of land heretofore conveyed by Mary A.
Prescott MacArthur and Robert A. MacArthur, her husband, to the Chicago and Illinois West-ern Railroad by deed recorded in the Recorder's Office of Cook County, Illinois, as
Document #10718075, which point is five
hundred seventy two and thirty-seven
hundredths (572.37) feet, more or less, North of the Southwest corner of said East half and running thence North along said West line of East half a distance of one hundred ten (110) feet; thence East along a line perpendicular to said West line of East half, which perpendicular line is the North line of land described herein, a distance of one hundred seventy two (172) feet; thence South along a line parallel with said West line of East half a distance of fifty nine (59) feet; thence
Southwestwardly a distance of eighty five and eighty-five hundredths (85.85) feet to a point which is one hundred two (102) feet




27





(measured perpendicularly) South of the herein before mentioned North line of the property herein described, and ninety seven and sixty-seven hundredths (97.67) feet (measured perpendicularly) East of said West line of East half, and thence Westwardly a distance of ninety eight (98) feet to the point of beginning.

    (24) The Northeast quarter (except the
East fifty (50) feet thereof and except that part thereof described as follows: Commencing at a point where the West line of Wolf Road intersects a line thirty three (33) feet North of the South line of the Northeast quarter;
thence North, along the West line of said Wolf
Road, one hundred seventy five (175) feet;
thence West, parallel to the South line of said Northeast quarter, two hundred (200) feet; thence South, parallel to the West line of Wolf Road, one hundred seventy five (175) feet; thence East, parallel to the South line of said Northeast quarter, two hundred (200) feet to the place of beginning), of Section thirty five (35), Township forty two (42)
North, Range eleven (11) East of the Third
Principal Meridian.

ALSO

    The East ten (10) acres of the West half of the Northwest quarter and the East half of the Northwest quarter of Section thirty five
(35), Township forty two (42) North, Range eleven (11) East of the Third Principal
Meridian.

ALSO

    The West half (except the East ten (10)
acres thereof also except the West one hundred
(100) feet of the North two hundred (200) feet thereof) of the Northwest quarter of Section thirty five (35), Township forty two (42)
North, Range eleven (11) East of the Third
Principal Meridian.

ALSO

    The East seventy five (75) feet of the
South one hundred ten (110) feet of the
Southeast quarter of the Northeast quarter of Section thirty four (34), Township forty two
(42) North, Range eleven (11) East of the
Third Principal Meridian.

ALSO

    The North one hundred (100) feet of that part of the Northeast quarter of the Southeast quarter of Section thirty four (34), Township forty two (42) North, Range eleven (11) East of the Third Principal Meridian, lying
Easterly of the center line of Rand Road.

ALSO

    All that part of West one hundred (100)
rods of the Northwest quarter of Section thirty six (36), Township forty two (42)
North,




28





Range eleven (11) East of the Third Principal
Meridian, which lies Easterly of Easterly line of one hundred (100) foot right-of-way of Minneapolis, St. Paul and Sault Ste. Marie
Railroad Company together with that part of the North three hundred (300) feet (measured perpendicularly) of said West one hundred
(100) rods (except West fifty (50) feet) which lies Westerly of Westerly line of said right-of-way.

ALSO

    That part of South four hundred twenty
five (425) feet of the North seven hundred twenty five (725) feet (both measured per-pendicularly) of said West one hundred (100) rods which lies Westerly of Westerly line of said one hundred (100) foot right-of-way and Easterly of a line one hundred (100) feet
(measured perpendicularly) Westerly of, and parallel to, said Westerly right-of-way line.
    Reserving unto the Edison Company, its
successors and assigns, and from the lien and operation of this Indenture, a perpetual easement for electric utility purposes on, over or in that part of the property described in the two preceding paragraphs lying within a strip of land two hundred ten (210) feet in width measured at right angles to and lying immediately West of and adjoining the Westerly right-of-way line of the Minneapolis, St. Paul and Sault Ste. Marie Railroad in the Northwest quarter of said Section thirty six (36).

    (25) That part of the North half of the
Northeast quarter of Section twenty three
(23), Township forty two (42) North, Range twelve (12) East of the Third Principal
Meridian, described as follows: Beginning at a point in the South line of the North half of the Northeast quarter of said Section twenty three (23) twenty (20) rods West of the Southeast corner thereof and running thence
North, parallel with the East line of said
North half of said Northeast quarter, one hundred twenty five (125) feet; thence West, parallel with the South line of said North half of said Northeast quarter, twenty five
(25) feet; thence South, parallel with the East line of said North half of said Northeast quarter, one hundred twenty five (125) feet to the South line thereof; thence East, along said South line, twenty five (25) feet to the point of beginning, (excepting from said premises the South fifty (50) feet thereof in Willow Road); also known and described as the East twenty five (25) feet of the South one hundred twenty five (125) feet (except the South fifty (50) feet thereof in Willow Road) of Lot thirteen (13) in the County Clerk's
Division of said Section twenty three (23).

    (26) The West fifty (50) feet of Lot
thirty six (36) in Block eight (8) in Midland
Development Company's North Lake Village Unit
#8, being a Subdivision of the Northeast quarter of the Northeast quarter






29





          of Section thirty one (31), Township
          forty (40) North, Range twelve (12)
          East of the Third Principal
          Meridian.

              (27) The North sixteen (16) feet
          of Lots twenty seven (27) and twenty
          eight (28) in Montrose Lawns, being
          a Subdivision of the East half of
          the West half of the West half of
          the Northeast quarter and the West
          ten (10) acres of the East half of
          the West half of the Northeast
          quarter (except the North one
          thousand seven hundred twenty seven
          and five tenths (1727.5) feet of
          said tracts) of Section thirteen
          (13), Township forty (40) North,
          Range twelve (12) East of the Third
          Principal Meridian.

              (28) Sub-Lot "A" in Cicero Gas
          Company's Subdivision of Lots one
          (1) to eighteen (18) and thirty
          seven (37) to forty three (43)
          inclusive, in Block five (5) in
          Austin Park, a Subdivision of the
          East half of the Southwest quarter
          of Section seventeen (17), Township
          thirty nine (39) North, Range
          thirteen (13) East of the Third
          Principal Meridian.
                                   ALSO

              Lots nineteen (19) to thirty six
          (36) inclusive, together with
          vacated alley adjoining, in Block
          five (5) in Austin Park, being a
          Subdivision of the East half of the
          Southwest quarter of Section
          seventeen (17), Township thirty nine
          (39) North, Range thirteen (13) East
          of the Third Principal Meridian.

              (29) Lots fifty six (56) and
          fifty seven (57) in Kedzie Avenue
          Addition to Blue Island said
          Addition being a Subdivision in the
          Southwest quarter of the Southwest
          quarter of Section thirty six (36),
          Township thirty seven (37) North,
          Range thirteen (13) East of the
          Third Principal Meridian.

              (30) That part of the North half
          of the Northeast quarter of Section
          twenty six (26), Township forty one
          (41) North, Range thirteen (13) East
          of Third Principal Meridian
          described as follows: Beginning on
          the North line of said North half of
          the Northeast quarter at a point two
          hundred eighty one and twenty
          hundredths (281.20) feet East of the
          Northwest corner thereof and running
          thence south along a line drawn
          perpendicular to said North line of
          the North half of the Northeast
          quarter a distance of one hundred
          thirty seven and twenty-seven
          hundredths (137.27) feet; thence
          Southwesterly along a straight line
          a distance of two hundred seventy
          four and forty-five hundredths
          (274.45) feet to its intersection
          with a line one hundred fifty seven
          (157) feet (measured along said
          North line of the North half of the
          Northeast quarter) East of and
          parallel with the West line of said
          North half of the Northeast quarter
          at a point thereon which is three
          hundred seventy six and seventy-six
          hundredths (376.76) feet South of



30



the North line of the North half of the
Northeast quarter; thence South along a line parallel with the West line of said Northeast quarter to its intersection with a line two hundred fifty (250) feet (measured per-pendicularly) North of and parallel with the South line of said North half of the Northeast quarter of Section twenty six (26); thence
East along the last described parallel line a distance of six hundred twenty seven and seventy-nine hundredths (627.79) feet to a point seven hundred eighty four and seventy-nine hundredths (784.79) feet East of the West line of said Northeast quarter; thence North along a straight line a distance of one hundred sixty one and two hundredths (161.02) feet to its intersection with a line four hundred eleven (411) feet (measured perpendicularly) North of and parallel with the South line of said North half of the Northeast quarter (said point of intersection being seven hundred seventy eight and one hundredth (778.01) feet, measured along said parallel line, East of the West line of said
Northeast quarter); thence East along the last described parallel line a distance of one thousand one hundred ninety four and thirty-eight hundredths (1194.38) feet to its intersection with the East line of the West half of the Northeast quarter of the Northeast quarter of said Section twenty six (26);
thence North along the East line of the West half of the Northeast quarter of the Northeast quarter to its intersection with the North line of the Northeast quarter of said section;
thence West along said North line of the Northeast quarter to the point of beginning.

    (31) A tract of land bounded by a line
described as follows: Commencing at the
Southeast corner of the Southwest quarter of Section nine (9), Township forty one (41)
North, Range thirteen (13) East of the Third
Principal Meridian; thence North, along the East line of the Southwest quarter of said
Section, one hundred fifty eight (158) feet;
thence West, along a line parallel with the South line of the Southwest quarter of said
Section, to the Easterly right-of-way line of the Commonwealth Edison Company; thence
Southeasterly, along said Easterly right-of-way line, to the South line of said Section;
thence East, along the South line of said
Section, to the place of beginning.

    (32) The South twenty (20) feet of Lots
forty eight (48) and forty nine (49) in John
H. Curtis Subdivision of Blocks one (1) and eight (8) of Nickerson's Subdivision of the East half of Section six (6), Township thirty eight (38) North, Range thirteen (13) East of the Third Principal Meridian.

    (33) The South thirty three and five
tenths (33.5) feet of Lots one (1) and two (2) in Mike Kristich's Seventy-ninth Street
Subdivision of Lot one hundred thirty one
(131) in Frederick H. Bartlett's First




31




     Addition to Frederick H. Bartlett's
     Seventy-ninth Street Acres in the
     Northwest quarter of Section thirty one
     (31), Township thirty eight (38) North,
     Range thirteen (13) East of the Third
     Principal Meridian, according to the plat of said Subdivision recorded September
     12, 1951, as Document #15167992.

Real estate situated in DeKalb County,
Illinois, described as follows:

         (1) That part of Section twelve (12),
     Township forty (40) North, Range four (4)
     East of the Third Principal Meridian,
     bounded and described as follows:
     Commencing at a point which is the
     intersection of the North line of Lot one
     (1) of Love's Subdivision of parts of
     Assessor's Lots three (3) and thirty four
     (34), as shown by plat recorded in the
     Office of the Recorder of DeKalb County,
     Illinois, on September 13, 1905, in Book
     "C" of Plats, at page 66, extended East, with the center line of State Route 23;
     thence West on the North line of Lot one
     (1) aforesaid three hundred fifty four
     and sixty hundredths (354.60) feet, more or less, to the Northwest corner thereof;
     thence South along the West line of said
     Lot one (1), one hundred fifty (150) feet to the Southwest corner thereof being also the North line of "Oaklands" a Subdivision, the plat of which was recorded in the Office of the Recorder of DeKalb County, Illinois, on October 20,
     1906, in Book "D" of Plats, at page 14;
     thence West along the North line of said
     0aklands, a distance of six hundred
     twenty three and eighty hundredths
     (623.80) feet, more or less, to a point
     which is fifteen (15) feet East of the
     Northwest corner of Lot six (6) of
     Oaklands; thence North and parallel to
     the West line of said Lot six (6), two
     hundred seventy seven (277) feet; thence
     West and parallel to the North line of
     said Lot six (6), three hundred forty one
     (341) feet to the center line of Love's
     Lane; thence North along the center line of Love's Lane, nine hundred eighty and fifteen hundredths (980.15) feet, more or less, to the Northwest corner of Lot "F" as shown on the Partition Plat in F. D.
     Love Estate in Court Record "N", page
     377; thence Easterly along the North line of said Lot "F" of said Plat, four hundred sixty two and five hundredths
     (462.05) feet to a point; thence
     continuing along the North line of Lots
     "F" and "E" of said Plat, one thousand
     two hundred fifty one and five hundredths
     (1251.05) feet to the center line of
     State Route 23, as widened, said widening being shown on survey filed in the Office of the Recorder of DeKalb County, Illinois, on July 1, 1942, as
     Document #171603; thence Southerly along the center line of State Route 23 to the place of beginning; (excepting therefrom the following: Commencing at the
     Northwest corner of Lot one (1) of Love's
     Subdivision aforesaid; thence North along a line which is the extension North of the West line of said Lot one (1), a distance of two hundred thirty (230) feet; thence East parallel to the North line of Lot one (1) aforesaid, a distance of three hundred ninety one and ten



32





hundredths (391.10) feet to the center line of State Route 23; thence Southerly along the center line of State Route 23, a distance of two hundred thirty two and ninety-five hundredths (232.95) feet to the extension East of the North line of said Lot one (1); thence
West along the extended North line and the North line of said Lot one (1), a distance of three hundred fifty four and sixty hundredths
(354.60) feet to the place of beginning).

    (2) Commencing on the South line of Block fourteen (14) of the Original Village (now
City) of DeKalb, Illinois, as shown by the re-corded plat thereof, at a point ninety one
(91) feet Westerly from the Southeast corner of said Block and running thence Northerly parallel with the East line of said Block, one hundred thirty two (132) feet; thence Westerly parallel with the South line of said Block, twenty four and one-half (24-1/2) feet; thence
Southerly parallel with the East line of said
Block, one hundred thirty two (132) feet;
thence Easterly along the South line of said
Block to the place of beginning.

    (3) Lot "B" in Block fifteen (15) in W. L.
Ellwood's Addition to DeKalb, as resubdivided by plat filed for record May 7, 1912, in the Recorder's Office of DeKalb County, Illinois, in Book "D" of Plats at page 47, as Document #52121, (excepting therefrom a tract of land described as follows: Beginning on the North line of said Block at a point one hundred forty seven (147) feet West of the Northeast corner thereof and running thence
East on said North line a distance of one hun-dred forty seven (147) feet to the Northeast corner of said Block; thence Southwesterly along the Easterly line of said Block, fifty five (55) feet; thence Northwesterly to the point of beginning).

ALSO

    Block two (2), (excepting the Westerly
fifteen (15) feet thereof) in Rew's Addition to the City of DeKalb, in the Southeast quarter of the Northeast quarter of Section twenty three (23), Township forty (40) North,
Range four (4) East of the Third Principal
Meridian, together with vacated Market Street lying South and adjoining.

ALSO

     Lot "B" in Block three (3), in Rew's
     Addition to DeKalb.

    (4) Lots eleven (11) and twelve (12), in Block three (3) in Citizen's Addition to
Genoa.

    (5) The West twenty six and one-half
(26-1/2) feet of Lots one (1) and two (2) in Block two (2) in Lattin's Addition to the Original Town (now City) of Sycamore.



33




Real estate situated in Du Page County,
Illinois, described as follows:

         (1) Part of Lot fifty five (55) of
     Assessor's Subdivision of Sections seven
     (7) and eight (8), Township thirty eight
     (38) North, Range eleven (11) East of the
     Third Principal Meridian, according to
     the plat thereof recorded October 2,
     1871, in Book 2 of Plats, pages 29 and
     30, as Document #14481, described as
     follows: Commencing at the intersection
     of the West line of Main Street and the
     North line of Curtiss Street in the
     Village of Downers Grove, Illinois;
     thence South sixty one (61) degrees
     thirty three (33) minutes West one
     hundred four and seven tenths (104.7)
     feet to an iron stake on the South side
     of said Curtiss Street for a place of
     beginning; thence South zero (0) degrees eleven (11) minutes West one hundred sixty three and eight tenths (163.8) feet to an iron stake on the North line of Village Hall Lot; thence North eighty seven (87) degrees fifty one (51) minutes
     West forty four and five tenths (44.5)
     feet to an iron stake; thence North three
     (3) degrees forty six (46) minutes East
     to the South line of Curtiss Street;
     thence South eighty three (83) degrees
     eleven (11) minutes East thirty three and four tenths (33.4) feet along the South line of Curtiss Street to the place of beginning.

ALSO

         Lot three (3) of Owners' Agreement
     Plat of part of Lot fifty five (55) of
     Assessor's Subdivision of Sections seven
     (7) and eight (8), Township thirty eight
     (38) North, Range eleven (11) East of the
     Third Principal Meridian, according to
     the plat thereof, recorded September 27, 1927, in Book 18 of Plats, page 12 as
     Document #243771.

         (2) Lot two (2) (except that part
     thereof included in Hinsdale Avenue,
     being a strip off the North side, twenty
     (20) feet wide, measured at right angles to the North line of said Lot) of Roth's
     Subdivision of Lots two (2), five (5),
     six (6), nine (9) and ten (10) in Block
     two (2) in Hinsdale, in the Northwest
     quarter of Section twelve (12), Township thirty eight (38) North, Range eleven
     (11) East of the Third Principal
     Meridian, according to the plat thereof, recorded October 22, 1872, in Book 2 of
     Plats, page 32, as Document #15636.

         (3) The West twenty one and four
     tenths (21.4) feet of Lot five (5) in
     Block sixteen (16) of the Plat of the
     Town of Naperville, being a part of the
     Southeast quarter of Section thirteen
     (13), Township thirty eight (38) North,
     Range nine (9) East of the Third
     Principal Meridian, according to the plat thereof, recorded February 15, 1842, as Document #131.

         (4) The East half of Lot seven (7)
     and the West half of Lot eight (8) in
     Block six (6) of the Town of Wheaton,
     also that part of the Southwest quarter
     of Section sixteen (16), Township thirty nine (39) North,





34





     Range ten (10) East of the Third
     Principal Meridian, described by
     commencing at a point ninety nine (99)
     feet East of the Southwest corner of
     Block six (6) of said Town of Wheaton;
     thence East on the South line of said
     Block, sixty six (66) feet to a stake;
     thence south twenty nine and nine-
     twelfths (29-9/12) feet to a stake;
     thence in a Southwesterly direction,
     sixty seven (67) feet; thence North forty one (41) feet to the place of beginning
     (excepting from all of the above
     described property, the West twenty (20) feet thereof).

Real estate situated in Grundy County,
Illinois, described as follows:

         (1) Commencing at a point in the
     South line of Block twenty six (26) of
     Chapin's Second Addition to Morris,
     Illinois, thirty four (34) feet West of
     the Southwest corner of Lot two (2),
     Block seventeen (17) of Chapin's Addition to Morris, Illinois; thence West along the South line of said Block twenty six
     (26), fifty six and five tenths (56.5)
     feet; thence North parallel to the West
     line of said Lot two (2), fifty seven
     (57) feet; thence East parallel to the
     South line of said Block twenty six (26), fifty six and five tenths (56.5) feet to a point fifty seven (57) feet North of the point of beginning; thence South fifty seven (57) feet to the point of beginning.

         (2) Part of Block thirteen (13) of C.
     H. and H. C. Goold's Addition to Morris,
     Illinois, in the Southwest quarter of
     Section four (4), Township thirty three
     (33) North, Range seven (7) East of the
     Third Principal Meridian, and part of the Northwest quarter of Section nine (9), Township thirty three (33) North, Range seven (7) East of the Third Principal
     Meridian, according to the plat recorded
     April 26, 1927, in Book "C" of Plats,
     page 43, as Document #91815, described
     as follows: Beginning at the intersection of the center line of the public highway known as Canal Road with the West section line of Section four (4); thence South two hundred eighteen (218) feet, more or less, along the West section lines of said Sections four (4) and nine (9) to the Northerly property line of the Illinois Michigan Canal; thence Easterly along the Northerly property line of the Illinois Michigan Canal one hundred fifty
     (150) feet; thence North to the center
     line of said Canal Road thence
     Southwesterly along' the center line of
     said Canal Road to the point of
     beginning.

         (3) The North twenty five (25) feet
     of the West twenty five (25) feet of Lot thirteen (13) in Cunnea and Hynds
     Subdivision of the North half of Original
     Block two (2) of the Canal Trustees
     Subdivision of the Southwest quarter of
     Section three (3), Township thirty three
     (33) North, Range seven (7) East of the
     Third Principal Meridian.

         (4) Beginning at a point on the
     Northwest corner of Southwest Quarter of Section seventeen (17), Township thirty four (34) North,





35





     Range seven (7) East of the Third
     Principal Meridian; thence measuring in a Southerly direction along the Western boundary of said Section, for a distance of four hundred five (405) feet, to a point; thence continuing in a
     Southeasterly direction at an angle of
     thirty four (34) degrees two (2) minutes left, along centerline Highway No. 27, for a distance of six hundred thirty two and seven tenths (632.7) feet, for the point of beginning; thence continuing in a Southwesterly direction at an angle of ninety (90) degrees zero (0) minutes right, for a distance of eighty (80) feet, to a point; thence continuing in a Southeasterly direction at an angle of ninety (90) degrees zero (0) minutes left, for a distance of twenty (20) feet, to a point; thence continuing in an Easterly direction at an angle of fifty six (56) degrees thirty five (35) minutes left, for a distance of ninety four and five tenths (94.5) feet, to a point on the centerline of Highway No. 27; thence continuing in a Northwesterly direction at an angle of one hundred twenty three
     (123) degrees twenty five (25) minutes
     left, along said centerline, for a
     distance of seventy two and sixty-nine
     hundredths (72.69) feet, to the point of beginning.

Real estate situated in Henry County,
Illinois, described as follows:

         (1) Lots one (1), two (2), sixteen
     (16), seventeen (17), eighteen (18) and
     nineteen (19), all in Lot two (2) in
     Munson's First Addition to the Town (now
     City) of Geneseo, which said premises are more particularly described as follows:
     Commencing at the corner of First Street in said City and the alley in said Lot two (2) in said Addition at a point one hundred three (103) feet West of the Northeast corner of said Lot two (2), said Northeast corner being the Southwest comer of First Street and Oakwood Avenue
     (formerly Perry Street); thence South
     parallel with said Oakwood Avenue two
     hundred twenty six (226) feet; thence
     East parallel with said First Street one hundred three (103) feet to said Avenue;
     thence North along the West line of said
     Avenue two hundred twenty six (226) feet to the Northeast corner of said Lot two
     (2); thence West along the South line of First Street to the place of beginning, said parcel of land being two hundred twenty six (226) feet North and South and one hundred three (103) feet East and West and in the Northeast corner of said
     Lot two (2) in said Munson's First
     Addition aforesaid, together with all
     rights of the grantor in said alley, and in said First Street and Oakwood Avenue.

         (2) The Northwest quarter of the
     Northwest quarter of the Southwest
     quarter of Section twenty two (22),
     Township seventeen (17) North, Range
     three (3) East of the Fourth Principal
     Meridian; (except a tract of land fifty
     (50) feet East and West and sixty (60)
     feet North and South located in the
     Northwest quarter of the said Southwest
     quarter, described as follows: Beginning at a point five hundred fifty





36






     six and seventy hundredths (556.70) feet
     South and thirty three (33) feet East of the Northwest corner of said Southwest quarter of Section twenty two (22);
     thence East fifty (50) feet; thence North sixty (60) feet; thence West fifty (50) feet; thence South along the East line of the highway sixty (60) feet to the place of beginning; also except a tract described as follows: Beginning at a point five hundred fifty six and seventy hundredths (556.70) feet South and thirty
     (30) feet East of the Northwest corner of the Southwest quarter of Section twenty two (22); thence East fifty (50) feet;
     thence South one hundred (100)
     feet thence West fifty (50) feet; thence
     North along the East right-of-way of
     highway, one hundred (100) feet to the
     place of beginning).

Real estate situated in Kane County, Illinois, described as follows:

         (1) The South fifty one (51) feet of
     Lot three (3) and all of Lots four (4),
     five (5) and six (6) in Block thirty (30) of the Original Town of Aurora, on the East side of Fox River, in the City of Aurora.

         (2) That part of Lots two (2), three
     (3), four (4), five (5), six (6) and
     seven (7) in Block two (2) of Wagner's
     Addition to West Aurora, lying Easterly
     of the Easterly line of Chicago,
     Burlington and Quincy Railroad Company.
     Also the vacated portion of River Street, lying Westerly of a line that begins in the Northerly line of First Street, seven
     (7) feet Easterly of the Westerly line of South River Street as the same is platted, and running thence in a straight line in a Northerly direction to the intersection of said Westerly line of River Street and Southerly line of Lot three (3) in Block two (2) of said
     Wagner's Addition in the City of Aurora.

ALSO

         That part of Block one (1) of
     Holbrook's Addition to West Aurora, lying
     South of the Southerly line of North
     Avenue; also Lots two (2), three (3),
     four (4), five (5), six (6), seven (7)
     and eight (8) in Block one (1) and Lot
     one (1) in Block six (6) of Wagner's
     Addition to West Aurora, and that part of vacated First Street in said Wagner's
     Addition, lying East of the Easterly line of River Street, all in the City of Aurora.

         (3) Lots six (6) and seven (7) of the
     Northeast quarter of Section twenty eight
     (28), Township thirty eight (38) North,
     Range eight (8) East of the Third
     Principal Meridian, including also such
     portion of "Hurd's Island", which said
     Lots comprise, as lies in the Southeast
     quarter of Section twenty one (21),
     Township and Range aforesaid, according
     to the Assessor's Map for the year 1885, all in the City of Aurora (excepting therefrom that part lying Southeasterly of the Northwesterly line of the premises conveyed to the Chicago, Burlington






37




and Quincy Railroad Company, by deed recorded
August 18, 1914, as Document #141430, in Book
579, page 352).

ALSO

    A strip of land connecting "Hurd's Island" with the North Avenue Bridge together with all additions, accretions and made land that are now a part and parcel of said "Hurd's Island", and particularly that part of said "Hurd's
Island" that has been built up and added to on the Northerly end thereof, in the City of Aurora (excepting therefrom that part lying
Southeasterly of the Northwesterly line of the premises conveyed to the Chicago, Burlington and Quincy Railroad Company by deed recorded
August 18, 1914, as Document #141430, in Book
579, page 352).

    (4) The Westerly twenty two and one-half
(22-1/2) feet of Lot five (5) in Block two (2) of Assessor's Second Addition to the Town (now
City) of Batavia.

    (5) Part of the North half of Section
twenty five (25), Township forty one (41)
North, Range eight (8) East of the Third
Principal Meridian described as follows:
Beginning at a point in the North line of said
Section twenty five (25) three hundred seventy two and nine tenths (372.9) feet Westerly from the Northeast corner of the West half of the Northeast quarter of said Section twenty five
(25); thence South zero (0) degrees forty nine
(49) minutes West along the center line
extended and the center line of St. Charles
Road a distance of five hundred fifty (550) feet; thence West in a line at right angles to the center line of St. Charles Road and its Northerly extension a distance of one hundred seventeen (117) feet; thence South in a line making an angle of ninety (90) degrees with the last described course (as measured from East to South) a distance of ninety five (95) feet; thence East in a line making an angle of ninety (90) degrees with the last described course (as measured from North to East) a distance of one hundred seventeen (117) feet to the center line of the aforesaid St.
Charles Road; thence South zero (0) degrees forty nine (49) minutes West along the center line of St. Charles Road four hundred seven
(407) feet to the Easterly line of the right-of-way of the Chicago Milwaukee & St. Paul
Railway Company; thence Northwesterly along said Easterly line of said Railway Company to the North line of said Section twenty five
(25); thence East along said North line nine hundred eighteen and twenty hundredths
(918.20) feet more or less to the place of beginning.

    (6) That part of Lots five (5) and six (6) in Block three (3) of O. Davidson's Addition to Elgin, lying Easterly of a line drawn from a point in the North line of Lot five (5) aforesaid, two hundred fifteen




38






(215) feet Westerly of the Westerly line of Grove Avenue to a point in the South line of Lot six (6) aforesaid, two hundred fifteen
(215) feet Westerly of the Westerly line of Grove Avenue in the City of Elgin, (excepting that part, if any, lying within the right-of-way of the Chicago, Aurora and Elgin Railway
Company).

    (7) That part of Sections three (3), four
(4) and ten (10), Township forty one (41)
North, Range eight (8) East of the Third
Principal Meridian, described as follows:
Beginning at the intersection of the center line of the Crystal Lake Road and the North line of the right-of-way of the Chicago, Milwaukee, St. Paul and Pacific Railroad:
thence South eighty nine (89) degrees nineteen
(19) minutes West along said North line, two hundred fifty (250) feet for a point of beginning; thence continuing West along said
North line of the right-of-way of the Chicago, Milwaukee, St. Paul and Pacific Railroad, one thousand one hundred ninety six and seventy hundredths (1196.70) feet to the center line of the Huntley Road; thence North fifty eight
(58) degrees thirty eight (38) minutes West along center line of said Road, nine hundred eighty two and fifty hundredths (982.50) feet;
thence North fourteen (14) degrees nine (9) minutes East one thousand six hundred sixty six and thirty hundredths (1666.30) feet;
thence South eighty nine (89) degrees thirty three (33) minutes East one thousand eight hundred eighteen and eighty hundredths
(1818.80) feet to the center line of Crystal
Lake Road; thence South one (1) degree thirty eight (38) minutes East along the center line of said Road, one thousand seven hundred ninety six and twenty hundredths (1796.20) feet; thence West parallel to said North line of the right-of-way of the Chicago, Milwaukee, St. Paul and Pacific Railroad a distance of two hundred fifty (250) feet; thence South parallel to said center line of Crystal Lake
Road to the place of beginning; subject, however, to the rights of the public in and to any part thereof dedicated for streets or highways.

    (8) That part of Lot five (5) in Block
forty five (45) of the Original Town of St.
Charles, described as follows: Beginning at the Southwest corner of said Lot five (5);
thence Easterly along the Southerly line of said Lot, twenty two (22) feet; thence
Northerly parallel to the Westerly line of said Lot five (5), one hundred twenty two
(122) feet to a private alley; thence Westerly parallel with the Southerly line of said Lot to the Westerly line of said Lot; thence
Southerly along the Westerly line of said Lot one hundred twenty two (122) feet to the Southwest corner of said Lot and the place of beginning.

    (9) That part of the North half of Lot
twelve (12) of the Southeast quarter of
Section twenty two (22), Township forty two
(42) North, Range eight (8) East of the Third
Principal Meridian, as shown by the Assessor's
Map of Dundee for the year 1885, described as follows:





39




  Beginning at a point on the West line of said Lot twelve (12) at a distance of eight (8) feet North of the Southwest corner of the North half of said Lot twelve (12); thence running North on said
     West line of said Lot for a distance of
     fifteen (15) feet; thence East parallel
     with the North line of said Lot, ten (10) feet; thence South parallel with the West line of said Lot, fifteen (15) feet;
     thence West ten (10) feet to the place of beginning.

Real estate situated in Kankakee County, Illinois, described as follows:

         (1) That part of the East half of the
     Southeast quarter of Section seventeen
     (17), Township thirty one (31) North,
     Range twelve (12) East of Third Principal
     Meridian, described as follows: Beginning at the point of intersection of the Westerly line of the two hundred (200) foot right-of-way of the Illinois Central
     Railroad Company with the South line of
     said Southeast quarter and running thence
     West along said South line a distance of one hundred twenty two and fifty-one hundredths (122.51) feet; thence North, perpendicular to said South line, a distance of one hundred twenty five (125) feet; thence East and parallel with said
     South line a distance of one hundred
     forty and forty-six hundredths (140.46)
     feet to said Westerly right-of-way line
     and thence Southwardly along said
     Westerly right-of-way line a distance of one hundred twenty six and twenty-eight hundredths (126.28) feet to the point of beginning, (excepting therefrom that part thereof conveyed by Thomas A. Legris and Evangeline P. Legris, his wife, to Illinois Central Railroad Company by War-ranty Deed dated June 25, 1929, and recorded July 8, 1929, in Book 381, page
     117).
         (2) Lot one (1), Block one (1),
     Brookmont River Subdivision, as platted
     November 30, 1928, recorded in Plat Book
     E, page 19, Records of Kankakee County,
     Illinois.

         (3) Lots one (1) through seven (7),
     inclusive; Lots ten (10) through sixteen
     (16), inclusive; together with that part of the vacated alley lying between said
     Lots, all in Block two (2) in Associate's
     North Addition to the Town of Kankakee
     City.

ALSO

         That part of vacated North Chicago
     Avenue lying North of Cypress Street for a distance of one block North to the South line of First Street, also called
     Birch Street, in Associate's North
     Addition to the Town of Kankakee City,
     bounded and described as follows:
     Commencing at the intersection of the
     Easterly line of vacated Chicago Avenue
     with the Southerly line of Birch Street, thence Southerly along the Easterly line of vacated Chicago Avenue one hundred and seven tenths (100.7)




40






feet; thence deflecting thirty eight (38) degrees and forty five (45) minutes to the right measure Southwesterly seventy nine and nine tenths (79.9) feet; thence deflecting thirty eight (38) degrees and forty five (45) minutes to the left measure Southerly one hundred twenty two and one tenth (122.1) feet;
thence deflecting twenty nine (29) degrees and two (2) minutes to the left measure
Southeasterly seventy four and two tenths
(74.2) feet to a point which is fourteen (14) feet (measured at right angles) Westerly of the Easterly line of vacated Chicago Avenue, at a point which is three hundred fifty (350) feet South of the point of beginning; thence deflecting one hundred nineteen (119) degrees and two (2) minutes to the right measure
Westerly fifty six (56) feet to the Westerly line of vacated Chicago Avenue; thence deflecting ninety (90) degrees to the right measure Northerly three hundred fifty (350) feet along the Westerly line of vacated
Chicago Avenue to its intersection with the Southerly line of Birch Street; thence deflecting ninety (90) degrees to the right measure Easterly seventy (70) feet along the Southerly line of Birch Street produced to the point of beginning.

    (4) That part of the West half of Section eighteen (18), Township thirty (30) North,
Range thirteen (13) West of the Second
Principal Meridian, described as follows:
Beginning at a point on the West line of said
Section eighteen (18), said point being the East quarter corner of Section thirteen (13), Township thirty (30) North, Range fourteen
(14) West of the Second Principal Meridian, and running thence Southward, along the true
West line of the Southwest quarter of said
Section eighteen (18), a distance of two hundred sixty three and sixty-six hundredths
(263.66) feet to its intersection with the North line of a public highway as the same is now occupied and monumented, said intersection being three and eighty-seven hundredths (3.87) feet East of the West line of said Southwest quarter as the same is now occupied to the North of said highway; and also being two thousand nine hundred twenty nine and sixty hundredths (2929.60) feet, more or less, South of the Northeast corner of said Section thirteen (13); thence Eastward, along said
North line of public highway, a distance of nine hundred forty seven and thirteen hundredths (947.13) feet to its intersection with the center line of a drainage ditch as excavated and monumented, said last intersection being nine hundred fifty one
(951) feet East of the above mentioned West line of Southwest quarter as occupied; thence
Northward, along a straight line and along said center line of ditch, a distance of eight hundred seventy five and seven hundredths
(875.07) feet to its intersection with a line eight hundred seventy five (875) feet measured perpendicularly North of and parallel to said
North line of highway; thence Westward, along said parallel line, a distance of nine hundred twenty five and ninety-seven hun-




41




     dredths (925.97) feet to its intersection with the West line of the Northwest quarter of said Section eighteen (18);
     and thence Southward, along said West
     line of the Northwest quarter, a distance of six hundred eleven and forty-two hundredths (611.42) feet to the point of beginning.

         (5) The North seventy five (75) feet
     of the South three hundred seventy five
     (375) feet of the East five (5) acres of the West six (6) acres of the Southeast quarter of the Southwest quarter of Section thirty four (34), Township thirty one (31) North, Range twelve (12) East of the Third Principal Meridian, subject to West thirty three (33) feet thereof reserved for roadway purposes.

ALSO

         A perpetual right, easement,
     permission and authority to install,
     operate, use, maintain, relocate, renew
     and remove a roadway, gas, water and
     sewer mains and telephone lines, together with necessary appurtenances and fixtures upon, over, under and across the West thirty three (33) feet of the South three hundred (300) feet of the East five (5) acres of the West six (6) acres of the Southeast quarter of the Southwest quarter of Section thirty four (34), Township thirty one (31) North, Range twelve (12) East of the Third Principal
     Meridian.

         (6) The North twenty five (25) feet
     of the West twenty five (25) feet of Lot seven (7) in Block thirty five (35) in the Subdivision of a part of the Northwest fractional quarter of Section six (6), Township thirty (30) North,
     Range thirteen (13) West of the Second
     Principal Meridian, and a part of the
     Northeast fractional quarter of Section
     one (1), Township thirty (30) North,
     Range fourteen (14) West of the Second
     Principal Meridian, as platted by Len
     Small, July 26, 1902, Plat recorded
     October 27, 1902, in Book of Plats "C" at page 18, Records of Kankakee County,
     Illinois, being the Second West Kankakee
     Subdivision.

         (7) The East forty five (45) feet of
     Lots one (1) and four (4) in Block
     seventeen (17) in the Town of Kankakee
     City, subject to the rights of the public to use the South ten (10) feet of said
     Lot four (4) for alley purposes.

Real estate situated in Lake County, Illinois, described as follows:

         (1) The North two hundred thirty
     three (233) feet of the East two hundred thirty three (233) feet of the Southeast quarter of the Northeast quarter of Section twenty three (23), Township forty five (45) North, Range nine (9) East of the Third Principal Meridian, (excepting therefrom the West one hundred fifty
     (150) feet of the North one hundred five
     (105) feet thereof).




42






Real estate situated in LaSalle County,
Illinois, described as follows:

         (1) All that part of the North
     fraction of Section fourteen (14),
     Township thirty three (33) North, Range
     four (4) East of the Third Principal
     Meridian, described as follows: Beginning at a point on the Southerly line of the Southerly Reserve of the Illinois and Michigan Canal which is North seventy three (73) degrees seventeen (17) minutes twenty (20) seconds West four hundred fifty six and eighty-five hundredths
     (456.85) feet from a stone monument at
     the intersection of said Southerly
     Reserve line with the East line of the
     Southeast fractional quarter of said
     Section fourteen (14) (said stone monu-
     ment being South six (6) minutes ten (10) seconds West five hundred twenty eight and thirty-four hundredths (528.34) feet from another stone monument at the Northeast corner of said Southeast fractional quarter of Section fourteen
     (14)) and running thence South sixteen
     (16) degrees forty two (42) minutes forty
     (40) seconds West forty and eleven
     hundredths (40.11) feet to the Northerly line of the former right-of-way of the Chicago, Ottawa and Peoria Railroad Com-pany; thence Northwestwardly, along said
     Northerly right-of-way line, being the
     arc of a circle having a radius of one
     thousand nine hundred thirty five and
     eight hundredths (1935.08) feet and
     convex Northerly, to its intersection
     with said Southerly line of said Canal
     Reserve; and thence South seventy three
     (73) degrees seventeen (17) minutes
     twenty (20) seconds East, along said
     Southerly Reserve line, to the point of
     beginning.

         (2) Lots ten (10), eleven (11),
     twelve (12) and thirteen (13), in Block
     forty four (44), in the Original Town of Mendota, located in the Southwest quarter of Section thirty three (33), Township thirty six (36) North, Range one (1) East of the Third Principal Meridian.

         (3) A part of the Northwest
     fractional quarter of Section four (4),
     Township thirty five (35) North, Range
     one (1) East of the Third Principal
     Meridian, described as follows:
     Commencing at a point on the North line
     of said fractional Northwest quarter
     which is two thousand twenty three (2023) feet East of the Northwest corner of said
     Section four (4); thence Southerly at an angle of ninety one (91) degrees twenty six (26) minutes measured counter-clockwise from the said North line of said Northwest quarter, a distance of six hundred eighty three and twenty hundredths (683.20) feet; thence Easterly at an angle of ninety two (92) degrees two (2) minutes measured clockwise from the last described course a distance of four hundred eighty three (483) feet to a point on the West right-of-way line of the Chicago, Milwaukee, St. Paul and
     Pacific Railroad Company; thence
     Northerly along the said West right-of-
     way line to its intersection with the
     said North line of said Northwest quarter of Section four (4); thence Westerly along the said North line of said
     Northwest quarter




43







of Section four (4) to the place of beginning;
(excepting therefrom the property of the Natural Gas Pipe Line Co. of America, described in a warranty deed recorded in the Office of the Recorder of LaSalle County,
Illinois, in Book 861 of Deeds, at page 111, described as follows: Beginning at a point two thousand four hundred ten and fifty hundredths
(2410.50) feet East of said Northwest corner of Section four (4), said point being the intersection of the North and South fence line with the North line of said Section four (4);
thence South one (1) degree thirty (30)
minutes East fifty (50) feet to a point;
thence East ninety five and fifty hundredths
(95.50) feet to a point; thence North one (1)
degree thirty (30) minutes West fifty (50) feet to a point; thence West ninety five and fifty hundredths (95.50) feet to the place of beginning).

    (4) The following described real estate
situated in a Subdivision of the Southwest fractional quarter of Section eleven (11), Township thirty three (33) North, Range three
(3) East of the Third Principal Meridian, in the City of Ottawa, viz: That portion of Outlots sixty one (61) (except the North ten and one-half (10-1/2) feet thereof), sixty two
(62), sixty three (63) and sixty four (64) lying Westerly of a line drawn parallel with and two hundred sixty three and five tenths
(263.5) feet East of the East line of Walker
Street in the City of Ottawa, lying South of the switch track of the Chicago, Burlington &
Quincy Railroad Company and East of the East line of Walker Street; also, that portion of Outlots sixty five (65) sixty six (66), sixty seven (67), sixty eight (68), sixty nine (69), seventy (70) and seventy one (71) which lies
East of the East line of Walker Street in the City of Ottawa, (excepting therefrom the East fifty (50) feet of each of said Outlots).

    (5) That part of Lot three (3) in the
Southwest quarter of Section one (1), Township thirty three (33) North, Range three (3) East of the Third Principal Meridian, according to the plat thereof recorded in Plat Book "F", page 32, described as follows: Beginning at the Southwest corner of said Lot three (3) and running thence North zero (0) degrees thirteen
(13) minutes West along the West line of said
Lot three (3), three hundred fifty four and five tenths (354.5) feet; thence North eighty nine (89) degrees two (2) minutes East four hundred seventy five (475) feet for a place of beginning; from said place of beginning running thence South zero (0) degrees eleven
(11) minutes East three hundred thirty nine and one tenth (339.1) feet to a point; thence
North eighty nine (89) degrees two (2) minutes
East on a line parallel with and fifteen and four tenths (15.4) feet North of the South line of said above described Lot three (3), a distance of three hundred sixty five and two tenths (365.2) feet to a point on the West line of the Dayton Road (now Champlain St.);
thence




44






North six (6) degrees forty two (42) minutes
East along the West line of Champlain St.
three hundred forty one and seventy-one
hundredths (341.71) feet to a point where the West line of Champlain St. intersects the North line of that part of Lot three (3) conveyed to the State of Illinois by Special
Warranty Deed recorded in Book 788, page 20, produced East; thence South eighty nine (89) degrees two (2) minutes West four hundred six and nineteen hundredths (406.19) feet to the place of beginning.

    (6) The East twenty five (25) feet of the South twenty two (22) feet of the North thirty eight (38) feet of Lot five (5), in Block four
(4) in Allen's Addition to Ottawa according to the Plat recorded September 9, 1887, in Book
"E", page 28.

    (7) That part of the North half of the
Southwest fractional quarter of Section
eighteen (18), Township thirty three (33)
North, Range four (4) East of the Third
Principal Meridian, lying South of the North line of said Southwest fractional quarter
South of the center of State Aid Route No. 15, and North of the South line of the abandoned road in Fall River Township, more particularly described as follows: Beginning at the Northwest corner of the Southwest quarter of said Section eighteen (18), thence South on the West line of said Section eighteen (18), a distance of two hundred thirty and eight tenths (230.8) feet to a point; thence South thirty one (31) degrees fifty two (52) minutes
East, one hundred two and four tenths (102.4) feet to a point; thence South twenty seven
(27) degrees forty five (45) minutes East fifty seven and seven tenths (57.7) feet to a point; thence South fifty three (53) degrees three (3) minutes East three hundred ninety five and one tenth (395.1) feet to a point;
thence South forty seven (47) degrees forty nine (49) minutes East ninety and six tenths
(90.6) feet to a point; thence South seventy nine (79) degrees zero (0) minutes East sixty eight and one tenth (68.1) feet to the center of the Black Top Road, also State Aid Route
No. 15; thence along the center line of said
Road the following courses and distances;
thence North thirty (30) degrees three (3) minutes West one hundred (100) feet to a point; thence North twenty seven (27) degrees forty one (41) minutes West three hundred eighty eight and six tenths (388.6) feet to a point; thence North thirty three (33) degrees twenty one (21) minutes West one hundred (100)
feet to a point; thence North forty three (43) degrees three (3) minutes West one hundred
(100) feet to a point; thence North fifty four
(54) degrees eighteen (18) minutes West one hundred (100) feet to a point; thence North sixty five (65) degrees thirty one (31) minutes West eighty three and five tenths
(83.5) feet to the North line of said
Southwest quarter; thence West eighteen and eight tenths (18.8) feet to the place of beginning.




45




    (8) The West thirty (30) feet of the East thirty six (36) feet of Lot nine (9) in Block six (6) in Day's Addition to Ottawa in the East half of the Northeast quarter of Section fourteen (14), Township thirty three (33)
North, Range three (3) East of the Third
Principal Meridian.

    (9) The South thirty five (35) feet of the West twenty five (25) feet of Lot two (2) in Block six (6) in Norris' Addition to Ottawa in the East fractional half of the Southeast fractional quarter of Section ten (10), Township thirty three (33) North, Range three
(3) East of the Third Principal Meridian according to the plat thereof recorded May 8, 1852, in Book "A" of Plats, page 32.

    (10) The South twenty five (25) feet of
the East thirty five (35) feet of Lot three
(3) in Block thirteen (13), in Champlin's
Addition to the City of Ottawa, a subdivision in Section two (2), Township thirty three (33)
North, Range three (3) East of the Third
Principal Meridian.

    (11) Commencing at the point of
intersection of the North line of Lot nine
(9), Block fifty two (52), Old Town of
Streator with the East line of the Southwest quarter of the Southeast quarter of Section twenty six (26), Township thirty one (31)
North, Range three (3) East of the Third
Principal Meridian which point of intersection is eleven (11) feet Southeast of the Northwest corner of said Lot nine (9); thence North on the East line of the Southwest quarter of the Southeast quarter of said Section twenty six
(26), one hundred twenty four (124) feet;
thence West at right angles to the East line of said Southwest quarter of the Southeast quarter of said Section twenty six (26), seventy seven and seven tenths (77.7) feet;
thence South parallel to the East line of the Southeast quarter of the Southwest quarter of said Section twenty six (26), one hundred fourteen and eight tenths (114.8) feet; thence
South seventy eight (78) degrees eight (8) minutes West, three hundred six (306) feet;
thence North thirty one (31) degrees thirty five (35) minutes West, forty five and sixteen hundredths (45.16) feet; thence South seventy nine (79) degrees zero (0) minutes West, thirty eight (38) feet; thence South thirty one (31) degrees zero (0) minutes West, twenty eight (28) feet; thence South seventy seven
(77) degrees fifty five (55) minutes West, one hundred ninety and five tenths (190.5) feet;
thence South eight (8) degrees five (5)
minutes East, two hundred eighty (280) feet to the center line of the Vermillion River;
thence in an Easterly and Northeasterly
direction along the center line of the
Vermillion River a distance of six hundred fifteen (615) feet more or less to its intersection with the East line of the Southwest quarter of the Southeast quarter of said Section twenty six (26); thence North along the East line of the Southwest quarter of the Southeast quarter of said Section twenty six (26), one hundred forty five (145) feet to its




46






     intersection with the South line of Lot
     nine (9), Block fifty two (52), Old Town of Streator, Illinois; thence Southwest along the South line of said Lot nine
     (9), sixty four (64) feet to the
     Southwest corner of said Lot nine (9);
     thence Northeasterly along the West line of said Lot nine (9) to the Northwest corner thereof; thence Southeast along the North line of said Lot nine (9), eleven (11) feet to the place of beginning, the East line of the Southwest quarter of the Southeast quarter of Section twenty six (26) having an assumed
     North and South bearing for the purpose
     of this description.

         (12) Commencing at the Northwest
     corner of Section thirty (30) Township
     thirty one (31) North, Range four (4)
     East of the Third Principal Meridian;
     thence East along the North line of said
     Section thirty (30) a distance of ninety seven and eighty-three hundredths (97.83) feet; thence South parallel to the West line of said Section thirty (30) a distance of ninety and ninety-one hundredths (90.91) feet; thence West parallel to the North line of said
     Section thirty (30) to the West line
     thereof; thence North along the West line of said Section thirty (30) to the place of beginning.

         (13) The South twenty (20) feet of
     the West fifteen (15) feet of Lot three
     (3) in Block eighty four (84) in the
     Vermillion Coal Company's Addition to
     Streator, situate in the City of
     Streator, in the Northwest quarter of
     Section thirty six (36), Township thirty one (31) North, Range three (3) East of the Third Principal Meridian, excepting coal and other minerals underlying the surface thereof.

         (14) The West twelve (12) feet of Lot
     five (5); also, the East eighteen (18)
     feet of the West thirty (30) feet of the South thirty (30) feet of Lot five (5), all in Block four (4) in Dinsmore's
     Addition to Streator, being a subdivision in the Northwest quarter of Section twenty five (25), Township thirty one
     (31) North, Range three (3) East of the
     Third Principal Meridian, excepting coal and other minerals underlying the surface thereof.

Real estate situated in Lee County, Illinois, described as follows:

         (1) All of Block eight (8) and twenty
     five (25) feet off from the East side of Madison Street on the West side of Block eight (8) and between First Street and River Street in the City of Dixon, formerly Original Town of Dixon,
     (excepting that part of said Block eight
     (8) described as follows, to-wit:
     Commencing at the Southeast corner of
     Block eight (8), running thence Westerly on the South line of said Block, two hundred thirty five (235) feet; thence
     Northerly at right angles to last named
     line one hundred fifty (150) feet; thence
     Easterly at right angles to last named
     line sixty (60) feet; thence Northerly at right angles to last named line to the North line of said





47




     Block eight (8); thence Easterly to the
     Northeast corner of said Block eight (8) and thence Southerly to the place of beginning).
         (2) Lot one (1) and all that part of
     Lot two (2) lying East of the Illinois
     Central Railroad Company right-of-way,
     all in Block ten (10) in the Town (now
     City) of Dixon, according to the recorded plat of said Town, as recorded in the Office of the Recorder of Lee County,
     Illinois in Book "A" of Deeds, at page
     62, and also to Assessor's Plat thirteen
     (13), recorded in the Office of the
     Recorder of Lee County, Illinois, in Book
     "B" of Plats, at page 25.

Real estate situated in Livingston County, Illinois, described as follows:

 (1) The East twenty five (25) feet of the North fifty five
(55) feet of the Northwest quarter of Section sixteen (16), Township thirty (30) North,
Range seven (7) East of the Third Principal
Meridian.

         (2) Lots three (3), four (4), five
     (5), six (6), seven (7) and eight (8) in Block twenty one (21) in Fell's Addition to Pontiac, being located on a part of the East half of the Southwest quarter of Section twenty two (22), Township twenty eight (28) North, Range five (5) East of the Third Principal Meridian, according to the plat thereof recorded in Book "D", page 392.

ALSO
         Lots thirteen (13), fourteen (14),
     fifteen (15) and sixteen (16) in Block
     twenty (20) in Fell's Addition to
     Pontiac, being located on a part of the
     East half of the Southwest quarter of
     Section twenty two (22), Township twenty eight (28) North, Range five (5) East of the Third Principal Meridian.

         (3) The North twenty five (25) feet
     of the East half of the Southwest quarter of Block sixteen (16) in Pontiac, being located on a part of the East half of the Northeast quarter of Section twenty two
     (22), Township twenty eight (28) North,
     Range five (5) East of the Third
     Principal Meridian together with an
     easement for ingress and egress thereto
     over the West ten (10) feet of the East
     half of the Southwest quarter of said
     Block sixteen (16) South of the property herein conveyed.

         (4) That part of Lot two (2) as said
     Lot is shown by the plat of the
     Subdivision records in the Recorder's
     Office in Livingston County, Illinois,
     made by D. J. Stanford, County Surveyor, of said Livingston County, from survey made September 24th to 28th A.D. 1908, of a part of the South half of Section eleven (11) and a part of the North half of Section fourteen (14) all in Township twenty eight (28) North, Range five (5)
     East of the Third Principal Meridian
     bounded and described as follows:
     Commencing in the East line of Aurora
     Street (sixty six (66) feet wide) at a
     point which is seventy six (76) feet
     South of the intersection of said East
     line of Aurora Street with the North line of the



48




     former Bloomington, Pontiac & Joliet
     Electric Railroad right-of-way, being the
     Northwesterly line of said Lot two (2);
     thence West, at right angles to said East line of Aurora Street, thirty three (33) feet to the West line of the Northwest quarter of said Section fourteen (14)
     (being a center line of Aurora Street);
     thence South along said West line, twenty five (25) feet; thence East, at right angles to said West line, fifty eight
     (58) feet; thence North, at fight angles, twenty five (25) feet; thence West, at right angles, twenty five (25) feet to the place of beginning.

Real estate situated in McHenry County,
Illinois, described as follows:

         (1) All that part of the Southeast
     quarter of the Southwest quarter of
     Section two (2), Township forty five (45)
     North, Range five (5) East of the Third
     Principal Meridian, bounded and described as follows, to-wit: Commencing at the Northeast corner of the said Southeast quarter of the Southwest quarter of Section two (2) and in the center of the highway and running thence South along the center of the highway, fifty (50) feet; thence West on a line parallel with the North line of said Southeast quarter of the Southwest quarter of Section two
     (2), one hundred thirty three (133) feet;
     thence North fifty (50) feet, more or
     less, to a point on said North line that is one hundred thirty three (133) feet
     West of the place of beginning; thence
     East along said North line, one hundred
     thirty three (133) feet to the place of
     beginning.

         (2) All that part of the Northwest
     quarter of the Southeast quarter of
     Section thirty five (35), Township forty five (45) North, Range eight (8) East of the Third Principal Meridian, bounded and described as follows, to-wit: Commencing at the Southwest corner of the said
     Northwest quarter of the Southeast
     quarter, and running thence East along
     the South line of said Northwest quarter of the Southeast quarter, forty four and five tenths (44.5) feet to the East line of the highway, for a place of beginning;
     thence East along said South line one
     hundred thirty two (132) feet; thence
     North parallel with the East line of said highway sixty six (66) feet; thence West parallel with said South line of said
     Northwest quarter of the Southeast
     quarter, one hundred thirty two (132)
     feet to said East line of said highway;
     thence South along said East line of said highway, sixty six (66) feet to the place of beginning.

         (3) Lots one (1), two (2), three (3)
     and four (4) in Block three (3) and the
     North seven (7) feet of vacated Taft
     Street from the West line of Amsterdam
     Street to the West line, if extended, of said Lot four (4), all being in D. F.
     Quinlan's Addition to the City of
     Woodstock, according to the plat thereof, recorded in the Recorder's Office of McHenry County, Illinois, in Book 3 of
     Plats, page 38.




49




Real estate situated in Ogle County, Illinois, described as follows:

         (1) Part of the Northwest quarter of
     the Northwest quarter of Section thirty
     five (35), Township twenty four (24)
     North, Range nine (9) East of the Fourth
     Principal Meridian, described as follows:
     Beginning at the Northwest corner of the Northwest quarter of said Section thirty five (35) and running thence East one hundred thirty two (132) feet; thence
     South forty (40) feet; thence West one
     hundred thirty two (132) feet to the
     Section line and thence North forty (40) feet to the place of beginning.

         (2) A part of the Subdivision of Lot
     two (2) of the fractional Northeast
     quarter of Section four (4), Township
     twenty three (23) North, Range ten (10)
     East of the Fourth Principal Meridian,
     described as follows: Commencing at a
     point on the center line of the public
     road which is six hundred fifty (650)
     feet Southeasterly along the center line of said road from a point which is the intersection of the center line of said road and the West quarter Section line;
     thence Southerly, parallel with said
     quarter Section line, one hundred eighty four (184) feet to a point; thence
     Easterly, at an angle of ninety (90)
     degrees zero (0) minutes measured
     clockwise from the last described course, seventy five (75) feet to a point; thence
     Northerly, parallel with said quarter
     Section line, one hundred seventy seven
     and ten hundredths (177.10) feet, more or less, to the center line of said road;
     thence Northwesterly, along the center
     line of said road, seventy five and
     thirty hundredths (75.30) feet, more or
     less, to the point of beginning.

         (3) Lot nine (9) in Block eight (8)
     in Potter's Addition to the City of
     Oregon.

         (4) Lot eight (8) in Block seven (7)
     in Cutt's Addition to the Town (now City) of Polo.

Real estate situated in Whiteside County, Illinois, described as follows:

         (1) Commencing at the point of
     intersection of the East line of Jackson
     Street and the Northerly right-of-way
     line of the Chicago and North Western
     Railway, in the City of Morrison; thence
     North, on said East line of Jackson
     Street, one hundred eighty (180) feet;
     thence East, perpendicular to the last
     described course, two hundred sixty (260) feet; thence Southeasterly, at an angle of one hundred two (102) degrees forty three (43) minutes measured counter-clockwise from the last described course, two hundred two and fifteen hundredths
     (202.15) feet to said Northerly right-of-way line of the Chicago and North Western
     Railway; thence Westerly, on said
     Northerly right-of-way line, three
     hundred five (305) feet to the place of
     beginning.




50




    (2) Lots seven (7) and eight (8) in Block twenty one (21) in the City of Morrison.

    (3) The East half of the Northwest quarter of Section thirty five (35) and that part of the East half of the Southwest quarter of Section twenty six (26) which lies South of the center of the public highway between Rock
Falls and Dixon, Illinois, said last named tract being known as Lot six (6) of the Southwest quarter of Section twenty six (26), all in Township twenty one (21) North, Range seven (7) East of the Fourth Principal
Meridian, (except the following described tract: Commencing at a point on the West line of the East half of the Southwest quarter of Section twenty six (26), four hundred eighty four and twenty-five hundredths (484.25) feet
North of the Southwest corner of said East half of the Southwest quarter of Section twenty six (26) and extending thence North, along said West line eight hundred seventeen and seventy-five hundredths (817.75) feet to the center line of Rock Island Road; thence extending Southeasterly, along said center line at an angle of sixty six (66) degrees thirty seven (37) minutes measured counter-clockwise from the last described course, four hundred thirty five and seventy-nine hundredths
(435.79) feet; thence South, at an angle of one hundred thirteen (113) degrees twenty three (23) minutes measured counter-clockwise from the last described course, six hundred forty four and seventy-nine hundredths
(644.79) feet; thence West, perpendicular to the last described course, four hundred (400) feet to the place of beginning, also excepting therefrom the South six hundred (600) feet of the East half of the Northwest quarter of said
Section thirty five (35)).

    (4) Lot sixteen (16) in plat of Emmons
Place, being a Subdivision of the Southeast part of Lot ten (10) of the Northeast quarter of Section twenty seven (27), Township twenty one (21) North, Range seven (7) East of the
Fourth Principal Meridian.

    (5) That part of the Northwest fractional quarter of Section twenty eight (28), Township twenty one (21) North, Range seven (7) East of the Fourth Principal Meridian, described as follows: Beginning at a point where a line drawn nineteen (19) feet West of and parallel with the center line of Bass Street in Wallace's Second Addition to Sterling, extended, crosses the South line of Miller
Street; thence Easterly along the South line of Miller Street two hundred (200) feet;
thence Southerly along a line parallel with the center line of Bass Street extended, to Rock River; thence Westerly along the North bank of Rock River to the intersection of the North bank of Rock River with a line nineteen
(19) feet West of and parallel with the center line of Bass Street, extended; thence
Northerly along a line parallel with the center line of Bass Street extended to the place of beginning; also that part of the




51

     South half of vacated Miller Street lying
     North of and adjoining the above
     described property.
ALSO

         Part of the Northwest fractional
     quarter of Section twenty eight (28),
     Township twenty one (21) North, Range
     seven (7) East of the Fourth Principal
     Meridian, described as follows, to-wit:
     Commencing at a point where a line drawn nineteen (19) feet West of and parallel with the center line of Bass Street in the City of Sterling extended crosses the South line of Miller Street running
     Easterly and Westerly, said South line of Miller Street being the South side of Wallace's Second Addition to said City;
     thence Westerly along the South line of
     said Miller Street one hundred fifty
     (150) feet; thence Southerly on a line
     parallel with the center line of said
     Bass Street extended to the water's edge at normal stage at North Bank of Rock
     River; thence Easterly along said water's edge of said Rock River to a point where said line drawn nineteen (19) feet West of said center line of Bass Street ex-tended would intersect said Rock River;
     thence Northerly to place of beginning,
     subject to switch track rights reserved
     in deed dated March 30, 1926 and recorded in Whiteside County, June 12, 1926 in
     Book 266 of Deed Records at page 108.

Real estate situated in Will County, Illinois, described as follows:

         (1) Lot nine (9), (except the North
     sixty one and twenty-five hundredths
     (61.25) feet thereof), and all of Lot ten
     (10), in County Clerk's Subdivision of
     part of the Northwest quarter of Section three (3) and part of the Northeast quarter of Section four (4), in Township thirty five (35) North, Range ten (10)
     East of the Third Principal Meridian,
     (excepting therefrom that part of said
     Lot nine (9) bounded and described as
     follows: Commencing at a point on the
     Westerly line of said Lot nine (9) which point is one hundred sixty one and twenty-five hundredths (161.25) feet
     South of the North line of said Lot nine
     (9) measured perpendicularly thereto;
     thence East parallel with the North line of said Lot nine (9) a distance of one hundred (100) feet; thence North at right angles to the North line of said Lot nine
     (9) to the South line of the North sixty one and twenty-five hundredths (61.25) feet of said Lot nine (9); thence West along said South line of the North sixty one and twenty-five hundredths (61.25) feet of said Lot nine (9) to the Westerly line of said Lot nine (9); thence
     Southerly along the Westerly line of said
     Lot nine (9) to the point of beginning).

         (2) That part of the Southwest
     quarter of Section twenty seven (27) and the Southeast quarter of Section twenty eight (28), in Township thirty six (36)
     North, Range ten (10) East of the Third
     Principal Meridian, described as follows:
     Beginning at a point eighteen hundred
     twenty (1820) feet North and two hundred ninety six and forty-seven hun-



52


     dredths (296.47) feet East of the
     Southwest corner of said Section twenty
     seven (27) and running thence North
     eighty nine (89) degrees, fifty two (52) minutes West two hundred ninety six and forty-seven hundredths (296.47) feet to a point on the North and South Section line between said Sections twenty seven (27) and twenty eight (28), said point being eight hundred twenty seven and twenty-seven hundredths (827.27) feet South of the East and West half Section line in said Sections twenty seven (27) and twenty eight (28); thence North eighty nine (89) degrees, fifty four (54) minutes West five hundred twelve and seventy-five hundredths (512.75) feet;
     thence Southwestwardly to a point in the South line of said Section twenty eight
     (28) which is one thousand five and five tenths (1005.5) feet West of the Southeast corner of said Section twenty eight (28); thence East along the South line of said Section twenty eight (28), to a point two hundred (200) feet West of the Southeast corner of said Section twenty eight (28); thence North fifteen
     (15) degrees, twelve (12) minutes East,
     to the place of beginning.

ALSO

         A perpetual easement thirty three
     (33) feet in width for existing roadway
     for the purpose only of ingress and
     egress to Chicago and Joliet Road.
         (3) The West three quarters (3/4) of
     the Southwest quarter of Section twenty
     nine (29), (excepting therefrom the West ninety nine (99) feet thereof), in Township thirty six (36) North, Range Ten
     (10) East of the Third Principal
     Meridian.

    RESERVING, HOWEVER, unto the Edison
Company, its successors and assigns, and from the lien and operation of this Indenture, all electric facilities located, at the actual date of execution and delivery of this Indenture, on, over or in the property described above in this Division First or hereafter located on, over or in such property, the term "electric facilities", as used herein, meaning towers, poles, pole structures, push poles, anchors, guys, stubs, vaults, manholes, tunnels, conduits, wires, cables, transformers, meters, communication facilities, and other facilities, equipment, apparatus, fixtures and appurtenances comprising any part of the electric utility system of the Edison Company; and reserving, also, unto the Edison Company, its successors and assigns, and from the lien and operation of this Indenture, a perpetual right, easement and authority to construct, install, operate, use, maintain, renew, replace, remove or relocate on, over or in the property described above in this Division First (with such rights of access to such portions of said property as may be necessary or incidental to the exercise of such right, easement and authority) (a) existing electric facilities, (b) electric facilities in process of construction at the actual date of ex-




53




ecution and delivery of this Indenture, and
(c) electric facilities the construction of which has not been commenced but which has been or shall be authorized, on or before the actual date of execution and delivery of this Indenture, by the Board of Directors of the Edison Company.

SECOND

    All rights-of-way, easements, franchises, licenses, permits, privileges, leases, leaseholds, agreements and other authority granted to the Edison Company or its predecessors, and owned by the Edison Company at the actual date of execution and delivery of this Indenture, for the sole purpose of constructing, installing, operating, using, maintaining, renewing, replacing, removing or relocating gas facilities (as defined in Division Fourth of these Granting Clauses) on, over or in property owned by others than the Edison Company and situated in the Counties of Boone, Cook, DeKalb, DuPage, Grundy, Henry,
Kane, Kankakee, Kendall, Lake, LaSalle, Lee,
Livingston, McHenry, Ogle, Whiteside and Will, in the State of Illinois.

THIRD

    All rights of the Edison Company to
construct, install, operate, use, maintain, renew, replace, remove or relocate gas facilities on, over or in property owned by others than the Edison Company and covered by rights-of-way, easements, franchises, licenses, permits, privileges, leases, leaseholds, agreements and other authority granted to the Edison Company or its predeces-sors and owned by the Edison Company at the actual date of execution and delivery of this Indenture, alone or jointly with others, for purposes including, but not solely for, the aforementioned gas utility purposes, such property being located in the Counties of Boone, Cook, DeKalb, DuPage, Grundy, Henry,
Kane, Kankakee, Kendall, Lake, LaSalle, Lee,
Livingston, McHenry, Ogle, Whiteside and Will, in the State of Illinois; provided, however, that the conveyance and mortgaging of such rights of the Edison Company in respect of each of said rights-of-way, easements, franchises, licenses, permits, privileges, leases, leaseholds, agreements and other grants of authority shall be effective only upon the condition and to the extent that such rights can be conveyed and mortgaged hereby without impairment of the estate or interest of the Edison Company, for purposes other than the aforementioned gas utility purposes, in such right-of-way, easement, franchise, license, permit, privilege, lease, leasehold, agreement or other grant of authority, and without impairment of the estates or interests, if any, therein of others than the Edison Company.



54


FOURTH
    All gas facilities located on, over or in the property described or referred to in Divisions First, Second and Third of these
Granting Clauses, or otherwise located,
including gas facilities in process of
construction at the actual date of execution and delivery of this Indenture, the term "gas facilities", as used herein, meaning facilities used or held for use in connection with the purchase and receipt of gas from suppliers or transporters, gas production plants and facilities, and facilities for the handling, storage and gasification of liquefied petroleum products; gas tanks and holders, and underground high-pressure gas storage facilities: gas compressors and boosters; gas mixing, regulating and control facilities;gas mains, laterals, services, regulators, meters, pipes, conduits, valves and fittings, regulating and metering equip-ment (including regulating and metering equipment, but excluding service pipes and fuel runs, installed on property of the Edison
Company for the purpose of receiving gas for boiler fuel at electric generating stations of the Edison Company and for its other industrial customer uses on such property), and communication facilities; buildings, structures and works (including appurtenant switch tracks) solely used or held for use in the operation of the gas utility system conveyed and mortgaged hereby and in the conduct of the gas utility business relating thereto; machinery, engines, pumps, electric power and lighting equipment
(excluding all primary service cable in con-duit, primary overhead service connections, secondary service drops, service stations, and metering equipment, which constitute electric facilities) solely used or held for use in the operation of said gas utility system and in the conduct of said gas utility business; and other facilities, equipment, tools, implements, apparatus, fixtures and appurtenances solely so used or held for use and comprising any part of said gas utility system.

FIFTH

    All property (if any), real and personal, in addition to that described or referred to above in Divisions First, Second, Third and
Fourth of these Granting Clauses (other than property hereinafter expressly excepted from the lien and operation of this Indenture), which, at the actual date of execution and delivery of this Indenture, is solely used or held for use in the operation by the Edison
Company of its gas utility system and in the conduct of its gas utility business.

SIXTH

    All property, real and personal, used or useful in the gas utility business (other than property hereinafter expressly excepted from the lien and opera-




55




tion of this Indenture) acquired by the Edison
Company after the actual date of execution and delivery of this Indenture and prior to the adoption thereof by the Gas Company, and all property of such character (with like exception) acquired by the Gas Company or (subject to tile provisions of Section
16.03) any successor corporation after such adoption, this convey-anco and mortgage of after-acquired property on the part of the Gas
Company to become and be effective upon its execution and delivery of, and by virtue of provisions expressly to be contained in, the indenture of adoption provided for in Section
2.01.

SEVENTH

    All property (including property
hereinafter expressly excepted from the lien and operation of this Indenture) which at any time hereafter, by delivery or by an instrument in writing, may be expressly conveyed or mortgaged to or pledged or deposited hereunder with the Trustee by the Edison Company or by the Gas Company or any successor corporation, or by anyone on behalf of any of such corporations and with its written consent, as and for additional security hereunder, the Trustee being hereby authorized at any and all times to accept and receive any such conveyance, mortgage, pledge or deposit and to hold and apply any such property upon and subject to the terms and provisions upon which such conveyance, mortgage, pledge or deposit shall be made.

EIGHTH

    All and singular the tenements,
hereditaments and appurtenances belonging or in any wise appertaining to the property hereinabove described or referred to and mortgaged hereby or intended so to be, or any part of such property, with the reversion and reversions, remainder and remainders, and
(subject to the provisions of Section 10.01) the income, revenues, rents, issues and profits thereof; and all of the estate, right, title, interest and claim whatsoever which the Edison Company now has or which the Edison
Company or the Gas Company or any successor corporation, as the case may be, may hereafter acquire in and to the aforesaid property and every part and parcel thereof, excluding always property of the character of that hereinafter expressly excepted from the lien and operation hereof.

EXCEPTED PROPERTY
    There is expressly excepted from the lien and operation of this Indenture the following described real estate:

56



Real estate situated in Cook County, Illinois, described as follows:

         (1) Lots nineteen (19) and twenty
     (20) in Block seventeen (17) in
     Grossdale, a Subdivision in the Southeast quarter of Section thirty four (34), Township thirty nine (39) North, Range twelve (12) East of the Third Principal
     Meridian.

         (2) Lots fifteen (15), sixteen (16),
     seventeen (17) and eighteen (18) in Block one (1) in H. C. Gray's Addition to West
     Pullman, a Subdivision of the North
     fifteen (15) acres of the North twenty
     six and two-thirds (26-2/3) acres of the Northeast quarter of the Southeast quarter of Section twenty nine (29), Township thirty seven (37) North, Range fourteen (14) East of the Third Principal
     Meridian.

ALSO

         Lot ten (10) in Block four (4) in the
     Subdivision of the South eleven and two-thirds (11-2/3) acres of the North twenty six and two-thirds (26-2/3) acres of the Northeast quarter of the Southeast quarter of Section twenty nine (29), Township thirty seven (37) North, Range fourteen (14) East of the Third Principal
     Meridian.

         (3) A parcel of land in Lot six (6)
     in George H. Geils' Subdivision of that
     part of the South half of the North half and of the South fourteen and seventy hundredths (14.70) feet of the North half of the North half of Section thirty (30), Township forty one (41) North, Range twelve (12) East of the Third Principal
     Meridian, lying West of the right-of-way of the DesPlaines Valley Railroad, as shown on plat recorded September 10, 1928, as Document #10142179, said parcel being bounded and described as follows:
     Beginning at the Northeast corner of said
     Lot; thence West to the Northwest corner of said Lot; thence South to the Southwest corner of said Lot; thence East along the South line of said Lot, thirty and three one-hundredths (30.03) feet;
     thence North six hundred seventy five and four one-hundredths (675.04) feet to a point which is thirty (30) feet East of the West line of said Lot six (6) measured at right angles thereto; thence
     East five hundred seventy one and thirty hundredths (571.30) feet more or less to a point in the East line of said Lot which is six hundred seventy and eighteen hundredths (670.18) feet South of the place of beginning; thence North to the place of beginning (excepting that part of the above described property lying within a strip of land one hundred (100) feet wide across Lot six (6) in George H.
     Geils' Subdivision of that part of the
     South half of the North half and of the
     South fourteen and seventy hundredths
     (14.70) feet of the North half of the
     North half of Section thirty (30),
     Township forty one (41) North, Range
     twelve (12) East of the Third Principal
     Meridian, lying West of the right-of-way of the





57

Des Plaines Valley Railroad as shown on plat recorded September 10, 1928, as Document
#10142179 in Cook County, Illinois, the center line of said one hundred (100) foot strip being described as follows: Beginning at a point on the North line of said Lot six (6) ninety eight and four tenths (98.4) feet West of the Northeast corner of said Lot; thence
Southwesterly along a curve to the right with a radius of five thousand seven hundred twenty nine and sixty-five hundredths (5729.65) feet to a point of intersection with the South line of the Northwest fractional Quarter of said
Section thirty (30) which is six hundred seven and eleven hundredths (607.11) feet West of the Southeast corner of said Lot).

ALSO

    The East thirty (30) feet of Lot three (3) in Grewe's Subdivision of that part of the Northwest fractional quarter and the West half of the West half of the Northeast quarter of Section thirty (30), Township forty one (41)
North, Range twelve (12) East of the Third
Principal Meridian, lying North of a line fourteen and seven tenths (14.7) feet North of the East and West center line of the North half of said Section (except the right-of-way of the DesPlaines Valley Railroad).

ALSO

    The East one hundred two (102) feet of Lot one (1) in George H. Geils' Subdivision of that part of the South half of the North half and the South fourteen and seventy hundredths
(14.70) feet of the North half of the North half of Section thirty (30), Township forty one (41) North, Range twelve (12) East of the
Third Principal Meridian, lying West of the right-of-way of the DesPlaines Valley Railroad as shown by plat recorded September 10, 1928, as Document #10142179.

ALSO

    An easement for ingress and egress over
and across that part of Lot five (5) in George
H. Geils' Subdivision of that part of the South half of the North half and of the South fourteen and seventy hundredths (14.70) feet of the North half of the North half of Section thirty (30), Township forty one (41) North,
Range twelve (12) East of the Third Principal
Meridian, lying West of the right-of-way of the Des Plaines Valley Railroad in Cook
County, Illinois, as shown on the plat
recorded September 10, 1928, as Document
#10142179, described as follows, to-wit:
Beginning at the Southeast corner of said Lot five (5); thence Westerly along the South line of said Lot five (5), a distance of eighty two
(82) feet; thence Northerly and at right angles to the South line of said Lot five (5), a distance of forty (40) feet; thence
Northeasterly along a line to its intersection with the East line of said Lot five (5), one hundred ninety eight (198) feet North of the Southeast corner of said

58

     Lot five (5); thence Southerly along the East line of said Lot five (5), one hundred ninety eight (198) feet to the point of beginning (excepting therefrom that part of a one hundred (100) foot strip of land situated in said Lot five
     (5), the centerline of which is described as follows: Beginning at a point of intersection with the South line of the Northwest fractional quarter of said
     Section at a point one thousand two
     hundred eighty five and sixty-two
     hundredths (1285.62) feet Easterly of the Southwest corner of Lot five (5) in said
     George H. Geils' Subdivision; thence
     Northeasterly along a curve to the left
     with a radius of five thousand seven
     hundred twenty nine and sixty-five
     hundredths (5729.65) feet to the point of intersection with the East line of Lot five (5) in said George H. Geils'
     Subdivision, distant twenty two and nine tenths (22.9) feet Northerly from the Southeast corner thereof).

Real estate situated in Du Page County,
Illinois, described as follows:

         (1) A part of the Northeast quarter
     of the Northeast quarter of Section nine
     (9), Township thirty nine (39) North,
     Range nine (9) East of the Third
     Principal Meridian, described as follows, to-wit: Commencing at a point in the Northerly line of North Street (now
     Washington Street) in the City of West
     Chicago two (2) feet Northeasterly from
     the Southwesterly corner of a tract of
     land heretofore conveyed from the Chicago and North Western Railroad Company to
     John H. Lakey by deed dated April 27,
     1869, for a place of beginning; thence
     Northwesterly parallel with the Westerly line of a tract of land so conveyed to said John H. Lakey, seventy nine (79) feet, thence Southwesterly and parallel with said Northerly line of said North
     Street twenty two (22) feet; thence
     Southeasterly and parallel with the
     Westerly line of said tract of land
     conveyed to John H. Lakey as aforesaid,
     seventy nine (79) feet to the Northerly
     line of said North Street; thence
     Northeasterly along the Northerly line of said North Street twenty two (22) feet to the place of beginning, (excepting therefrom a strip of land one (1) foot in width off the Northwesterly end of said property).

Real estate situated in Will County, Illinois, described as follows:

         (1) Lot one (1) in Block fourteen
     (1/4) in South Lockport lying East of the Illinois and Michigan Canal; also all of Lot six (6) in Block thirteen (13) in South Lockport lying East of the Illinois and Michigan Canal; also the following described Lots or tract of land, to-wit:
     Bounded on the West by said Illinois and Michigan Canal, on the North by the North line of Lot six (6) in Block thirteen
     (13), South Lockport, extended to the
     Chicago and Alton Railroad right-of-way, on the East by the Chicago and Alton
     Railroad right-of-way, and on the South
     by the South line of Lot four (4) in
     Block fourteen (14), South Lockport,
     extended to the Chicago and Alton
     Railroad right-of-way; said tract last
     herein described being on the East side
     of the Illinois and Michigan Canal in
     South Lockport, situated in the Township of Lockport.

59

    There is also excepted from the lien and operation of this Indenture the following described property, whether owned by the Edison Company at the actual date of execution and delivery of this Indenture or hereafter acquired by the Edison Company or by the Gas
Company or any successor corporation:

         (a) all real estate held or acquired
     in the name or names of a nominee or
     nominees;
         (b) the last day of the demised term
     created by any lease or leasehold which
     is or may become subject to the lien
     hereof;
         (c) all shares of stock, bonds and
     other obligations and other evidences of indebtedness, and other securities, not hereafter specifically deposited and pledged with the Trustee or required so to be by any of the provisions of this Indenture;
         (d) all cash (except cash deposited
     with the Trustee pursuant to any of the
     provisions of this Indenture), and all
     bills, notes, accounts receivable,
     contracts (other than leases) and choses in action;
         (c) all materials and supplies
     (including all gas in tanks and holders, in underground high-pressure gas storage facilities and in mains and pipes, all gas in storage, wherever stored, and all liquefied petroleum and petroleum products), not included in utility plant accounts, and all merchandise, appliances and supplies owned or acquired for the purpose of resale or leasing to customers in the ordinary course and conduct of business;
         (f) all automobiles, trucks and other
     transportation equipment, and all office furniture and equipment; and
         (g) all natural gas wells, natural
     gas leases and natural gas gathering
     lines, and all other property used in the production and gathering of natural gas;

provided, however, that all of the property hereinabove described or referred to under this Division "Excepted Property", other than that referred to in (b) and (c) above, shall, to the extent permitted by law, cease to be so excepted in the event that the Trustee or a trustee or a receiver shall enter upon and take possession of the mortgaged property by reason of one or more of the completed defaults specified in Section 13.02.

    To HAVE AND TO HOLD the mortgaged property unto the Trustee, its successor or successors in trust, and its assigns forever:

         SUBJECT, HOWEVER, to permitted liens,
     as defined in Section 1.36, and, with
     respect to property hereafter acquired,
     subject also to any mortgages or other
     liens which may exist thereon at the time of acquisition, including any purchase money mortgages or liens upon such prop-erty created at the time of acquisition.



6O


    BUT IN TRUST, NEVERTHELESS, for the equal and proportionate security and benefit of the present and future holders of all bonds and interest coupons from time to time issued hereunder, pursuant to the provisions hereof, and for the enforcement of the payment of such bonds and coupons when payable and of the performance of and compliance with the covenants and conditions of this Indenture, without any preference, distinction or priority as to lien or otherwise of any bond or bonds over others by reason of the difference in time of the actual issue, sale or negotiation thereof or for any other reason whatsoever, except as herein otherwise expressly provided; but so that each and every bond from time to time issued hereunder shall have the same lien, and so that the principal of and the interest and premium, if any, on every such bond shall, subject to the terms hereof, be equally and proportionately secured hereby, as if such bond had been issued, sold and negotiated simultaneously with the execution and delivery of this Indenture;

    PROVIDED, HOWEVER, and these presents are upon the condition, that if the principal of and the interest and premium, if any, on the bonds shall promptly be paid when due or, as permitted hereby, provision shall be made for such payment by the deposit with the Trustee of the entire amount due or to become due on such bonds for principal, interest and premium, if any, and if there shall also be paid all other sums payable hereunder, then this Indenture and the estate and rights hereby granted shall cease, determine and be void, otherwise to be and remain in full force and effect.

    IT IS HEREBY COVENANTED, DECLARED AND
AGREED that all bonds issued under and secured hereby are to be authenticated, delivered, issued and held, and that the mortgaged property is to be held by the Trustee, upon and subject to all of the terms, conditions, covenants, agreements, uses, purposes and trusts hereinafter in this Indenture set forth.

ARTICLE I

DEFINITIONS

    The terms defined in this Article shall, for all purposes of this Indenture, have the meanings herein specified, unless the context otherwise indicates or requires. Unless otherwise defined herein, all terms used in those provisions of this Indenture which are required to be inserted in an indenture to be qualified under the Trust Indenture Act of 1939 shall have the meaning, if any, assigned to such terms in such Act, unless the context otherwise indicates or requires.

61

    SECTION 1.01. accountant. The term
"accountant" shall mean an individual, co-partnership or corporation engaged in the accounting profession, whether or not employed by the Company, or an individual employed by the Company in the capacity of an accountant.

    SECTION 1.02. accountant's certificate.
The term "accountant's certificate" shall mean a certificate signed and verified by an accountant appointed by the Board of Directors and acceptable to the Trustee.

    SECTION 1.03. accountant, independent. The
'term "independent accountant" shall mean an independent accountant, who may be the regular auditors of the Company.

    SECTION 1.04. accountant's certificate,
independent. The term " independent
accountant's certificate" shall mean a
certificate signed by an independent
accountant appointed by the Board of Directors and approved by the Trustee in the exercise of reasonable care.

    SECTION 1.05. annual certificate. The term
" annual certificate" shall mean a certificate to be filed with the Trustee, in accordance with the requirements of Section 3.01, on or before June 30 in each year beginning with the year 1955, and signed and verified by the President or a Vice-President of the Company, and also (a) as to matters with respect to the fair value of property additions, signed and verified by an engineer appointed by the Board of Directors and acceptable to the Trustee, and (b) as to the matters specified under
Section 3.01(b)(9) and. Section 3.01(c), signed by an independent accountant appointed by the Board of Directors and approved by the Trustee in the exercise of reasonable care.

    SECTION 1.06. appraiser, independent. The term "independent appraiser" shall mean an independent individual, co-partnership or corporation engaged in the business of appraising property or competent to appraise the value of the particular property in question, but not regularly in the employ of the Company.

    SECTION 1.07. appraiser's certificate,
independent. The term " independent
appraiser's certificate" shall mean a
certificate signed by an independent appraiser appointed by the Board of Directors and approved by the Trustee in the exercise of reasonable care.

    SECTION 1.08. authenticated and delivered.
The term "authenticated and delivered", when used with respect to bonds, shall mean as of any particular time all bonds theretofore authenticated and delivered hereunder by the Trustee, except bonds upon transfer of or in exchange for which pursuant to the provisions of Section 4.08, 4.09 or 4.10, or in substitution for which

62

pursuant to the provisions of Section 4.12, or in replacement of which pursuant to the provisions of Section 6.03, other bonds shall have been authenticated and delivered.

    SECTION 1.09. Board of Directors. The term
"Board of Directors" shall mean either the Board of Directors of the Company or the Executive Committee of the Board of Directors.

    SECTION 1.10. bondable bond retirements.
The term "bondable bond retirements" shall mean (a) the principal amount of bonds retired by application of cash deposited, for the purpose of such retirement, with the Trustee otherwise than pursuant to the provisions of any sinking fund, or by delivery of bonds to the Trustee, for cancellation, otherwise than for the purpose of or pursuant to the provisions of any sinking fund, all as shown, in the case of each such deposit of cash or delivery of bonds, by the request or order of the Company, filed with the Trustee, in connection with such deposit of cash or such delivery of bonds, as the case may be; (b)
66-2/3% of the principal amount of bonds of the 1979 Series retired by application of sinking fund cash paid to the Trustee pursuant to the provisions of Section 5.05, or by delivery of bonds of such series to the Trustee, for cancellation, and the certification thereof to the Trustee, pursuant to such provisions, either in lieu of the payment of a specified amount of sinking fund cash otherwise required to be paid to the Trustee or as a basis for the withdrawal of sinking fund cash on deposit with the Trustee; and (c) in the case of bonds of each series, other than the 1979 Series, for the retirement of which a sinking fund shall be established, the percentage, if any, specified in the supplemental indenture creating such series, of the principal amount of bonds of such series retired by application of sinking fund cash paid to the Trustee pursuant to the provisions of such sinking fund, or by delivery of bonds of such series to the Trustee, for cancellation, and the certification thereof to the Trustee, pursuant to such provisions, either in lieu of the payment of a specified amount of sinking fund cash otherwise required to be paid to the Trustee or as a basis for the withdrawal of sinking fund cash on deposit with the Trustee.

    SECTION 1.11. bondholder; holder of bonds.
The terms "bondholder" or "holder of bonds", or other similar term, shall mean, in the case of any coupon bond not registered as to principal, the bearer thereof, and, in the case of any registered bond without coupons or any coupon bond registered as to principal, the registered owner of such bond.

    SECTION 1.12. bonds. The term "bonds"
shall mean bonds to be issued under and
secured by this Indenture.

63

    SECTION 1.13. Company. The term "Company", when read as of a time prior to the adoption of this Indenture by the Gas Company, in the manner provided in Section 2.01, shall mean the Edison Company; and such term, when read as of a time after such adoption, shall mean the Gas Company and, subject to the provisions of Article XVI, its successors and assigns.

    SECTION 1.14. cost; fair value. The term
"cost", when used with respect to property additions, shall mean, except as hereinafter in this Section 1.14 otherwise provided, the sum of (a) any cash forming a part of the expenditures for such property additions, which, for all purposes of this Indenture, shall include all amounts for the payment of which in cash the Company has actually incurred a liability, and (b) an amount equivalent to the fair market value in cash, as of the date of delivery thereof by the Company, of any securities delivered in payment, in whole or in part, for such property additions or for the acquisition thereof. The term "cost", when used with respect to property additions acquired by merger or consolidation, with respect to property additions acquired by distribution upon securities, with respect to property additions acquired in exchange for other property, and with respect to property additions acquired or constructed subject to a prior lien or prior liens which have been discharged, shall mean an amount which, in the opinion of an independent accountant evidenced by an independent accountant's certificate flied with the Trustee, is the cost of such property additions as of the mortgage date of acquisition thereof, such cost, in the case of property additions acquired or constructed subject to a prior lien or prior liens which have been discharged, to be determined after appropriate deduction for any depreciation accrued since the actual date of acquisition or construction of the property subject to such prior lien or prior liens.

    The term "fair value", when used with
respect to property additions or property other than securities acquired or constructed by the Company, shall mean the fair value thereof to the Company. The term "fair value", when used with respect to securities of issuers other than the Company, shall mean the fair value thereof in cash to the Company.

    SECTION 1.15. counsel, opinion of. The
term "opinion of counsel" shall mean an
opinion in writing signed by counsel, who may be of counsel for the Company, appointed by the Board of Directors and acceptable to the Trustee.

    SECTION 1.16. current provisions for
depreciation. The term "current provisions for depreciation" for any period shall mean the greater of:

         (a) the total of the amounts
     appropriated by the Company for de-
     preciation during such period on all
     property of the character of prop-

64
     erty additions not subject to a prior
     lien, increased or decreased, as the case may be, by net salvage for such period, such amounts not to include, however, provisions for depreciation charged to surplus, charges to income or surplus for the amortization, write-down or write-off of acquisition adjustments or intangibles, property losses charged to operations or surplus, or charges to income in lieu of income and excess or other profits taxes; or

         (b) an amount equal to one-twelfth of
     2% for each calendar month of such period
     (or such lesser percentage as may be
     adequate in the opinion of an independent engineer evidenced by an independent en-gineer's certificate filed with the
     Trustee, not earlier than June 30, 1959, or by any such certificate thereafter filed with the Trustee, not earlier than five years after the date of filing of the last previous such certificate) of the original cost, as of the beginning of such month, as shown by the books of the Company, of all depreciable property of the character of property additions not subject to a prior lien.

    SECTION 1.17. default. The term "default" shall mean default by the Company in the performance or observance of any of the covenants, agreements or conditions on its part contained in this Indenture or in the bonds outstanding hereunder, exclusive of any period of grace provided for in Section 13.02.

    SECTION 1.18. default, completed. The term
"completed default" shall mean any default specified in Section 13.02, continued for the period of time, if any, therein designated.

    SECTION 1.19. engineer. The term
"engineer" shall mean an individual, co-partnership or corporation engaged in the engineering business, whether or not employed by the Company, or an individual employed by the Company in the capacity of an engineer.

    SECTION 1.20. engineer's certificate. The term "engineer's certificate" shall mean a certificate signed and verified by an engineer appointed by the Board of Directors and acceptable to the Trustee.

    SECTION 1.21. engineer, independent. The term "independent engineer" shall mean an independent engineer who is not regularly in the employ of the Company.

    SECTION 1.22. engineer's certificate,
independent. The term "independent engineer's certificate" shall mean a certificate signed by an independent engineer appointed by the Board of Directors and approved by the Trustee in the exercise of reasonable care.

65

    SECTION 1.23. Indenture. The term
"Indenture" shall mean this instrument and all indentures supplemental hereto from time to time in effect, including the indenture provided for in Section 2.01, to be executed and delivered by the Gas Company, by which this Indenture is to be adopted by the Gas
Company.

    SECTION 1.24. interim certificate. The
term "interim certificate" shall mean a
certificate setting forth the matters
specified in Section 3.02, signed and verified by the President or a Vice-President of the Company, and also (a) as to matters with respect to the fair value of property additions, signed and verified by an engineer appointed by the Board of Directors and ac-ceptable to the Trustee, and (b) as to the matters specified under Section 3.02(d)(7),
Section 3.02(e) and Section 3.02(o), signed and verified by an accountant, appointed by the Board of Directors and acceptable to the Trustee, or signed by an independent accountant, appointed by the Board of Directors and approved by the Trustee in the exercise of reasonable care, in case (1) application is being made for the authentication and delivery of bonds on the basis of such interim certificate, (2) the period specified under Section 3.02(o) is a period with respect to which an annual report is required to be filed by the Company under
Section 9.17, and (3) the aggregate principal amount of bonds authenticated and delivered since the beginning of the then current year
(other than those authenticated and delivered on the basis of an interim certificate previously filed and signed by an independent accountant) is 10% or more of the principal amount of the bonds at the time outstanding hereunder.

    SECTION 1.25. lien hereof; lien of this
Indenture. The terms "lien hereof" and "lien of this Indenture" shall mean the lien created by this Indenture (including the after-acquired property clauses hereof) and the lien created by any subsequent conveyance to or pledge or deposit hereunder with the Trustee
(whether made by the Company or any successor corporation or by any one on behalf of the Company or such successor corporation) effec-tively constituting any property a part of the security held by the Trustee for the benefit of all bonds outstanding hereunder.

    SECTION 1.26. mortgage date of
acquisition. The term "mortgage date of
acquisition", (a) when used with respect to property acquired or constructed by the Company and not subject to a prior lien at the time of its acquisition or construction, shall mean the actual date of acquisition or construction or a date selected by the Company not more than sixty days before such actual date; (b) when used with respect to property acquired or constructed by the Company and subject to a prior lien or prior liens at the time of its acquisi-

66

tion or construction, shall mean the actual date of discharge of the last prior lien on such property or a date selected by the Company not more than sixty days before such actual date; (c) when used with respect to property formerly held in the name or names of a nominee or nominees, shall mean the actual date of transfer of such property into the name of the Company or a date selected by the Company not more than sixty days before such actual date; and (d) when used with respect to property held in the name of the Company but theretofore excepted from the lien of this Indenture, shall mean the actual date of conveyance, assignment or transfer of such property to the Trustee or a date selected by the Company not more than sixty days before such actual date.

    SECTION 1.27. mortgaged property The term
"mortgaged property" shall mean as of any particular time the property which at such time is covered or is intended to be covered by the lien of this Indenture.

    SECTION 1.28. net carryings. The term "net earnings" shall mean the earnings of the Company computed, in accordance with accepted principles of accounting, by deducting from the revenues of the Company (a) any net non-operating income not permitted to be included as hereinafter in this Section 1.28 provided, and (b) the operating expenses (after deducting any net profit or adding any net loss, as the case may be, from merchandising and jobbing), depreciation and taxes of the Company, except (1) charges for the amortization, write-down or write-off of acquisition adjustments or intangibles, (2)
property losses charged to operations, (3) provisions for income and excess or other profits taxes imposed on income after the deduction of interest charges, or charges made in lieu of such taxes, (4) interest charges, and (5) amortization of debt and stock discount and expense or premium. Net non-operating income from property and securities not subject to the lien of this Indenture may be included in revenues for the computation of net earnings but only to the extent of not more than 10% of the total of such net earnings. No profits or losses on the disposition of property or securities or on the reacquisition of securities shall be in-eluded in net earnings. In case, within or after the particular period for which the computation is made, the Company shall have acquired as an entirety any property which has been used or operated in the gas utility business by others than the Company, then there shall be included in the computation of such net earnings, to the extent not otherwise included, the net earnings or net losses, estimated if necessary, of such acquired property for the whole of such period. In case, within or after the particular period for which the computation is made, (i) any property shall have been

67

released pursuant to the provisions of Section
10.03 of a fair value in excess of $300,000 as shown by the engineer's certificate specified under Section 10.03(f), or (ii) any property shall have been released pursuant to the pro-visions of Section 10.05 of a fair value in excess of $300,000 as shown by the engineer's certificate specified under Section 10.05(e), or (iii) any property shall have been taken by eminent domain or purchased in the manner specified in Section 10.07, and the proceeds of such taking or purchase shall have exceeded
$300,000, then and in any such case there shall be excluded in the computation of such net earnings the net earnings or net losses, estimated if necessary, of such property for the whole of such period.

    In case at any time hereafter there shall be subsidiaries of the Company the accounts of which, in the ordinary practice of the Company, are consolidated with its accounts, such net earnings shall be computed on a con-solidated basis.

    SECTION 1.29. net earnings certificate.
The term "net earnings certificate" shall mean an accountant's certificate or an independent accountant's certificate, to be filed with the Trustee in connection with the Company's ap-plication for the authentication and delivery of bonds under Section 6.05 or 6.06 or, subject to the provisions thereof, Section
6.07, showing in substance:

         (a) that net earnings, for a period
     of any twelve consecutive calendar months selected by the Company within the fifteen calendar months immediately preceding the first day of the month in which the application for the authentication and delivery of the bonds then applied for is made, have been in the aggregate equal to not less than two and one-half times the amount of the annual interest, to be specified in each case, on (1) all bonds outstanding hereunder at the time of the authenti-cation and delivery of the bonds then applied for, including the bonds then applied for but not including any bonds being retired concurrently with the authentication and delivery of the bonds then applied for, and (2) all prior lien bonds outstanding at the time of the authentication and delivery of the bonds then applied for, but not including any prior lien bonds being retired concurrently with the authentication and delivery of the bonds then applied for;
     and

         (b) that such net earnings have been
     calculated in accordance with the
     definition thereof contained in Section
     1.28, specifying the revenues of the
     Company and the deductions therefrom, as required by such definition.

    SECTION 1.30. net salvage. The term "net salvage" shall mean the proceeds, including proceeds of insurance, of property of the character of property additions not subject to a prior lien disposed of by the Company with-out deposit of such proceeds under this Indenture, less the costs incurred

68

by the Company in connection with the recovery and removal of property of the character of property additions not subject to a prior lien disposed of by the Company, whether or not the proceeds thereof shall have been deposited under this Indenture.

    SECTION 1.31. newspaper, authorized. The term "authorized newspaper", when used in connection with the name of a particular city, shall mean a newspaper printed in the English language, of general circulation and customarily published in such city, at least once in each of five days (except in case of legal holidays) in each calendar week.

    SECTION 1.32. office of the Trustee. The term "office of the Trustee" shall mean the office of the Trustee in the City of Chicago, State of Illinois.

    SECTION 1.33. offiers' certificate. The
term "officers' certificate" shall mean a certificate signed and verified by the President or a Vice-President and by the Treasurer or an Assistant Treasurer of the Company.

    SECTION 1.34. order of the Company;
request of the Company. The terms "order of the Company" and "request of the Company" shall mean a written order or request, as the case may be, signed in the name of the Company by its President or one of its Vice-
Presidents.

    SECTION 1.35. outstanding. The term
"outstanding", when used with respect to bonds, shall mean as of any particular time all bonds authenticated and delivered, except bonds theretofore retired, provided, however, that in any determination of the holders of bonds entitled to vote or to take any action under any of the provisions of this Indenture, the term "outstanding," when used with respect to bonds, shall not include bonds owned by the Company or any other obligor upon the bonds, or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such obligor, except that for the purposes of determining whether the Trustee shall be protected in relying on any direction or consent of bondholders, only bonds which the Trustee knows are so owned shall be so excluded.

    The term "outstanding", when used with
respect to prior lien bonds, shall mean as of any particular time all prior lien bonds, theretofore issued under or secured by the prior lien securing such bonds, except (a) prior lien bonds theretofore retired, (b) prior lien bonds deposited with or held in pledge by the trustee under such prior lien and not subject to withdrawal prior to the release and discharge of such prior lien, and
(c) prior lien bonds upon transfer of or in exchange for which, or in lieu of or in substitution for which,

69

other prior lien bonds have been issued under any of the provisions of such prior lien.

SECTION 1.36. permitted liens. The term
"permitted liens" shall mean:

         (a) liens for taxes, assessments or
     governmental charges for the then current year or any prior year, in each ease not delinquent, and taxes, assessments or governmental charges at the time due but the validity of which is being contested by the Company in good faith, unless thereby in the opinion of counsel any of the mortgaged property may be lost or forfeited;

         (b) liens of judgments, including
     workmen's compensation awards, the
     execution of which has been stayed, or
     with respect to which the time for appeal shall not have expired, or which shall be in course of appeal and, if necessary, secured by sufficient bond;

         (c) liens, neither assumed by the
     Company nor on which the Company
     customarily pays interest charges, which may exist upon real estate, or rights in or relating to real estate, (i) acquired or used by the Company for pumping, mixing, regulation, control, metering, distribution or right-of-way purposes, or
     (ii) acquired or used by the Company for office, storeroom or service buildings;

         (d) rights which at any time are
     reserved to or vested in any municipality or public authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of law, to terminate such right, power, franchise, grant, license or permit or to purchase or to recapture or to designate a purchaser of any property of the Company;
     rights which at any time are reserved to or vested in any municipality or public authority to use or control or regulate any property of the Company; and obligations or duties affecting any property of the Company to any municipality or public authority with respect to any franchise, grant, license or permit;

         (e) leases (under which the Company
     is the lessor) upon any part of the
     mortgaged property; and easements,
     reservations, exceptions, conditions,
     limitations and restrictions, affecting
     any of the mortgaged property, with
     respect to building lines and buildings, party walls, agreements for the common or joint use of property, and other like matters, and with respect to roads, highways, streets, railroads, switch tracks, electric transmission and distribution lines, telephone lines, telegraph lines, radio, radar and television towers, pipe lines and mains, drainage tiles and ditches, sewers, tunnels, conduits and cables, and other like uses, which do not in any case materially interfere with the use of such property in the proper conduct of the gas utility business of the Company;

     (f) undetermined liens and charges
     incidental to construction;

     (g) zoning laws and ordinances; and

7O

         (h) possible adverse rights or
     interests and inconsequential defects or irregularities in title which, in the opinion of counsel, may be properly disregarded.

    SECTION 1.37. prior lien. The term "prior lien" shall mean a mortgage or other lien (not including permitted liens) prior to the lien of this Indenture, existing at any particular time upon any property owned by the Company.

    SECTION 1.38. prior lien bonds. The term
"prior lien bonds" shall mean bonds,
obligations, including purchase money
obligations, or other evidences of
indebtedness issued under or secured by a prior lien.

    SECTION 1.39. property additions. The term
"property additions" shall mean all property, real or personal (except property of the character specifically excluded under the provisions of Section 1.40), including improvements, extensions and additions, the mortgage date of acquisition of which is after January 31, 1954, acquired by the Company by purchase, consolidation, merger or otherwise, or constructed by the Company, or in the proc-ess of construction in so far as actually constructed, and used or useful in the business of purchasing, producing, manufacturing, storing, distributing and supplying gas (natural, artificial or mixed) for fuel, heating or other purposes (such business being herein called the "gas utility business"), and located in the State of Illinois or, if interconnected or capable of economic interconnection with the property of the Company, in contiguous states.

    The term "amount", when used with respect to property additions, shall mean the cost or fair value as of the mortgage date of acquisition thereof, whichever is less, of such property additions.

    SECTION 1.40. property additions,
exclusions therefrom. The term "property additions" shall not include:

         (a) any property at the time excepted
     from this Indenture and from the lien and operation hereof;

         (b) any leases; or

         (c) any going concern value, good
     will, or franchises or governmental
     permits granted to or acquired by the
     Company separate and distinct from the
     property operated thereunder.

    SECTION 1.41. property additions, net. The term "net property additions" shall mean the amount of $9,000,000, plus the cost or fair value as of the mortgage date of acquisition thereof, whichever is less, of property addi-

71

tions, less all current provisions for
depreciation made by the Company after January
31, 1954, after deducting from such current provisions for depreciation the aggregate amount of the renewal fund requirement, if any, for the year 1954 and subsequent years.

     SECTION 1.42. property, gas utility. The term "gas utility property" shall mean property used or useful in the gas utility business.

    SECTION 1.43. property of the character of property additions. The term "property of the character of property additions" shall mean all property acquired or constructed by the Company, whether or not at any time subject to a prior lien, used or useful in the gas utility business, and located within the territory, specified in the definition of property additions, but not including property of the character specified under Section 1.40.

    SECTION 1.44. renewal fund payment. The
term "renewal fund payment" shall mean the amount of any cash which under Section 8.01, after reduction of the renewal fund requirement as permitted under Section 8.02, the Company pays to the Trustee, for the year
1954 and each year thereafter, as and for a renewal fund.

    SECTION 1.45. renewal fund requirement.
The term "renewal fund requirement" shall mean the amount of any cash which under Section
8.01, subject to reduction as permitted under
Section 8.02, the Company covenants to pay to the Trustee, for the year 1954 and each year thereafter, as and for a renewal fund.

    SECTION 1.46. resolution. The term
"resolution" shall mean a resolution certified under the corporate seal of the Company by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and not to have been amended or rescinded.

    SECTION 1.47. retired. The term "retired", when used with respect to bonds, shall mean bonds authenticated and delivered and which shall have been paid, redeemed or cancelled, or delivered for cancellation to the Trustee, or for the payment or redemption of which cash in the necessary amount shall have been deposited with or shall then be held by the Trustee, with irrevocable direction so to apply such cash and with irrevocable authorization, in the case of bonds to be redeemed, to give and complete notice of redemption, by publication or mail or by both publication and

72

mail as may be required, in the event such notice shall not theretofore have been given.

    The term "retired", when used with respect to prior lien bonds, shall mean prior lien bonds paid, redeemed or cancelled, or delivered for cancellation to the trustee under such prior lien, or for the payment or redemption of which cash in the necessary amount shall have been deposited with or shall then be held by the trustee under such prior lien or the Trustee hereunder, with irrevocable direction so to apply such cash and with irrevocable authorization, in the case of prior lien bonds to be redeemed, to give and complete notice of redemption in the manner required, in the event such notice shall not theretofore have been given.

    SECTION 1.48. sinking fund. The term
"sinking fund" shall mean a sinking fund, purchase fund or similar fund established for the retirement of bonds of any series, but such term shall not be deemed to include the renewal fund provided for in Article VIII.

    SECTION 1.49. Trustee. The term "Trustee" shall mean Continental Illinois National Bank and Trust Company of Chicago and, subject to the provisions of Article XVII, its successors in the trust hereby created.

    SECTION 1.50. trustee. The term "trustee", when used with respect to a prior lien, shall mean the trustee under or other holder of such prior lien.

    SECTION 1.51. utilized under this
Indenture. The term "utilized under this Indenture," when used with respect to net property additions or bondable bond retirements, shall mean made the basis under any of the provisions of this Indenture for the authentication and delivery of bonds, the withdrawal of cash or the reduction of cash required to be deposited with the Trustee under any of the provisions of this Indenture.

    SECTION 1.52. year. The term "year" shall mean a calendar year except when used with respect to 1954, in which case it shall mean the last eleven months thereof.

    The acceptance by the Trustee of any
certificate or opinion defined in this Article shall, for the purposes hereof, be sufficient evidence of the fact that the signer or signers of such certificate or opinion are acceptable to or are approved by the Trustee, as the case may be.

73

    Certain terms, in addition to those
defined in this Article, are defined in the recitals, in the Granting Clauses, and in certain other Articles hereof.

ARTICLE II

ADOPTION OF INDENTURE AND ASSUMPTION OF BONDS
OF 1979 SERIES BY GAS COMPANY

    SECTION 2.01. By agreement dated
January 22, 1954, between the Edison Company and the
Gas Company, the Edison Company has agreed, after its execution of the bonds of the 1979
Series, the authentication thereof by the Trustee, and the sale and delivery thereof by the Edison Company to the respective purchasers thereof, to transfer and convey to the Gas Company all of the mortgaged property, together with certain other properties of the Edison Company, subject, as to the mortgaged property, to the lien of this Indenture but free, as to all such properties, from the lien of the Edison Company's Mortgage dated July 1,
1923, and indentures supplemental thereto, under which Continental Illinois National Bank and Trust Company of Chicago and Edmond B.
Stofft are Trustees; and the Gas Company has agreed, as part consideration for such transfer and conveyance, to adopt this Indenture as its own and to assume the bonds of the 1979 Series so executed, sold and delivered by the Edison Company.

    Such adoption of this Indenture shall be effected by the execution and delivery by the Gas Company to the Trustee of an indenture, in form approved by the Trustee, under which the Gas Company will agree to observe, perform and discharge all covenants, agreements and undertakings whatsoever in respect of which the Edison Company shall have become obligated by virtue of its execution and delivery of this Indenture, and will confirm the lien of this Indenture upon the mortgaged property, including, as and to the extent contemplated by the Granting Clauses hereof, the lien hereof upon property acquired by the Gas
Company or (subject to the provisions of Section 16.03) any successor corporation after the execution and delivery by the Gas Company of such indenture of adoption.

    Such assumption of the bonds of the 1979
Series issued by the Edison Company shall be effected by the execution by the Gas Company of the

74

assumption endorsement (the form of which is set forth in the recitals hereof) appearing upon each of such bonds. Upon such adoption of this Indenture by the Gas Company and such assumption by it of the bonds of the 1979
Series, and upon the execution by the Trustee, as provided in Section 2.02, of the indenture of adoption executed by the Gas Company, the designation of such bonds shall, without further act, be changed from "Commonwealth
Edison Company Gas Divisional Lien Bonds,
3-1/2% Series due January 1, 1979", to
"Northern Illinois Gas Company First Mortgage
Bonds, 3-1/2% Series due January 1, 1979", bonds bearing such new designation to be executed, authenticated and delivered in replacement of bonds of such series bearing such superseded designation, as provided in
Section 6.03.

    SECTION 2.02. The Trustee is authorized to join with the Gas Company in the execution of the indenture of adoption provided for in
Section 2.01 for the purpose of evidencing the Trustee's acceptance of the provisions thereof, and, as provided in Section 6.03, to authenticate and deliver bonds of the 1979
Series bearing the aforesaid new designation in replacement of bonds of such series bearing the aforesaid superseded designation, but only upon the prior or concurrent receipt by the Trustee of the following:

         (a) an officers' certificate stating
     that all conditions precedent provided
     for in this Indenture relating to the
     adoption of this Indenture by the Gas
     Company and the assumption by it of the
     bonds of the 1979 Series have been
     complied with; and

         (b) an opinion of counsel stating, in
     the signer's opinion, (1) that the
     transfer and conveyance by the Edison
     Company to the Gas Company of the
     mortgaged property, together with certain other properties of the Edison Company, have been duly authorized by the necessary corporate action and by order or orders duly entered by Illinois
     Commerce Commission, the only
     governmental authority the consent of
     which is required for such transfer and
     conveyance; (2) that by proper instrument or instruments duly executed and delivered by the Edison Company to the Gas Company, and duly recorded, the Gas
     Company has become vested with all right, title and interest of the Edison Company in and to the mortgaged property and such other properties, and that the Gas
     Company has good title to the mortgaged
     property, subject only to the lien of
     this Indenture and to permitted liens;
     (3) that the Gas Company has all
     necessary corporate and governmental
     authority to own and operate the
     mortgaged property; (4) that as to such
     part

75

     of the mortgaged property as has been
     constructed on, over or in land owned by others than the Gas Company, the Gas
     Company holds subsisting easements,
     rights-of-way, leases, franchises,
     licenses, permits or other rights on,
     over or in such land, which are valid in accordance with their respective terms, and that the terms thereof are such as to permit the construction and operation of such part of the mortgaged property on, over or in such land; (5) that the adoption of this Indenture by the Gas
     Company and the assumption by it of the
     bonds of the 1979 Series have been duly
     authorized by the necessary corporate
     action and by order or orders duly
     entered by Illinois Commerce Commission, the only governmental authority the consent of which is required for such adoption and assumption; (6) that the indenture of adoption provided for in
     Section 2.01 has been duly executed by
     the Gas Company and that, when such
     indenture is duly executed and delivered by the Trustee, this Indenture will have been duly and validly adopted by the Gas
     Company; that the bonds of the 1979
     Series have been duly and validly assumed by the Gas Company in the manner provided in Section 2.01; and that when such indenture of adoption has been duly executed and delivered by the Trustee the legal consequences of such adoption and assumption, with respect to the sub-stitution of the Gas Company for the Edison Company as mortgagor and obligor, will be as stated in Section 2.03; and
     (7) that all conditions precedent
     provided for in this Indenture relating
     to such adoption and assumption have been complied with; and

         (c) the order or orders of Illinois
     Commerce Commission, officially
     authenticated, referred to in such
     opinion of counsel.

    SECTION 2.03. Upon the adoption of this
Indenture by the Gas Company and the
assumption by it of the bonds of the 1979
Series, in the manner provided in Section
2.01, and upon the execution by the Trustee, as provided in Section 2.02, of the indenture of adoption executed by the Gas Company, the Edison Company shall be released and completely discharged from all liability and obligation under, upon or in respect of this Indenture and the covenants, agreements and undertakings of every character therein on behalf of the Edison Company contained, and from all liability and obligation under, upon or in respect of the bonds of the 1979 Series, whether for the payment of principal, interest, premium or otherwise; and the Gas
Company thereupon shall become and be, in substitution for the Edison Company, the sole mortgagor and obligor under, upon or in respect of this Indenture and such bonds.

76

ARTICLE III

ANNUAL AND INTERIM CERTIFICATES

    SECTION 3.01. The Company covenants that so long as any bonds shall be outstanding under this Indenture, it will, on or before June 30 in each year beginning with the year
1955, file with the Trustee a certificate
(defined in Section 1.05 as an "annual
certificate") covering the preceding year, stating in substance:

         (a) the balance, if any, of net
     property additions not previously
     utilized under this Indenture at the end of the year covered by and as stated in the most recent annual certificate, if any, filed with the Trustee, or, if no such certificate has theretofore been filed with the Trustee, stating the sum of $9,000,000;

     (b) with respect to property additions
     during the preceding year:

              (1) the aggregate amount of the
          cost or fair value at the mortgage
          date of acquisition thereof,
          whichever is less, of such property
          additions, such property additions
          to be described in reasonable detail
          and the total cost thereof and the
          total fair value thereof to be
          separately stated;

              (2) whether the fair value of
          any of such property additions is
          less than the cost thereof, and, if
          so, such property additions shall be
          separately described and the cost
          and fair value thereof shall be
          separately stated;

              (3) whether any of such property
          additions consists of property
          acquired, which, within six months
          prior to the actual date of
          acquisition thereof, has been used
          or operated in the gas utility
          business by others than the Company,
          and, if so, such property additions
          shall be separately described and
          the cost, fair value and mortgage
          date of acquisition thereof shall be
          separately stated;

              (4) whether any of such property
          additions has been acquired or
          constructed and paid for, in whole
          or in part, through the delivery of
          securities, and, if so, such
          property additions shall be
          separately described and the cost
          thereof shall be separately stated,
          the securities so delivered shall be
          briefly described and the date of
          delivery thereof shall be stated,
          and, if such property additions
          shall have been acquired or
          constructed and paid for only in
          part through the delivery of
          securities, the cost of such
          property additions represented by a
          consideration other than securities
          shall be separately stated;

              (5) whether any of such property
          additions has been acquired by
          merger or consolidation, by
          distribution upon securities, or in

77

exchange for other property, and whether any of such property additions has been acquired or constructed subject to a prior lien or prior liens which have been discharged, and, if so, such property additions shall be separately described and the cost and mortgage date of acquisition thereof shall be separately stated;

    (6) whether any property additions are
omitted from the annual certificate then being filed with the Trustee, and, if so, such prop-erty additions shall be separately described, such omitted property additions to include any property additions as to which the opinion of counsel specified under (b)(11)(iv) of this
Section 3.01 cannot be obtained by the time of the filing of such annual certificate, which omitted property additions may, however, be included in a subsequent annual certificate;

    (7) whether there are included in such
property additions any property additions omitted from a previous annual certificate as permitted under (b)(6) of this Section 3.01, and, if so, such property additions shall be separately described;

    (8) that such property additions are
property additions as defined in Section 1.39, and that none of such property additions has been included in any previous annual certificate filed with the Trustee;

    (9) that under the uniform systems of
accounts, regulations, rules and orders, if any, in force at the time, of Illinois
Commerce Commission or other governmental agency having jurisdiction over the accounts of the Company, or, if there are no such uniform systems of accounts, regulations, rules and orders, then, in the signers' opinion, (i) all of such property additions are properly chargeable to utility plant accounts; (ii) the charges, if any, for engineering and supervision, administrative and legal expenses, injuries and damages, employees' pensions and welfare expenses, taxes, interest and other items during construction, included in any of such property additions which were constructed by or for the Company, are such as are proper in respect of the particular property additions; and (iii) none of such property additions includes expenditures which should be charged to operating expenses as maintenance;

    (10) that none of such property additions is subject to any prior lien; and that as to such part, if any, of such property additions as shall be constructed on, over or in land owned by others than the Company, the Company has easements, rights-of-way, leases, franchises, licenses, permits or other rights on, over or in such land sufficient by their terms for the purposes for which such property additions shall have been acquired or constructed; and

78

    (11) the independent engineer's
certificate, if any, independent appraiser's certificate, if any, independent accountant's certificate, if any, opinion of counsel and instruments of conveyance, assignment or transfer, if any, which are being filed with the Trustee with such annual certificate, and which shall be as follows:

         (i) in case any such property
     additions are shown by such annual
     certificate to consist of property
     acquired, which, within six months prior to the actual date of acquisition thereof, has been used or operated in the gas utility business by others than the Company, an independent engineer's certificate stating as to such property additions which shall have been so used or operated, in the signer's opinion, the aggregate fair value of such property additions as of the mortgage date of acquisition thereof, and in case such fair value so stated shall be less than the cost and less than the fair value set forth in such annual certificate, then the fair value stated in such independent engineer's certificate shall be controlling;

         (ii) in case any such property
     additions are shown by such annual
     certificate to have been acquired or
     constructed and paid for, in whole or in part, through the delivery of securities, an independent appraiser's certificate stating, in the signer's opinion, the fair market value in cash of such securities at the date of such delivery thereof;

         (iii) in case any such property
     additions are shown by such annual
     certificate to have been acquired by
     merger or consolidation, by distribution upon securities, or in exchange for other property or to have been acquired or constructed subject to a prior lien or prior liens which have been discharged, an independent accountant's certificate stating, in the signer's opinion, the cost of such property additions as of the mortgage date of acquisition thereof;

         (iv) an opinion of counsel with
     respect to such property additions,
     except such as have been disposed of,
     specifying the instruments of conveyance, assignment or transfer, if any, necessary to vest in the Trustee, to hold as a part of the mortgaged property, all right, title and interest of the Company in and to such property additions or stating that no such instruments are necessary for such purpose, and also stating, in the signer's opinion, (aa) that the Company has acquired good title to such property additions, subject only to per-mitted liens, and that this Indenture is or, upon the delivery

79

     of the instruments of conveyance,
     assignment or transfer specified in such opinion, will be a lien upon such property additions, subject to no lien, charge or encumbrance thereon except permitted liens; (bb) that the Company has all necessary corporate and governmental authority to own and operate such property additions; and (cc) that, in case any part of such property additions shall be stated in such annual certificate to have been constructed on, over or in land owned by others than the Company, the easements, rights-of-way, leases, franchises, licenses, permits or other rights, referred to in such annual certificate, on, over or in such land, are subsisting and are valid in accordance with their respective terms, and that the terms thereof are such as to permit the construction and operation of the property additions so constructed on, over or in such land; and

         (v) the instruments of conveyance,
     assignment or transfer, if any, specified in such opinion of counsel;

    (c) with respect to current provisions for depreciation for the preceding year:

         (1) the aggregate amount of such
     current provisions for depreciation;

         (2) whether such amount has been
     computed under Section 1.16(a) or under
     Section 1.16(b);

         (3) in case such amount has been
     computed under Section 1.16(a), the
     amount by which such amount has been
     increased or decreased by net salvage;

         (4) in case such amount has been
     computed under Section 1.16(a), that such amount is greater than it would be if computed under Section 1.16(b); and

         (5) in case such amount has been
     computed under Section 1.16(b), that such amount is greater than it would be if computed under Section 1.16(a);

    (d) the amount of the renewal fund
requirement, if any, for the preceding year, which shall be the excess, if any, of the aggregate amount stated under (c)(1) of this
Section 3.01 over the aggregate amount stated under (b)(1) of this Section 3.01;

    (e) the aggregate amount of net property additions, if any, utilized under this Indenture during the preceding year, which shall be iden-

8O

tified by reference to each interim
certificate filed with the Trustee during such year on the basis of which certificate net property additions were utilized under this Indenture;

    (f) the amount, if any, which it is
necessary to add to net property additions to avoid a resultant negative balance of net property additions not utilized under this Indenture at the end of the preceding year, which shall be the excess, if any, of the sum of (i) the aggregate amount stated under
(c)(1) of this Section 3.01, and (ii) the aggregate amount stated under (e) of this
Section 3.01, over the sum of (iii) the amount stated under (a) of this Section 3.01, (iv) the aggregate amount stated under (b)(1) of this Section 3.01, and (v) the amount stated under (d) of this Section 3.01;

    (g) the balance, if any, of net property additions not utilized under this Indenture at the end of the preceding year, which shall be the excess, if any, of the sum of (i) the amount stated under (a) of this Section 3.01,
(ii) the aggregate amount stated under (b)(1) of this Section 3.01, (iii) the amount stated under (d) of this Section 3.01, and (iv) the amount stated under (f) of this Section 3.01, over the sum of (v) the aggregate amount stated under (c)(1) of this Section 3.01, and
(vi) the aggregate amount stated under (e) of this Section 3.01;

    (h) the balance, if any, of bondable bond retirements not utilized under this Indenture at the end of the year covered by and as stated in the most recent annual certificate, if any, filed with the Trustee;

    (i) with respect to bondable bond
retirements, if any, during the preceding year:

         (1) the aggregate amount of such
     bondable bond retirements, the date,
     amount and character of each such
     retirement to be specified; and

         (2) that none of such bondable bond
     retirements has been included in any
     previous annual certificate;

    (j) the aggregate amount of bondable bond retirements, if any, utilized under this Indenture during the preceding year, which shall be identified by reference to each interim certificate filed with the Trustee during such year on the basis of which certificate bondable bond retirements were utilized under this Indenture;

    (k) the balance, if any, of bondable bond retirements not utilized under this Indenture at the end of the preceding year, which shall be the excess of the sum of (i) the amount stated under (h) of this Section

81

     3.01, and (ii) the amount stated under
     (i)(1) of this Section 3.01, over (iii)
     the amount stated under (j) of this
     Section 3.01; and

         (1) with respect to the amount of
     cash, if any, to be deposited with the
     Trustee at the time of the filing of such annual certificate:

              (1) the amount of the renewal
          fund requirement, if any, for the
          preceding year, which shall be the
          amount stated under (d) of this
          Section 3.01;

              (2) the amount, if any, by which
          such renewal fund requirement is
          being reduced under Section 8.02 on
          the basis of an interim certificate
          filed with the Trustee at the time
          of the filing of such annual
          certificate;

              (3) the amount, if any, of the
          renewal fund payment for the
          preceding year, which shall be the
          excess, if any, of the amount stated
          under (l)(1) of this Section 3.01,
          over the amount stated under (1)(2)
          of this Section 3.01;

              (4) the amount of the negative
          balance requirement, if any, for
          such preceding year, which shall be
          the amount stated under (f) of this
          Section 3.01;

              (5) the amount, if any, by which
          such negative balance requirement is
          being reduced under Section 9.13 on
          the basis of an interim certificate
          filed with the Trustee at the time
          of the filing of such annual
          certificate; and

              (6) the amount, if any, of the
          negative balance payment for the
          preceding year, which shall be the
          excess, if any, of the amount stated
          under (1)(4) of this Section 3.01
          over the amount stated under (1)(5)
          of this Section 3.01.

    With and as a part of each annual
certificate filed with the Trustee, there shall be filed the opinion of counsel specified under Section 9.06(b), the independent engineer's certificate, if any, specified under Section 9.08, the officers' certificate specified under Section 9.09, and the officers' certificate specified under
Section 9.10(c).

    SECTION 3.02. Each interim certificate
filed with the Trustee under any of the
provisions of this Indenture shall state in substance:

         (a) the balance, if any, of net
     property additions not previously
     utilized under this Indenture at the end of the year covered by and as stated in the most recent annual certificate, if any, filed with the Trustee, or, if no such certificate has theretofore been filed with the Trustee, stating the sum of $9,000,000;

82

    (b) the aggregate amount of property
additions, if any, previously included in an interim certificate but not in an annual certificate, which shall be identified by reference to each such interim certificate;

    (c) the aggregate amount of current
provisions for depreciation, if any,
previously deducted in an interim certificate but not in an annual certificate, which shall be identified by reference to each such interim certificate;

    (d) with respect to property additions, if any, not previously in-eluded in an annual certificate or in an interim certificate, but which the Company elects to include in the interim certificate then being filed with the
Trustee:

         (1) the aggregate amount of the cost
     or fair value at the mortgage date of
     acquisition thereof, whichever is less,
     of such property additions, such property additions to be described in reasonable detail and the total cost thereof and the total fair value thereof to be separately stated;

         (2) whether the fair value of any of
     such property additions is less than the cost thereof, and, if so, such property additions shall be separately described and the cost and fair value thereof shall be separately stated;

         (3) whether any of such property
     additions consists of property acquired, which, within six months prior to the actual date of acquisition thereof, has been used or operated in the gas utility business by others than the Company, and, if so, such property additions shall be separately described and the cost, fair value and mortgage date of acquisition thereof shall be separately stated;

         (4) whether any of such property
     additions has been acquired or
     constructed and paid for, in whole or in part, through the delivery of securities, and, if so, such property additions shall be separately described and the cost thereof shall be separately stated, the securities so delivered shall be briefly described and the date of delivery thereof shall be stated, and, if such property additions shall have been acquired or constructed and paid for only in part through the delivery of securities, the cost of such property ad-ditions represented by a consideration other than securities shall be separately stated;

         (5) whether any of such property
     additions has been acquired by merger or consolidation, by distribution upon securities, or in exchange for other property, and whether any of such property additions has been acquired or constructed subject to a prior lien or prior liens which have been discharged, and, if so, such property

83

additions shall be separately described and the cost and mortgage date of acquisition thereof shall be separately stated;

    (6) that such property additions are
property additions as defined in Section 1.39, and that none of such property additions has been included in any previous annual or interim certificate filed with the Trustee;

    (7) that under the uniform systems of
accounts, regulations, rules and orders, if any, in force at the time, of Illinois
Commerce Commission or other governmental agency having jurisdiction over the accounts of the Company, or, if there are no such uniform systems of accounts, regulations, rules and orders, then, in the signers' opinion, (i) all of such property additions are properly chargeable to utility plant accounts; (ii) the charges, if any, for engineering and supervision, administrative and legal expenses, injuries and damages, employees' pensions and welfare expenses, taxes, interest and other items during construction, included in any of such property additions which were constructed by or for the Company, are such as are proper in respect of the particular property additions; and (iii) none of such property additions includes expenditures which should be charged to operating expenses as maintenance;

    (8) that none of such property additions is subject to any prior lien; and that as to such part, if any, of such property additions as shall be constructed on, over or in land owned by others than the Company, the Company has easements, rights-of-way, leases, franchises, licenses, permits or other rights on, over or in such land sufficient by their terms for the purposes for which such property additions shall have been acquired or constructed; and

    (9) the independent engineer's
certificate, if any, independent appraiser's certificate, if any, independent accountant's certificate, if any, opinion of counsel and instruments of conveyance, assignment or transfer, if any, which are being filed with the Trustee with such interim certificate, and which shall be as follows:

         (i) in case any such property
     additions are shown by such interim
     certificate to consist of property
     acquired, which, within six months prior to the actual date of acquisition thereof, has been used or operated in the gas utility business by others than the Company, an independent engineer's certificate stating as to such property additions which shall have been so used or operated, in the signer's opinion, the aggregate fair value of such property additions as of the mortgage date of acquisition thereof, and in case such fair value so stated shall be less than the cost and less than the

84

fair value set forth in such interim
certificate, then the fair value stated in such independent engineer's certificate shall be controlling;

    (ii) in case any such property additions are shown by such interim certificate to have been acquired or constructed and paid for, in whole or in part, through the delivery of securities, an independent appraiser's certificate stating, in the signer's opinion, the fair market value in cash of such securities at the date of such delivery thereof;

    (iii) in case any such property additions are shown by such interim certificate to have been acquired by merger or consolidation, by distribution upon securities, or in exchange for other property or to have been acquired or constructed subject to a prior lien or prior liens which have been discharged, an independent accountant's certificate stating, in the signer's opinion, the cost of such property additions as of the mortgage date of acquisition thereof;

    (iv) an opinion of counsel with respect to such property additions, except such as have been disposed of, specifying the instruments of conveyance, assignment or transfer, if any, necessary to vest in the Trustee, to hold as a part of the mortgaged property, all right, title and interest of the Company in and to such property additions or stating that no such instruments are necessary for such purpose, and also stating, in the signer's opinion, (aa) that the Company has acquired good title to such property additions, subject only to permitted liens, and that this Indenture is or, upon the delivery of the instruments of conveyance, assignment or transfer specified in such opinion, will be a lien upon such property additions, subject to no lien, charge or encumbrance thereon except permitted liens; (bb) that the Company has all necessary corporate and governmental authority to own and operate such property additions;
and (cc) that, in case any part of such
property additions shall be stated in such interim certificate to have been constructed on, over or in land owned by others than the Company, the easements, rights-of-way, leases, franchises, licenses, permits or other rights, referred to in such interim certificate, on, over or in such land, are subsisting and are valid in accordance with their respective terms, and that the terms thereof are such as to permit the construction and operation of the property additions so constructed on, over or in such land; and

    (v) the instruments of conveyance,
assignment or transfer, if any, specified in such opinion of counsel;

85

    (e) with respect to current provisions for depreciation, not previously deducted in an annual certificate or in an interim certificate, for the period from the end of the year covered by the most recent annual certificate, if any, filed with the Trustee, or, if no such annual certificate has been filed with the Trustee, from February 1, 1954, to a date not earlier than the latest mortgage date of acquisition of any of the property additions, if any, included under (d) of this
Section 3.02:

         (1) the aggregate amount of such
     current provisions for depreciation and
     the period in which made;

         (2) whether such amount has been
     computed under Section 1.16(a) or under
     Section 1.16(b);

         (3) in case such amount has been
     computed under Section 1.16(a), the
     amount by which such amount has been
     increased or decreased by net salvage;

         (4) in case such amount has been
     computed under Section 1.16(a), that such amount is greater than it would be if computed under Section 1.16(b); and

         (5) in case such amount has been
     computed under Section 1.16(b), that such amount is greater than it would be if computed under Section 1.16(a);

    (f) the aggregate amount of net property additions, if any, previously utilized under this Indenture on the basis of interim certificates but not included as net property additions utilized under this Indenture in an annual certificate, which shall be identified by reference to each such interim certificate;

    (g) the aggregate amount of net property additions which may be utilized under this Indenture, which shall be the excess of the sum of (i) the amount stated under (a) of this
Section 3.02, (ii) the aggregate amount stated under (b) of this Section 3.02, and (iii) the aggregate amount stated under (d) (1) of this
Section 3.02, over the sum of (iv) the
aggregate amount stated under (c) of this
Section 3.02, (v) the aggregate amount stated under (e)(1) of this Section 3.02, and (vi) the aggregate amount stated under (f) of this
Section 3.02;

    (h) with respect to net property additions which are being utilized under this Indenture on the basis of the interim certificate then being filed with the Trustee:

         (1) an amount equal to one hundred
     fifty per centum (150%) of the principal amount of any bonds for the authentication and delivery of which application is being made under Section
     6.05 on the basis of such net property
     additions, which bonds shall be

86

     identified by reference to the resolution requesting such authentication and delivery;

         (2) an amount equal to one hundred
     fifty per centum (150%) of the amount of any cash which is being withdrawn under
     Section 11.02 on the basis of such net
     property additions, which cash shall be
     identified by reference to the request of the Company for such withdrawal;

         (3) the amount of any cash which is
     being withdrawn under Section 11.03 on
     the basis of such net property additions, which cash shall be identified by reference to the request of the Company for such withdrawal;

         (4) the amount, if any, by which cash
     required to be deposited with the Trustee under any of the provisions of this Indenture is being reduced as permitted by such provisions, which cash shall be identified by reference to the request of the Company for such reduction;

         (5) the aggregate amount of net
     property additions which are being
     utilized under this Indenture on the
     basis of such interim certificate, which shall be the sum of the amounts stated under (h) (1), (h) (2), (h) (3) and (h)
     (4) of this Section 3.02; and

         (6) that the aggregate amount of such
     net property additions which are being
     utilized under this Indenture on the
     basis of such interim certificate does
     not exceed the amount of net property
     additions which may be so utilized as
     stated under (g) of this Section 3.02;

    (i) the balance, if any, of bondable bond retirements not utilized under this Indenture at the end of the year covered by and as stated in the most recent annual certificate, if any, filed with the Trustee;

    (j) the aggregate amount of bondable bond retirements, if any, previously included in an interim certificate but not in an annual certificate, which shall be identified by reference to each such interim certificate;

    (k) with respect to bondable bond
retirements, if any, not previously included in an annual certificate or in an interim certificate, but which the Company elects to include in the interim certificate then being filed with the Trustee:

         (1) the aggregate amount of such
     bondable bond retirements, the date,
     amount and character of each such
     retirement to be specified;

87

         (2) that none of such bondable bond
     retirements has been included in any
     previous annual certificate or interim
     certificate; and

         (3) the principal amount and series
     of the bonds, if any, included in such
     bondable bond retirements, which are to
     be retired concurrently with the filing
     of such interim certificate; the
     principal amount and series of any such
     bonds which are so to be concurrently
     retired by delivery to the Trustee for
     cancellation and which are being
     delivered to the Trustee at the time of
     the filing of such interim certificate;
     the principal amount and series of any
     such bonds which are so to be
     concurrently retired by deposit of cash
     with the Trustee for their payment or
     redemption; and the amount of any cash
     which is being deposited with the Trustee at the time of the filing of such interim certificate, and which shall be sufficient in amount for the payment or redemption of any such bonds so to be concurrently retired but which are not being delivered to the Trustee;

    (1) the aggregate amount of bondable bond retirements, if any, previously utilized under this Indenture on the basis of interim certificates but not included as bondable bond retirements utilized under this Indenture in an annual certificate, which shall be identified by reference to each such interim certificate;

    (m) the aggregate amount of bondable bond retirements which may be utilized under this Indenture, which shall be the excess of the sum of (i) the amount stated under (i) of this
Section 3.02, (ii) the aggregate amount stated under (j) of this Section 3.02, and (iii) the aggregate amount stated under (k)(1) of this
Section 3.02, over (iv) the aggregate amount stated under (1) of this Section 3.02; and in case any of such bondable bond retirements is being made the basis for the issuance of bonds under Section 6.07 under circumstances which do not require the filing of a net earnings certificate, there shall be separately stated the principal amount, interest rate and maturity date of the bonds retired or to be retired and made the basis for the issuance of such bonds to be issued;

    (n) with respect to bondable bond
retirements which are being utilized under this Indenture on the basis of the interim certificate then being filed with the Trustee:

         (1) the principal amount of any bonds
     for the authentication and delivery of
     which application is being made under
     Section 6.07 on the basis of such
     bondable bond retirements, which bonds
     shall be identified by reference to the
     resolution requesting such

88

     authentication and delivery, and, in case such bonds are to be issued under circumstances which do not require the filing of a net earnings certificate, the principal amount, interest rate and maturity date of the bonds retired or to be retired and made the basis for the issuance of such bonds to be issued;

         (2) the amount of any cash which is
     being withdrawn under Section 11.02 on
     the basis of such bondable bond
     retirements, which cash shall be
     identified by reference to the request of the Company for such withdrawal;

         (3) the amount of any cash which is
     being withdrawn under Section 11.03 on
     the basis of such bondable bond
     retirements, which cash shall be
     identified by reference to the request of the Company for such withdrawal;

         (4) the amount, if any, by which cash
     required to be deposited with the Trustee under any of the provisions of this Indenture is being reduced as permitted by such provisions, which cash shall be identified by reference to the request of the Company for such reduction;

         (5) the aggregate amount of bondable
     bond retirements which are being utilized under this Indenture on the basis of such interim certificate, which amount shall be the sum of the amounts stated under
     (n) (1), (n) (2), (n) (3), and (n) (4) of
     this Section 3.02; and

         (6) that the aggregate amount of such
     bondable bond retirements which are being utilized under this Indenture on the basis of such interim certificate does not exceed the amount of bondable bond retirements which may be so utilized as stated under (m) of this Section 3.02;

    (o) with respect to current provisions for depreciation for the period from the end of the year covered by the most recent annual certificate, if any, filed with the Trustee, or, if no such certificate has theretofore been filed with the Trustee, from February 1, 1954, to a date within sixty days of the date of the interim certificate then being filed with the Trustee:

         (1) the aggregate amount of such
     current provisions for depreciation;

         (2) whether such amount has been
     computed under Section 1.16(a) or under
     Section 1.16(b);

         (3) in case such amount has been
     computed under Section 1.16(a), the
     amount by which such amount has been
     increased or decreased by net salvage;

89

              (4) in case such amount has been
          computed under Section 1.16(a), that
          such amount is greater than it would
          be if computed under Section
          1.16(b);

              (5) in case such amount has been
          computed under Section 1.16(b), that
          such amount is greater than it would
          be if computed under Section
          1.16(a); and

              (6) that the facts stated under
          (o) of this Section 3.02 are solely
          for the purpose of informing the
          Trustee as to the amount of such
          current provisions for depreciation,
          which, except as otherwise provided
          in this Section 3.02, are not to be
          deducted in the determination of the
          amount of any net property additions
          or bondable bond retirements which
          may be utilized under this
          Indenture; and

         (p) that to the knowledge of the
     President or Vice-President signing such interim certificate the Company is not in default under any of the provisions of this Indenture, and that all conditions precedent provided for in this Indenture relating to the particular action to be taken by the Trustee on the basis of such interim certificate have been complied with.

    With and as a part of each interim
certificate filed with the Trustee, there shall be filed an opinion of counsel stating, in the signer's opinion, that all conditions precedent provided for in this Indenture relating to the particular action to be taken by the Trustee on the basis of such interim certificate have been complied with.

    Wherever under this Indenture it is
provided that cash required to be deposited with the Trustee may be reduced by an amount equal to the amount of net property additions or bondable bond retirements, or both, not previously utilized under this Indenture, upon receipt by the Trustee, among other things, of an interim certificate evidencing the right of the Company to such reduction, the term
"reduced" shall not be construed to preclude the utilization of such net property additions or bondable bond retirements, if sufficient in amount, for the complete elimination of the cash otherwise required to be deposited.

ARTICLE IV

DESIGNATION, FORM, EXECUTION, REGISTRATION
AND EXCHANGE OF BONDS

    SECTION 4.01. At the option of the
Company, the bonds may be issued from time to time in one or more series and (except as to the bonds of the 1979 Series issuable by the Edison Company, the designation of which is

9O

specified in Section 5.01) shall be designated generally as the First Mortgage Bonds of the Company.

    Subject to the approval of the Trustee,
the Company may at any time or from time to time, by resolution, change the general designation of the bonds (other than the bonds of the 1979 Series issuable by the Edison Com-
pany) from First Mortgage Bonds to such other general designation as may in the opinion of the Trustee be appropriate under the circumstances existing at the particular time.
In the case of any such change, and until a further change, all bonds of additional series which may thereafter be authenticated and delivered pursuant to the provisions of
Article VI shall bear such new general
designation. If additional bonds of any
particular series, of which series bonds are outstanding at the time of any such change, shall at any time thereafter be authenticated and delivered, or if any bonds bearing such new designation shall at any time thereafter be authenticated and delivered pursuant to the provisions of this Article IV upon transfer of or in exchange for other bonds, or in substitution for lost, destroyed or mutilated bonds, the Company shall, at the option of and without expense to the holders of bonds of such series at the time outstanding, provide for the issuance in exchange for such outstanding bonds of new bonds of like series and maturity date and bearing the new general designation.

    All bonds of any one series shall be
identical with respect to date of maturity
(unless the bonds are of serial maturities), rate of interest (unless the bonds are of serial maturities), dates of payment of interest, place or places of payment of principal and interest, terms of redemption and redemption price or prices, if redeemable
(unless the bonds are of serial maturities), terms of convertibility, if convertible, and with respect to sinking fund provisions, if any, and tax provisions, if any; but bonds of the same series may be of different denominations, and bonds of any series may be of serial maturities and, in that case, may differ with respect to interest rate or redemption prices, or both.

    All bonds of any one series shall be dated as of the same date, except that each registered bond without coupons (if such bonds are authorized to be issued in such series) issued on or after the interest payment date next succeeding the date of issue of the coupon bonds of such series shall be dated as of the date of the interest payment date thereof to which interest shall have been paid on the bonds of such series next preceding the date of issue unless issued on an interest payment date to which interest shall have been so paid, in which event such bond shall be dated as of the date of issue.

91

    SECTION 4.02. Except as to the bonds of
the 1979 Series, provisions with respect to which are contained in Article V, the designation of the bonds of each series and all of the terms and provisions to be contained in such bonds or to be otherwise applicable thereto shall, to the extent not set forth in this Article IV, be set forth in an indenture supplemental hereto, to be executed by the Company, when and as authorized by the Board of Directors, and the Trustee, and the bonds of each such series:

         (a) shall bear such particular
     designation, in addition to the general
     designation provided for in Section 4.01, as shall be determined and authorized by the Board of Directors;

         (b) shall, in the case of the coupon
     bonds of such series, be dated as of such date as shall be determined and authorized by the Board of Directors and expressed in such bonds, and shall, in the case of registered bonds without coupons of such series, if such bonds are authorized to be issued in such series, be dated as provided in Section 4.01;

         (c) shall mature on such date or, in
     the case of serial maturities, on such
     dates and in such respective principal
     amounts, all as shall be determined and
     authorized by the Board of Directors and expressed in such bonds;
         (d) shall bear interest at such rate
     or, in the case of serial maturities, at such rates, payable on such dates, all as shall be determined and authorized by the Board of Directors and expressed in such bonds;

         (e) shall be payable, both as to
     principal and interest, in such coin or
     currency of the United States of America
     (but only in a coin or currency which at the time of payment is legal tender for the payment of public and private debts), and at such place or places, all as shall be determined and authorized by the Board of Directors and expressed in such bonds;

         (f) shall be either coupon bonds
     registrable as to principal or registered bonds without coupons, or both, and, subject to the provisions of Section
     4.04, shall be of such denominations, and shall be numbered, all as shall be determined and authorized by the Board of Directors;

         (g) shall be registrable,
     transferable or exchangeable at such
     place or places as shall be determined
     and authorized by the Board of Directors and expressed in such bonds;

         (h) may, if so determined and
     authorized by the Board of Directors, be limited as to the aggregate principal amount thereof which may at any one time be outstanding, and an appropriate insertion in respect of any such limitation may, but need not, be made in such bonds;

92

         (i) may be made redeemable, at the
     option of the Company, as a whole at any time or in part from time to time, at such redemption price or prices and at such time or times and upon such other terms, all as shall be determined and authorized by the Board of Directors and expressed in such bonds;

         (j) may be made convertible into or
     exchangeable for, at the option of the
     holders thereof, shares of stock of any
     class or other securities of the Company or of any other corporation, at such times and upon such terms and conditions and subject to such adjustments in the conversion price, all as shall be determined and authorized by the Board of Directors and expressed in such bonds;

         (k) may contain such provisions for
     the establishment of a sinking fund, in
     such amount, payable at such time or
     times, in such manner and upon such terms and conditions, for the retirement of bonds of such series, in whole or in part, all as shall be determined and authorized by the Board of Directors;

         (l) may contain such lawful
     provisions with respect to the reim-
     bursement of, or the payment of interest without deduction for, such taxes, as shall be determined and authorized by the Board of Directors; and

         (m) may contain such other special
     terms, provisions and conditions, not
     contrary to the provisions of this
     Indenture, and shall be entitled to the
     benefit of such covenants and agreements, in addition to those contained in this Indenture, as may be set forth in the supplemental indenture providing for the issuance of bonds in such series, all as shall be determined and authorized by the Board of Directors.

    SECTION 4.03. The bonds of each series
other than the bonds of the 1979 Series
issuable by the Edison Company, the interest coupons to be attached to the coupon bonds of such series, and the Trustee's certificate of authentication to be endorsed on all bonds of such series shall be substantially in the general forms of coupon bond, coupon and registered bond without coupons issuable by the Gas Company, and general form of Trustee's certificate of authentication, all as set forth in the recitals of this Indenture, but with such insertions therein, omissions therefrom and variations thereof as shall be necessary or appropriate to express or reflect the designation and the particular terms and provisions of the bonds of such series, all as determined and authorized by the Board of Directors pursuant to the provisions of
Section 4.02.

    The bonds of any series may be in
engraved, lithographed or printed form as determined and authorized by the Board of Directors.

93

    The bonds of any series may have imprinted thereon or included therein any legend or legends required in order to comply with any law or with any rules or regulations made pursuant thereto or with the rules or regu-lations of any stock exchange or in order to conform to usage, and the Board of Directors by resolution may at any time amend any legend or legends on bonds then outstanding so as to comply with any such law, rule or regulation or so as to conform to usage.

    SECTION 4.04. Definitive coupon bonds of each series may be issued in the denomination of $1,000 each and (except as to the bonds of the 1979 Series) in such denominations less than $1,000 as shall be determined and authorized by the Board of Directors or by any officer or officers of the Company authorized by the Board of Directors to make such determination, and registered bonds without coupons may be issued in the denomination of $1,000 each and in such multiple or multiples thereof as shall be determined and authorized by the Board of Directors or by any officer or officers of the Company authorized by the Board of Directors to make such determination, the authorization of the denomination of any bond to be conclusively evidenced by the execution thereof on behalf of the Company.
The principal amount of coupon bonds and of registered bonds without coupons of any series to be authenticated hereunder in each of the authorized denominations in which such bonds may be authenticated, shall be as set forth in the order of the Company given to the Trustee in connection with the authentication and delivery of such bonds.

    SECTION 4.05. All bonds issued hereunder shall, from time to time, be executed on behalf of the Company by its President or one of its Vice-Presidents, manually or by facsimile signature, and shall have its corporate seal impressed thereon or a facsimile thereof imprinted thereon, attested by its Secretary or one of its Assistant
Secretaries, or by such other form of
execution as shall be prescribed by statute, by-law or resolution. In case any officer or officers who shall have signed any bonds, manually or by facsimile signature, shall cease to be such officer or officers before the bonds so signed shall have been actually authenticated and delivered, such bonds nevertheless may be issued, authenticated and delivered with the same force and effect as though the person or persons who so signed such bonds had not ceased to be such officer or officers of the Company. The interest coupons to be attached to coupon bonds issued hereunder shall be

94

authenticated by the facsimile signature of the present Treasurer or of any future
Treasurer of the Company, and the Company may also adopt and use for that purpose the facsimile signature of any person who shall have been such Treasurer, notwithstanding the fact that he may have ceased to be such Treasurer at the time of the execution thereof or at the time when such bonds shall be actually authenticated and delivered. Before authenticating any coupon bonds the Trustee shall detach and cancel all matured coupons thereto attached and, upon the request of the Company, the Trustee shall deliver such coupons to the Company or shall cremate such coupons and deliver a certificate of cremation to the Company, as may be specified in such request.

    SECTION 4.06. The Company shall maintain an office or agency for the registration, transfer and exchange of bonds of a particular series at each place at which the bonds of such series shall be registrable, transferable and exchangeable, and shall keep at each such office or agency books for the registration, transfer and exchange of such bonds. All bonds presented or surrendered to the Company for registration, transfer or exchange in accord-ance with the provisions hereinafter in this
Article IV contained, shall be so presented or surrendered at one of such offices or agencies to be maintained by the Company as above provided. Each such agency, other than the Trustee, established by the Company, shall be subject to approval by the Trustee.

    SECTION 4.07. The holder of any coupon
bond issued hereunder, upon the presentation thereof to the Company, may have the ownership thereof registered, as to principal only, on said registry books of the Company, and such registration noted on the bond. After such registration no further transfer of such bond shall be valid unless made on said books by the registered owner in person or by his duly authorized attorney and similarly noted on such bond; but such bond may be discharged from registration by being in like manner transferred to bearer, and thereupon transfer-ability by delivery shall be restored; and such bond may again and from time to time be registered or discharged from registration as before. Such registration, however, shall not affect the negotiability of the coupons at-tached to such bond but every such coupon shall continue to be transferable by delivery merely, and shall remain payable to bearer.

    SECTION 4.08. The registered owner of any registered bond without coupons may, in person or by duly authorized attorney, have such bond transferred, upon the surrender thereof to the Company, accompanied by

95

a written instrument of transfer in form approved by the Trustee, and thereupon the Company shall execute in the name of the transferee or his nominee and the Trustee shall authenticate and deliver a new registered bond or bonds without coupons of the same series and maturity date as the surrendered bond, for a like aggregate principal amount, and in any denomination or denominations in which the registered bonds without coupons of such series are authorized to be issued.

    SECTION 4.09. Coupon bonds of any series in which such bonds are authorized to be issued in different denominations may, upon the surrender thereof to the Company, be exchanged for one or more other coupon bonds of the same series and maturity date as the surrendered bonds, for a like aggregate principal amount, and in any denomination or denominations in which the coupon bonds of such series are authorized to be issued.

    Coupon bonds of any series in which
registered bonds without coupons are
authorized to be issued, equal in aggregate principal amount to any authorized denomination of such registered bonds without coupons, may, upon the surrender of such coupon bonds to the Company, be exchanged for a registered bond or bonds without coupons of the same series and maturity date as the surrendered bonds, for a like aggregate principal amount, and in any denomination or denominations in which the registered bonds without coupons of such series are authorized to be issued.

    Registered bonds without coupons of any
series in which such bonds are authorized to be issued in different denominations may, upon the surrender thereof to the Company, be exchanged for one or more other registered bonds without coupons of the same series and maturity date as the surrendered bonds, for a like aggregate principal amount, and in any denomination or denominations in which the registered bonds without coupons of such series are authorized to be issued.

    Any registered bond or bonds without
coupons of any series may, upon the surrender thereof to the Company, be exchanged for a coupon bond or bonds of the denomination of $1,000 each, of the same series and maturity date, and for a like aggregate principal amount.

    SECTION 4.10. Until definitive bonds of
any series are ready for delivery, there may, if authorized by the Board of Directors, be authenticated and delivered in lieu of any thereof temporary bonds of such series, in bearer or registered form, substantially of the same tenor as that of the definitive

96

bonds of such series, except that such
temporary bearer bonds may be issued without coupons or with one or more coupons, may be issued without provision for registration as to principal, may contain, in lieu of a statement of the redemption prices required to be set forth in the definitive bonds, a reference to this Indenture (in the case of the bonds of the 1979 Series) or to the applicable supplemental indenture (in the case of bonds of any other series) for a statement of such redemption prices, and may be issued with such other appropriate variations from the forms of the definitive bonds, all as shall be determined and authorized by the Board of Directors. Such temporary bonds shall be in such denominations as shall be specified in the order of the Company given to the Trustee in connection with the authentication and delivery of such bonds.

    Definitive bonds of such series shall
(except in the case of the holder of any temporary bond who shall not require the delivery to him of a definitive bond in exchange for such temporary bond) be prepared by the Company as soon as practicable after the issuance of the temporary bonds, and as soon as such definitive bonds are ready for delivery, the holders of the temporary bonds of such series, upon the surrender thereof to the Company, shall be entitled to receive such definitive bonds in exchange therefor, either in the form of coupon bonds or (if registered bonds without coupons are authorized to be issued in such series and if the temporary bonds so surrendered aggregate in principal amount any authorized denomination of such registered bonds without coupons) in the form of registered bonds without coupons, of the same series and maturity date, for a like aggregate principal amount, and in any denomination or denominations in which such coupon bonds or registered bonds without coupons, as the case may be, are authorized to be issued.

    Until exchanged for definitive bonds, the temporary bonds of any series issued hereunder shall be entitled to the same rights under this Indenture as the definitive bonds of such series. When and as interest is paid upon temporary bonds, the fact of such payment shall be noted thereon unless made upon presentation and surrender of a coupon appertaining thereto. Until definitive bonds of any series are ready for delivery, temporary bonds of such series, whether in bearer or registered form, if issued in more than one denomination, may be exchanged as between denominations and, if issued in both bearer and registered form, such temporary bearer bonds may be exchanged for temporary registered bonds and such temporary registered bonds may be exchanged for temporary bearer bonds, all in the manner

97

and subject to the limitations specified in
Section 4.09 with respect to the exchange of definitive bonds.

    SECTION 4.11. In every case in which the privilege of exchange of bonds is desired to be exercised under any of the provisions of this Article IV, the bonds surrendered for exchange shall, in the case of coupon bonds, be accompanied by all unmatured coupons thereto appertaining and all matured coupons, if any, thereto appertaining representing interest not paid or made available for payment, and shall, in the case of registered bonds without coupons and coupon bonds registered as to principal, be accompanied by a written instrument of transfer, in form approved by the Trustee, duly executed by the holder thereof or by duly authorized attorney.
Upon each such surrender of bonds the Company shall execute and the Trustee shall authenticate and deliver, in exchange for such bonds so surrendered, the bond or bonds which the bondholder making the exchange shall be entitled to receive.

    Upon each exchange of bonds pursuant to
any of the provisions of this Article IV, other than upon exchange of temporary bonds for definitive bonds (and except as provided in Section 6.03 with respect to the authenti-cation and delivery of bonds in replacement of bonds of the 1979 Series issued by the Edison
Company), and upon each transfer of ownership of registered bonds without coupons or of coupon bonds registered as to principal, the Company may make a charge therefor sufficient to reimburse it for any stamp or other tax or governmental charge required to be paid by the Company or the Trustee, and in addition may charge a sum not exceeding two dollars for each new bond issued upon any such exchange or transfer.

    The Company shall not be required to make exchanges or transfers of bonds for a period of ten days next preceding an interest payment date thereof. In the case of a redemption of less than all of the bonds of a particular series at the time outstanding, the Company shall not be required to make exchanges or transfers of bonds of such series which are to be redeemed, or portions of the principal amounts of which are to be redeemed, after such bonds or portions thereof shall have been drawn for redemption in the manner provided in
Section 7.01.

    SECTION 4.12. Upon receipt by the Company and the Trustee of evidence satisfactory to them of the loss or destruction of any outstanding bond of any series, and of indemnity satisfactory to them, or in case of the mutilation of any such bond, upon surrender and cancellation of such bond, and

98

upon receipt of indemnity satisfactory to them, if requested, the Company in its discretion may execute, and the Trustee may authenticate and deliver, a new bond of the same series, maturity date and denomination and of like tenor and bearing the same serial number (to which the Trustee may add a distinguishing mark), in substitution for such lost, destroyed or mutilated bond, as the case may be. Upon the issuance of any such bond, the Company may, in its discretion, make a charge therefor sufficient to reimburse it for any stamp or other tax or governmental charge or other expense connected therewith required to be paid by the Company or the Trustee, and in addition may charge a sum not exceeding two dollars for each bond so issued as aforesaid.
Any bond issued under the provisions of this
Section 4.12 shall constitute an additional contractual obligation of the Company whether or not the bond in substitution for which such new bond is issued shall be enforceable by any holder thereof, and such new bond and all coupons, if any, thereto appertaining shall be entitled to the security and benefit of this Indenture equally and ratably with all other bonds and coupons issued hereunder.

    SECTION 4.13. As to each registered bond without coupons and each coupon bond registered as to principal, the person in whose name such bond shall be registered shall be deemed and regarded as the owner thereof for all purposes, and neither the Company nor the Trustee shall be affected by any notice to the contrary, and payment of or on account of the principal of such bond, if it be a coupon bond registered as to principal, and of the principal and interest, if it be a registered bond without coupons, shall be made only to or upon the order in writing of the registered owner thereof. All such payments shall be valid and effectual to satisfy and discharge the liability upon such bonds to the extent of the sum or sums so paid. The Company and the Trustee, each in its discretion, may deem and treat the bearer of any coupon bond, which shall not at the time be registered as to principal, and the bearer of any coupon for interest appertaining to such bond, whether such bond shall be registered as to principal or not, as the absolute owner of such bond or coupon for the purpose of receiving payment thereof, and for all other purposes whatsoever, and neither the Company nor the Trustee shall be affected by any notice to the contrary.

    SECTION 4.14. No bond shall be issued
hereunder unless there shall be endorsed thereon the executed certificate of authentication of the Trustee, substantially in the general form hereinbefore recited, that it is one of the bonds of the series designated therein, referred to and described in this

99

Indenture or (in the case of bonds of a series other than the 1979 Series) in the applicable supplemental indenture; and such certificate on any bond shall be conclusive evidence that it is duly issued hereunder.

    SECTION 4.15. All bonds authenticated and delivered which shall at any time be delivered by the Company to the Trustee pursuant to any of the provisions of this Indenture shall, in the case of coupon bonds, be accompanied by all unmatured coupons thereto appertaining and all matured coupons, if any, thereto appertaining representing interest not paid or made available for payment, and shall, in the case of registered bonds without coupons and coupon bonds registered as to principal, be accompanied by a written instrument of transfer in form approved by the Trustee, duly executed by the holder thereof or by duly authorized attorney.

    SECTION 4.16. Whenever under any of the
provisions of this Indenture bonds
authenticated and delivered, or coupons
appertaining thereto, shall be delivered by the Company to the Trustee pursuant to or as permitted by any of the provisions of this Indenture or shall be surrendered by the holders thereof or by any paying agent to the Trustee upon any replacement, exchange, transfer or substitution, or upon payment or redemption, all such bonds and coupons shall be forthwith cancelled by the Trustee, and from time to time, upon the request of the Company, the Trustee shall deliver such bonds and coupons to the Company or shall cremate such bonds and coupons and deliver a certificate of cremation to the Company, as may be specified in such request.

ARTICLE V

BONDS OF 1979 SERIES

    SECTION 5.01. As indicated in the recitals of this Indenture, the bonds of the 1979
Series issuable by the Edison Company shall be designated "Commonwealth Edison Company Gas
Divisional Lien Bonds, 3-1/2% Series due
January 1, 1979", and the bonds of such series to be executed by the Gas Company and authenticated and delivered by the Trustee in replacement of such bonds issuable by the Edison Company, as provided in Section 6.03, shall be designated "Northern Illinois Gas
Company First Mortgage Bonds, 3-1/2% Series due
1979." The bonds of the 1979 Series which may be issued and outstanding under this Indenture shall not exceed $60,000,000 in aggregate principal amount, exclusive of bonds of such series authenticated and delivered pursuant to the provisions of Section 4.12.

100

    SECTION 5.02. The bonds of the 1979 Series issuable by the Edison Company shall be registered bonds without coupons and shall be substantially in the form of bond of such series, issuable by the Edison Company, set forth in the recitals of this Indenture. The bonds of the 1979 Series to be executed by the Gas Company shall be coupon bonds registrable as to principal and registered bonds without coupons, and the forms of such bonds, of the interest coupons to be attached to such coupon bonds, and of the Trustee's certificate of authentication to be endorsed on all bonds of the 1979 Series, shall be as provided in
Section 4.03.

    SECTION 5.03. The registered bonds without coupons of the 1979 Series issuable by the Edison Company and the bonds of such series to be executed by the Gas Company shall be in the denomination of $1,000 each and in such multiple or multiples thereof as shall be determined and authorized in the manner provided in Section 4.04. The coupon bonds of the 1979 Series shall be in the denomination of $1,000 each. The registered bonds without coupons of the 1979 Series issuable by the Edison Company shall be numbered R-1 and consecutively upwards, the registered bonds of such series to be executed by the Gas Company shall be likewise numbered, and the coupon bonds of such series shall be numbered M-1 and consecutively upwards, or any or all of such bonds may be numbered in such other appro-priate manner as shall from time to time be determined and authorized by the Board of Directors.

    The coupon bonds of the 1979 Series shall be dated January 1, 1954, and the registered bonds without coupons of such series shall be dated as provided in Section 4.01. All bonds of the 1979 Series shall mature January 1, 1979, and shall bear interest at the rate of 3-1/2% per annum until the principal thereof shall be paid, such interest to be payable semi-annually on the first day of January and July in each year.

    Both the principal of and the interest on the bonds of the 1979 Series shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, and both such principal and interest shall be payable at the office or agency of the Company in the City of Chicago, State of Illinois, or, at the option of the holder, at the office or agency of the Company in the Borough of Manhattan, The City of New
York, State of New York. The bonds of the 1979
Series shall be registrable, transferable and exchangeable, in the manner provided in Sections 4.07, 4.08 and 4.09, at either of such offices or agencies.

101

    SECTION 5.04. Upon the notice and in the manner provided in Section 7.01, and with the effect provided in Section 7.02, the bonds of the 1979 Series (a) shall be redeemable at the option of the Company, as a whole at any time or in part from time to time prior to the maturity thereof, at the applicable redemption price (expressed as a percentage of principal amount) set forth below under "General
Redemption Prices", plus accrued and unpaid interest to the redemption date, and (b) shall be subject to redemption pursuant to the sinking fund provided for in Section 5.05, in part, on April 1 or during the four months' period preceding April 1 of each of the years
1958 to 1978, both inclusive, at the
applicable redemption price (expressed as a percentage of principal amount) set forth below under "Sinking Fund Redemption Prices", plus accrued and unpaid interest to the redemption date:

General Redemption Prices       Sinking Fund Redemption Prices
If Redeemed During Twelve       If Redeemed on April 1 or
Months' Period Beginning        During Four Months'Period
        January 1               Preceding April 1

               1966...102.75%                   1966...101.26%
1954...105.50% 1967...102.53%                   1967...101.18%
1955...105.28% 1968...102.30%                   1968...101.10%
1956...105.05% 1969...102.07%                   1969...101.02%
1957...104.82% 1970...101.84%                   1970...100.93%
1958...104.59% 1971...101.61%   1958...101.80%  1971...100.84%
1959...104.36% 1972...101.38%   1959...101.74%  1972...100.75%
1960...104.13% 1973...101.15%   1960...101.68%  1973...100.65%
1961...103.90% 1974...100.92%   1961...101.61%  1974...100.55%
1962...103.67% 1975...100.69%   1962...101.55%  1975...100.45%
1963...103.44% 1976...100.46%   1963...101.48%  1976...100.34%
1964...103.21% 1977...100.24%   1964...101.41%  1977...100.24%
1965...102.98% 1978...100.12%   1965...101.33%  1978...100.12%

    SECTION 5.05. The provisions relating to the sinking fund to be established for the retirement of bonds of the 1979 Series are as follows:

    (I) The Company covenants that it will, on a date to be selected by it within the three months' period beginning November 1 of each of the years 1957 to 1977, both inclusive
(hereinafter called a "sinking fund payment period"), pay to the Trustee, as and for a sinking fund, the amount of $1,200,000 in cash
(hereinafter called "sinking fund cash", and the amount of each such payment being hereinafter called a "sinking fund payment"); provided, however, that at the election of the Company any

102

sinking fund payment may be satisfied, in whole or in part, by the certification to the Trustee, in lieu of the payment of a specified amount of sinking fund cash, of an equal principal amount of bonds of the 1979 Series, theretofore outstanding, reacquired by the Company and delivered to the Trustee, for cancellation, pursuant to the provisions of this Section 5.05, either upon such certification or prior thereto, but not previously certified to the Trustee either in lieu of the payment of sinking fund cash under the provisions of this Division (I) or as a basis for the withdrawal, under the pro-visions of Division (III) of this Section 5.05, of sinking fund cash held by the Trustee.

    On the date selected by the Company within each sinking fund payment period for the making of the current sinking fund payment, the Company shall deliver to the Trustee the following:

     (a) an officers' certificate stating:

         (1) the principal amount, if any, of
     bonds of the 1979 Series, theretofore
     outstanding, reacquired by the Company and delivered with such certificate to the Trustee, for cancellation, or previously delivered to the Trustee, for cancellation, pursuant to the provisions of this Section
     5.05, which the Company certifies in lieu of the payment of an equal amount of sinking fund cash; that no portion of such principal amount so certified has previously been certified to the Trustee either in lieu of the payment of sinking fund cash under the provisions of this Division (I) or as a basis for the withdrawal, under the provisions of
     Division (III) of this Section 5.05, of
     sinking fund cash held by the Trustee; and the balance, if any, of principal amount of such bonds not so certified and not previously so certified; and

         (2) the amount of sinking fund cash, if
     any, required to satisfy the current
     sinking fund payment;

         (b) the uncancelled bonds of the 1979
     Series, if any, to be delivered to the
     Trustee with such officers' certificate;
     and

         (c) the sinking fund cash, if any,
     specified pursuant to (2) of such officers' certificate.

    (II) Sinking fund cash on deposit with the Trustee may or shall be applied toward the redemption of bonds of the 1979 Series in accordance with the provisions of (a), (b) and
(c) of this Division (II), each such redemption to be effected by the payment of the applicable sinking fund redemption price set forth in
Section 5.04.

103

    (a) On any date within any sinking fund
payment period or on any date subsequent thereto but prior to the next succeeding February 15, the Company may, at its election, by the delivery to the Trustee of a notice of the character specified in Section 7.01 and upon compliance with all of the applicable provisions of Section 7.01, direct the Trustee to apply a specified amount of sinking fund cash (all or any part thereof) then on deposit with the Trustee toward the redemption, on a date not later than the next succeeding April 1, of an equal principal amount of bonds of the 1979
Series then outstanding.

    (b) If on February 15 next succeeding any sinking fund payment period the amount of sinking fund cash on deposit with the Trustee, and not at the time required to be applied toward the redemption of bonds of the 1979
Series pursuant to (a) of this Division (II), shall equal or exceed $500,000, such cash shall be applied by the Trustee toward the redemption, on the next succeeding April 1, of an equal principal amount of bonds of the 1979 Series then outstanding. For all purposes of this Indenture the Trustee shall be deemed to have been irrevocably directed by the Company so to apply such cash.

    (c) If on February 15 next succeeding any sinking fund payment period the amount of sinking fund cash on deposit with the Trustee, and not at the time required to be applied toward the redemption of bonds of the 1979
Series pursuant to (a) of this Division (II), shall be less than $500,000, the Company may, at its election and in the manner provided in (a) of this Division (II), direct the Trustee to apply a specified amount of such cash (all or any part thereof) toward the redemption, on the next succeeding April 1, of an equal principal amount of bonds of the 1979 Series then outstanding.

    In the case of each redemption of bonds of the 1979 Series pursuant to the provisions of this Division (II), the Company covenants that it will deposit with the Trustee, not later than the opening of business on the redemption date, a sum in cash equal to the premium on the bonds of the 1979 Series to be redeemed and accrued and unpaid interest on such bonds to such redemption date, and upon such deposit the Trustee shall be deemed to have been irrevocably directed to apply such cash toward the redemption of such bonds.

    Whenever under the provisions of this
Division (II) any sinking fund cash at the time on deposit with the Trustee may or shall be applied toward the redemption of bonds of the 1979 Series, such cash may and, in the

104

case of (b) of this Division (II), shall be deemed to include cash to be received by the Trustee, prior to the proposed redemption date, upon and as the result of the sale of government obligations, to the extent of the amount, including accrued interest, expended by the Trustee out of such sinking fund cash in the purchase, under the provisions of Section 11.05, of the government obligations sold or to be sold. For the purpose of determining, under the provisions of (b) or (c) of this Division (II), the amount of sinking fund cash on deposit with the Trustee on February 15 next succeeding any sinking fund payment period, such cash shall be deemed to include an amount equal to the amount, including accrued interest, expended by the Trustee out of such sinking fund cash in the purchase, under the provisions of Section 11.05, of government obligations then held by the Trustee.

    (III) Unless the Company shall be in default under any of the provisions of this Indenture, any sinking fund cash on deposit with the Trustee, and not at the time required to be applied toward the redemption of bonds of the 1979 Series pursuant to the provisions of Division (II) of this Section 5.05, shall be paid over by the Trustee to the Company in an amount equal to the principal amount of bonds of the 1979 Series, theretofore outstanding, reacquired by the Company and certified to the Trustee (upon or subsequent to the delivery thereof to the Trustee, for cancellation, pur-suant to the provisions of this Section 5.05) as a basis for such withdrawal of sinking fund cash, but not previously certified to the Trustee either in lieu of the payment of sinking fund cash under the provisions of Division (I) of this Section 5.05 or as a basis for the withdrawal, under the provisions of this Division (III), of sinking fund cash held by the Trustee, such payment to be made by the Trustee to the Company upon receipt by the Trustee of the following:

         (a) a request of the Company for the
     payment to it of a specified amount of
     sinking fund cash;

         (b) an officers' certificate stating:

              (1) the principal amount, if any,
          of bonds of the 1979 Series,
          theretofore outstanding, reacquired by
          the Company and delivered with such
          certificate to the Trustee, for
          cancellation, pursuant to the
          provisions of this Section 5.05 or
          previously delivered to the Trustee,
          for cancellation, pursuant to such
          provisions, which the Company
          certifies as a basis for the
          withdrawal of such sinking fund cash;
          that no portion of such principal
          amount so certified has been
          previously certified to the Trustee
          either in lieu of the payment of
          sinking fund cash under the provisions

105

          of Division (I) of this Section 5.05
          or as a basis for the withdrawal,
          under the provisions of this Division
          (III), of sinking fund cash held by
          the Trustee; and

              (2) that to the knowledge of the
          signers the Company is not in default
          under any of the provisions of this
          Indenture, and that all conditions
          precedent provided for in this
          Indenture relating to the withdrawal
          of such sinking fund cash have been
          complied with;

         (c) the uncancelled bonds of the 1979
     Series, if any, to be delivered to the
     Trustee with such officers' certificate;
     and

         (d) an opinion of counsel stating that
     in the signer's opinion all conditions
     precedent provided for in this Indenture relating to the withdrawal of such sinking fund cash have been complied with.

    (IV) Nothing in this Section 5.05 contained shall be construed to permit the certification by the Company, for the purpose of reducing the amount of any sinking fund payment or as a basis for the withdrawal of any sinking fund cash, of a principal amount of bonds of the 1979 Series which is not a multiple of $1,000, or to permit the Company to direct the Trustee, or to require or permit the Trustee, to apply toward the redemption of outstanding bonds of the 1979
Series an amount of sinking fund cash which is not a multiple of $1,000.

    (V) When all bonds of the 1979 Series shall have been retired, all sinking fund cash, if any, then on deposit with the Trustee, and not required for the redemption of any bonds of such series which previously shall have been called for redemption, shall be paid over by the Trustee to or upon the order of the Company upon receipt by the Trustee of a request of the Company for such payment.

ARTICLE VI

ISSUANCE OF BONDS

     SECTION 6.01. Except as provided in Section
5.01 with respect to the bonds of the 1979 Series and except as may hereafter be otherwise expressly determined and authorized by the Board of Directors with respect to the aggregate principal amount of bonds issuable in a particular series other than the 1979 Series, the aggregate principal amount of bonds which may be issued under this Indenture is not limited, but shall be such aggregate principal amount as may from time to time be authenticated and delivered under the provisions hereof.

106

    Nothing in this Indenture contained shall limit the power of the Board of Directors to fix the terms upon which and the price at which the bonds authenticated and delivered under any of the provisions of this Indenture may be issued, sold or otherwise disposed of.

    No bonds, except upon transfer of or in
exchange for other bonds, or in substitution for lost, destroyed or mutilated bonds, shall be authenticated or delivered by the Trustee if the Company is at the time in default under any of the provisions of this Indenture.

    SECTION 6.02. Bonds of the 1979 Series, not exceeding $60,000,000 in aggregate principal amount, may at any time be executed by the Edison Company and be delivered to the Trustee for authentication, and such bonds shall, without awaiting the recording of this Indenture, be authenticated and delivered by the Trustee to or upon the order of the Company upon receipt by the Trustee of the following:

     (a) a request of the Company for such
     authentication;

     (b) an officers' certificate stating
     that all conditions precedent provided for in this Indenture relating to the authentication and delivery of such bonds have been complied with;

     (c) an opinion of counsel stating, in
     the signer's opinion, (1) that the issuance of such bonds has been duly authorized by the necessary corporate action and by order or orders duly entered by Illinois Commerce
     Commission, the only governmental authority the consent of which is required for the legal issuance of such bonds; (2) that the Edison Company has good title to the mortgaged property, subject only to the lien of this Indenture and to permitted liens; (3) that the Edison Company has all necessary corporate and governmental authority to own and operate the mortgaged property; (4) that as to such part of the mortgaged property as has been constructed on, over or in land owned by others than the Edison Company, the Edison Company holds subsisting easements, rights-of-way, leases, franchises, licenses, permits or other rights on, over or in such land, which are valid in accordance with their respective terms, and that the terms thereof are such as to permit the construction and operation of such part of the mortgaged property on, over or in such land; and (5) that all conditions precedent provided for in this Indenture relating to the authentication and delivery of such bonds have been complied with; and

     (d) the order or orders of Illinois
     Commerce Commission, officially
     authenticated, referred to in such opinion of counsel.

107

    SECTION 6.03. After the authentication and delivery by the Trustee of the bonds of the 1979
Series, as provided in Section 6.02, and after the adoption of this Indenture by the Gas
Company and the assumption by it of the bonds of the 1979 Series, in the manner provided in
Section 2.01, and after the execution by the Trustee, as provided in Section 2.02, of the indenture of adoption executed by the Gas
Company, the holder of any such bond (as soon as bonds of the 1979 Series bearing the new designation "Northern Illinois Gas Company First
Mortgage Bonds 3-1/2% Series due January 1, 1979" as specified in Section 2.01, are ready for delivery) shall, upon the surrender of such bond at the office of the Trustee, accompanied by a written instrument of transfer, in form approved by the Trustee, duly executed by such holder or by duly authorized attorney, be entitled to receive in replacement of such bond, without charge to such holder, bonds bearing such new designation, in aggregate principal amount equal to the principal amount of the bond so surrendered, and in the form of definitive coupon bonds or temporary bonds without coupons
(or with one or more coupons), of the
denomination of $1000 each, or, at the option of such holder, definitive or temporary registered bonds without coupons, of the denomination of $1000 each or of any authorized multiple thereof, the determination as to whether such bonds shall be deliverable in definitive form or in temporary form to be made by the Gas Company.
If any such temporary bonds are so delivered, they shall be exchangeable for definitive bonds, without charge to the respective holders of the temporary bonds and otherwise upon the terms and in the manner provided in Section 4.10. Upon each such surrender of a bond of the 1979 Series issued by the Edison Company, the Gas Company shall execute and the Trustee, after it shall have received the certificate, opinion and order or orders specified in Section 2.02, shall authenticate and deliver, in replacement of such bond so surrendered, the bond or bonds of the 1979 Series, bearing such new designation, which the holder of the bond so surrendered shall be entitled to receive.

    SECTION 6.04. Upon application by the
Company to the Trustee for the authentication and delivery of bonds under the provisions of
Section 6.05, 6.06 or 6.07, the Company shall deliver to the Trustee the following:

         (a) a resolution authorizing the
     execution and issuance of and requesting the Trustee to authenticate and deliver bonds, specifying the principal amount and series thereof, and any other matters with respect thereto required or permitted by this Indenture;

108

         (b) if an interim certificate is not
     filed in connection with the particular
     application for the authentication and
     delivery of bonds, an officers' certificate stating that to the knowledge of the signers the Company is not in default under any of the provisions of this Indenture, and that all conditions precedent provided for in this Indenture relating to the authentication and delivery of the bonds applied for have been complied with;

         (c) an opinion of counsel stating, in
     the signer's opinion, (1) that the issuance of such bonds has been duly authorized by the necessary corporate action and by any and all governmental authorities the consent of which is required for the legal issuance of such bonds, and specifying any officially authenticated orders or other documents by which such consent is or may be evidenced, or that no such consent is required; (2) that, since the date of the last previous opinion of counsel filed with the Trustee pursuant to the provisions of this Article VI, or since the actual date of execution and delivery of this Indenture in the case of the first such opinion filed under this Article VI, none of the mortgaged property has become subject to any lien or encumbrance prior to the lien of this Indenture as security for the additional bonds then applied for, except
     (i) permitted liens and (ii) prior liens on property, including additions thereto, acquired by the Company after January 31, 1954; and (3) if an interim certificate is not filed in connection with the particular application for the authentication and delivery of bonds, that all conditions precedent provided for in this Indenture relating to the authentication and delivery of the bonds applied for have been complied with;

         (d) the officially authenticated orders
     or other documents, if any, specified in such opinion of counsel; and

         (e) in case such bonds constitute the
     initial issue of bonds of a particular
     series, a supplemental indenture of the
     character referred to in Section 4.02.

    SECTION 6.05. Bonds of any one or more
series, other than the 1979 Series, may be authenticated and delivered under and subiect to the provisions of this Section 6.05 upon the basis of and in a principal amount equal to 66-2/3% of the amount of net property additions not previously utilized under this Indenture.
Such bonds shall be authenticated and delivered to or upon the order of the Company upon receipt by the Trustee of the following:

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         (a) the resolution, opinion of counsel,
     orders or documents, if any, and
     supplemental indenture, if required,
     specified in Section 6.04;

         (b) an interim certificate evidencing
     the right of the Company to the
     authentication and delivery of such bonds on the basis of net property additions, together with the independent engineer's certificate, if any, independent appraiser's certificate, if any, independent accountant's certificate, if any, opinion of counsel, and instruments of conveyance, assignment or transfer, if any, all as specified in such interim certificate; and

         (c) a net earnings certificate, which
     shall be signed by an independent
     accountant in case the twelve months'
     period covered by such net earnings
     certificate is a period with respect to
     which an annual report is required to be filed by the Company under Section 9.17, and in case the aggregate principal amount of bonds authenticated and delivered since the beginning of the then current year
     (other than those with respect to which a net earnings certificate is not required or with respect to which a net earnings certificate signed by an independent accountant has previously been filed) is 10% or more of the principal amount of the bonds at the time outstanding hereunder.

    SECTION 6.06. Bonds of any one or more
series, other than the 1979 Series, may be authenticated and delivered under and subject to the provisions of this Section 6.06 upon the basis of and in a principal amount equal to the amount of cash deposited by the Company with the Trustee as a basis for the issuance of such bonds. Such bonds shall be authenticated and delivered to or upon the order of the Company upon receipt by the Trustee of the following:

         (a) the resolution, officers'
     certificate, opinion of counsel, orders or documents, if any, and supplemental indenture, if required, specified in
     Section 6.04;

         (b) an amount of cash equal to the
     principal amount of bonds for the
     authentication and delivery of which
     application is made under the provisions of this Section 6.06; and

         (c) a net earnings certificate, which
     shall be signed by an independent
     accountant in case the twelve months'
     period covered by such net earnings
     certificate is a period with respect to
     which an annual report is required to be filed by the Company under Section 9.17, and in case the aggregate principal amount of bonds authenticated and delivered

110

     since the beginning of the then current
     year (other than those with respect to
     which a net earnings certificate is not
     required or with respect to which a net
     earnings certificate signed by an
     independent accountant has previously been filed) is 10% or more of the principal amount of the bonds at the time outstanding hereunder.

    All cash deposited with the Trustee under this Section 6.06 shall be held by the Trustee as a part of the mortgaged property and shall be paid over, withdrawn, used or applied in the manner, to the extent, for the purposes and subject to the conditions set forth in Section
11.02.

    SECTION 6.07. Bonds of any one or more
series, other than the 1979 Series, may be authenticated and delivered under and subject to the provisions of this Section 6.07 upon the basis of and in a principal amount equal to the amount of bondable bond retirements not previously utilized under this Indenture. Such bonds shall be authenticated and delivered to or upon the order of the Company upon receipt by the Trustee of the following:

         (a) the resolution, opinion of counsel,
     orders or documents, if any, and
     supplemental indenture, if required,
     specified in Section 6.04;

         (b) an interim certificate evidencing
     the right of the Company to the
     authentication and delivery of such bonds on the basis of bondable bond retirements, together with the bonds, if any, to be delivered to the Trustee, and cash, if any, to be deposited with the Trustee, all as specified in such interim certificate; and

         (c) in case the bonds to be
     authenticated and delivered shall bear a rate of interest in excess of the rate of interest borne by the bonds retired or to be retired and made the basis for the issuance of the bonds applied for, and such application is made on a date more than two years prior to the date of maturity of such bonds so retired or to be retired, then, and in that case only, a net earnings certificate, which shall be signed by an independent accountant in case the twelve months' period covered by such net earnings certificate is a period with respect to which an annual report is required to be filed by the Company under Section 9.17, and in case the aggregate principal amount of bonds authenticated and delivered since the beginning of the then current year
     (other than those with respect to which a net earnings certificate is not required or with respect to which a net earnings certificate signed by an independent accountant has previously been filed) is 10% or more of the principal amount of the bonds at the time outstanding hereunder.

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ARTICLE VII

REDEMPTION OF BONDS

    SECTION 7.01. Subject to the provisions of any agreement of bondholders of the character referred to in Section 7.03, and of any supplemental indenture prescribing a different method of redemption for the bonds of the series created by such supplemental indenture, each redemption of bonds of any series which by their terms are redeemable, whether such redemption be at the option of the Company or otherwise, shall be effected in the manner hereinafter in this
Section 7.01 set forth.

    In the case of each redemption of bonds of any series, except a redemption required by any of the provisions of this Indenture to be effected by the Trustee without any action on the part of the Company, the Company shall deliver to the Trustee a written notice with respect to such redemption, specifying the series of the bonds to be redeemed, the redemption date, the applicable redemption price stated or referred to in such bonds, and, if less than all the outstanding bonds of such series are to be redeemed, the principal amount of the bonds to be redeemed. If less than all the outstanding bonds of such series are to be redeemed, such notice shall be delivered to the Trustee not less than ten days before the date upon which the first publication of notice of redemption is to be made, as hereinafter provided. The delivery to the Trustee of such notice shall not, however, be construed to obligate the Company to consummate the redemption of the bonds proposed to be redeemed.
Except in the case of a redemption required by any of the provisions of this Indenture to be effected by the Trustee without any action on the part of the Company, the Company shall also deliver to the Trustee, prior to such first publication of notice of redemption, a resolution calling for redemption the bonds proposed to be redeemed.

    In the case of each redemption of bonds of any series, the Company shall publish, or shall irrevocably authorize the Trustee to publish in the name and on behalf of the Company, in one authorized newspaper in the City of Chicago, State of Illinois, and in one authorized newspaper in the Borough of Manhattan, The City of New York, State of New York, at least once in each of three calendar weeks on any day of each of such weeks, the first publication to be not less than thirty nor more than forty-five days before the redemption date, notice of such intended redemption, such notice to specify the series of the bonds to be redeemed, the place of redemption,

112

which shall be the office of the Trustee or the office of a designated agency of the Trustee, or both, and the applicable redemption price as stated or referred to in such bonds. If less than all the outstanding bonds of such series are to be redeemed, such notice shall also specify the principal amount of the bonds to be redeemed and the serial numbers of such bonds, determined as hereinafter provided (which serial numbers may be stated individually, in groups from one number up to another, inclusive, or in groups from one number up to another, inclusive, excluding the serial numbers of bonds of such series which shall have been retired), and, if less than the whole principal amount of any registered bond without coupons is to be redeemed, the serial number of such bond and the portion of the principal amount thereof, determined as hereinafter provided, which is to be redeemed. In the latter event (unless provision shall be made in such registered bond without coupons for the notation thereon of redeemed portions of the principal amount thereof) such notice shall state that upon surrender of such registered bond without coupons there will be issued, in lieu of the unredeemed portion of the principal amount thereof, a new registered bond or bonds without coupons of the same series and maturity date and of a principal amount or an aggregate principal amount equal to such unredeemed portion. Such notice shall state in every case that on the redemption date the bonds, or the specified portions thereof, to be redeemed shall cease to bear interest.

    The Company shall also mail, or shall
irrevocably authorize the Trustee to mail in the name and on behalf of the Company, a similar notice to the registered owners of all registered bonds without coupons to be redeemed, in whole or in part, and of all coupon bonds registered as to principal to be redeemed, not less than thirty nor more than forty-five days before the redemption date, at their respective addresses appearing upon the registry books;
provided, however, that the mailing of notice to such registered owners shall not be a condition precedent to redemption, and neither failure to mail such notice to such registered owners nor any imperfection or defect in such notice shall affect the validity of the proceedings for redemption.

    In each case in which the Trustee shall
propose to apply cash on deposit with it hereunder to the redemption of bonds of any series pursuant to any of the provisions of this Indenture authorizing or requiring such application of cash by the Trustee, the Trustee, in case the Company shall fail to give notice of such redemption by publication or mail or by both publication and mail, as may be required by the provisions of this Section 7.01, is hereby

113

irrevocably authorized to give such notice in the name and on behalf of the Company.

    If less than all the outstanding bonds of any series are to be redeemed, the Trustee, as soon as practicable after the receipt by it from the Company of the notice hereinabove in this
Section 7.01 provided for or, in case the Trustee shall be required to apply cash on deposit with it hereunder toward the redemption of such bonds without any action on the part of the Company, then as soon as practicable after such cash shall have become so applicable, shall determine the serial numbers of the bonds of such series to be redeemed, in whole or in part, such determination to be by lot in any manner deemed to be proper by the Trustee. For the purpose of any such determination, the Trustee is authorized to draw bonds individually or in groups consecutively numbered or by both such methods, either including or excluding, for the purpose of any such grouping, the serial numbers of bonds which shall have been retired. In any such determination by lot, each registered bond without coupons, if any be issued in such series, shall be represented by a separate number for each $1,000 of its principal amount.
Promptly upon the determination by the Trustee of the serial numbers of the bonds of such series to be redeemed, in whole or in part, and of the portions, if any, of the principal amounts of registered bonds without coupons which are to be redeemed, the Trustee shall certify such serial numbers and portions of principal amounts to the Company.

    SECTION 7.02. The first publication of
notice of redemption having been made as provided in Section 7.01, the bonds, or the specified portions thereof, to be redeemed shall, on the redemption date, become due and payable, at the applicable redemption price stated or referred to in such bonds, at the office of the Trustee or at the office of a designated agency of the Trustee, or both, as may be stated in such notice.

    Notice of redemption having been given and completed as above provided and a sum in cash having been deposited with the Trustee, not later than the opening of business on the redemption date, sufficient to redeem the bonds, or the specified portions thereof, to be redeemed and then outstanding, with irrevocable direction to apply such cash to such redemption, or the Trustee having been irrevocably directed by the Company to apply to such redemption a sum sufficient for such purpose out of cash then on deposit with the Trustee and available for such redemption, such bonds, or

114

the specified portions thereof, so to be redeemed shall, on the redemption date, cease to bear interest and any and all coupons for interest thereon maturing subsequent to the redemption date shall be void, and the holders of such bonds shall, on the redemption date, cease to have any rights as bondholders other than the right to receive payment of the redemption moneys. All unpaid interest coupons appertaining to coupon bonds which shall have matured prior to the redemption date shall continue to be payable to the respective holders thereof. Upon the presentation and surrender of such bonds so to be redeemed, or bonds of which specified portions are so to be redeemed, with, in the case of coupon bonds, the interest coupons maturing on the redemption date, if the redemption date is an interest payment date, and all interest coupons maturing after the redemption date, and, in the case of registered bonds without coupons or of coupon bonds which shall at the time be registered as to principal, accompanied by duly executed assignments or transfer powers, such bonds, or the specified portions thereof, shall be paid and redeemed at their redemption price. Upon the surrender of a registered bond without coupons of which only a portion of the principal amount thereof is to be redeemed, the Company (unless provision shall be made in such bond for the notation thereon of redeemed portions of the principal amount thereof) shall issue, without charge therefor, and the Trustee shall authenticate and deliver, in lieu of the unredeemed portion of such principal amount, a new registered bond or bonds without coupons of the same series and maturity date and of a principal amount or an aggregate principal amount equal to such unredeemed portion.

    If, prior to the first publication of notice of redemption, the Company shall have directed the Trustee, but not irrevocably, to apply toward such redemption cash then on deposit with the Trustee, such direction, upon such publication, shall be deemed to have become irrevocable for all purposes of this Indenture.

    SECTION 7.03. In the case of each redemption of bonds of any series, if there shall be in effect an agreement with respect to the method of redemption (an executed counterpart of which shall be on file with the Trustee) executed by the registered owners, in their respective names appearing upon the registry books, of all then outstanding registered bonds without coupons of such series and all coupon bonds of such series registered as to principal, and executed by the holders, in their respective names as furnished to the Trustee by instrument or instruments signed by such holders, respectively,

115

or by their duly authorized agents or attorneys, of all then outstanding coupon bonds of such series not registered as to principal, such bonds shall be redeemed upon the notice, if any, and in the manner and with the effect provided by such agreement. For the purposes of such redemption, the Trustee may require that there be furnished to it proof, satisfactory to it, of the fact that the holders of all then outstanding coupon bonds of such series not registered as to principal are parties to such agreement.

                    ARTICLE VIII

                    RENEWAL FUND

    SECTION 8.01. The Company covenants that so long as any bonds shall be outstanding under this Indenture, it will, for the year 1954 and each year thereafter, pay to the Trustee an amount of cash, as and for a renewal fund, equal to the excess, if any, of current provisions for depreciation for such year over the cost or fair value as of the mortgage date of acquisition thereof, whichever is less, of property additions for such year, such amount, which shall be the renewal fund requirement for such year, to be subject to reduction as permitted under Section 8.02.

    The renewal fund requirement for any year, after any reduction permitted under Section
8.02, shall be the renewal fund payment for such year which shall be made by the Company on or before June 30 in the following year, upon the filing of the annual certificate covering the preceding year as provided under Section 3.01.

    All cash deposited with the Trustee pursuant to the provisions of this Section 8.01 shall be held by the Trustee as a part of the mortgaged property and shall be paid over, withdrawn, used or applied in the manner, to the extent, for the purposes and subject to the conditions set forth in Section 11.03.

    SECTION 8.02. Unless the Company is in
default under any of the provisions of this Indenture, the renewal fund requirement for any year shall be subject to reduction by an amount equal to the amount of net property additions not previously utilized under this Indenture or by an amount equal to the amount of bondable bond retirements not previously utilized under this Indenture, or both, upon receipt by the Trustee of the following:

    (a) a request of the Company for such reduction;
        and

116

         (b) an interim certificate evidencing
     the right of the Company to such reduction, together with, in case net property additions are to be made the basis for such reduction, the independent engineer's certificate, if any, independent appraiser's certificate, if any, independent accountant's certificate, if any, opinion of counsel, and instruments of conveyance, assignment or transfer, if any, all as specified in such interim certificate, and together with, in case bondable bond retirements are to be made the basis for such reduction, the bonds, if any, to be delivered to the Trustee, and cash, if any, to be deposited with the Trustee, as specified in such interim certificate.

ARTICLE IX

PARTICULAR COVENANTS OF COMPANY

    SECTION 9.01. The Company covenants that it will duly and punctually pay the principal of and the interest and premium, if any, on all bonds outstanding hereunder, according to the terms thereof; that it will not issue or permit to be issued hereunder any bonds in any manner other than in accordance with the provisions of this Indenture; and that it will faithfully observe and perform all of the conditions, covenants and requirements in this Indenture and in the bonds contained.

    SECTION 9.02. The Company covenants that it will maintain offices or agencies in the manner required by the provisions of and for the purposes specified in Section 4.06, and that it will also maintain an office or agency at each place at which the principal of or the interest on any of the bonds shall be payable, and where notices, presentations and demands to or upon the Company in respect of such bonds or coupons as may be payable at such place or in respect of this Indenture may be given or made; and that from time to time it will file with the Trustee notice in writing of the location, and of change in the location, of each such office or agency.
In case the Company shall fail to maintain any such office or agency or shall fail to give notice of the location or change in the location thereof, presentation and demand may be made, and notices may be served, upon the Company at the office of the Trustee.

    SECTION 9.03. The Company covenants that every part of the mortgaged property will at all times be lawfully possessed by the Company free and clear of all liens except permitted liens and, to the extent permitted by the provisions of this Indenture, prior liens; that the Company will warrant and

117

defend unto the Trustee, for the benefit of the holders of the bonds from time to time outstanding, the mortgaged property and the lien and interest of the Trustee thereon and therein under this Indenture against all claims and demands of any person whomsoever; that it will maintain and preserve the lien of this Indenture so long as any of the bonds are outstanding; and that every part of the mortgaged property is or will be mortgaged pursuant to good right and lawful authority of the Company so to do.

    SECTION 9.04. The Company covenants that it will from time to time, upon the written request of the Trustee, execute and deliver any and all such further instruments and do any and all such further acts as may be necessary or proper to carry out more effectually the purposes of this Indenture, and to subject to the lien hereof any property which is intended to be covered hereby, and in general to facilitate the execution of the trust created hereby and to secure the rights and remedies of the holders of the bonds from time to time outstanding.

    SECTION 9.05. The Company covenants that it will not hold or acquire, in the name or names of a nominee or nominees, any real estate upon which there is or shall be installed any property of the character of property additions and that any real estate so held or acquired shall, promptly upon the installation of any such property thereon, be transferred into the name of the Company. The Company further covenants that if and when any property of the character of property additions is installed upon any real estate held in the name of the Company but theretofore excepted from the lien of this Indenture, the Company will, by proper instrument or instruments of conveyance, assignment or transfer to the Trustee, cause such real estate to be subjected to the lien of this Indenture.

    SECTION 9.06. The Company covenants that it will cause this Indenture and each supplemental indenture at all times to be recorded and filed in such manner and in such places as may in the opinion of counsel be required by law in order fully to preserve and protect the rights of the bondholders and the Trustee, and that the Company will furnish to the Trustee:

         (a) promptly after the execution and
     delivery of this Indenture and promptly
     after the execution and delivery of each supplemental inden-

118

     ture hereafter executed and delivered, an opinion of counsel stating, in the signer's opinion, that this Indenture and each supplemental indenture have been properly recorded and filed so as to make effective the lien intended to be created thereby, including the lien of this Indenture upon after-acquired property, and reciting the details of such action, or stating, in the signer's opinion, that no such action is necessary to make such lien effective; and

         (b) on or before June 30 in each year,
     beginning with the year 1955, an opinion of counsel stating, in the signer's opinion, that such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture and of each supplemental indenture as is necessary to maintain the lien thereof, including the lien of this Indenture upon after-acquired property, and reciting the details of such action, or stating, in the signer's opinion, that no such action is necessary to maintain such lien.

    SECTION 9.07. The Company covenants that, subject to the provisions of Section 10.02 and of Article XVI, it will at all times maintain its corporate existence and right to carry on business, and duly procure all renewals and extensions thereof and will use its best efforts to maintain, preserve and renew all of its rights, powers, privileges and franchises.

    SECTION 9.08. The Company covenants that, subject to the provisions of Section 10.02, it will at all times maintain, preserve and keep the mortgaged property, with the appurtenances and every part thereof as an operating system, in good repair, working order and condition and equipped with suitable equipment and appliances, and from time to time will make all necessary repairs, renewals and replacements thereof, and will maintain and preserve all the rights, powers, privileges and franchises by it owned.
At any time upon the written request of the Trustee and within a reasonable time after such request, and in any event within the six months' period ending June 30, 1959, and within the last six months of each five-year period thereafter, the Company shall file with the Trustee an inde-pendent engineer's certificate stating, in the signer's opinion, whether or not such covenant has been complied with and, if not, specifying the actions which should be taken by the Company to effect such compliance; provided, however, that the Company shall not be required to file more than one such independent engineer's certificate in any period of twenty-four consecutive months. In case such certificate shall specify any actions which should be so taken by the Company, it shall, within a reasonable

119

time, either cause such actions to be taken or request the Trustee to submit the matter to three independent engineers, one of whom shall be the signer of such certificate. In case a majority of such three independent engineers shall recommend the taking of particular actions by the Company to effect compliance with such covenant, the Company shall, within a reasonable time, cause such actions to be taken.

    SECTION 9.09. The Company covenants that it will pay or cause to be paid all taxes and assessments lawfully levied or assessed upon the mortgaged property or upon any part thereof or upon any income therefrom or upon the interest of the Trustee in the mortgaged property, before such taxes or assessments shall become delinquent; that it will duly observe and conform to all valid requirements of any governmental authority relative to any of the mortgaged property, and all covenants, terms and conditions under which any of the mortgaged property is held; that it will not suffer any lien to be hereafter created or to remain outstanding upon any part of the mortgaged property, or the income therefrom, prior to the lien of this Indenture, except permitted liens and, to the extent permitted by the provisions of this Indenture, prior liens; that it will not permit any mechanics' or laborers' lien or other similar lien for labor, materials or supplies, which if unpaid might by law be given precedence over this Indenture as a lien or charge upon the mortgaged property or any part thereof, or the income therefrom, to be created or to remain outstanding upon any property at any time subject to the lien of this Indenture; provided, however, that nothing in this Section 9.09 contained shall require the Company to observe or conform to any requirement of governmental authority or to cause to be paid or discharged, or to make provision for, any such lien or charge or to pay any such tax or assessment so long as the validity thereof shall be contested in good faith and by appropriate proceedings, unless thereby, in the opinion of counsel, any of the mortgaged property shall be lost or forfeited; that it will, on or before June 30 in each year, beginning with the year 1955, file with the Trustee an officers' certificate stating either that all taxes and assessments then due and payable upon all of the mortgaged property have been paid or are not delinquent or, if any of such taxes or assessments are delinquent, stating the amounts thereof and further stating that all such delinquent taxes and assessments are being contested in good faith by appropriate proceedings; and that, save as aforesaid, the Company will not suffer any matter or thing to occur or be done whereby the lien hereof might or could be impaired.

120

SECTION 9.10. The Company covenants that it will:

         (a) at all times cause all of the
     mortgaged property which is of a character usually insured by companies similarly situated and operating like property, to be insured against loss or damage from such hazards and risks as are usually insured against by companies similarly situated and operating like property, to a reasonable amount in responsible insurance organizations; the maintenance by the
     Company of a method or plan of protection against such loss or damage substantially in the form of the insurance plan of the Company in effect at the actual date of execution and delivery of this Indenture
     (such plan consisting in part of insurance in insurance organizations and in part of self-insurance) shall be deemed to be full compliance with the foregoing covenant, but the Company may from time to time adopt another method or plan of protection against such loss or damage if such other method or plan shall afford protection, in the opinion of the signer of an independent engineer's certificate, at least equal to the method or plan of protection against such loss or damage then adopted by companies similarly situated and operating property subject to similar or greater hazards or risks, but before any such other method or plan may be adopted by the Company, there shall be filed with the
     Trustee:

         (1) an officers' certificate setting
     forth the details of such other method or plan; and

         (2) an independent engineer's
     certificate stating, in the signer's
     opinion, that such other method or plan of protection is in accordance with the requirements of (a) of this Section 9.10 and will afford reasonable protection against loss and damage from hazards and risks covered thereby, and will not materially lessen the protection against such loss or damage existing immediately prior to the date of such certificate;

         (b) cause any proceeds aggregating more
     than $10,000 payable under policies of
     insurance in adjustment of a particular
     loss, to be made payable to and to be paid to the Trustee, to be held by the Trustee as a part of the mortgaged property, unless the payment of such proceeds to the trustee under a prior lien or the application thereof in some other manner shall be required by the provisions of such prior lien;

         (c) at any time upon the written
     request of the Trustee and within a
     reasonable time after such request, and in any event on or before June 30 in each year, beginning with the year 1955, furnish to the Trustee an officers' certificate stating that the Company has complied with all the terms and conditions of (a) of this
     Section 9.10, and con-

121

     taining a detailed statement of all
     insurance then outstanding and in force, including the names of the insurers, the amounts of insurance written by each, and the property, hazards and risks covered thereby, and generally describing any self-insurance plan then in effect; and

         (d) if requested in writing by the
     Trustee, once in each year cause the
     policies of insurance carried pursuant to this Section 9.10, other than policies deposited with the trustee under a prior lien pursuant to the requirements of such prior lien, to be delivered to the Trustee for examination or inspection, and the Trustee shall within thirty days from the date of such delivery, return such policies to the Company.

    All cash deposited with the Trustee pursuant to the provisions of this Section 9.10 shall be held by the Trustee as a part of the mortgaged property and shall be paid over, withdrawn, used or applied in the manner, to the extent, for the purposes and subject to the conditions set forth in Section 11.03.

    SECTION 9.11. The Company covenants that, if it shall fail to perform any of the covenants contained in Sections 9.09 and 9.10, any bondholder or bondholders may make advances to perform such covenants in the Company's behalf;
and all sums so advanced shall on demand be at once re-payable by the Company, and shall bear interest from the date of such demand at the rate of 5% per annum until paid, and shall be secured hereby, having the benefit of the lien hereby created in priority to the indebtedness evidenced by the bonds and coupons outstanding, but no such advance shall be deemed to relieve the Company from any default hereunder.

    SECTION 9.12. The Company covenants that in case the mortgage date of acquisition of any property addition is before the actual date of its acquisition or, in the case of property subject to a prior lien or prior liens, before the actual date of discharge of the last prior lien thereon, it will, within sixty days after the actual date of acquisition of such property addition or, in the case of property subject to a prior lien or prior liens, after the actual date of discharge of such last prior lien thereon, as the case may be, (a) file with the Trustee an officers' certificate stating the amount of the proceeds of any property disposed of, during the period from such mortgage date of acquisition to such actual date of acquisition or actual date of discharge, as the case may be, under circumstances which would have required the deposit of such proceeds under this Indenture if such property addition had actually been acquired on its mortgage date of acquisition or if such last prior lien

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had actually been discharged on the mortgage
date of acquisition of such property addition, as the case may be, and (b) deposit with the Trustee an amount of cash equal to any such proceeds, such cash to be subject, however, to reduction as hereinafter in this Section 9.12 permitted.

    Unless the Company is in default under any of the provisions of this Indenture, the amount of any cash required to be deposited with the Trustee under this Section 9.12 shall be subject to reduction by an amount equal to the amount of net property additions not previously utilized under this Indenture or by an amount equal to the amount of bondable bond retirements not previously utilized under this Indenture, or both, upon receipt by the Trustee of the following:

         (a) a request of the Company for such
     reduction; and

         (b) an interim certificate evidencing
     the right of the Company to such reduction, together with, in case net property additions are to be made the basis for such reduction, the independent engineer's certificate, if any, independent appraiser's certificate, if any, independent accountant's certificate, if any, opinion of counsel, and instruments of conveyance, assignment or transfer, if any, all as specified in such interim certificate, and together with, in case bondable bond retirements are to be made the basis for such reduction, the bonds, if any, to be delivered to the Trustee, and cash, if any, to be deposited with the Trustee, as specified in such interim certificate.

    All cash deposited with the Trustee under the provisions of this Section 9.12 shall be held by the Trustee as a part of the mortgaged property and shall be paid over, withdrawn, used or applied in the manner, to the extent, for the purposes and subject to the conditions set forth in Section 11.03.

    SECTION 9.13. The Company covenants that it will, at the time of the filing of each annual certificate pursuant to the provisions of
Section 3.01, deposit with the Trustee cash in an amount, subject to reduction as hereinafter in this Section 9.13 permitted, equal to any negative balance requirement stated in such annual certificate under Section 3.01(f).

    Unless the Company is in default under any of the provisions of this Indenture, the amount of any cash required to be deposited by the Com-pany with the Trustee under this Section 9.13 shall be subject to reduction by an amount equal to the amount of net property additions not previously utilized under this Indenture or by an amount equal to the amount of

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bondable bond retirements not previously
utilized under this Indenture, or both, upon receipt by the Trustee of the following:

         (a) a request of the Company for such
     reduction; and

         (b) an interim certificate evidencing
     the right of the Company to such reduction, together with, in ease net property additions are to be made the basis for such reduction, the independent engineer's certificate, if any, independent appraiser's certificate, if any, independent accountant's certificate, if any, opinion of counsel, and instruments of conveyance, assignment or transfer, if any, all as specified in such interim certificate, and together with, in ease bondable bond retirements are to be made the basis for such reduction, the bonds, if any, to be delivered to the Trustee, and cash, if any, to be deposited with the Trustee, as specified in such interim certificate.

    All cash deposited with the Trustee under the provisions of this Section 9.13 shall be held by the Trustee as part of the mortgaged property and shall be paid over, withdrawn, used or applied in the manner, to the extent, for the purposes and subject to the conditions set forth in Section 11.03.

     SECTION 9.14. The Company covenants that:

         (a) except as hereinafter in this
     Section 9.14 otherwise provided, it will not acquire, by purchase or otherwise, any property subject to a prior lien, and will not transfer, by sale or otherwise, all or substantially all of its property to any other corporation the property of which is subject to a lien (hereinafter in this Section 9.14 included within the term
     "prior lien") which would constitute a
     prior lien if such property subject to such lien were owned by the Company (such property which may be so acquired, subject to the limitations hereinafter stated, and such property of such other corporation to which such transfer may be made, subject to the limitations hereinafter stated, being hereinafter in this Section 9.14 called
     "prior lien property"):

         (1) if at the time of such acquisition
     or such transfer, the principal amount of outstanding prior lien bonds secured by such prior lien and by other prior liens, if any, upon such prior lien property shall exceed 66-2/3% of the fair value of such part of such prior lien property as shall consist of property of the character of property additions; and

         (2) unless the net earnings (determined
     in substantially the manner provided in
     Section 1.28 for the determination of the net earnings of the Company) of such prior lien property, whether or not of the character of property additions, for any twelve consecutive calendar months selected by the Company within the

124

     fifteen calendar months immediately
     preceding the first day of the month in
     which such acquisition or such transfer is to be made, shall have been in the aggregate at least equal to two and one-half times the annual interest on all prior lien bonds, secured by such prior lien or prior liens, outstanding at the time of such acquisition or such transfer; and

         (b) in case the Company shall propose
     to make any such acquisition or any such transfer, it will, prior thereto or simultaneously therewith, file with the
     Trustee:

         (1) an officers' certificate describing
     such prior lien property in reasonable
     detail and stating the principal amount of prior lien bonds, secured by the prior lien or prior liens to which such property is subject, which will be outstanding at the time of such acquisition or transfer;

         (2) an independent engineer's
     certificate stating, in the signer's
     opinion, that the fair value, as of a date within sixty days of the date of such acquisition or transfer, of that part of such prior lien property as shall consist of property of the character of property additions, is not less than 150% of the principal amount of prior lien bonds, secured by the prior lien or prior liens to which such property is subject, which will be outstanding at the time of such acquisition or such transfer;

         (3) an independent accountant's
     certificate stating, in the signer's
     opinion, that the net earnings of such
     prior lien property are as required under
     (a)(2) of this Section 9.14; and

         (4) an opinion of counsel stating, in
     the signer's opinion, that the nature and extent of the prior lien or prior liens on such prior lien property are correctly stated in the officers' certificate specified under (b)(1) of this Section
     9.14, and, in case of the acquisition of such prior lien property, that the Company has acquired good title thereto subject to the lien of this Indenture and free and clear of all other liens except permitted liens and the prior lien or prior liens specified in such officers' certificate.

    SECTION 9.15. The Company covenants that (a) it will duly and punctually pay or cause to be paid the principal of and the interest and premium, if any, on all prior lien bonds from time to time outstanding, according to the terms thereof; (b) it will not at any time issue additional prior lien bonds under any prior lien; (c) it will forthwith upon receipt thereof deposit or cause to be deposited with the Trustee any cash, subject to reduction as hereinafter in this Section 9.15 permitted, and securities comprising

125

consideration received for property released from the lien of a prior lien, which cash and securities shall not have been deposited with the trustee under such prior lien or with the trustee under another prior lien pursuant to the provisions of such other prior lien; and (d) as soon as all prior lien bonds shall cease to be outstanding under any prior lien, it will procure or cause to be procured the cancellation and discharge of such prior lien and will cause any cash and securities then on deposit with the trustee under such prior lien (other than cash deposited for the payment or redemption of prior lien bonds outstanding thereunder) to be deposited with the Trustee except to the extent that such cash and securities may, by the provisions of any other prior lien, be required to be deposited with the trustee under such other prior lien.

    Unless the Company is in default under any of the provisions of this Indenture, the amount of any cash required to be deposited with the Trustee under this Section 9.15 shall be subject to reduction by an amount equal to the amount of net property additions not previously utilized under this Indenture or by an amount equal to the amount of bondable bond retirements not previously utilized under this Indenture, or both, upon receipt by the Trustee of the following:

         (a) a request of the Company for such
     reduction; and

         (b) an interim certificate evidencing
     the right of the Company to such reduction, together with, in case net property additions are to be made the basis for such reduction, the independent engineer's certificate, if any, independent appraiser's certificate, if any, independent accountant's certificate, if any, opinion of counsel, and instruments of conveyance, assignment or transfer, if any, all as specified in such interim certificate, and together with, in case bondable bond retirements are to be made the basis for such reduction, the bonds, if any, to be delivered to the Trustee, and cash, if any, to be deposited with the Trustee, as specified in such interim certificate.

    All cash deposited with the Trustee pursuant to the provisions of this Section 9.15 shall be held by the Trustee as a part of the mortgaged property, and shall be paid over, withdrawn, used or applied in the manner, to the extent, for the purposes and subject to the conditions set forth in Section 11.03. All securities deposited with the Trustee under the provisions of this Section 9.15 shall be held by the Trustee as a part of the mortgaged property and shall be dealt with and disposed of by the Trustee as provided in Section 12.01.

126

    SECTION 9.16. The Company covenants that it will, at any and all reasonable times, upon the written request of the Trustee, permit the Trustee, by its agents and attorneys, to examine, in so far as such examination pertains to the performance by the Company of its obligations under this Indenture, the mortgaged property and all of the books of account, records, reports and other papers of the Company, and to make copies thereof and extracts therefrom.

     SECTION 9.17. The Company covenants that:

         (a) it will file with the Trustee,
     within fifteen days after it is required to file the same with the Securities and Exchange Commission, copies of the annual reports and of the information, documents and other reports which the Company may be required to file with such Commission, pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (or copies of such portions thereof as may be prescribed by such Commission under the Trust Indenture Act of 1939); or, if the Company is not required to file with such Commission information, documents or reports pursuant to either Section 13 or
     Section 15(d) of the Securities Exchange
     Act of 1934, then the Company will file
     with the Trustee and will file with such Commission such of the supplementary and periodic information, documents and reports as are required to be filed pursuant to
     Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange, and as are required to be filed with such Commission by any rules and regulations prescribed by such Commission under the provisions of the Trust Indenture
     Act of 1939;

         (b) it will file with the Trustee and
     with the Securities and Exchange
     Commission, in accordance with the rules and regulations prescribed from time to time by such Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required by such rules and regulations;

         (c) it will transmit to the
     bondholders, in the manner and to the
     extent provided under Section 17.10(c),
     such summaries of any information,
     documents and reports required to be filed with the Trustee under (a) and (b) of this
     Section 9.17 as may be required by the
     rules and regulations of the Securities and Exchange Commission under the provisions of the Trust Indenture Act of 1939; and

         (d) it will furnish or cause to be
     furnished to the Trustee between February
     15 and the last day of February and between August 15 and August 31 in each year, beginning with the year 1955, and at such other times as the Trustee may request in writing, all information in the possession or control of the Company, or of any paying agent for

127

     the bonds, as to the names and addresses of the bondholders as of a date not more than fifteen days prior to the date on which such information shall be furnished to the Trustee.

    SECTION 9.18. The Company covenants that it will cause any paying agent, other than the Trustee, which it may appoint, to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 9.18:

         (a) that it will hold all sums held by
     it as such agent for the payment of the
     principal of and premium, if any, or
     interest on any of the bonds, in trust for the benefit of the holders of such bonds or of the coupons for such interest, as the case may be; and

         (b) that it will give the Trustee
     notice of any failure of the Company or of any other obligor upon the bonds to make any payment of the principal of and premium, if any, or interest on the bonds when the same shall be due and payable.

    The Company covenants that if it should at any time act as its own paying agent, it will, on or before each due date of the principal of and premium, if any, or interest on any of the bonds, set aside and segregate and hold in trust for the benefit of the holders of such bonds or of the coupons for such interest, as the case may be, a sum sufficient to pay such principal and premium, if any, or interest so becoming due, and will notify the Trustee of any failure to take such action.

    Anything in this Section 9.18 to the
contrary notwithstanding, the Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay or cause to be paid to the Trustee all sums held in trust by it or any paying agent as required by this Section
9.18, such sums to be held by the Trustee upon the trusts hereinabove in this Section 9.18 referred to.

ARTICLE X

POSSESSION, USE AND RELEASE OF MORTGAGED
PROPERTY

    SECTION 10.01. Unless a completed default shall have occurred and be continuing, the Company shall be permitted to possess, use and enjoy the mortgaged property (except any cash or securities deposited or required to be deposited with the Trustee hereunder) and to receive, use and dispose of

128

the income, revenues, rents, issues and profits thereof, with power, in the ordinary course of business, freely and without hindrance on the part of the Trustee or the bondholders, to use, consume and dispose of any materials, supplies and appliances subject to the lien of this Indenture, and to exercise any and all rights under franchises, licenses, permits, contracts, and other choses in action.

    SECTION 10.02. So long as the Company shall remain in possession of the mortgaged property, it may at any time and from time to time, without any release or consent by the Trustee:

         (a) sell or otherwise dispose of, free
     from the lien of this Indenture, any
     machinery, equipment, tools or implements which shall have become inadequate, obsolete or otherwise unfit or unnecessary for use or which it is not advantageous to retain for use in the proper conduct of the gas utility business of the Company and in the operation of its gas utility property;

         (b) cancel, make changes or alterations
     in or substitutions of any leases, grants of rights-of-way or easements, and enter into and make changes or alterations in agreements affecting any of the mortgaged property, provided that no such action shall materially interfere with the use of the gas utility property of the Company in the proper conduct of its gas utility business;

         (c) abandon any of the mortgaged
     property if, in the opinion of the Board of Directors, the abandonment of such property is desirable in the conduct of the gas utility business of the Company and in the operation of its gas utility property, or is otherwise in the best interests of the Company;

         (d) assent to or procure a modification
     of or surrender any franchise, license,
     permit, privilege or authority which the Company may hold or under which it may be operating any of its gas utility property, provided that the Company shall have the right, in the opinion of counsel, under the modified franchise, license, permit, privilege or authority, in the event of any such modification, or under a new franchise, license, permit, privilege or authority received in exchange, in the event of any such surrender, or under some other franchise, license, permit, privilege or authority, to conduct the same or an extended business in the same or an extended territory during the same or an extended or unlimited or indeterminate or indefinite period of time; for the purposes of this subparagraph (d) and of any opinion of counsel to be rendered pursuant hereto, any right of any municipality to terminate a franchise, license, permit, privilege or authority by purchase of the

129

     property operated thereunder shall not be deemed to abridge or affect its duration;

         (e) assent to or procure a modification
     of or surrender any franchise, license,
     permit, privilege or authority which the Company may hold or under which it may be operating any of its gas utility property if, in the opinion of the Board of Directors, such modification or surrender is desirable in the conduct of the gas utility business of the Company and in the operation of its gas utility property, or is otherwise in the best interests of the Company;

         (f) alter, repair, replace, change the
     location or position of or add to any
     machinery, equipment, apparatus, fixtures and appurtenances, or other gas facilities, of the Company in such manner as it shall deem expedient, provided that the location of none of the mortgaged property may be changed so as to impair the lien of this Indenture thereon unless such property is sold or otherwise disposed of as permitted by the provisions of this Article X;

         (g) grant, free from the lien of this
     Indenture, easements, licenses or permits on, over or in portions of the mortgaged property for roads, highways, streets, railroads, switch tracks, electric transmission and distribution lines, telephone lines, telegraph lines, radio, radar and television towers, pipe lines and mains, drainage tiles and ditches, sewers, tunnels, conduits and cables, and for other like uses, provided that the granting thereof shall not materially interfere with the use of the gas utility property of the Company in the proper conduct of its gas utility business, and provided, further, that the consideration (other than in the form of easements, licenses or permits, of the character of those above specified, on, over or in the property of others) to be received upon any one such grant does not exceed the sum of $2,000, if the entire consideration is to be paid in one sum, or, if such consideration is to be paid in installments, does not exceed the sum of $2,000 per year; or

         (h) grant, convey or dedicate, free
     from the lien of this Indenture, portions of the mortgaged property for public roads, highways and streets, provided that the granting, conveyance or dedication thereof shall not materially interfere with the use of the gas utility property of the Company in the proper conduct of its gas utility business, and provided, further, that the consideration to be received upon any one such grant, conveyance or dedication does not exceed the sum of $2,000.

    All cash received by the Company as proceeds of property of the character of property additions not subject to a prior lien disposed of as permitted by this Section 10.02 without deposit of such proceeds with the Trustee shall be included in net salvage.

130

    SECTION 10.03. Unless the Company is in
default under any of the provisions of this Indenture, the Company may, if deemed desirable in the conduct of its gas utility business, sell or otherwise dispose of at any time, under and subject to the provisions of this Section 10.03, any part of the mortgaged property, and the Trustee shall from time to time release from the lien hereof any part of the mortgaged property so sold or otherwise disposed of, or contracted to be so sold or otherwise disposed of, upon receipt by the Trustee of the following:

         (a) a resolution requesting such
     release and stating that such release is, in the opinion of the Board of Directors, desirable in the conduct of the gas utility business of the Company;

     (b) an officers' certificate stating:

         (1) that the property to be released
     has been sold or otherwise disposed of or contracted to be sold or otherwise disposed of, such property to be described in reasonable detail;

         (2) the amount of the consideration
     received or to be received for the property to be released which shall be the sum of
     (i) the amount of any cash received or to be received, (ii) the principal amount of any purchase money obligations received or to be received, (iii) the principal amount of any obligations assumed or to be assumed by the purchaser, (iv) the fair value, as stated in an independent appraiser's certificate, of any securities, other than purchase money obligations, received or to be received, and (v) the fair value, as stated in an independent engineer's certificate, of any property, other than securities, received or to be received, after deducting from such sum, at the election of the Company, the fair value, as stated in an independent engineer's certificate, of any property excepted from the lien of this Indenture and sold or otherwise disposed of or contracted to be sold or otherwise disposed of in the same transaction but not for a separate consideration; and

         (3) that to the knowledge of the
     signers the Company is not in default under any of the provisions of this Indenture, and that all conditions precedent provided for in this Indenture relating to such release have been complied with;

         (c) in case the determination of the
     amount of the consideration received or to be received for the property to be released shall require the stating of the fair value of securities received or to be received, an independent appraiser's certificate stating, in the signer's opinion, the fair value, as of a date within sixty days of the date of such application, of such securities;


131

    (d) in case the determination of the amount of the consideration received or to be received for the property to be released shall require the stating of the fair value of property, other than securities, received or to be received, an independent engineer's certificate stating, in the signer's opinion, the fair value, as of a date within sixty days of the date of such application, of such property;

    (e) in case the determination of the amount of the consideration received or to be received for the property to be released shall require the stating of the fair value of property excepted from the lien of this Indenture and sold or otherwise disposed of or contracted to be sold or otherwise disposed of in the same transaction but not for a separate consideration, an independent engineer's certificate stating, in the signer's opinion, the fair value, as of a date within sixty days of the date of such application, of such excepted property;

    (f) an engineer's certificate stating, in the signer's opinion, the fair value, as of a date within sixty days of the date of such application, of the property to be released, which fair value, as stated in such certificate, shall not be less than the amount of the consideration received or to be received for the property to be released, and that such release will not impair the security under this Indenture in contravention of the provisions hereof;

    (g) in case the fair value of the property to be released, as shown by the engineer's certificate specified under (f) of this Section
10.03, is 1% or more of the aggregate principal amount of the bonds outstanding at the time of such application, an independent engineer's certificate stating, in the signer's opinion, the fair value, as of a date within sixty days of the date of such application, of the property to be released, which fair value, as stated in such certificate, shall not be less than the amount of the consideration received or to be received for the property to be released, and that such release will not impair the security under this Indenture in contravention of the provisions hereof;

    (h) cash in an amount, subject to reduction as permitted under Section 10.04, equal to the fair value of the property to be released as stated in the engineer's certificate specified under (f) of this Section 10.03, or as stated in the independent engineer's certificate, if any, filed pursuant to (g) of this Section 10.03 if such fair value as stated in such independent engineer's certificate shall be greater than such fair value as stated in such engineer's certificate; and

    (i) an opinion of counsel stating, in the signer's opinion, that all conditions precedent provided for in this Indenture relating to such release have been complied with.

132

    All cash deposited with the Trustee pursuant to the provisions of this Section 10.03 shall be held by the Trustee as a part of the mortgaged property, and shall be paid over, withdrawn, used or applied in the manner, to the extent, for the purposes and subject to the conditions set forth in Section 11.03.

    SECTION 10.04. Unless the Company is in
default under any of the provisions of this Indenture, the amount of any cash required to be deposited with the Trustee under Section
10.03(h) shall, at the election of the Company, be subject to reduction by any one or more of the following:

         (a) an amount not in excess of the
     principal amount of any obligations secured by purchase money mortgage upon the property to be released, such purchase money obligations to constitute in any case all purchase money obligations secured by purchase money mortgage upon the property to be released; provided, however, that the principal amount of such purchase money obligations shall not exceed 75% of the fair value of such property as stated in the engineer's certificate specified under
     Section 10.03(f), or as stated in the
     independent engineer's certificate, if any, filed pursuant to Section 10.03(g) if such fair value as stated in such independent engineer's certificate shall be greater than such fair value as stated in such engineer's certificate, and provided, further, that the principal amount of such purchase money obligations deposited upon the release of such property, together with the principal amount of any other purchase money obligations then held by the Trustee and secured by purchase money mortgage or mortgages upon property theretofore released, shall not exceed in the aggregate
     15% of the principal amount of bonds then outstanding hereunder;

         (b) an amount not in excess of the
     principal amount of any prior lien bonds secured by a prior lien constituting a lien on the property to be released from the lien of this Indenture (but not from the lien of such prior lien), the payment of which prior lien bonds has been assumed by the purchaser as consideration or part consideration for such property; provided, however, that such property includes all or substantially all of the property subject to such prior lien and that such prior lien bonds so assumed constitute all of the prior lien bonds outstanding under such prior lien; and

         (c) an amount equal to the amount of
     net property additions not previously
     utilized under this Indenture or the amount of bondable bond retirements not previously utilized under this Indenture, or both;

133

but only upon receipt by the Trustee of the following:

         (1) a request of the Company for such
     reduction;

         (2) in case of reduction under (a) of
     this Section 10.04 on the basis of purchase money obligations, (i) an opinion of counsel stating, in the signer's opinion, that such obligations are valid obligations, that any purchase money mortgage securing such obligations is sufficient to afford a valid purchase money lien upon the property to be released, subject to no lien prior thereto except such liens, if any, as shall have existed thereon immediately prior to such release as liens prior to the lien of this Indenture, and that such purchase money obligations constitute all purchase money obligations secured by purchase money mortgage upon the property to be released, and (ii) an officers' certificate stating facts sufficient to demonstrate that the principal amount of such purchase money obligations does not exceed 75% of the fair value of such property as stated in the engineer's certificate specified under
     Section 10.03(f), or as stated in the
     independent engineer's certificate, if any, filed pursuant to Section 10.03(g) if such fair value as stated in such independent engineer's certificate shall be greater than such fair value as stated in such engineer's certificate, and that the principal amount of such purchase money obligations deposited upon the release of such property, together with the principal amount of any other purchase money obligations then held by the Trustee and secured by purchase money mortgage or mortgages upon property theretofore released, does not exceed in the aggregate
     15% of the principal amount of bonds then outstanding hereunder;

         (3) in case of reduction under (b) of
     this Section 10.04 on the basis of prior lien bonds the payment of which has been assumed in the manner specified under (b) of this Section 10.04, (i) an officers' certificate stating the principal amount of such prior lien bonds so assumed, stating that the property subject to the prior lien securing such prior lien bonds has been sold in its entirety or substantially in its entirety, and that such prior lien bonds the payment of which has been assumed by the purchaser of such property constitute all of the prior lien bonds outstanding under such prior lien, and further stating that such assumption has been effected by the execution and delivery by such purchaser to the trustee under such prior lien of an instrument of assumption, and (ii) an opinion of counsel stating, in the signer's opinion, that the prior lien referred to in such officers' certificate constitutes a prior lien upon such property so sold, and that the instrument of assumption referred to in such officers' certificate has been duly executed and de-livered by such purchaser to such trustee and is legally sufficient to constitute a valid and binding assumption with respect to the payment of such prior lien bonds;

134

         (4) in case of reduction under (c) of
     this Section 10.04 on the basis of net
     property additions or bondable bond
     retirements, or both, an interim
     certificate evidencing the right of the
     Company to such reduction, together with, in case net property additions are to be made the basis for such reduction, the independent engineer's certificate, if any, independent appraiser's certificate, if any, independent accountant's certificate, if any, opinion of counsel, and instruments of conveyance, assignment or transfer, if any, all as specified in such interim cer-tificate, and together with, in case bondable bond retirements are to be made the basis for such reduction, the bonds, if any, to be delivered to the Trustee, and cash, if any, to be deposited with the Trustee, as specified in such interim certificate;

         (5) in case of reduction otherwise than
     under (c) of this Section 10.04, an
     officers' certificate stating that to the knowledge of the signers the Company is not in default under any of the provisions of this Indenture, and that all conditions precedent provided for in this Indenture relating to such reduction have been complied with;

         (6) in case of reduction otherwise than
     under (c) of this Section 10.04, an opinion of counsel stating, in the signer's opinion, that all conditions precedent provided for in this Indenture relating to such reduction have been complied with; and

         (7) the purchase money obligations, if
     any, specified under (a) of this Section
     10.04.

    All purchase money obligations deposited with the Trustee under the provisions of this
Section 10.04 shall be held as a part of the mortgaged property and shall be dealt with and disposed of by the Trustee as provided in
Section 12.01.

    SECTION 10.05. Unless the Company is in
default under any of the provisions of this Indenture, it may, if deemed desirable in the conduct of its gas utility business, sell or otherwise dispose of at any time, under and subject to the provisions of this Section 10.05, any part of the mortgaged property subject to and which is to be released from a prior lien, and the Trustee shall from time to time release from the lien hereof any part of such mortgaged property so sold or otherwise disposed of, or contracted to be so sold or otherwise disposed of, upon receipt by the Trustee of the following:

         (a) a resolution requesting such
     release and stating that such release is, in the opinion of the Board of Directors, desirable in the conduct of the gas utility business of the Company;

135

         (b) an officers' certificate describing
     in reasonable detail the property to be
     released, stating that such property has been sold or otherwise disposed of or has been contracted to be sold or otherwise disposed of, and stating that to the knowledge of the signers the Company is not in default under any of the provisions of this Indenture, and that all conditions precedent provided for in this Indenture relating to such release have been complied with;

         (c) an opinion of counsel stating, in
     the signer's opinion, that all conditions precedent provided for in this Indenture relating to such release have been complied with;

         (d) a certificate of the trustee under
     the prior lien to which such property is subject, stating that such property has been released from the lien of such prior lien upon compliance with all of the provisions of such prior lien with respect to the release of property;

         (e) an engineer's certificate stating,
     in the signer's opinion, the fair value, as of a date within sixty days of the date of such application, of the property to be released, that such release will not impair the security under this Indenture in contravention of the provisions hereof, and that the statement of such fair value is solely for the purpose of informing the Trustee thereof, which fair value so stated is not to be taken into account for the purposes of such release; and

         (f) in case the fair value of the
     property to be released, as shown by the engineer's certificate specified under (e) of this Section 10.05, is 1% or more of the aggregate principal amount of the bonds outstanding at the time of such application, an independent engineer's certificate stating, in the signer's opinion, the fair value, as of a date within sixty days of the date of such application, of the property to be released, that such release will not impair the security under this Indenture in contravention of the provisions hereof, and that the statement of such fair value is solely for the purpose of informing the Trustee thereof, which fair value so stated is not to be taken into account for the purposes of such release.

    SECTION 10.06. Unless the Company is in
default under any of the provisions of this Indenture, the Trustee shall from time to time, for purposes of record, execute and deliver to the Company an appropriate instrument or instruments which, by their terms, shall specifically release and discharge from the lien hereof any of the property excepted from the lien hereof, upon receipt by the Trustee of the following:

         (a) a resolution requesting such release;

136

         (b) an officers' certificate describing
     in reasonable detail the property to be
     released, stating that such property has been sold or otherwise disposed of or has been contracted to be sold or otherwise disposed of; that such property, to the extent that it consists of real estate, is not then property of the character of property additions; and that to the knowledge of the signers the Company is not in default under any of the provisions of this Indenture, and that all conditions precedent provided for in this Indenture relating to such release and discharge have been complied with; and

         (c) an opinion of counsel stating, in
     the signer's opinion, that the property to be released is not subject to the lien of this Indenture and that all conditions precedent provided for in this Indenture relating to such release and discharge have been complied with.

    SECTION 10.07. Should any of the mortgaged property be taken by the exercise of the power of eminent domain or should any municipal corporation or other governmental agency at any time exercise any right which, by law or by the terms of any franchise owned by the Company, it may have to purchase or designate a purchaser of any part of the mortgaged property, and in connection with such exercise of the power of eminent domain or such purchase the price for such property shall be determined pursuant to a proceeding provided for by law or by such franchise, such price so determined may be accepted by the Trustee as the fair value of such property. In any such proceeding the Trustee may be represented by counsel who may be of counsel for the Company. The Trustee may release any property so taken or purchased, upon receipt by it of the following:

         (a) an opinion of counsel stating, in
     the signer's opinion, that such property has been taken by the exercise of the power of eminent domain or purchased in the exercise of a right possessed, as aforesaid, by a municipal corporation or other governmental agency to purchase or designate a purchaser of such property, and at a price determined pursuant to a proceeding provided by law or by franchise;
     and

         (b) cash in an amount, subject to
     reduction as hereinafter in this Section
     10.07 permitted, equal to the consideration received or to be received for such property.

    Unless the Company is in default under any of the provisions of this Indenture, the amount of any cash required to be deposited with the Trustee under this Section 10.07 shall, at the election of the Company, be subject to reduction by an amount equal to the amount of net property additions not previously utilized under this Indenture or by an amount equal to the

137

amount of bondable bond retirements not
previously utilized under this Indenture, or both, upon receipt by the Trustee of the following:

         (a) a request of the Company for such
     reduction; and

         (b) an interim certificate evidencing
     the right of the Company to such reduction, together with, in case net property additions are to be made the basis for such reduction, the independent engineer's cer-tificate, if any, independent appraiser's certificate, if any, independent accountant's certificate, if any, opinion of counsel, and instruments of conveyance, assignment or transfer, if any, all as specified in such interim certificate, and together with, in case bondable bond retirements are to be made the basis for such reduction, the bonds, if any, to be delivered to the Trustee, and cash, if any, to be deposited with the Trustee, as specified in such interim certificate.

    All cash deposited with the Trustee pursuant to the provisions of this Section 10.07 shall be held by the Trustee as a part of the mortgaged property and shall be paid over, withdrawn, used or applied in the manner, to the extent, for the purposes and subject to the conditions set forth in Section 11.03.

    SECTION 10.08. In case the mortgaged
property shall be in the possession of a receiver or trustee, lawfully appointed, the powers in and by this Article X conferred upon the Company may be exercised, with the approval of the Trustee, by such receiver or trustee, notwithstanding the fact that the Company may be in default under any of the provisions of this Indenture, and any request, certificate or appointment made or signed by such receiver or trustee for such purposes shall be as effective as if made by the Company or the Board of Directors or any of the officers of the Company in the manner herein provided; and if the Trustee shall be in possession of the mortgaged property under any of the provisions of this Indenture, then all the powers in and by this
Article X conferred upon the Company may be exercised by the Trustee in its discretion.

    SECTION 10.09. The Trustee shall not be
required under any of the provisions of this
Article X to release at the request of the Company any part of the mortgaged property from the lien hereof at any time when the Company is in default under any of the provisions of this Indenture but, notwithstanding any such default, the Trustee may release from the lien hereof any part of the mortgaged property upon compliance with the

138

conditions, other than those relating to the non-existence of a default, specified in this
Article X in respect of such release, if the Trustee in its discretion shall deem such release to be for the best interests of the bondholders.

    SECTION 10.10. No purchaser in good faith of property released hereunder shall be bound to ascertain the authority of the Trustee to execute such release or to inquire as to any facts the existence of which is required by the provisions hereof for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Article
X to be sold or otherwise disposed of be under obligation to ascertain or inquire into the authority of the Company to make any such sale or other disposition.

ARTICLE XI

APPLICATION OF CASH RECEIVED BY THE TRUSTEE

    SECTION 11.01. All cash deposited hereunder to be held by the Trustee as a part of the mortgaged property shall be so held by the Trustee and, unless the Company is in default under any of the provisions of this Indenture
(or, as to Section 11.04, unless a completed default has occurred and is continuing), shall be paid over, withdrawn, used or applied in the manner, to the extent, for the purposes and subject to the conditions hereinafter in this
Article XI set forth.

    SECTION 11.02. Any cash deposited with the Trustee under Section 6.06 as a basis for the issuance of bonds shall be:

         (a) paid over by the Trustee to or upon
     the order of the Company in an amount equal to 66-2/3% of the amount of net property additions not previously utilized under this Indenture or in an amount equal to the amount of bondable bond retirements not previously utilized under this Indenture, or both, upon receipt by the Trustee of the following:

         (1) a request of the Company for such
     payment; and

         (2) an interim certificate evidencing
     the right of the Company to such payment, together with, in case net property additions are to be made the basis for such payment, the independent engineer's certificate, if any, independent appraiser's certificate, if any, independent accountant's certificate, if any, opinion of counsel, and instruments of conveyance, assignment or transfer, if any,

139

          all as specified in such interim
          certificate, and together with, in
          ease bondable bond retirements are to
          be made the basis for such payment,
          the bonds, if any, to be delivered to
          the Trustee, and cash, if any, to be
          deposited with the Trustee, as
          specified in such interim certificate;
          or

          (b) applied to the purchase or
     redemption of bonds as provided in Section
     11.04.

    SECTION 11.03. All cash deposited with the Trustee under Sections 8.01, 9.10, 9.12, 9.13,
9.15, 10.03 and 10.07, all cash (other than cash received as income) referred to in Section
12.03, and all cash deposited with the Trustee under Section 12.04, shall be:

         (a) paid over by the Trustee to or upon
     the order of the Company in an amount equal to the amount of net property additions not previously utilized under this Indenture or in an amount equal to the amount of bondable bond retirements not previously utilized under this Indenture, or both, upon receipt by the Trustee of the following:

         (1) a request of the Company for such
     payment; and

         (2) an interim certificate evidencing
     the right of the Company to such payment, together with, in case net property additions are to be made the basis for such payment, the independent engineer's certificate, if any, independent appraiser's certificate, if any, independent accountant's certificate, if any, opinion of counsel, and instruments of conveyance, assignment or transfer, if any, all as specified in such interim certificate, and together with, in case bondable bond retirements are to be made the basis for such payment, the bonds, if any, to be delivered to the Trustee, and cash, if any, to be deposited with the Trustee, as specified in such interim certificate; or

         (b) in the case of proceeds of
     insurance deposited with the Trustee under
     Section 9.10, paid over by the Trustee to or upon the order of the Company in an amount equal to any maintenance expenditures made in repair or replacement of the property damaged or destroyed, but in no event in an amount in excess of the fair value, stated in the engineer's certificate specified under (b)(3) of this
     Section 11.03, of the property acquired or constructed in repair or replacement of the property damaged or destroyed, the Trustee to receive, before paying over any such proceeds of insurance, the following:

         (1) a request of the Company for such
     payment;

         (2) an officers' certificate stating
     the amount of such expenditures, that such expenditures have been made in repair or replacement of the property damaged or destroyed and that such ex-

140

     penditures have been charged to
     maintenance; and that to the knowledge of the signers the Company is not in default under any of the provisions of this Indenture, and that all conditions prece-dent provided for in this Indenture relating to such payment have been complied with;

         (3) an engineer's certificate stating,
     in the signer's opinion, the fair value, as of a date within sixty days of the date of such application, of the property acquired or constructed in repair or replacement of the property damaged or destroyed; and

         (4) an opinion of counsel stating, in
     the signer's opinion, that all conditions precedent provided for in this Indenture relating to such payment have been complied with; or

         (c) applied to the purchase or
     redemption of bonds as provided in Section
     11.04.

    SECTION 11.04. Any cash deposited hereunder to be held by the Trustee as a part of the mortgaged property and which shall not have been paid over by the Trustee pursuant to the provisions of Section 11.02 or 11.03, shall, upon the direction of the Company, evidenced by a resolution, and accompanied by an officers' certificate stating that to the knowledge of the signers no completed default has occurred and is continuing, be used by the Trustee for the purchase of outstanding bonds (of such series, one or more, and within such limitations as to price as may be specified in such resolution or in the supplemental indenture or indentures creating such series) or for the redemption of bonds (of such series, one or more, as may be specified in such resolution) in accordance with the terms of such bonds. Any bonds so purchased shall be purchased by the Trustee in such manner as it may deem proper but at a price or prices not in excess of those specified in such resolu-tion or in such supplemental indenture or indentures. Any cash in excess of $50,000 which shall have remained on deposit with the Trustee for a period of five years after the date of deposit and with respect to the use of which cash, for the purchase or redemption of bonds, no direction shall have been received by the Trustee from the Company, shall be used forthwith by the Trustee for the purchase or for the redemption of bonds of such series, one or more, as may be selected by the Trustee, in its discretion, but only in case of failure of the Company to deliver to the Trustee, within ten days after the receipt of written notice from the Trustee of its intention to purchase or redeem bonds, a resolution specifying bonds, of one or more series, so to be purchased or redeemed. The Trustee shall not, unless the Company shall otherwise authorize, purchase any bonds at a price exceeding the general

141

redemption price thereof, prevailing at the time, plus interest accruing to the next succeeding interest payment date, or, if such bonds shall not then be redeemable, at a price exceeding the principal amount thereof, plus interest accruing to the next succeeding interest payment date.

    Unless all or substantially all of the
property of the Company (other than securities and cash on deposit with the Trustee) shall have been released from the lien hereof, the Trustee may purchase from the Company outstanding bonds tendered by the Company to the Trustee at a price, exclusive of accrued interest, not in excess of the cost, exclusive of accrued in-terest, of such bonds to the Company, any such bonds so tendered to be accompanied by an officers' certificate stating that such bonds have theretofore been sold or otherwise disposed of by the Company and have subsequently been purchased or otherwise reacquired, and stating the cost, exclusive of accrued interest, of such bonds to the Company.

    Whenever under the provisions of this
Section 11.04 the Trustee shall be directed by the Company or required, without such direction, to redeem bonds of any series out of cash on deposit with the Trustee hereunder, the Trustee shall be deemed to have been irrevocably directed to apply to the redemption of such bonds the cash required therefor.

    Nothing contained in this Section 11.04 or in any of the other provisions of this Indenture shall be construed to permit any cash deposited with the Trustee under any of the provisions of this Indenture for the purchase or redemption of bonds of a particular series to be used otherwise than for the purchase or redemption of bonds of such series, unless, however, all of the bonds of such series shall theretofore have been purchased, paid or redeemed out of other moneys applied to such purpose.

    SECTION 11.05. Any cash on deposit with the Trustee under any of the provisions of this Indenture, and not at the time required to be paid over by the Trustee to the Company or used or applied for any of the purposes specified in this Indenture, shall, upon the request of the Company, be invested or reinvested by the Trustee in any bonds or other obligations
(hereinafter called "government obligations") of the United States of America designated by the Company, and not disapproved by the Trustee, which as to principal and interest constitute direct obligations of the United States of America, but the Trustee shall not be required to make any such investment after this Indenture shall have been cancelled and discharged in accordance with the provisions of Article XVIII.
Unless the Company shall be in default under any of the provisions of this Indenture, the Trustee

142

shall, upon the request of the Company and upon receipt of an officers' certificate stating that to the knowledge of the signers the Company is not so in default, forthwith pay over to the Company all interest, including accrued interest, which may be received in cash by the Trustee upon any such government obligations.
Upon the request of the Company or at any time when the Trustee in its discretion shall deem such action advisable, the Trustee shall sell all or any designated part of such government obligations and the proceeds of such sale shall be held by the Trustee subject to the same provisions of this Indenture as are applicable to the cash used by the Trustee to purchase the government obligations so sold. In case the net proceeds, exclusive of accrued interest, realized upon any sale shall be less than the amount, including accrued interest, expended by the Trustee in the purchase of the government obligations so sold, the Trustee shall within five days after such sale notify the Company in writing thereof, and within five days after the receipt of such notice the Company shall pay to the Trustee an amount equal to the deficiency, and the amount so paid by the Company shall be held by the Trustee subject to the same provisions of this Indenture as are applicable to the proceeds realized upon such sale. In case the net proceeds, exclusive of accrued interest, realized upon any sale of government obligations shall exceed the amount, including accrued interest, expended by the Trustee in the purchase of the government obligations so sold, the Trustee shall within five days after such sale notify the Company in writing thereof, and at any time after the receipt of such notice, unless the Company shall be in default under any of the provisions of this Indenture, the Trustee shall, upon the request of the Company and upon receipt of an officers' certificate stating that to the knowledge of the signers the Company is not so in default, forthwith pay over to the Company an amount equal to the excess. For the purposes of this Section 11.05, the payment of any government obligations, whether at maturity or upon redemption, shall be treated as a sale thereof, and the acquisition of any government obligations in exchange for other government obligations theretofore held by the Trustee shall be treated as a purchase for cash at the amount, including accrued interest, expended by the Trustee in the purchase of the government obligations surrendered upon such exchange.

    Whenever the Company, upon any application for which provision is made in this Indenture with respect to the withdrawal of cash on deposit with the Trustee, shall become entitled to the payment to it by the Trustee of any cash theretofore deposited with or then held by the Trustee, the

143

Company shall accept government obligations held by the Trustee under the provisions of this
Section 11.05, to the extent that such
government obligations shall be tendered to it by the Trustee in lieu of such cash, and such government obligations shall be accepted in lieu of such cash at the amount, including accrued interest, expended by the Trustee in the pur-chase thereof.

    SECTION 11.06. In case the mortgaged
property shall be in the possession of a receiver or trustee, lawfully appointed, the powers in and by this Article XI conferred upon the Company may be exercised, with the approval of the Trustee, by such receiver or trustee, notwithstanding the fact that the Company may be in default under any of the provisions of this Indenture, and any request, certificate or appointment made or signed by such receiver or trustee for such purposes shall be as effective as if made by the Company or the Board of Directors or any of the officers of the Company in the manner herein provided; and if the Trustee shall be in possession of the mort-gaged property under any of the provisions of this Indenture, then all the powers in and by this Article XI conferred upon the Company may be exercised by the Trustee in its discretion.

    SECTION 11.07. The Trustee shall not be
required under any of the provisions of this
Article XI to pay over at the request of the Company any cash on deposit with the Trustee under the provisions of this Article XI at any time when the Company is in default under any of the provisions of this Indenture but, notwithstanding any such default, the Trustee may pay over such cash upon compliance with the conditions, other than those relating to the non-existence of a default, specified in this
Article XI in respect of such payment, if the Trustee in its discretion shall deem such payment to be for the best interests of the bondholders.

ARTICLE XII

CONCERNING SECURITIES DEPOSITED WITH THE TRUSTEE

    SECTION 12.01. All securities deposited with the Trustee under Section 9.15, all purchase money obligations deposited with the Trustee under Section 10.04, and all other securities which may at any time or from time to time be deposited and pledged with the Trustee, including all securities re-

144

ceived in exchange or substitution for or in respect of such securities but not including bonds or other obligations of the United States of America with respect to the holding and disposition of which provision is made in
Section 11.05, shall be held by the Trustee as a part of the mortgaged property and shall be dealt with and disposed of by the Trustee as hereinafter in this Article XII provided.

    SECTION 12.02. The Trustee shall have full power and authority to deal with all securities deposited with it hereunder as it may deem best for the security and protection of the holders of the bonds outstanding hereunder, including the power and authority to receive other securities of any kind or character in exchange or substitution for or in respect of the securities at any time so deposited, or to enter into agreements of compromise with respect to any securities so deposited; provided, however, that the fair value, stated in the independent appraiser's certificate specified under (b) of this Section 12.02, of the securities to be received by the Trustee upon any such exchange or substitution shall not be less than the fair value, stated in such independent appraiser's certificate, of the securities to be exchanged or delivered by the Trustee in substitution for the securities so to be received by the Trustee, and provided, further, that, unless the Company is in default under any of the provisions of this Indenture, no such exchange or substitution or such compromise shall be made by the Trustee without the written consent of the Company.
Before making any such exchange or substitution the Trustee shall receive:

         (a) in the case of an exchange or
     substitution made with the written consent of the Company, an officers' certificate stating that to the knowledge of the signers the Company is not in default under any of the provisions of this Indenture;
     and

         (b) an independent appraiser's
     certificate stating, in the signer's
     opinion, the fair value, as of a date
     within sixty days of the date of such
     exchange or substitution, of (i) the
     securities to be received by the Trustee upon such exchange or substitution, and
     (ii) the securities to be exchanged or
     delivered by the Trustee in substitution for such securities so to be received by the Trustee, and that such exchange or substitution will not impair the security under this Indenture in contravention of the provisions hereof.

    The Trustee may at any time do whatever may be necessary in its judgment for the purpose of maintaining, preserving or extending the corporate

145

existence of any corporation shares of stock of which shall at any time be deposited with the Trustee. The Trustee may cause to be transferred into its name as Trustee, or into the name or names of a nominee or nominees, any shares of stock deposited with the Trustee, but all certificates for such shares standing in the name of any nominee of the Trustee shall at all times be held by the Trustee endorsed in blank by such nominee. Unless the Company is in default under any of the provisions of this Indenture, the Company shall have the right to vote all shares of stock deposited with the Trustee with the same force and effect as though such shares were not so deposited, and from time to time, upon the request of the Company, accompanied by an officers' certificate stating that to the knowledge of the signers the Company is not in default under any of the provisions of this Indenture, the Trustee shall execute and deliver or cause to be executed and delivered to the Company or to its nominee or nominees, suitable powers of attorney or proxies to vote all shares of stock, which may be registered in the name of the Trustee or any of its nominees, at any meeting or meetings of stockholders.

    In case default shall be made in the payment of the principal of or the interest on any bonds or other obligations which shall be deposited with the Trustee, or in the payment of the principal of or the interest on any bonds or other obligations then secured by the same mortgage or other lien as that securing the bonds or other obligations so deposited with the Trustee, the Trustee shall, upon the request of the Company, and upon being furnished funds sufficient therefor, cause proper proceedings to be instituted and prosecuted in a court of competent jurisdiction to foreclose or enforce the mortgage or other lien by which such bonds or other obligations so in default are secured, or to enforce the payment of such deposited bonds or other obligations, all as may be permitted by the provisions thereof or of such mortgage or other lien.

    SECTION 12.03. Unless the Company is in
default under any of the provisions of this Indenture, the Trustee shall forthwith pay over to or upon the order of the Company all cash received by the Trustee as income on account of securities deposited with it hereunder, except cash so received upon the partial or complete liquidation of the issuer of any of such securities. Before making any such payment the Trustee may require that there be delivered to it an officers' certificate stating that to the knowledge of the signers the Company is not in default under any of the provisions of this Indenture.

146

    All cash received by the Trustee in respect of such securities, otherwise than as income, shall be held by it as a part of the mortgaged property and shall be paid over, withdrawn, used or applied in the manner, to the extent, for the purposes and subject to the conditions set forth in Section 11.03.

    SECTION 12.04. Unless the Company is in
default under any of the provisions of this Indenture, any securities held by the Trustee under Section 12.01, pursuant to any of the provisions of this Indenture, including all but not less than all of any purchase money obligations secured by a particular lien, shall be released from the lien hereof and delivered by the Trustee to or upon the order of the Company, upon receipt by the Trustee of the following:

         (a) a resolution requesting such release;

         (b) an officers' certificate describing
     in reasonable detail the securities to be released, stating that such securities have been sold or contracted to be sold for cash, stating the consideration received or to be received therefor in cash, and stating that to the knowledge of the signers the Company is not in default under any of the provisions of this Indenture, and that all conditions precedent provided for in this Indenture relating to such release have been complied with;

         (c) an independent appraiser's
     certificate stating, in the signer's
     opinion, the fair value, as of a date
     within sixty days of the date of such
     application, of the securities to be
     released, which fair value, as stated in such certificate, shall not be less than the amount of the consideration received or to be received for the securities to be released, and that such release will not impair the security under this Indenture, in contravention of the provisions hereof;

         (d) an opinion of counsel stating, in
     the signer's opinion, that all conditions precedent provided for in this Indenture relating to such release have been complied with; and

         (e) cash in an amount, subject to
     reduction as hereinafter in this Section
     12.04 permitted, equal to the fair value of the securities to be released as stated in the independent appraiser's certificate specified under (c) of this Section 12.04.

    Unless the Company is in default under any of the provisions of this Indenture, any purchase money obligations held by the Trustee under Section 12.01 which constitute all but not less than all of the purchase money obligations secured by a particular lien, shall be released from the lien hereof and delivered by the Trustee to or upon the order of the Company, upon receipt by the Trustee of the following:

147

         (a) a resolution requesting such release;

         (b) an officers' certificate stating
     that to the knowledge of the signers the Company is not in default under any of the provisions of this Indenture, and that all conditions precedent provided for in this Indenture relating to such release have been complied with;

         (c) an opinion of counsel stating, in
     the signer's opinion, that all conditions precedent provided for in this Indenture relating to such release have been complied with; and

         (d) cash in an amount, subject to
     reduction as hereinafter in this Section
     12.04 permitted, equal to the principal
     amount of such purchase money obligations.

    Unless the Company is in default under any of the provisions of this Indenture, the amount of any cash to be deposited by the Company with the Trustee under this Section 12.04 shall be subject to reduction by an amount equal to the amount of net property additions not previously utilized under this Indenture or by an amount equal to the amount of bondable bond retirements not previously utilized under this Indenture, or both, upon receipt by the Trustee of the following:

         (a) a request of the Company for such
     reduction; and

         (b) an interim certificate evidencing
     the right of the Company to such reduction, together with, in case net property additions are to be made the basis for such reduction, the independent engineer's certificate, if any, independent appraiser's certificate, if any, independent accountant's certificate, if any, opinion of counsel, and instruments of conveyance, assignment or transfer, if any, all as specified in such interim certificate, and together with, in case bondable bond retirements are to be made the basis for such reduction, the bonds, if any, to be delivered to the Trustee, and cash, if any, to be deposited with the Trustee, as specified in such interim certificate.

    All cash deposited with the Trustee pursuant to the provisions of this Section 12.04 shall be held by the Trustee as a part of the mortgaged property and shall be paid over, withdrawn, used or applied in the manner, to the extent, for the purposes, and subject to the conditions set forth in Section 11.03.

    SECTION 12.05. In case the mortgaged
property shall be in the possession of a receiver or trustee, lawfully appointed, the powers in and by this Article XII conferred upon the Company may be exercised, with the approval of the Trustee, by such receiver or trustee, notwithstanding the fact that the Company may be in default under any of the provisions of this Indenture,

148

and any request, certificate or appointment made or signed by such receiver or trustee for such purposes shall be as effective as if made by the Company or the Board of Directors or any of the officers of the Company in the manner herein provided; and if the Trustee shall be in possession of the mortgaged property under any of the provisions of this Indenture, then all the powers in and by this Article XII conferred upon the Company may be exercised by the Trustee in its discretion.

    SECTION 12.06. The Trustee shall not be
required under any of the provisions of Section
12.04 to deliver at the request of the Company any securities released from the lien hereof at any time when the Company is in default under any of the provisions of this Indenture but, notwithstanding any such default, the Trustee may deliver any of such securities so released upon compliance with the conditions, other than those relating to the nonexistence of a default, specified in Section 12.04 in respect of such release, if the Trustee in its discretion shall deem such release to be for the best interests of the bondholders.

ARTICLE XIII

REMEDIES OF TRUSTEE AND BONDHOLDERS UPON DEFAULT

    SECTION 13.01. No coupon belonging to any bond, which in any way before, at or after maturity shall have been transferred or pledged separate and apart from such bond, shall, unless accompanied by such bond, be entitled, in case of default hereunder, to any benefit of or from this Indenture, except after the prior payment in full of the principal of all bonds then outstanding and of all coupons not so transferred or pledged. No purchase or sale of coupons, nor any advance or loan thereon, made by or on behalf of or at the request of or with the privity of the Company, and no payment of coupons or any of them by any guarantor of the payment thereof, shall be taken or shall operate as keeping such coupons alive or in force as a lien upon the mortgaged property or under this Indenture as against the holders of the bonds or of the remaining coupons. In case the time for the payment of any coupon shall be extended, whether or not such extension be by or with the consent of the Company, such coupon so extended shall not be entitled in case of default hereunder to the benefit or security of this Indenture, except subject to the prior payment in full of the principal of all bonds then outstanding and of all coupons, the time for the payment of which shall not have been extended.

149

    SECTION 13.02. In case any one or more of the following events (defined in Section 1.18 as "completed defaults") shall occur and be continuing, viz.:

         (a) default shall be made in the
     payment of any installment of interest on any of the bonds when and as such installment of interest shall become due and payable as therein expressed, and such default shall continue for a period of sixty days;

         (b) default shall be made in the
     payment of the principal of any of the
     bonds when and as such principal shall
     become due and payable at maturity as
     therein expressed or upon redemption or by declaration or otherwise as herein provided;

         (c) default shall be made in the
     payment of any installment of interest on any prior lien bonds when and as such installment of interest shall become due and payable as therein expressed, and such default shall continue for a period of thirty days after written notice thereof given to the Company (following the expiration of the period of grace, if any, specified in the prior lien securing such prior lien bonds) by the Trustee or to the Company and the Trustee by the holders of not less than 5% in principal amount of the bonds at the time outstanding, specifying the prior lien bonds with respect to which such default shall have occurred and requiring such default to be remedied;

         (d) default shall be made in the
     payment of the principal of any prior lien bonds when and as such principal shall become due and payable at maturity as therein expressed or upon redemption or by declaration or otherwise as provided in the prior lien securing such prior lien bonds, and such default shall continue for a period of thirty days after written notice thereof to the Company by the Trustee or to the Company and the Trustee by the holders of not less than 5% in principal amount of the bonds at the time outstanding, specifying the prior lien bonds with respect to which such default shall have occurred and requiring such default to be remedied;

         (e) default shall be made in the
     observance or performance of any other of the covenants, conditions or agreements on the part of the Company contained in this Indenture or in the bonds or in any prior lien or prior lien bonds, and such default shall continue for a period of ninety days after written notice thereof to the Company by the Trustee or to the Company and the Trustee by the holders of not less than 25% in principal amount of the bonds at the time outstanding, specifying such default and requiring such default to be remedied;
     or

         (f) the Company shall admit in writing
     its inability to pay its debts generally as they become due or shall file a petition in bankruptcy or shall make an assignment for the benefit of its creditors or shall consent to the appointment of a receiver of itself or of the whole or any substan-

150

     tial part of the mortgaged property; or, on a petition' in bankruptcy filed against it, be adjudicated a bankrupt, or an order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the Company's consent, a receiver of it or of the whole or any substantial part of the mortgaged property and such adjudication, order, judgment or decree shall not have been vacated or set aside or stayed within forty-five days after the entry thereof; or the Company shall file a petition or answer seeking reorganization under any bankruptcy or insolvency law, or a court of competent jurisdiction shall en-ter an order, judgment or decree approving a petition proposing that a plan of reorganization of the Company be effected, or if under the provisions of any law for the relief or aid of debtors any court of competent jurisdiction shall assume custody, control or supervision of the Com-pany or of the whole or any substantial part of the mortgaged property, and such order, judgment or decree or such custody, control or supervision, as the case may be, shall not be vacated or set aside or otherwise terminated or stayed within forty-five days after the entry thereof;

then and in each and every such case either the Trustee or the holders of not less than 25% in principal amount of the bonds then outstanding may declare the principal of all such bonds, together with all accrued and unpaid interest thereon, if not already due, to be due and payable immediately; and upon any such declaration such bonds and interest shall become due and payable immediately, anything in this Indenture or in any of the bonds contained to the contrary notwithstanding. Any such declaration by the Trustee may be made by notice in writing by the Trustee to the Company, and any such declaration by the holders of not less than 25% in principal amount of the bonds then outstanding may be made by notice in writing by such bondholders to the Company and the Trustee.

    SECTION 13.03. Upon the occurrence of one or more completed defaults, the Trustee, personally or by its agents or attorneys, may, to the extent permitted by law, enter into and upon and take possession of all the mortgaged property and each and every part thereof, and exclude the Company, and its agents and employees, wholly therefrom, and have, hold, use, operate, manage and control the mortgaged property and each and every part thereof and, in the name of the Company or otherwise, as it shall deem best, conduct the gas utility business of the Company and exercise all franchises, rights and powers of the Company pertaining thereto, and use all of the then existing gas utility property for that purpose, and, at the expense

151

of the mortgaged property, from time to time, maintain, restore, insure and keep insured the property, plants, equipment and apparatus, provided or required for use in connection with such business, and likewise, from time to time, at the expense of the mortgaged property, make all such necessary repairs, renewals and replacements, and all such useful alterations, additions, betterments and improvements as to the Trustee shall seem judicious, and collect and receive all income, revenues, rents, issues and profits of and from the mortgaged property and of every part thereof, and after deducting therefrom the expenses of operation and all expenses incurred hereunder and all other proper outlays herein authorized and all payments which may be made for taxes, assessments and other charges upon the mortgaged property or any part thereof, as well as just and reasonable compensation for its own services and for the services of such agents or attorneys as it may in the exercise of its discretion employ for any of the purposes aforesaid, the Trustee shall apply the rest and residue of the moneys received by it, as follows:

         First. In case the principal of none of
     the bonds then outstanding shall have
     become due and payable, to the payment of the interest in default in the order of the maturity of the installments of such interest, with interest on the overdue installments thereof at the rate or rates borne by the bonds, respectively, on which such interest shall be in default; such payments to be made ratably to the persons entitled thereto, without discrimination or preference, subject, however, to the pro-visions of Section 13.01.

         Second. In case the principal of any of
     the bonds then outstanding shall have
     become due and payable at maturity as
     therein expressed or upon redemption or by declaration or otherwise, first to the payment of the interest in default, in the order of the maturity of the installments of such interest, with interest on the overdue installments thereof at the rate or rates borne by the bonds, respectively, on which such interest shall be in default, and next to the payment of the principal of all bonds then outstanding and which shall then be so due and payable; such payments to be made ratably to the persons entitled thereto, without discrimination or preference, subject, however, to the provisions of Section 13.01.

Whenever all amounts due upon the bonds for principal or interest, or both, and all other amounts due under any of the provisions of this Indenture shall have been paid and all defaults made good, the Trustee shall surrender possession of the mortgaged property to the Company, the same right of entry, however, to exist upon any subsequent default.

152

    SECTION 13.04. Upon the occurrence of one or more completed defaults, the Trustee, personally or by its agents or attorneys, may, to the extent permitted by law, with or without entry, sell, subject to the then prior liens, if any, existing thereon, to the highest and best bidder all and singular the mortgaged property and the entire right, title, interest, claim and demand of the Company therein and thereto, and the right of redemption thereof, at public auction, at such place, at such time and upon such terms as the Trustee may fix and shall specify in the notice of sale to be given as herein provided, or as may be required by law.

    SECTION 13.05. Upon the occurrence of one or more completed defaults, the Trustee, personally or by its agents or attorneys, may proceed to protect and enforce its rights and the rights of the bondholders under this Indenture by such suit or suits at law or in equity, whether for the specific performance of any covenant or agreement contained herein, or in aid of the execution of any power herein granted, or for the foreclosure of the lien of this Indenture, or for the enforcement of any other appropriate legal or equitable remedy, as the Trustee, being advised by counsel, shall deem most effectual to perform, protect and enforce any of its duties or rights hereunder.

    SECTION 13.06. In case the Trustee shall proceed by suit or suits at law or in equity after default as above provided, it shall be entitled to have the mortgaged property sold by judicial sale under the order, judgment or decree of a court or courts of competent jurisdiction, for or toward the satisfaction of the principal and interest then due or owing on the bonds then outstanding, and for the enforcement of the rights and liens of the Trustee and the bondholders, and shall be entitled as a matter of right, pending such suit or proceedings, to the appointment of a receiver of the mortgaged property, of all franchises pertaining to the operation thereof, and of the income, revenues, rents, issues and profits thereof and therefrom, with such powers as the court making such appointment may confer, whether the mortgaged property shall or shall not be adequate and sufficient to pay and satisfy the bonds then outstanding; but notwithstanding the appointment of any receiver, the Trustee shall be entitled as pledgee to continue to retain possession and control of any securities and cash at the time held by the Trustee.

    SECTION 13.07. In the event of any sale, whether made under the power of sale herein granted or pursuant to judicial proceedings, the whole of the

153

mortgaged property (including securities, if any, then held hereunder by the Trustee), shall be sold in one parcel and as an entirety, unless such sale as an entirety, in the judgment of the Trustee, shall be impracticable by reason of some statute or other cause, or unless the holders of a majority in principal amount of the bonds then outstanding shall in writing request the Trustee to cause the mortgaged property to be sold in parcels, in which case the sale shall be made in such parcels and in such order as may be specified in such request, but if not so specified, or if no such request is made, as the Trustee in its discretion shall deem most expedient in the interest of the bondholders.
The Company, for itself and for all persons and corporations hereafter claiming through or under it or who may at any time hereafter become holders of liens junior to the lien of this Indenture, hereby expressly waives and releases all right to have the mortgaged property or any part thereof marshalled upon any sale, foreclosure, or other enforcement hereof, and the Trustee, or any court in which the foreclosure of this Indenture or the administration of the trust hereby created is sought, shall have the right as aforesaid to sell the entire mortgaged property as a whole in a single parcel.

    SECTION 13.08. Notice of any sale pursuant to any provision of this Indenture shall state the time and place when and where such sale is to be made, shall contain a brief general description of the property to be sold and shall briefly state the terms of the sale, and shall be sufficiently given if published once in each week for four successive calendar weeks prior to such sale in one authorized newspaper in the City of Chicago, State of Illinois, and in one authorized newspaper in the Borough of Man-hattan, The City of New York, State of New York.

    SECTION 13.09. The Trustee may adjourn from time to time any sale to be made by it under the provisions of this Indenture, by announcement at the time and place appointed for such sale or for such adjourned sale; and without further notice or publication (unless otherwise required by law), it may make such sale at the time and place to which such sale may be adjourned.

    SECTION 13.10. The receipt or receipts of the Trustee for the purchase money paid at any such sale shall be a sufficient discharge therefor to any purchaser of the mortgaged property or any part thereof sold as aforesaid;
and no such purchaser, or his representatives, grantees or assigns, after paying such purchase money and receiving such receipt, shall be bound to

154

see to the application of such purchase money upon or for any trust or purpose of this Indenture, or in any manner whatsoever be answerable for any loss, misapplication or non-application of any such purchase money or any part thereof, or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale.

    SECTION 13.11. Upon any sale as aforesaid, any purchaser, for the purpose of making settlement or payment for the property purchased, shall, subject to the provisions of
Section 13.01, be entitled to use and apply any bonds then outstanding, and any matured and unpaid interest coupons appertaining thereto, by presenting such bonds and coupons so that there may be credited as paid thereon the sums payable out of the net proceeds of such sale to the holder of such bonds and coupons as his ratable share of such net proceeds, after allowing for the proportion of the total purchase price required to be paid in cash for the cost and expenses of the sale, compensation and other charges; and thereupon such purchaser shall be credited, on account of such purchase price payable by him, with the portion of such net proceeds that shall be applicable to the payment of, and that shall have been credited upon, the bonds and coupons so presented; and at any such sale any bondholder may bid for and purchase such property, and make payment on account thereof as aforesaid, and upon compliance with the terms of sale, may hold, retain and dispose of such property without further accountability therefor.

    SECTION 13.12. Upon the completion of any sale or sales under or pursuant to the provisions of this Indenture, the Trustee shall execute and deliver to the purchaser a good and sufficient deed or other instrument conveying, assigning and transferring the property sold.
The Trustee is hereby irrevocably appointed the true and lawful attorney of the Company, in its name and stead, to make all necessary conveyances, assignments and transfers of property thus sold; and for that purpose the Trustee may execute all necessary deeds and instruments of conveyance, assignment and transfer, and may substitute one or more persons with like power. All that said attorneys, or such substitute or substitutes, shall lawfully do by virtue hereof is hereby ratified and confirmed. Nevertheless, the Company, if so requested by the Trustee, shall ratify and confirm any such sale or sales by executing and delivering to the Trustee or to such purchaser all such instruments as may be necessary or in the judgment of the Trustee proper for that purpose and as may be designated in such request.

155

    SECTION 13.13. Any such sale or sales made under or pursuant to the provisions of this Indenture, whether under the power of sale herein granted or pursuant to judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of the Company, in and to the premises sold, and shall be a perpetual bar, both at law and in equity, against the Company and against any and all per-sons claiming or to claim the premises sold or any part thereof from, through or under the Company.

    SECTION 13.14. The purchase money, proceeds and avails of any sale, whether made under the power of sale herein granted or pursuant to judicial proceedings, shall be paid to the Trustee and, together with any other sums which then may be held by the Trustee under any of the provisions of this Indenture as a part of the mortgaged property or the proceeds thereof, shall be applied by it as follows:

         First. To the payment of the costs and
     expenses of such sale and reasonable
     compensation to the Trustee, its agents, attorneys and counsel, and of all necessary or proper expenses, liabilities and ad-vances made or incurred under this Indenture by the Trustee, without negligence or bad faith on its part, and to the payment of all taxes, assessments or liens superior to the lien of this Indenture, except any taxes, assessments or other superior liens subject to which such sale shall have been made.

         Second. To the payment of the whole
     amount then owing and unpaid upon bonds
     then outstanding for principal and
     interest, with interest on overdue
     principal and overdue installments of
     interest at the rate or rates borne by the bonds, respectively, the principal of or installments of interest on which may be overdue, and, in case such proceeds shall be insufficient to pay in full the whole amount so due and unpaid upon the bonds, then to the payment of such principal and interest, without preference or priority of principal over interest, or of interest over principal, or of any installment of interest over any other installment of interest, or of any series of bonds over any other series, ratably according to the aggregate of such principal and the accrued and unpaid interest, subject, however, to the provisions of Section 13.01. Such payments shall be made on the date fixed therefor by the Trustee, upon presentation of the bonds and coupons and stamping thereon of the amount paid, if such bonds and coupons be only partly paid, and upon surrender and cancellation thereof if fully paid.

         Third. To the payment of the surplus,
     if any, to the Company, or to whomsoever may be lawfully entitled to receive such surplus, or as a court of competent jurisdiction may direct.

156

    SECTION 13.15. In case of any sale made
under the power of sale herein granted or pursuant to judicial proceedings, the principal of all the bonds then outstanding shall, if not previously due, thereupon become due and payable, anything in such bonds or in this Indenture contained to the contrary notwithstanding.

    SECTION 13.16. The Company covenants that
(a) in case default shall be made in the payment of any installment of interest on any of the bonds when and as such installment of interest shall become due and payable as therein expressed, and such default shall continue for a period of sixty days; or (b) in case default shall be made in the payment of the principal of any of the bonds when and as such principal shall become due and payable at maturity as therein expressed or upon redemption or by declaration as herein provided, or upon a sale referred to in Section 13.15, or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the bonds and coupons then outstanding, the whole amount then due and payable on all such bonds and coupons for interest or principal, or both, as the ease may be, with interest upon the overdue principal and overdue installments of interest at the rate or rates borne by the bonds, respectively, the principal of or installments of interest on which shall be overdue; and, in case the Company shall fail to pay such amount forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled to recover judgment against the Company and any other obligor upon the bonds for the whole amount so due and unpaid.

    The Trustee shall be entitled to recover judgment as aforesaid, either before or after or during the pendency of any proceedings for the enforcement of the lien of this Indenture, and the right of the Trustee to recover such judgment shall not be affected by any entry or sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the provisions of this Indenture or the foreclosure of the lien hereof, and in the case of a sale of the mortgaged property, and of the application of the proceeds of sale to the payment of the indebtedness hereby secured, the Trustee, in its own name and as trustee of an express trust, shall be entitled to enforce payment of, and to receive all amounts then remaining due and unpaid upon, any and all of the bonds and coupons then outstanding, for the benefit of the holders thereof, and shall be entitled to recover judgment for any portion of the indebtedness remaining unpaid, with interest, as

157

aforesaid. No recovery of any such judgment nor any attachment or levy of execution thereunder upon the mortgaged property or any part thereof, or upon any other property, shall in any manner or to any extent affect the lien of this Indenture upon the mortgaged property or any part thereof, or any lien, rights, powers or remedies of the Trustee or of the holders of the bonds, but such lien, rights, powers and remedies shall continue unimpaired as before.

    Any moneys collected by the Trustee under this Section 13.16 shall be paid to the Trustee and applied by it toward payment of the amounts then due and unpaid upon such bonds and coupons in respect of which such moneys shall have been collected, ratably and without any preference or priority of any kind (except as provided in Section 13.01), according to the amounts due and payable upon such bonds and coupons, respectively, at the date fixed by the Trustee for the distribution of such moneys, upon presentation of the bonds and coupons and stamping thereon of the amount paid, if such bonds and coupons be only partly paid, and upon surrender and cancellation thereof if fully paid.

    SECTION 13.17. Subject to the provisions of
Section 17.02, the Trustee shall have power to institute and to maintain such suits and proceedings as the Trustee may be advised by counsel shall be necessary or expedient to prevent any impairment of the security hereunder by any acts of the Company, or of others, in violation of this Indenture, or which are unlawful, or as the Trustee may be advised shall be necessary or expedient to preserve and to protect the interests of the Trustee and of the bondholders in respect of the mortgaged property, and in respect of the income, revenues, rents, issues and profits thereof and therefrom; including power to institute and to maintain suits or proceedings to restrain the enforcement or observance of, or compliance with, any legislative or other governmental enactment, rule or order which the Trustee may believe to be unconstitutional or otherwise invalid, if the enforcement or observance of, or compliance with, such enactment, rule or order would impair the security hereunder or be pre-judicial to the interests of the bondholders or of the Trustee.

    SECTION 13.18. The Company will not at any time insist upon or plead, or in any manner whatever claim or take the benefit or advantage of any stay or extension law at any time in force. The Company will not claim, take or insist upon any benefit or advantage from any law at any time in force providing for the valuation or appraisement of the mortgaged prop-

158

erty or any part thereof prior to any sale or sales thereof to be made pursuant to any provisions herein contained or to the decree, judgment or order of any court of competent jurisdiction. After any such sale or sales, the Company will not claim or exercise any right under or conferred by any law at any time in force to redeem the property sold or any part thereof. The Company hereby expressly waives and relinquishes all benefit and advantage of any and all such stay, extension, valuation, appraisement and redemption law or laws. The
Company covenants that it will not hinder, delay or impede the execution of any power herein granted and delegated to the Trustee, but that the Company will suffer and permit the execution of every such power as though no such law or laws had been made or enacted.

    SECTION 13.19. At any time before full
payment of all bonds, at the time outstanding, and whenever it shall deem it expedient for the better protection or security of such bonds
(although no completed default shall have occurred), the Company, with the consent of the Trustee, may surrender and deliver or cause to be surrendered and delivered to the Trustee full possession of the whole or any part of the mortgaged property, for any period fixed or indefinite. In such event, the Trustee shall enter into and upon the mortgaged property so surrendered and delivered, and shall take and receive possession thereof for such period, fixed or indefinite, as aforesaid, without prejudice, however, to its right at any time subsequently, when entitled thereto by any provision hereof, to insist upon maintaining and to maintain such possession beyond the expiration of any such prescribed period, and the Trustee, from the time of such entry, shall operate, maintain and manage the mortgaged property, so surrendered and delivered, in accordance with the provisions of this Indenture, and shall receive and apply the income, revenues, rents, issues and profits thereof and therefrom as provided in Section
13.03. Upon application of the Trustee and with the consent of the Company, if no completed default shall have occurred, and without such consent if one or more completed defaults shall have occurred, a receiver may be appointed to take possession of, and to operate, maintain and manage the mortgaged property or any part thereof, and the Company shall transfer and deliver, or cause to be transferred or delivered, to such receiver possession of the mortgaged property, wheresoever such property may be situated; but notwithstanding the appointment of a receiver, the Trustee shall be entitled as pledgee to continue to retain the possession and control of any cash or securities at the time held by it

159

under this Indenture. In every case, when a receiver of the whole or any part of the mortgaged property shall be appointed under this
Section 13.19 or otherwise, the net income of the mortgaged property shall be paid over to, and shall be received by, the Trustee for the benefit of the holders of the bonds then outstanding.

    SECTION 13.20. No holder of any bond or
coupon shall have the right to institute any suit, action or proceeding, at law or in equity, for the foreclosure of this Indenture, or for tile execution of any trust or power hereof or for the appointment of a receiver or for the enforcement of any other remedy under or upon this Indenture, unless such holder previously shall have given to the Trustee written notice of some existing default and of the continuance thereof, as hereinbefore provided; nor unless, also, the holders of not less than 25% in principal amount of the bonds then outstanding shall have requested the Trustee in writing, after the right to exercise such powers or right of action, as the case may be, shall have accrued, and shall have afforded to it a reasonable opportunity, either to proceed to exercise the powers hereinbefore granted or to institute such action, suit or proceedings in its own name; nor unless, also, such holder or holders shall have offered to the Trustee security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee shall have refused or neglected to comply with such request within a period of ninety days after receipt of such request and offer of security and indemnity; and, subject to the provisions of Section 17.02, such notification request and offer of security and indemnity are hereby declared, in every such case, at the option of the Trustee, to be conditions precedent to the execution of the powers and trusts under this Indenture and to any action or cause of action for foreclosure or for the appointment of a receiver, or for any other remedy hereunder; it being understood and intended that no one or more holders of bonds or coupons shall have any right in any manner whatever hereunder or under the bonds or coupons by his or their action to affect, disturb or prejudice the lien of this Indenture or to enforce any right hereunder, except in the manner herein provided, and that all proceedings hereunder, at law or in equity, shall be instituted, had and maintained in the manner herein provided and for the ratable benefit of all holders of such outstanding bonds and coupons. Nothing herein contained shall, however, affect or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and the interest on each of the bonds to the respective holders thereof at the time and place in the bonds and cou-

160

ports expressed, or affect or impair the right of any bondholder, which is also absolute and unconditional, to institute suit for the enforcement of any such payment.

    Notwithstanding anything to the contrary in this Section 13.20 contained, the Company, the Trustee and the bondholders agree that in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the court may in its discretion require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this paragraph shall not apply to any suit instituted by the Trustee, to any suit instituted by any bondholder or group of bondholders, holding in the aggregate more than 10% in principal amount of the bonds then outstanding, or to any suit instituted by any bondholder for the enforcement of the payment of the principal of or the interest on his bonds at and after the maturity of such principal or interest as expressed in such bonds.

    SECTION 13.21. The foregoing provisions of this Article XIII are subject to the condition that if, at any time after the occurrence of a completed default and before any sale of the mortgaged property shall have been made, all arrears of principal and interest, with interest upon all overdue principal and overdue installments of interest at the rate or rates borne by the bonds, respectively, of which the principal or on which installments of interest may be overdue, together with the reasonable charges and expenses of the Trustee, its agents, attorneys and counsel, and all other sums payable by the Company hereunder, except the principal of, and the interest accrued since the next preceding interest date on, the bonds due and payable solely by virtue of a declaration made under Section 13.02, shall either be paid by the Company or be collected and paid out of the mortgaged property, and all other defaults, if any, which shall have occurred, shall have been remedied or cured, to the reasonable satisfaction of the Trustee, then and in every such case the Trustee, upon the written request of the holders of a majority in principal amount of the bonds then outstanding, shall waive any such default and its consequences and rescind any declaration previously made under Section
13.02; but no such waiver or recession shall

161

extend to or affect any subsequent default or impair or exhaust any right or power consequent thereon.

    In case the Trustee shall have proceeded to enforce any right under this Indenture by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned because of such waiver or for any other reason, or shall have been finally determined adversely to the Trustee, then and in every such case, the Company and the Trustee shall severally and respectively be restored to their former positions and rights hereunder in respect of the mortgaged property, and all rights, remedies and powers of the Trustee shall continue as though no such proceedings had been taken.

    No delay or omission of the Trustee or of any holder of bonds to exercise any right or power accruing upon or after any default, shall impair any such right or power or shall be construed to be a waiver of any such default or an acquiescence therein; and every power and remedy given hereunder to the Trustee or to the bondholders, subject to the provisions of
Section 13.20, may be exercised from time to time and as often as may be deemed expedient by the Trustee or by the bondholders.

    Except as herein expressly provided to the contrary, no remedy herein conferred upon or reserved to the Trustee or to the bondholders is intended to be exclusive of any other remedy or remedies; but each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity.

    SECTION 13.22. The Trustee shall be entitled and empowered, in its own name and as trustee of an express trust, to file such proof of debt, amendment of proof of debt, claim, petition or other document as may be necessary or advisable in order to have the claims of the Trustee and of the holders of the bonds and coupons allowed in any equity receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or other similar proceedings relative to the Company or any other obligor upon the bonds, or to the creditors or property of the Company or such obligor. The Trustee is hereby irrevocably appointed (and the successive respective holders of the bonds and coupons by taking and holding such bonds and coupons shall be conclusively deemed to have so appointed the Trustee) the true and lawful attorney-in-fact of the respective holders of the bonds and coupons, with authority to make or file in the respective names of the holders of the bonds and coupons, or on behalf of all the holders of the bonds

162

and coupons as a class (subject to deduction from any such claim of the amounts of any claims filed by any of the holders of the bonds and coupons themselves), any proof of debt, amendment of proof of debt, claim, petition or other document in any such proceedings and to receive payment of any sums becoming distributable on account thereof, and to execute any other papers and documents and do and perform any and all acts and things, for and on behalf of such holders of the bonds and coupons, as may be necessary or advisable in the opinion of the Trustee in order to have the respective claims of the Trustee and the holders of the bonds and coupons against the Company or any other obligor upon the bonds, or against the property of the Company or such obligor, allowed in any such proceedings, and to receive payment of or on account of such claims; provided, however, that nothing herein contained shall be deemed to authorize or empower the Trustee to consent to or accept or adopt, on behalf of any holder of the bonds or coupons, any plan of reorganization or readjustment of the Company affecting the bonds or coupons. All rights of action upon or under any of the bonds or coupons or this Indenture (including the right of the Trustee to file proof of debt, amendment of proof of debt, claim, petition or other document on behalf of the holders of the bonds and coupons in any equity receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or other similar proceedings, as aforesaid) may be enforced by the Trustee, notwithstanding the fact that it may not have possession of any of the bonds or coupons, and without the production thereof at any trial or any proceedings relating thereto.

    SECTION 13.23. All rights, remedies and
powers provided by this Article XIII may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law in the premises, and all the provisions of this Article XIII are intended to be subject to all applicable mandatory provisions of law that may be controlling in the premises and to be limited to the extent necessary so that they will not render this Indenture invalid, unenforceable or not entitled to be recorded or filed under the provisions of any applicable law.

ARTICLE XIV

BONDHOLDER' ACTS AND HOLDINGS

    SECTION 14.01. Any request, direction or other instrument required or permitted by this Indenture to be signed or executed by bondholders may

163

be in any number of concurrent writings of similar tenor and may be signed or executed by such bondholders in person or by attorney appointed in writing.

    The signature to any such writing shall be guaranteed by a bank or trust company located or having a correspondent in the City of Chicago, State of Illinois, or in the Borough of Manhattan, The City of New York, State of New
York, or, if acceptable to the Trustee, by a firm having a membership upon the Midwest Stock
Exchange or the New York Stock Exchange, or the execution of such writing shall be acknowledged before a notary public or other officer in any jurisdiction, who by the laws thereof has power to take acknowledgments or proofs of deeds within such jurisdiction, or shall be supported by an affidavit of a witness to such execution.

    In order to establish the fact of the
holding of coupon bonds not registered as to principal and of the coupons thereto appertaining, the amount, serial numbers and series of such bonds, and the date of the holding of such bonds by any person who as a bondholder shall give any notice to the Trustee or who shall request the Trustee to take any action under any of the provisions of this Indenture, each such holder shall exhibit such bonds to the Trustee or shall deliver to it a certificate executed by any trust company, bank, banker or other depositary, satisfactory to the Trustee, showing that at the date therein mentioned such person had on deposit with or exhibited to such trust company, bank, banker or other depositary the bonds or coupons described in such certificate and claimed to be the owner thereof. Such holding shall be deemed to continue until written notice to the contrary is delivered to the Trustee.

     SECTION 14.02. Any action taken by the
Trustee or by the Company pursuant to this Indenture upon the request or authority or consent of any person who, at the time of making such request or giving such authority or consent, is the holder of any bond at the time outstanding, shall be conclusive and binding upon all future holders of the same bond and of bonds issued in exchange or substitution therefor.

ARTICLE XV

IMMUNITY OF OFFICERS, STOCKHOLDERS AND DIRECTORS

    SECTION 15.01. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any bond or coupon, or under

164

any judgment obtained against the Company, or by the enforcement of any assessment or penalty, or by any legal or equitable proceedings by virtue of any constitution or statute or rule of law or otherwise or under any circumstances, under or independent of this Indenture, shall be had against any incorporator, stockholder, officer or director, past, present or future, of the Company, either directly or through the Company or otherwise, whether for the payment for or to the Company or any receiver thereof, or for or to the holder of any bond or coupon or otherwise, of any sum that may be due and unpaid by the Company upon any such bond or coupon or under any covenant or provision of this Indenture, or for any other relief whatsoever, and any and all personal liability of every name and nature, whether at law or in equity, or by constitution or statute or rule of law or otherwise, of any such incorporator, stockholder, officer or director, whether for the payment for or to the Company or any receiver thereof, or for or to the holder of any bond or coupon or otherwise, of any sum that may remain due and unpaid upon the bonds and coupons or any of them or under any covenant or provision of this Indenture, or for any other relief hereunder or under any or all of such bonds or coupons, is hereby expressly waived and released as a condition of and in consideration for the execution of this Indenture and the issuance of such bonds and coupons.

ARTICLE XVI

CONSOLIDATIONS, MERGERS AND SALES

    SECTION 16.01. Subject to the provisions of
Section 9.14, nothing in this Indenture
contained shall prevent any consolidation of the Company with, or its merger into, any other corporation, or any conveyance, transfer or lease, subject to the lien of this Indenture, of all or substantially all of the mortgaged property to any corporation lawfully entitled to acquire or lease and operate such property;
provided, however, and the Company covenants and agrees, (a) that any such consolidation, merger, conveyance, transfer or lease shall be upon such terms as fully to preserve and in no respect to impair the lien or security of this Indenture, or any of the rights or powers of the Trustee or of the bondholders hereunder, (b) that any such lease shall be made expressly subject to immediate termination by the lessor or by the Trustee at any time during the continuance of a completed default hereunder, and also by the purchaser of the property so leased at any sale thereof under the provisions of this Indenture, whether such sale be made under the power of sale herein conferred or pursuant to judicial proceedings, and (c)

165

that upon any such consolidation, merger, conveyance, transfer or lease, the due and punctual payment of the principal of and the interest on all bonds then outstanding and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be kept or performed by the Company shall, by an indenture supplemental hereto, duly executed and recorded and in form satisfactory to the Trustee, be expressly assumed by the corporation formed by such consolidation or into which the Company shall have been merged, or to which any such conveyance, transfer or lease shall have been made, except that it shall not be required that any such supplemental indenture executed by a lessee under any lease shall obligate such lessee to pay any such principal maturing, or interest accruing, subsequent to the expiration of such lease, or to perform or observe any of the other covenants or conditions of this Indenture subsequent to such expiration.

    SECTION 16.02. In the case of any
consolidation, merger, conveyance or transfer
(other than by lease) permitted by Section
16.01, the corporation (hereinafter called the "successor corporation") formed by such consolidation or into which the Company shall have been merged or which shall have received a conveyance or transfer as aforesaid, upon executing and causing to be recorded an indenture supplemental hereto, as required by the provisions of Section 16.01, shall succeed to and be substituted for the Company, with the same effect as if it had originally been named as the Company herein. Without prejudice to the generality of the foregoing, the successor corporation thereupon may, subject to the condition hereinafter stated, cause to be executed, authenticated and delivered, either in its own name or in the name of the Company, in respect of property, including additions thereto, of the successor corporation, such bonds as could or might have been issued hereunder by the Company had it acquired such property by purchase on the date of such consolidation, merger, conveyance or transfer and had such consolidation, merger, conveyance or transfer not occurred, and, upon the order of the successor corporation in lieu of the Company, and subject to all the terms, conditions and restrictions in this Indenture contained concerning the authentication and delivery of bonds, the Trustee shall authenticate and deliver any bonds which shall have been previously signed and delivered by the officers of the Company to the Trustee for authentication, and all such other bonds as the successor corporation shall thereafter, in accordance with the provisions of this Indenture, cause to be executed and delivered to the Trustee for such purpose. All bonds so issued

166

shall in all respects have the same legal rank and security as the bonds theretofore issued in accordance with the provisions of this Indenture as though all of such bonds had been authenticated and delivered at the date of the execution hereof. Subject to the condition hereinafter stated, the successor corporation shall also have and may exercise in respect of its property, and subject to all the terms, conditions and restrictions in this Indenture contained applicable thereto, whether as to the withdrawal of cash, the reduction of cash required to be deposited with the Trustee under any of the provisions of this Indenture, or otherwise, the same powers and rights which the Company might or could exercise had it acquired such property by purchase on the date of such consolidation, merger, conveyance or transfer and had such consolidation, merger, conveyance or transfer not occurred. As a condition precedent to the authentication and delivery of any such additional bonds, as above provided, on the basis of property, including additions thereto, of the successor corporation, and as a condition precedent to the withdrawal of cash or the reduction of cash required to be deposited with the Trustee under any of the provisions of this Indenture, on the basis of property of the successor corporation, the indenture to be executed by the successor corporation as in
Section 16.01 provided, or a subsequent
indenture, shall contain a conveyance and mortgage in terms sufficient to subject such property to the lien hereof with the same force, effect and standing as the lien of this Indenture would have had if such consolidation, merger, conveyance or transfer had not occurred, and if the Company itself, on the date of such consolidation, merger, conveyance or transfer, had acquired or constructed such property, and had requested, in respect thereof, the authentication and delivery of bonds, the withdrawal of cash or the reduction of cash required to be deposited with the Trustee under any of the provisions of this Indenture.

    In the case of any such consolidation,
merger, conveyance or transfer (other than by lease), such changes in phraseology and form
(but not in substance) may be made in the bonds, if any, thereafter to be issued as may be appropriate.

    Prior to or concurrently with any such
consolidation, merger, conveyance, transfer or lease, the Company shall file with the Trustee an opinion of counsel stating, in the signer's opinion, that all provisions and conditions contained in Section 16.01 and in this Section
16.02 relating to such consolidation, merger, conveyance, transfer or lease, and relating to the supplemental indenture or indentures to be executed in connection therewith, have been complied with.

167

    SECTION 16.03. In the case of any
consolidation, merger, conveyance or transfer permitted by Section 16.01, neither this Indenture nor the indenture supplemental hereto to be executed by the successor corporation as in Section 16.01 provided shall, unless such supplemental indenture shall otherwise provide, become or be a lien upon any of the property or franchises of the successor corporation except
(a) property and franchises acquired by it from the Company and all other property and franchises appurtenant thereto, and property thereafter acquired or constructed by the successor corporation forming an integral part of, and being essential or convenient to the use or operation of, any property then or thereafter subject to the lien hereof, (b) property made and used by the successor corporation as the basis under any of the provisions of this Indenture for the authentication and delivery of additional bonds, the withdrawal of cash or the reduction of cash required to be deposited with the Trustee under any of the provisions of this Indenture, and (c) such franchises and additional property as may be acquired or constructed by the successor corporation (1) to maintain, renew and preserve the franchises covered by this Indenture or to maintain the property mortgaged or intended to be mortgaged hereby as an operating system, in good repair, working order and condition, or (2) in pursuance of some covenant or agreement hereof to be kept or performed by the Company.

ARTICLE XVII

THE TRUSTEE

    SECTION 17.01. The Trustee, for itself and its successors, accepts the trust created by this Indenture upon the terms and conditions hereof, including the following, to all of which the parties hereto and the holders from time to time of the bonds agree:

         (a) The Trustee shall be entitled to
     reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and such compensation, as well as the reasonable compensation of its counsel, and all other reasonable expenses incurred by the Trustee hereunder, and all taxes which may have been assessed against the Trustee as such or against any funds on deposit with it hereunder which the Trustee may be required or permitted by law to deduct from such deposit and to pay, the Company agrees to pay promptly on demand from time to time as such services

168

shall be rendered and as such expenses shall be incurred. In default of such payment by the Company, the Trustee shall have a lien therefor on the mortgaged property and the proceeds thereof prior to the lien of the bonds and coupons and a lien therefor on any moneys held by the Trustee hereunder prior to any rights in such moneys of the holders of the bonds and coupons. The Company also agrees to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee, arising out of or in connection with the acceptance or administration of the trust created hereby, as well as the costs and expenses of defending against any claim of liability in the premises.

    (b) The Trustee may execute any of the
trusts or powers hereof and perform any duty hereunder either directly or by or through agents or attorneys.

    (c) The Trustee shall not be responsible in any manner whatsoever for the correctness of the recitals herein or in the bonds (except for its certificate of authentication thereon) or in the coupons contained, all of which are made by the Company solely; and the Trustee shall not be responsible or accountable in any manner whatsoever for or with respect to the validity or execution or sufficiency of this Indenture, or of any indenture supplemental hereto, or of the bonds or coupons, or for the value of the mortgaged property or any part thereof, or for the title of the Company thereto, or for the security afforded thereby and hereby, or for the validity of any securities at any time held hereunder, and the Trustee makes no representation with respect thereto. The Trustee shall not be accountable for the use or application by the Company of any bonds authenticated and delivered hereunder or of the proceeds of such bonds, or for the use or application of any moneys paid over in accordance with any provision of this Indenture.

    (d) The Trustee, subject to the provisions of Section 17.02, shall be under no obligation to exercise any of the trusts or powers hereof at the request, order or direction of any of the bondholders, pursuant to the provisions of this Indenture, unless such bondholders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby.

    (e) The Trustee may consult with counsel and, to the extent permitted by Section 17.02, the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by the Trustee hereunder in good faith and in accordance with the opinion of such counsel.

    (f) The fact of the adoption of any
resolution by the Board of Directors or by the stockholders of the Company and of the effectiveness of

169

     such resolution at the time of the delivery thereof to the Trustee shall be sufficiently evidenced by the certificate of the Secretary or one of the Assistant
     Secretaries of the Company, under its
     corporate seal.

         (g) Any action taken by the Trustee
     pursuant to any provision hereof at the
     request or with the consent of any person who at the time is the holder of any bond shall be conclusive and binding in respect of such bond upon all future holders thereof, whether or not such bond shall have noted thereon the fact that such request or consent had been made or given.

         (h) The Trustee shall not be personally
     liable, in case of entry by it upon the
     mortgaged property, for debts contracted or liability or damages incurred in the management or operation of the mortgaged property.

         (i) The Trustee, to the extent
     permitted by Section 17.02, may rely, and shall be protected in acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

         (j) All cash received by the Trustee
     under or pursuant to any of the provisions of this Indenture (including any cash received by it as paying agent) shall constitute trust funds for the purposes for which such cash was paid or is held, but need not be segregated in any manner from any other moneys and may be deposited by the Trustee, under such conditions as may be prescribed by law, in its general banking department. The Trustee shall be under no liability for interest on any cash so received by it, except such interest as it may agree with the Company to pay thereon. If any such agreement shall be in effect, the Trustee, unless the Company shall be in default under any of the provisions of this Indenture, shall from time to time, upon the request of the Company and upon receipt of an officers' certificate stating that to the knowledge of the signers the Company is not so in default, forthwith pay over to the Company any such interest.

    SECTION 17.02. None of the provisions of this Indenture shall be construed as relieving the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that, anything in this Indenture contained to the contrary notwithstanding:

         (a) unless and until a completed
     default shall have occurred and shall be continuing;

         (1) the Trustee shall not be liable
     except for the performance of such duties as are specifically set out in this Indenture, and no implied covenants or obligations shall be read into this Indenture

170

          against the Trustee, whose duties and
          obligations shall be determined solely
          by the express provisions of this
          Indenture; and

              (2) the Trustee may conclusively
          rely, as to the truth of the
          statements and the correctness of the
          opinions expressed therein, in the
          absence of bad faith on the part of
          the Trustee, upon certificates and
          opinions conforming to the
          requirements of this Indenture; but in
          the case of any such certificates or
          opinions which, by the provisions of
          this Indenture, are specifically
          required to be furnished to the
          Trustee, the Trustee shall be under a
          duty to examine such certificates or
          opinions to determine whether or not
          they conform to the requirements of
          this Indenture;

         (b) the Trustee shall not be liable to
     any holder of bonds or coupons or to any other person for any error of judgment made in good faith by a responsible officer or officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts (the term
     "responsible officers of the Trustee", as used in this Article XVII, meaning the chairman of the board of directors, the president, every vice-president, the secretary, every assistant secretary, the treasurer, every trust officer, every assistant trust officer and every other officer and assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject); and

         (c) the Trustee shall not be liable to
     any holder of bonds or coupons or to any other person with respect to any action taken or omitted to be taken by it in good faith, in accordance with the direction of the holders of a majority in principal amount of the bonds at the time out-standing, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon it by this Indenture.

    If a completed default shall have occurred, then, so long as such default shall be subsisting, the Trustee shall exercise the rights and powers vested in it by this Indenture, and shall use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

    Notwithstanding any provision of this
Indenture authorizing the Trustee conclusively to rely upon any certificates or opinions, the Trustee may, if in its opinion it is necessary or desirable, require any further evidence or make any further investigation as to the facts or matters stated therein which it may, in good faith, deem reasonable in the circumstances; and the

171

Trustee shall, if requested in writing so to do by the holders of a majority in principal amount of the bonds then outstanding, require such further evidence and, if furnished with funds sufficient to pay the cost thereof, make such further investigation as may be specified in such written request.

    If the Trustee shall determine or shall be requested, as aforesaid, to make such further investigation, it shall be entitled to examine the mortgaged property and the books and records of the Company; and unless satisfied, with or without such investigation, of the truth and accuracy of the matters stated in such certificates or opinions, it shall be under no obligation to grant any application or take or permit any action hereunder. The reasonable expense of every such examination shall be paid by the Company or, if paid by the Trustee or the bondholders, shall be repaid by the Company, upon demand, with interest at the rate of 5% per annum, and, until such repayment, shall be secured by a lien on the mortgaged property and the proceeds thereof prior to the lien of the bonds and coupons.

    SECTION 17.03. The Trustee shall give to the bondholders, in the manner and to the extent provided under Section 17.10(c), notice of the occurrence of all defaults known to it within ninety days after the occurrence thereof, or promptly after such default becomes known to it if it learns of such default after such ninety-day period, but in the case of any default of the character specified under Section 13.02(e), no such notice shall be given until at least sixty days after the occurrence thereof;
provided, that, except in the case of a default resulting from the failure to make any payment of principal of or interest on the bonds, or in the making of any sinking fund payment, the Trustee may withhold such notice if and so long as the board of directors, the executive committee, a trust committee of directors or responsible officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the bondholders.
For the purposes of this Section 17.03, the term
"default" shall mean any event of default specified in Section 13.02, not including in the case of the defaults specified under Section
13.02(a), (c), (d) and (e) any periods of grace provided for therein.

    Nothing herein contained shall require the Trustee to give any notice of any default which has been cured.

    SECTION 17.04. If the Trustee has or shall acquire any conflicting interest as defined in this Section 17.04, it shall, within ninety days after ascertaining that it has such conflicting interest, either eliminate such conflicting

172

interest or resign, such resignation to become effective upon the appointment of a successor and such successor's acceptance of such appointment, and the Company shall take prompt steps to have a successor appointed in the manner provided in Section 17.06. For the purposes of this Section 17.04 the Trustee shall be deemed to have a conflicting interest if:

         (a) the Trustee is trustee under
     another indenture under which any other
     securities, or certificates of interest or participation in other securities, of the Company are outstanding, unless such other indenture is a collateral trust indenture under which the only collateral consists of bonds outstanding under this Indenture, provided, however, that there shall be excluded from the operation of this subparagraph (a) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding, if the Company shall have sustained the burden of proving, on application to the Securities and Exchange
     Commission and after opportunity for
     hearing thereon, that trusteeship under
     this Indenture and under such other
     indenture is not so likely to involve a
     material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under one of such indentures;

         (b) the Trustee or any of its directors
     or executive officers is an obligor upon the bonds issued under this Indenture or an underwriter for the Company;

         (c) the Trustee directly or indirectly
     controls or is directly or indirectly
     controlled by or is under direct or
     indirect common control with the Company or an underwriter for the Company;

         (d) the Trustee or any of its directors
     or executive officers is a director,
     officer, partner, employee, appointee, or representative of the Company or of an underwriter (other than the Trustee) for the Company who is currently engaged in the business of underwriting, except that (1) one individual may be a director and/or an executive officer of the Trustee and also a director and/or an executive officer of the Company, but may not be at the same time an executive officer of both the Trustee and of the Company, and (2), if and so long as the number of directors of the Trustee in office is more than nine, one additional individual may be a director and/or an executive officer of the Trustee and a director of the Company, and (3) the Trustee may be designated by the Company, or by any underwriter for the Company, to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent, or depositary, or in any other similar capacity, or,

173

subject to the provisions of (a) of this Section
17.04, to act as trustee, whether under an indenture or otherwise;

    (e) 10% or more of the voting securities of the Trustee is beneficially owned either by the Company or by any director, partner or executive officer of the Company or 20% or more of such voting securities is beneficially owned, collectively, by any two or more of such persons; or 10% or more of the voting securities of the Trustee is beneficially owned either by an underwriter for the Company or by any director, partner or executive officer of any such underwriter, or is beneficially owned, collectively, by any two or more such persons;

    (f) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default as hereinafter in this Section 17.04 defined, (1) 5% or more of the voting securities, or 10% or more of any other class of security, of the Company, not including bonds issued under this Indenture and securities issued under any other indenture of the Company under which the Trustee is also trustee, or (2) 10% or more of any class of security of any underwriter for the Company;

    (g) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default as hereinafter in this Section 17.04 defined, 5% or more of the voting securities of any person who, to the knowledge of the Trustee, owns 10% or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with, the Company;

    (h) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default as hereinafter in this Section 17.04 defined, 10% or more of any class of security of any person who, to the knowledge of the Trustee, owns 50% or more of the voting securities of the Company; or

    (i) the Trustee owns, on May 15 in any
calendar year, in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of 25% or more of the voting securities, or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under (f), (g) or (h) of this Section 17.04. As to any of such securities of which the Trustee acquired ownership through becoming executor, administrator or testamentary trustee of an estate which included them, the provisions of the preceding sentence shall not apply, for a period of not more than two years from the date of such acquisition, to the extent that such

174

     securities included in such estate do not exceed 25% of such voting securities or 25% of any such class of security. Promptly after May 15 in each calendar year, the Trustee shall make a check of its holdings of such securities in any of the above-mentioned capacities as of such May 15. If the Company fails to make payment in full of principal of or interest upon the outstanding bonds when and as such principal or interest becomes due and payable, and such failure continues for thirty days thereafter, the Trustee shall make a prompt check of its holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such thirty-day period, and after such date, notwithstanding the foregoing provisions of this subparagraph (i), all such securities so held by the Trustee, with sole or joint control over such securities vested in it, shall, but only so long as such failure shall continue, be considered as though beneficially owned by the Trustee, for the purposes of (f), (g) and (h) of this Section 17.04.

    In the event that any person shall at any time become an obligor upon any of the bonds, so long as such person shall continue to be such obligor the provisions of (a) to (i), inclusive, of this Section 17.04 shall be applicable to the Trustee and such obligor with the same effect as if the name of such obligor were substituted for that of the Company in such provisions.

    The specification of percentages in (e) to
(i), inclusive, of this Section 17.04 shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of (c) or (g) of this Section 17.04.

    For the purposes of (f), (g), (h) and (i) of this Section 17.04, (1) the terms "security" and "securities" shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay moneys lent to a person by one or more banks, trust companies, or banking firms, or any certificate of interest or participation in any such note or evidence of indebtedness; (2) an obligation shall be deemed to be in default when a default in payment of principal shall have continued for thirty days or more, and shall not have been cured; and (3) the Trustee shall not be deemed the owner or holder of (i) any security which it holds as collateral security
(as trustee or otherwise) for an obligation which is not in default as defined in (2) above, or (ii) any security which it holds as collateral security under this Indenture, irrespective of any default hereunder, or (iii) any security which it holds as agent for collection, or as a custodian, escrow agent or depositary, or in any similar representative capacity.

175

    For the purposes of this Section 17.04, the term "underwriter", when used with reference to the Company or any other obligor upon any of the bonds, means every person who, within three years prior to the time as of which the determination is made, has purchased from the Company or such obligor with a view to, or has sold for the Company or such obligor in connection with, the distribution of any security of the Company or such obligor out-standing at such time, or has participated or has had a direct or indirect participation in any such undertaking, or has participated or has had a participation in the direct or indirect underwriting of any such undertaking, but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distibutors' or sellers' commission.

    For the purposes of this Section 17.04, the term "person" means an individual, a corporation, a partnership, an association, a joint stock company, a trust, any unincorporated organization or a government or political sub-division thereof.

    For the purposes of this Section 17.04, the percentages of voting securities and other securities referred to under (e) to (i), inclusive, of this Section 17.04 shall be calculated in accordance with the following provisions:

         (1) A specified percentage of the
     voting securities of a person means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.

         (2) A specified percentage of a class
     of securities of a person means such
     percentage of the aggregate amount of
     securities of the class outstanding.

         (3) The term "amount", when used in
     regard to securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares, and the number of units if relating to any other kind of security.

         (4) The term "outstanding" means issued
     and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:

              (i) securities of an issuer held
          in a sinking fund relating to securi-
          ties of the issuer of the same class;

              (ii) securities of an issuer held
          in a sinking fund relating to another
          class of securities of the issuer, if
          the obligation evidenced by such other
          class of securities is not in default
          as to principal or interest or
          otherwise;

176

              (iii) securities pledged by the
          issuer thereof as security for an
          obligation of the issuer not in
          default as to principal or interest or
          otherwise; and

              (iv) securities held in escrow if
          placed in escrow by the issuer
          thereof;

     provided, however, that any voting
     securities of an issuer shall be deemed
     outstanding if any person other than the issuer is entitled to exercise the voting rights thereof.

         (5) A security shall be deemed to be of
     the same class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges; provided, however, that, in the case of secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes; and provided, further, that, in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.

    SECTION 17.05. If the Trustee shall at any time cease to be a bank or trust company in good standing organized and doing business under the laws of the United States or of any State and having its principal office in the City of Chicago, State of Illinois, and having a combined capital and surplus of not less than $5,000,000, which is authorized under the laws of the jurisdiction of incorporation to exercise corporate trust powers and is subject to supervision or examination by Federal or State authority, then the Trustee shall resign within thirty days thereafter, such resignation to be-come effective upon the appointment of a successor Trustee and such successor's acceptance of such appointment. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, the combined capital and surplus of the Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If the Trustee shall fail or refuse to resign within such period, or if the Trustee has or shall acquire any conflicting interest of the character specified in Section 17.04 and shall fail or refuse either to eliminate such conflicting interest or to resign within the period in Section 17.04 provided in respect of such resignation, then (a) the Trustee shall, within ten days after the expiration of such period, transmit notice of such failure or refusal to the bondholders in

177

the manner and to the extent provided under
Section 17.10(c); and (b) any bondholder who has been the bona fide holder of a bond for at least six months may, subject to the provisions of
Section 13.20, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor, if the Trustee fails, after written request therefor by such bondholder, to comply with the provisions of Section 17.04.

    SECTION 17.06. The Trustee and any successor to the Trustee may resign and be discharged from the trust created by this Indenture by giving notice thereof in writing to the Company, specifying the date when such resignation shall take effect, and by giving notice thereof to the bondholders, in the manner and to the extent provided under Section 17.10 (c), and by publishing such notice at least once a week for three successive calendar weeks (the first such publication to be not less than thirty days nor more than sixty days prior to the effective date of such resignation) in one authorized newspaper in the City of Chicago, State of Illinois, and in one authorized newspaper in the Borough of Manhattan, The City of New York, State of New
York. Subject to the provisions of Sections
17.04 and 17.05, such resignation shall take effect on the date specified in such notice unless previously a successor Trustee shall have been appointed as hereinafter provided, in which event such resignation shall take effect upon the appointment of such successor Trustee.

    The Trustee or any successor Trustee may be removed at any time by the holders of a majority in principal amount of the bonds at the time outstanding, upon payment to the Trustee so removed of all moneys then due to it hereunder, by an instrument or concurrent instruments in writing, signed in duplicate by such holders.
One copy shall be filed with the Company and the other with the Trustee so removed.

    In case at any time the Trustee or any
successor Trustee shall resign, be dissolved or be removed or otherwise shall become disqualified to act or incapable of acting, or in case control of the Trustee or of any successor Trustee, or of its officers shall be taken over by any public officer or officers, the Company, by an instrument in writing, executed by order of the Board of Directors, shall appoint a successor Trustee. Every successor Trustee shall be a bank or trust company in good standing organized and doing business under the laws of the United States or of any State, having its principal office in the City of Chicago, State of Illinois, and (a) which shall be a cor-

178

poration having a combined capital and surplus of not less than $5,000,000, (b) which shall be authorized under the laws of the jurisdiction of incorporation to exercise corporate trust powers, and (c) which shall be subject to supervision or examination by a Federal or State authority. If such successor Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, the combined capital and surplus of such successor Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

    If in a proper case no appointment of a
successor Trustee shall be made pursuant to the foregoing provisions of this Article XVII within six months after a vacancy shall have occurred in the office of Trustee, the holder of any bond or the retiring Trustee may apply to any court, State or Federal, having jurisdiction to appoint a successor Trustee, and such court may there-upon, after such notice, if any, as such court may deem proper and prescribe, appoint a successor Trustee.

    SECTION 17.07. Any successor Trustee
appointed hereunder shall execute, acknowledge and deliver to its predecessor Trustee and also to the Company, an instrument in writing accepting such appointment hereunder, and thereupon such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the estates, authority, rights, trusts, powers, duties and obligations of its predecessor Trustee and be entitled to the immediate delivery by such predecessor
Trustee of any part of the mortgaged property in the hands or under the control of such predecessor Trustee and all the estate, right, title and interest of such predecessor Trustee in the mortgaged property shall wholly cease and determine; but the Trustee ceasing to act shall nevertheless, on the written request of the Company or of the successor Trustee, execute, acknowledge and deliver an appropriate instrument in writing transferring to such successor Trustee upon the trusts herein expressed, all the estates, properties, rights, powers and trusts of the predecessor Trustee so ceasing to act (but may retain and reserve its lien upon the mortgaged property for its reasonable compensation and expenses, if any thereof remain unpaid), and shall duly assign, transfer and deliver all property and cash held by such Trustee to the successor Trustee, it being understood that all securities, cash and other pledged property the custody of which is given to the Trustee shall always be in its custody or in that of its proper successor in trust. Should any deed, conveyance or instrument in writing from the Company be required by the suc-

179

cessor Trustee for more fully and certainly vesting in, and confirming to, such successor
Trustee such estates, rights, powers and duties, any and all such deeds, conveyances and instruments in writing shall be executed acknowledged and delivered by the Company to the successor Trustee upon the latter's request. The
Company shall promptly give notice of the ap-pointment of any successor Trustee to the bondholders in the manner and to the extent provided under Section 17.10(c) and by publishing such notice at least once in each week for two successive calendar weeks in one authorized newspaper in the City of Chicago, State of Illinois, and in one authorized newspaper in the Borough of Manhattan, The City of New York, State of New York.

    SECTION 17.08. Any corporation into which the Trustee or any successor Trustee may be merged or with which it or any successor Trustee may be consolidated, or any corporation resulting from any merger or consolidation to which the Trustee or any successor Trustee may be a party, shall, subject to the provisions of
Section 17.04 and 17.05, be the successor
Trustee under this Indenture, without the execution or filing of any instrument or the performance of any further act on the part of the parties hereto.

    In case any of the bonds to be issued
hereunder shall have been authenticated but not delivered, any successor Trustee may adopt the certificate of authentication of the Trustee or of any successor to it, and deliver such bonds as so authenticated; and in case any of the bonds shall not have been authenticated, any successor Trustee may authenticate such bonds in its own name; and in all such cases such certificate shall have the full force which it is anywhere in the bonds or in this Indenture provided that the certificate of the Trustee shall have.

    SECTION 17.09. (a) If the Trustee in its individual capacity shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company (other than in a relationship of the nature specified under (f) of this Section 17.09) within four months prior to a default, as defined under (e) of this
Section 17.09, or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee in its individual capacity, and of the indenture security holders, as defined under (e) of this
Section 17.09:

         (1) an amount equal to any and all
     reductions in the amount due and owing to the Trustee upon any claim as such creditor in respect of principal or interest, effected after the beginning of such four months'

180

     period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described under
     (a)(2) of this Section 17.09, or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default;
     and

         (2) all property received by the
     Trustee in respect of any claim as such
     creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such four months' period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

     (b) Nothing contained in this Section 17.00 shall affect the right of the Trustee:

         (1) to retain for its own account (i)
     payments made on account of any such claim described under (a) of this Section 17.09 by any person, other than the Company, who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third person, and (iii) distributions made in cash, securities or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy
     Act or applicable State law;

         (2) to realize, for its own account,
     upon any property held by the Trustee as security for any such claim, if such property was so held prior to the beginning of such four months' period;

         (3) to realize, for its own account,
     but only to the extent of the claim
     hereinafter mentioned, upon any property held by the Trustee as security for any such claim, if such claim was created after the beginning of such four months' period and such property was received as security therefore simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default, as defined under (e) of this Section 17.09, would occur within four months; or

        (4) to receive payment on any claim
     referred to under (b)(2) or (3) of this
     Section 17.09 against the release of any property held as security for any such claim as provided under (b)(2) or (3) of this Section 17.09, as the case may be, to the extent of the fair value of such property.

    For the purposes of (b)(2), (3) and (4) of this Section 17.09, property substituted after the beginning of such four months' period for property held as security at the time of such substitution shall, to the extent of the

181

fair value of the property released, have the same status as the property released, and, to the extent that any such claim referred to under
(b)(2), (3) and (4) of this Section 17.09 is created in renewal of or in substitution for or for the purpose of repaying or refunding any preexisting claim of the Trustee as such creditor, such claim shall have the same status as such preexisting claim of the Trustee.

    (c) If the Trustee shall be required to
account, as in this Section 17.09 provided, the funds and property held in such special account and the proceeds thereof shall be apportioned between the Trustee and the indenture security holders in such manner that the Trustee and the indenture security holders realize, as a result of payments from such special account and pay-ments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Act or applicable State law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by the Trustee from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee and the indenture security holders dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Act or applicable State law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used under this paragraph (c) with respect to any claim, the term "dividends" shall include any distribution with respect to such claim, in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Act or applicable State law, whether such distribution is made in cash, securities, or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership, or proceeding for reorganization is pending shall have jurisdiction (i) to apportion between the Trustee and the indenture security holders, in accordance with the provisions of this paragraph
(c), the funds and property held in such special account and the proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph (c) due consideration in determining the fairness of the distributions to be made to the Trustee and the indenture security holders with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any

182

securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph (c) as a mathematical formula.

    (d) In case the Trustee shall have resigned or been removed after the beginning of such four months' period, it shall nevertheless be subject to the provisions of this Section 17.09 as though such resignation or removal had not occurred. If the Trustee shall have resigned or been removed prior to the beginning of such four months' period, it shall nevertheless be subject to the provisions of this Section 17.09, if and only if the receipt of property or reduction of claim which would have given rise to the obligation to account, if the Trustee had continued as such Trustee, occurred after the beginning of such four months' period and within four months after such resignation or removal.

    (e) As used in this Section 17.09, the term
"default" means any failure to make payment in full of principal or interest, when and as such principal or interest becomes due and payable, upon the bonds outstanding under any indenture which has been qualified under the Trust
Indenture Act of 1939, and under which the Trustee is also a trustee and the Company is obligor.

    As used in this Section 17.09, the term
"indenture security holders" means all holders of securities outstanding under any such indenture under which any default exists.

    In the event that any person shall at any time become an obligor upon any of the indenture securities, so long as such person shall continue to be such obligor the provisions of this Section 17.09, in addition to being appli-cable to the Trustee and the Company, shall be applicable to the Trustee and such obligor with the same effect as if the name of such obligor were substituted for the Company in this Section
17.09.

    (f) The Trustee shall not be required to account, as provided in this Section 17.09, if the creditor relationship arises from:

         (1) the ownership or acquisition of
     securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;

         (2) advances authorized by a
     receivership or bankruptcy court of
     competent jurisdiction, or by the terms and provisions of this Indenture, for the purpose of preserving the property subject to the lien here-

183

     of or of discharging tax liens or other
     prior liens or encumbrances on the
     mortgaged property, if notice of such
     advances and of the circumstances
     surrounding the making thereof is given to the indenture security holders, as defined under (e) of this Section 17.09, at the time and in the manner provided in this Indenture;

         (3) disbursements made in the ordinary
     course of business in the capacity of
     trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depository, or other similar ca-pacity;

         (4) an indebtedness created as a result
     of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction, as defined in this Section
     17.09;

         (5) the ownership of stock or of the
     other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company or any other obligor upon the bonds issued under this Indenture; or

         (6) the acquisition, ownership,
     acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations, which fall within the classification of self-liquidating paper, as defined in this Section 17.09.

    The term "security" or "securities", as used under this paragraph (f), shall have the meaning assigned to such term in the Securities Act of 1933, as in effect on the date hereof.

    The term "cash transaction", as used under this paragraph (f), means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand.

    The term "self-liquidating paper", as used under this paragraph (f), means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the obligor for the purpose of financing the purchase, processing, manufacture, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of or a lien upon the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares and merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor rela-

184

tionship with the obligor arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

    SECTION 17.10. (a) The Trustee shall, so long as any bonds are outstanding, transmit to the bondholders, as hereinafter provided, on or before March 1 in each year beginning with the year 1955, a brief report as of the last preceding December 31 with respect to:

         (1) the eligibility of the Trustee
     under Section 17.05, and its qualification under Section 17.04, or in lieu thereof, if to the best of its knowledge it has continued to be eligible and qualified under such sections, a written statement to such effect;

         (2) the character and amount of any
     advances (and if it elects so to state, the circumstances surrounding the making thereof) made by it as Trustee hereunder which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the bonds, on the mortgaged property or on property or funds held or collected by it, as Trustee, if such advances so remaining unpaid aggregate more than 1/2 of 1% of the principal amount of the bonds outstanding on such date;

         (3) the amount, interest rate and
     maturity date of all other indebtedness
     owing to it in its individual capacity, on the date of such report, by the Company and by any other obligor upon the bonds, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described under Section 17.09(f)(2), (3),
     (4) or (6);

         (4) the property and funds physically
     in the possession of the Trustee in such capacity on the date of such report, or of a depository for it;

         (5) any release, or release and
     substitution, of any of the mortgaged
     property (and the consideration therefor, if any) which it has not previously reported; provided, however, that to the extent that the aggregate value as shown by the release papers of any or all of such released properties does not exceed an amount equal to 1% of the principal amount of bonds then outstanding, the report need only indicate the number of such releases, the total value of property released as shown by the release papers, the aggregate amount of cash received and the aggregate value of property received in substitution therefor as shown by the release papers;

         (6) any additional issue of bonds
     hereunder which it has not previously
     reported; and

         (7) any action taken by the Trustee in
     the performance of its duties under this Indenture which it has not previously reported and which

185

     in its opinion materially affects the bonds or the mortgaged property, except action in respect of a default, notice of which has been or is to be withheld by the Trustee in accordance with Section 17.03.

    (b) The Trustee shall, so long as any bonds shall be outstanding, also transmit to the bondholders, as hereinafter provided, within the times hereinafter specified, a brief report with respect to:

         (1) the release, or release and
     substitution, of property subject to the lien of this Indenture (and the consideration therefor, if any) unless the fair value of such property, as set forth in the engineer's certificate required in connection with any release or substitution hereunder, is less than 10% of the principal amount of the bonds outstanding at the time of such release, or such release and substitution, such report to be so transmitted within ninety days after such time; and

         (2) the character and amount of any
     advances (and, if it elects so to state, the circumstances surrounding the making thereof) made by it as Trustee since the date of the last report transmitted pursuant to the provisions of (a) of this
     Section 17.10 (or, if no such report has been so transmitted, since the actual date of execution and delivery of this Indenture) for the reimbursement of which it claims or may claim a lien or charge, prior to that of the bonds, on the mortgaged property or on property or funds held or collected by it as Trustee and which it had not previously reported pursuant to this subparagraph (b), if such advances remaining unpaid at any time aggregate more than 10% of the principal amount of bonds outstanding at such time, such report to be so transmitted within ninety days after such time.

    (c) All reports required by this Section
17.10, and all other reports or notices which are required by any other provision of this Indenture to be transmitted in accordance with the provisions of this Section 17.10, shall be transmitted by mail:

         (1) to all registered owners of bonds,
     as the names and addresses of such owners appear upon the registry books of the Company;

         (2) to such holders of bonds as have,
     within the two years preceding such
     transmission, filed their names and
     addresses with the Trustee for that
     purpose; and

         (3) except in the case of reports
     pursuant to (b) of this Section 17.10, to all holders of bonds whose names and addresses are preserved at the time by the Trustee pursuant to Section 17.11(a).

    The Trustee shall, at the time of the
transmission to the bondholders of any report or notice pursuant to this Section 17.10, file a copy thereof with

186

each stock exchange, if any, upon which the bonds are listed and with the Securities and Exchange Commission. Upon the listing of the bonds or any series thereof upon any stock exchange the Company shall so advise the Trustee.

    SECTION 17.11. (a) The Trustee shall
preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of bonds (1) contained in the most recent list furnished to it as provided under Section 9.17(d), (2) received by it in the capacity of paying agent hereunder, and (3) filed with it within the two immediately preceding years by holders of bonds for the purpose of receiving reports pursuant to the provisions of Section 17.10(c)(2).

    The Trustee may (i) destroy any list
furnished to it as provided under Section
9.17(d) upon receipt of a new list so furnished,
(ii) destroy any information received by it as paying agent upon delivering to itself as Trustee, not earlier than forty-five days after an interest payment date of the bonds, a list containing the names and addresses of the holders of bonds obtained from such information since the delivery of the next previous list, if any, (iii) destroy any list delivered to itself as Trustee which was compiled from information received by it as paying agent upon the receipt of a new list so delivered, and (iv) destroy any information filed with it by holders of bonds for the purpose of receiving reports pursuant to the provisions of Section 17.10(c)(2), but not until two years after such information has been filed with it.

    (b) Within five business days after receipt by the Trustee of a written application by any three or more bondholders stating that the applicants desire to communicate with other bondholders with respect to their rights under this Indenture or under the bonds, and accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, and by reasonable proof that each such applicant has owned a bond or bonds for a period of at least six months preceding such application, the Trustee shall, at its election, either (1) afford to such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of (a) of this Section 17.11, or
(2) inform such applicants as to the approximate number of bondholders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with the provisions of (a) of this Section 17.11, and as to the approximate cost of mailing to the bondholders the form of proxy or other com-

187

munication, if any, specified in such
application. If the Trustee shall elect not to afford to such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to all bondholders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with the provisions of (a) of this Section 17.11, copies of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and the payment, or provision for the payment, of the reasonable expenses of such mailing, unless within five days after such tender the Trustee shall mail to such applicants, and file with the Securities and Exchange Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the bondholders or would be in violation of applicable law. Such written state-ment shall specify the basis of such opinion. If the Securities and Exchange Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, such Commission shall find, after notice and opportunity for a hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such bondholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

    Within five business days after receipt by the Trustee of the written application from bondholders desiring to communicate with other bondholders, hereinabove referred to, the
Trustee shall notify the Company in writing of the receipt of such application and shall furnish the Company with a copy thereof, and shall advise the Company what action the Trustee has taken or proposes to take with respect to such application. In case the Trustee shall file with the Securities and Exchange Commission a written statement as hereinabove provided, the Trustee shall, within five days after the filing of such statement, notify the Company in writing of such filing and furnish the Company with a copy of such statement, and shall advise the Company promptly of any notice or other communications received from the Securities and Exchange Commission relating to such statement.

188

    The Trustee shall not be liable or
accountable to the Company or to any bondholder by reason of the disclosure of any such information as to the names and addresses of the bondholders in accordance with the provisions of this Section 17.11, regardless of the source from which such information was derived, nor by reason of the mailing of any material pursuant to a request made under this Section 17.11.

    SECTION 17.12. Subject to the provisions of Sections 17.04, 17.09 and 17.10, the Trustee may acquire and hold bonds and coupons and otherwise deal with the Company in the same manner and to the same extent and with like effect as though it were not Trustee hereunder.

    SECTION 17.18. The Trustee may comply with any rule, regulation or order of the Securities and Exchange Commission made pursuant to the terms and provisions of the Trust Indenture Act of 1939 and shall be fully protected in so doing in good faith notwithstanding that such rule, regulation or order may thereafter be amended or rescinded or determined by judicial or other authority to be invalid for any reason, but nothing herein contained shall require the Trustee to take any action or omit to take any action in accordance with such rule, regulation or order, except as in this Indenture otherwise required.

ARTICLE XVIII

DISCHARGE OF INDENTURE

    SECTION 18.01. If and when the Company shall pay or cause to be paid to the holders of the bonds and coupons the principal of such bonds and the premium, if any, and the interest thereon, at the times and in the manner in such bonds and coupons and in this Indenture provided, and the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then and in that event the mortgaged property shall revert to the Company and the entire estate, right, title and interest therein of the Trustee and of the holders of such bonds and coupons shall thereupon cease, determine and become void, and thereupon the Trustee shall, upon the order of the Company, pay over and deliver to the Company all cash (other than cash deposited with the Trustee for the payment or redemption of such bonds and coupons) and all securities then on deposit with or held by the Trustee, and the Trustee shall thereupon cancel and discharge the lien of this Indenture and execute and deliver, upon the

189

order of the Company, such deeds or other instruments as shall be requisite to satisfy and discharge the lien hereof and to reconvey all of the mortgaged property then subject to such lien; but the Trustee shall take such action only upon the receipt by the Trustee of an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for in this Indenture relating to such satisfaction, discharge and reconveyance have been complied with.

    Bonds and coupons for the payment or
redemption of which cash in the necessary amount shall have been deposited with or shall be held by the Trustee, with irrevocable direction to apply such cash to such payment or redemption and, in the case of bonds to be redeemed, with irrevocable authorization to give and complete such notice of redemption as may be required in the event such notice shall not theretofore have been given, shall be deemed to be paid within the meaning of this Article XVIII.

    The Company may at any time surrender to the Trustee for cancellation any bonds of any series previously authenticated and delivered hereunder, accompanied by coupons, in the case of coupon bonds, and instruments of transfer, in the case of registered bonds without coupons or coupon bonds registered as to principal, all as provided in Section 4.15, and thereupon such bonds and coupons shall be deemed to be paid within the meaning of this Article XVIII.

    In the event that any bond shall not be
presented for payment when the principal thereof becomes due, either at maturity or upon redemption or otherwise, or in the event that any coupon appertaining to any such bond shall not be presented for payment at the due date thereof, and the Company shall have on deposit with the Trustee on the date when such bond or such coupon so becomes due, cash sufficient to pay the principal of such bond, the premium, if any, thereon, and all interest due thereon to the date of maturity of such bond or to the date fixed for the redemption thereof, or to pay such coupon, as the case may be, with irrevocable direction to apply such cash to such payment, then interest on such bond and all liability of the Company to the holder thereof for the payment of the principal thereof and premium, if any, thereon, or to the holder of such coupon for the payment thereof, as the case may be, shall forthwith cease, determine and be completely discharged; and thereupon it shall be the duty of the Trustee, subject to the provisions of Section 18.02, to hold the cash so deposited for the benefit of the holder of such bond or coupon, as the case may be, which

190

holder shall thereafter be restricted
exclusively to such cash for any claim of whatsoever nature on the part of such holder with respect to such bond or such coupon, and shall no longer be entitled to any lien or benefit of this Indenture.

    SECTION 18.02. Any cash deposited by the Company with the Trustee for the payment of bonds and coupons or for the purpose of effecting the redemption of bonds, which cash shall remain unclaimed by the holders of such bonds or coupons for ten years (or for such other period as may be prescribed by the statute of limitations of the State of Illinois, then in force, with respect to evidences of indebtedness in writing) after the respective date or dates of maturity of such bonds or coupons or after the date fixed for the redemption of such bonds prior to maturity, as the case may be, shall be repaid by the Trustee to the Company upon its request and notwithstanding the expressed irrevocability of any direction previously given by the Company to the Trustee, pursuant to any of the provisions of this Indenture, in respect of the application of such cash. Before being required to make any such repayment the Trustee may, at the expense of the Company, cause to be published in one authorized newspaper in the City of Chicago, State of Illinois, and in one authorized newspaper in the Borough of Manhattan, The City of New York, State of New
York, at least once in each of two successive calendar weeks, notice that such cash remains unclaimed and that, after a date specified in such notice, the balance of such cash then unclaimed will be repaid to the Company.

ARTICLE XIX

MEETINGS OF BONDHOLDERS

    SECTION 19.01. Modifications and alterations of this Indenture or of any indenture supplemental hereto or of the rights and obligations of the Company or of the holders of outstanding bonds and coupons may be made, and compliance with any provision of this Indenture or of such supplemental indenture may be waived, as hereinafter provided in this Article XIX.

    SECTION 19.02. The Trustee may at any time, at its own instance, call a meeting of the bondholders, and it may also call such a meeting on the written request of the Company, evidenced by a resolution, or of the holders of not less than 10% in principal amount of the bonds then outstanding, such request to set forth the business to be submitted to the meeting. In the

191

event of the failure of the Trustee to call a meeting within ten days after being requested so to do as above provided, the holders of not less than 10% in principal amount of the bonds then outstanding may call such meeting. Every such meeting called by or at the instance of the Trustee shall be held at the office of the Trustee or, at the election of the Trustee and with the written approval of the Company, at such other place as shall be designated by the Trustee. Written notice of such meeting, stating the place and time thereof and the business to be submitted to the meeting, shall be mailed by the Trustee not less than thirty nor more than forty-five days before the meeting (a) to the bondholders in the manner and to the extent provided under Section 17.10(c), and (b) to the Company addressed to it at 50 Fox Street, Aurora, Illinois (or at such other address as may be designated by the Company from time to time), and such notice shall be published by the Trustee in one authorized newspaper in the City of Chicago, State of Illinois, and in one authorized newspaper in the Borough of Manhattan, The City of New York, State of New
York, at least once in each of three successive calendar weeks immediately preceding the meeting, the first publication to be not less than thirty nor more than forty-five days before the meeting; provided, however, that the mailing of such notice shall in no case be a condition precedent to the validity of any such meeting or of any action taken thereat, and neither failure to mail such notice nor any imperfection or de-fect in such notice shall affect the validity of any such meeting or of any action taken thereat.
If such meeting is called by either the Company or the bondholders, it shall be held at such place as may be specified in the notice calling such meeting and notice thereof shall be sufficient for all purposes hereof if given solely by newspaper publication as aforesaid, stating the place and time of the meeting and the business to be submitted to the meeting. Any meeting of bondholders shall be valid without notice if the holders of all bonds then outstanding are present in person or by proxy and if the Company and the Trustee are present by duly authorized representatives, or if notice is waived in writing before or after the meeting by the Company, by the holders of all bonds then outstanding, or by such as are not present in person or by proxy, and by the Trustee.

    SECTION 19.03. Officers and nominees of the Trustee and of the Company may attend and be heard at any meeting, but as such shall not be entitled to vote. Attendance by bondholders may be in person or by proxy. In order that the holders of bonds not registered as to principal and their proxies may attend and vote without producing their bonds, the Trustee, with respect to

192

any meeting called by the Trustee, may make, and from time to time vary, such regulations as it shall deem fit for the deposit of bonds with any bank or trust company, and for the issue to the persons so depositing such bonds of certificates by such depositary entitling the holders thereof to be present and vote at such meeting and to appoint proxies to represent them and vote for them in the same manner as if the persons so present and voting, either personally or by proxy, were the actual bearers of the bonds with respect to which such certificates shall have been issued, and any regulations so made shall be binding and effective. With respect to any meeting called by the Company or by bondholders upon failure of the Trustee to call such meeting after having been requested so to do under the provisions of Section 19.02, regulations to like effect for such deposit of bonds with, and for such issue of certificates by, any bank or trust company organized under the laws of the United
States of America or of any state thereof, having a capital and surplus aggregating not less than $500,000, shall be similarly binding and effective for all purposes hereof if adopted or approved by the Board of Directors, if such meeting shall have been called by the Company, or, if called by the bondholders, adopted or approved by such bondholders, provided that in either such case copies of such regulations shall be filed with the Trustee.

    SECTION 19.04. Subject to the conditions specified in Section 19.03, any registered owner of outstanding bonds and any holder of a certificate the issue of which is provided for in Section 19.03, shall be entitled in person or by proxy to attend and vote at any meeting of bondholders as owner or holder of the bonds registered or certified in the name of such owner or holder without producing such bonds.
All others desiring to attend or vote at such meeting in person or by proxy must, if required by any authorized representative of the Trustee or of the Company or by any other bondholder entitled to vote at such meeting, produce the bonds claimed to be owned or to be entitled to representation at such meeting, and every person desiring to attend or vote shall, if required as aforesaid, produce such further proof of ownership or personal identity as shall be satisfactory to the authorized representative of the Trustee or, if no such representative be present, then to the inspectors of votes the appointment of which is hereinafter provided for. Proxies shall be acknowledged in the manner required for the recording of an instrument in the State of Illinois, and all proxies and certificates presented at any meeting shall be delivered to such inspectors of votes and filed with the Trustee.

193

    SECTION 19.05. At each meeting of
bondholders persons nominated by the Trustee, if represented at the meeting, shall act as temporary Chairman and Secretary, respectively, of the meeting, but if the Trustee shall not be represented or shall fail to make such nominations or if any person so nominated shall not be present at the meeting, the bondholders and proxies present shall by a majority vote, irrespective of the amount of their bond holdings, elect other persons from those present to fill such office or offices. A permanent
Chairman and a permanent Secretary of the meeting shall be elected from those present by the bondholders and proxies present by a majority vote irrespective of the amount of their bond holdings. The Trustee, if represented at the meeting, shall appoint two inspectors of votes who shall count all votes cast at such meeting, except votes cast for the election of a Chairman and a Secretary, both temporary and permanent, and who shall make and file with the permanent Secretary of the meeting their verified written report in duplicate of all such votes so cast. If the Trustee shall not be represented at the meeting or shall fail to nominate such inspectors of votes or if either inspector of votes fails to attend the meeting the office shall be filled by appointment by the permanent Chairman of the meeting.

    SECTION 19.06. The holders of not less than 66-2/3% in principal amount of the bonds then outstanding must be present in person or by proxy at any meeting of bondholders in order to constitute a quorum for the transaction of business, less than a quorum, however, having power to adjourn. If such meeting is adjourned by less than a quorum for more than fourteen days notice thereof shall forthwith be mailed by the Trustee, if such meeting shall have been called by the Trustee, to bondholders, in the manner and to the extent provided under Section
17.10(c), and to the Company in the manner provided in Section 19.02, with respect to the mailing of notice of the meeting, and such notice of adjournment shall be published in one authorized newspaper in the City of Chicago, State of Illinois, and in one authorized newspaper in the Borough of Manhattan, The City of New York, State of New York, at least once in each fourteen day period of such adjournment;
provided, however, that the mailing of such notice shall in no case be a condition precedent to the validity of any meeting held pursuant to such adjournment or of any action taken thereat, and neither failure to mail such notice nor any imperfection or defect in such notice shall affect the validity of any such meeting or of any action taken thereat. If such meeting shall have been called by either the Company or by bondholders upon failure of

194

the Trustee to call such meeting after having been requested so to do under the provisions of
Section 19.02, notice of such adjournment shall be given by the permanent Chairman and permanent
Secretary of the meeting in the newspapers and for the number of times above specified in this
Section 19.06, and shall be sufficient if so given.

    SECTION 19.07. Any modification or
alteration of this Indenture or of any indenture supplemental hereto or of the rights and obligations of the Company or of the holders of the bonds and coupons in any particular may be made, and compliance with any provision of this Indenture or of such supplemental indenture may be waived, at a meeting of bondholders duly con-vened and held in accordance with the provisions of this Article XIX, but only by resolution duly adopted by the affirmative vote of the holders of not less than 66-2/3% in principal amount of the bonds then outstanding, and approved by resolution of the Board of Directors as provided in Section 19.08; but no such modification or alteration or waiver shall be made which will permit (a) the extension of the time or times of payment of the principal of or the interest or premium, if any, on any bond, or the reduction in the principal amount thereof or in the rate of interest or the amount of any premium thereon, or any other modification in the terms of payment of such principal, interest or premium, which terms of payment shall always be unconditional, or the impairment of the right of any bondholder to institute suit for the enforcement of any such payment on or after the respective due dates expressed in such bond or in the coupons appertaining thereto, or (b), otherwise than as permitted by this Indenture, the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any of the mortgaged property, or (c) the deprivation of any bondholder of a lien upon the mortgaged property for the security of his bonds (subject only to permitted liens and any other liens which may exist upon such property and which are prior hereto at the date of the calling of any such bondholders' meeting), or
(d) the reduction of the percentage of bonds required by the provisions of this Section 19.07 for the taking of any action under this Section
19.07 with respect to any bond outstanding, nor shall any action permitted by the provisions of this Section 19.07 and taken at any meeting of bondholders affect the rights under this Indenture or under any indenture supplemental hereto of the holders of one or more, but less than all, of the series of bonds outstanding, unless such action shall also have received the affirmative vote of the holders of not less than 66-2/3% in principal amount of the bonds then outstanding of each series so affected. For all

195

purposes of this Article XIX, the Trustee shall, subject to the provisions of Section 17.02, be entitled to rely upon an opinion of counsel with respect to the extent, if any, as to which any action taken at such meeting affects the rights under this Indenture or under any indenture supplemental hereto of any holders of bonds then outstanding.

    SECTION 19.08. A record in duplicate of the proceedings of each meeting of bondholders shall be prepared by the permanent Secretary of the meeting and shall have attached thereto the original reports of the inspectors of votes, and an affidavit by a person having knowledge of the facts setting forth a copy of the notice or waiver of notice of the meeting and, in the case of any adjournment for more than fourteen days, a copy of the notice or waiver of notice of adjournment thereof, and showing that such notice or notices, unless waived, were given as hereinabove provided. Such record shall be signed and verified by the affidavits of the permanent Chairman and the permanent Secretary of the meeting, and by a duly authorized representative of the Trustee if such a representative shall have been present at the meeting, and one copy thereof shall be delivered to the Company and the other to the Trustee for preservation by the Trustee. Any record so signed and verified shall be proof of the matters therein stated until the contrary is proved, and the meeting to which such record relates shall be deemed conclusively to have been duly convened and held, and any resolution or proceeding stated in such record to have been adopted or taken shall be deemed conclusively to have been duly adopted or taken at such meeting.
No resolution adopted at such meeting shall be binding unless the subject matter of such resolution is within the scope of the business stated in the notice, if any, of such meeting given pursuant to the provisions of Section
19.02, and unless and until such resolution shall have been approved by resolution of the Board of Directors. Such resolution, if adopted by the Board of Directors, shall be filed by the Company with the Trustee and from and after the date of such filing such resolution shall be deemed conclusively to be binding upon the Company, the Trustee and the bondholders;
provided, however, that no such resolution adopted at a meeting of the bondholders and no such resolution of approval adopted by the Board of Directors shall in any manner be construed so as to change or modify any of the rights, immunities or obligations of the Trustee without its written assent thereto. Copies of any resolution, or of a summary thereof, adopted at such meeting of bondholders, if approved by resolution of the Board of Directors as above provided, shall be mailed by the Trustee to bondholders

196

in the manner and to the extent provided under
Section 17.10(c), and proof of such mailing by the affidavit of a person having knowledge of the facts shall be filed with the Trustee, and a copy or summary of such resolution shall be published by the Company in one authorized newspaper in the City of Chicago, State of Illinois, and in one authorized newspaper in the Borough of Manhattan, The City of New York,
State of New York, at least once in each of two successive calendar weeks, the first publication to be not more than fifteen days after the approval of such resolution by the Board of Directors; provided, however, that the mailing of copies of such resolution or of such summary shall in no case be a condition precedent to the validity or effectiveness of such resolution, and neither failure to mail such copies nor any imperfection or defect therein shall affect the validity or effectiveness of such resolution.

    SECTION 19.09. Bonds authenticated and
delivered after the date of the filing by the Company with the Trustee, as provided in Section
19.08, of the resolution of approval of the Board of Directors may bear a notation, in form approved by the Trustee, as to the action taken at a meeting of bondholders theretofore held, and upon demand of the holder of any bond out-standing at the date of such meeting and upon presentation of his bond for the purpose at the office of the Trustee, the Company shall cause suitable notation to be made on such bond by endorsement or otherwise as to any action taken at such meeting, but any such action so taken shall be binding upon all future holders of any bond whether or not such bond shall bear such notation. If the Company or the Trustee shall so determine, new bonds, modified in such manner as in the opinion of the Trustee and the Board of Directors shall be necessary to conform to such bondholders' action, shall be prepared, authenticated and delivered, and, upon the demand of the holder of any bond then outstanding, a new bond or bonds incorporating such modification shall be delivered, without cost to such bondholder, in exchange for and upon surrender of the bond or bonds then held by such bondholder, of the same series and maturity date, of like aggregate principal amount, and with all unmatured coupons appertaining thereto.
The Company or the Trustee may require bonds outstanding to be presented for notation or exchange as aforesaid if either shall see fit to do so. A supplemental indenture embodying any modification or alteration of this Indenture or of any indenture supplemental hereto or of the rights and obligations of the Company or of the holders of bonds and coupons made at any bondholders' meeting and approved by resolution of the Board of Directors, as aforesaid,

197

may be executed by the Company and the Trustee and upon demand of the Trustee, or if so specified in any resolution adopted at any such bondholders' meeting, shall be executed by the Company and the Trustee.

    SECTION 19.10. Notwithstanding anything to the contrary in this Article XIX contained, the Company may at any time or from time to time, by resolution filed with the Trustee, stipulate that from and after the date of such filing none of the provisions of this Article XIX shall be of any force or effect whatever, with respect to either bonds then outstanding or bonds thereafter authenticated and delivered by the Trustee, and in any such event a supplemental indenture setting forth in detail the stipulations contained in such resolution shall be executed by the Company and the Trustee.

ARTICLE XX

SUPPLEMENTAL INDENTURES

    SECTION 20.01. The Company, when authorized by resolution of the Board of Directors, and the Trustee, from time to time and at any time, subject to the conditions, limitations and provisions in this Indenture contained, may enter into indentures supplemental hereto, in addition to the supplemental indentures required or permitted by any of the other provisions of this Indenture, for any one or more of the following purposes:

         (a) to correct the description of any
     of the mortgaged property, or to convey, transfer and assign to the Trustee and to subject to the lien of this Indenture, with the same force and effect as though specifically described herein, additional property of the Company acquired by it through purchase, consolidation, merger or otherwise;

         (b) to add to the conditions and
     limitations specified herein with respect to the issue and purposes of issue of the bonds, or of any series thereof, other conditions and limitations thereafter to be observed, including any conditions or limitations upon the authorized principal amount of such bonds (as well as the method or measure of determining such limitation) that the Company may deem to be advisable;

         (c) to add to the covenants of the
     Company in this Indenture contained such further covenants as the Board of Directors shall consider to be for the protection of the mortgaged property and of the holders of the bonds issued or to be issued under this Indenture, and to make the occurrence and continuance of a default in the per-

198

     formance and observance of any of such
     additional covenants a completed default permitting the enforcement of any or all of the several remedies provided in this Indenture; provided, however, that in respect of any such additional covenant, such supplemental indenture may provide for a particular period of grace after default
     (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default, or may limit the remedies available to the Trustee upon such default;

         (d) to modify any of the provisions of
     this Indenture for the purpose of relieving the Company from any of the obligations, conditions or restrictions herein contained; provided, however, that, subject to the provisions of Section 19.07, no such modification shall be or become operative or effective, or in any manner impair any of the rights of the bondholders or of the Trustee, while any bonds of any series established prior to the execution of such supplemental indenture shall remain outstanding; and provided, further, that the Trustee may in its uncontrolled discretion decline to enter into any such supplemental indenture which, in its opinion, may not afford adequate protection to the Trustee when such supplemental indenture shall become operative;

         (e) to cure any ambiguity or correct or
     supplement any inconsistent or defective provision contained herein or in any indenture supplemental hereto;

         (f) to make such provision in regard to
     matters or questions arising under this
     Indenture as may be necessary or desirable and not inconsistent with any of the provisions hereof; or

         (g) for any other purpose not
     inconsistent with the provisions of this Indenture.

    Each supplemental indenture entered into pursuant to the provisions of this Indenture shall conform to the provisions of Sections 310 to 317, inclusive, and of Section 318(a) of the Trust Indenture Act of 1939, and no supplemental indenture so entered into shall eliminate, nor contain any provision in contravention of, any provision of this Indenture which is required to be included in an indenture to be qualified under said Act by any of the provisions of said sections thereof.

    SECTION 20.02. The Trustee is hereby
authorized to join with the Company in the execution of any supplemental indenture required or permitted by the provisions of this Article
XX or by any of the other provisions

199

of this Indenture, to make any further
appropriate agreements and stipulations which may be contained in such supplemental indenture, and to accept the conveyance, transfer and assignment of any property thereunder; but the Trustee shall take such action only upon receipt by the Trustee of an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for in this Indenture relating to such action have been complied with.

    SECTION 20.03. Any supplemental indenture executed in accordance with any of the provisions of this Article XX or of any of the other provisions of this Indenture shall thereafter form a part of this Indenture; and all the terms and conditions contained in such supplemental indenture as to any provision authorized to be contained therein shall be and be deemed to be a part of the terms and conditions of this Indenture for any and all purposes, and, if deemed necessary or desirable by the Trustee, any of such terms or conditions may be set forth in a reasonable and customary manner in the bonds of the particular series to which such supplemental indenture may relate.

    In case of the execution and delivery of any supplemental indenture, express reference may be made thereto in the text of the bonds of any series issued thereafter, if deemed necessary or desirable by the Trustee.

ARTICLE XXI

MISCELLANEOUS PROVISIONS

    SECTION 21.01. All covenants, conditions and provisions herein contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

    SECTION 21.02. Except as otherwise expressly provided herein, nothing in this Indenture, expressed or implied, is intended or shall be construed to confer upon or to give to any person or corporation, other than the parties hereto and the holders of the bonds and coupons from time to time outstanding, any right, remedy or claim, legal or equitable, under or by reason of this Indenture or under or by reason of any covenant, condition or provision herein contained; and this Indenture and all the covenants, conditions and provisions herein contained are and shall be held to be for

200

the sole and exclusive benefit of the parties hereto and of the holders of such bonds and coupons.

    SECTION 21.03. Nothing in this Indenture or in any bond issued or to be issued hereunder, expressed or implied, is intended or shall be construed to prevent the bonds of a particular series from having the benefit of any covenants, agreements or rights as provided in the supplemental indenture creating and providing for the issuance of the bonds of such series, which covenants, agreements or rights may or may not be stated in such bonds, and the references herein or in the bonds to the equal security hereunder of all bonds issued hereunder shall not be deemed applicable to any such covenants, agreements or rights.

    SECTION 21.04. In case, by reason of the temporary or permanent suspension of publication of any newspaper, or for any other cause, it shall be impossible to make publication of any notice in a newspaper or newspapers as herein provided, then such publication in lieu thereof as shall be made with the approval of the Trustee shall constitute a sufficient publication of such notice. Such publication shall, so far as may be, approximate the terms and conditions of the publication in lieu of which it shall be given.

    SECTION 21.05. The same officer or officers of the Company or the same engineer or counsel or other person, as the case may be, may, but need not, certify to all the facts required to be certified under any of the provisions of this Indenture, but different officers, engineers, counsel or other persons may, respectively, certify to different facts. Any two or more orders, requests, certificates, opinions, resolutions or other instruments required by any of the provisions of this Indenture may, but need not, be consolidated and form one instrument.

    SECTION 21.06. Upon any application by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for in this Indenture have been complied with, except that in the case of any such application as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application, no additional certificate or opinion need be furnished.

    SECTION 21.07. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include

201

(a) a statement that the person making such certificate or opinion has read such covenant or condition; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

    SECTION 21.08. In case any one or more of the provisions contained in this Indenture or in the bonds or coupons issued hereunder should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

    SECTION 21.09. If any provision of this
Indenture limits, qualifies or conflicts with another provision included in this Indenture which is required to be included in an indenture to be qualified under the Trust Indenture Act of 1939 by any of Sections 310 to 317, inclusive, of such Act, such required provision shall control.

    SECTION 21.10. The headings of the different
Articles of this Indenture are inserted for convenience of reference and are not to be taken to be any part of the provisions of this Indenture, nor to control or affect the meaning, construction or effect of such provisions.

    SECTION 21.11. Although this Indenture is dated as of January 1, 1954, it shall be effective only from and after the actual time of its execution and delivery by the Company and the Trustee on the date indicated by their respective acknowledgments hereto annexed.

    SECTION 21.12. This Indenture may be
simultaneously executed in any number of counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

    IN WITNESS WHEREOF, Commonwealth Edison
Company has caused this Indenture to be executed in its name by its President or one of its Vice-
Presidents, and its corporate seal to be hereunto affixed and attested by its Secretary, and Continental Illinois National Bank and Trust
Company of

202

Chicago, to evidence its acceptance of the trust created hereby, has caused this Indenture to be executed in its name by one of its Vice-
Presidents, and its corporate seal to be hereunto affixed and attested by one of its Assistant Secretaries, all as of the day and year first above written.

                         COMMONWEALTH EDISON
                         COMPANY

(CORPORATE SEAL)        By J.W. EVERS
                                  President

Attest:

     FRED N. BAXTER
          Secretary

                    CONTINENTAL ILLINOIS
                         NATIONAL BANK AND TRUST
                         COMPANY OF CHICAGO

(CORPORATE SEAL)
                        By E.B. STOFFT
                                   Vice-
                                   President

Attest:

     E. J. FRIEDRICH
              Assistant Secretary

2O3



STATE OF ILLINOIS,
COUNTY OF COOK.    SS.

    I, James Kuffner, a Notary Public in and for said County, in the State aforesaid, DO HEREBY
CERTIFY that J. W. Evers, President of Common-wealth Edison Company, an Illinois corporation, one of the parties described in and which executed the foregoing instrument, and Fred N.
Baxter, the Secretary of said corporation, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such President and Secretary, respectively, and who are both personally known to me to be President and Secretary, respectively, of said corporation, appeared before me this day in person and severally acknowledged that they signed, sealed, executed and delivered said instrument as their free and voluntary act as such President and Secretary, respectively, of said corporation, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

    GIVEN under my hand and notarial seal this 9th day of February, A.D. 1954.

(NOTARIAL SEAL)
                              JAMES KUFFNER
                                        Notary
                                        Public

    My Commission expires January 6, 1957.


2O4

STATE OF ILLINOIS,
COUNTY OF COOK.     SS.

    I, H. J. Groener, a Notary Public in and for said County, in the State aforesaid, DO HEREBY
CERTIFY that E. B. Stofft, a Vice-President of
Continental Illinois National Bank and Trust
Company of Chicago, a national banking
association, one of the parties described in and which executed the foregoing instrument, and E.
J. Friedrich, an Assistant Secretary of said banking association, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such Vice-President and Assistant Secretary, respectively, and who are both personally known to me to be a Vice-President and an Assistant
Secretary, respectively, of said banking association, appeared before me this day in person and severally acknowledged that they signed, sealed, executed and delivered said instrument as their free and voluntary act as such Vice-President and Assistant Secretary, respectively, of said banking association, and as the free and voluntary act of said banking association, for the uses and purposes therein set forth.

    GIVEN under my hand and notarial seal this 9th day of February, A.D. 1954.

(NOTARIAL SEAL)
                              H. J. GROENER
                                        Notary
                                        Public

    My Commission expires April 28, 1956.

2O5


RECORDING DATA

    This Indenture was recorded on February 9,
1954, in the Offices of the Recorders of Deeds in certain Counties of the State of Illinois, as follows:

                                                 Document
County                 Book                Page     No.

Boone            93 of Mortgages            115    109366
Cook          50143                         229  15829697
DeKalb      Vol. 27 Miscellaneous Records  1129    267636
DuPage          652                          79    707464
Grundy          222                          65    159640
Henry           566                         442    221493
Kane           1668                          --    743750
Kankakee        698 of Records              191    441992
Kendall          68 of Trust Deed Records   223    107749
Lake           1228 of Records               52    815626
LaSalle        1014 of Records                1    415972
Lee             139 of Mortgages            293    283635
Livingston      159 of Mortgages            539    241679
McHenry         440 of Records              349    275146
Ogle            141 of Mortgages              1    301769
Whiteside      10-A of Records              301    223279
Will           1468                         445    744087

    This Indenture was also filed on February 9, 1954, in the Office of the Registrar of Titles of Cook County, Illinois, as Torrens Document
No. 1506514.

         This Indenture was also recorded on
     November 1, 1955 in the Offices of the
     Recorders of Deeds in certain Counties of
     the State of Illinois, as follows:
                                                 Document
County                 Book                Page     No.

DeWitt  Vol. 141 of Miscellaneous Records    75    35867
McLean       572 of Mortgages                55    49013
Piatt   Vol. 221                            402   137985

         This Indenture was also recorded in the
     Offices of the Recorders of Deeds in
     certain Counties of the State of Illinois, as follows:

       Date                                     Document
     Recorded      County      Book       Page     No.

   June 5, 1959 Jo Daviess 109 of Mortgages 19     91310
   June 8, 1959 Stephenson P-92            634   81-4791



    This Indenture was also recorded in the Office of the Recorder of Deeds in Iroquois County, Illinois, as follows:

   Date                                    Document
 Recorded          Book         Page          No.

July 6, 1960       757            177       450761